Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA NATURAL RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	1040	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

Room 2205, 22/F, West Tower, Shun Tak Centre

168-200 Connaught Road Central

Sheung Wan, Hong Kong

011-852-2810-7205

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(302)738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard J. Chang, Esq.

Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP

Suite 2202, Building C, Yintai Center

#2 Jianguomenwai Ave.

Chaoyang District

Beijing, P.R. China 100022

+86 10 5680 3888

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 18, 2024

Up to 1,190,297 Common Shares underlying Warrants
Offered by the Selling Shareholders of

CHINA NATURAL RESOURCES, INC.

This prospectus relates to the resale, from time to time, by the selling shareholders (the “Selling Shareholders”) identified in this prospectus under the caption “Selling Shareholders,” of up to 1,190,297 of our common shares, no par value (the “Common Shares”), issuable upon exercise of certain outstanding warrants (the “Warrants”) to purchase Common Shares.

The Warrants include:

1)	the warrants (the “Unregistered Investor Warrants”) we issued to the investors pursuant to a securities purchase agreement dated February 16, 2024 (the “Securities Purchase Agreement”), to purchase up to an aggregate of 1,115,903 Common Shares at an exercise price equal to $3.00 per share, which warrants expire on August 21, 2027; and

2)	the warrant (the “Placement Agent Warrant”) we issued to the president and the staff of FT Global Capital, Inc. (“FT Global”), the placement agent in connection with the Securities Purchase Agreement, pursuant to a placement agency agreement dated February 16, 2024 (the “Placement Agency Agreement”) to purchase up to an aggregate of 74,394 Common Shares at an exercise price equal to $2.20 per share, which warrants expire on August 21, 2027.

We are not selling any Common Shares under this prospectus and will not receive any proceeds from the sale of Common Shares by the Selling Shareholders. We will receive proceeds from cash exercise of the Warrants which, if exercised for cash with respect to all of the 1,190,297 Common Shares, would result in gross proceeds of $3,511,375 to us. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the Common Shares.

The Selling Shareholders may sell the Common Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The Common Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CHNR.” On March 15, 2024, the last reported sale price of our Common Shares on Nasdaq was $1.20 per share. There is no established trading market for the Warrants and we do not intend to list the Warrants on any exchange or other trading system.

The Company is not an operating company but a British Virgin Islands holding company with operations primarily conducted by its subsidiaries in China. The Company’s PRC Subsidiaries face various legal and operational risks and uncertainties related to doing business in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States exchange. For a detailed description of risks related to doing business in China, see “Risk Factors — Risks Relating to Our PRC Operations and Doing Business in the PRC” in this prospectus.

China Securities Regulatory Commission, or the “CSRC”, promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which became effective on March 31, 2023. The Company’s securities are currently publicly listed on the Nasdaq Stock Market, and it shall make filings on the offering with the CSRC within three working days after the offering is completed.

The Company’s corporate structure as a British Virgin Islands holding company with operations primarily conducted by its subsidiaries in China involves unique risks to investors. According to the Foreign Investment Law in China, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other permissions or approvals from relevant PRC government authorities. On December 27, 2021, the National Development and Reform Commission of China (“NDRC”) and the Ministry of Commerce (“MOFCOM”) jointly issued the Special Administrative Measures for Foreign Investment Access (Negative List) (2021 Edition), and the Special Administrative Measures for Foreign Investment Access in Pilot Free Trade Zones (Negative List) (2021 Edition), effective January 1, 2022. As a company operating its business in exploration and mining, which are not included in the 2021 Negative List, the Company believes its business is not subject to any ownership restrictions. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that the aforementioned business segments will continuously be beyond the “prohibited” category, which would likely result in a material change in our operations or in the value of our securities. The PRC government has established a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

The Company may encounter several limitations related to cash transfer among its PRC Subsidiaries, the holding company and its investors. Any funds we transfer to the PRC Subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to permission and approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to our PRC Subsidiaries are subject to the registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC Subsidiaries is required to be registered with the SAFE or its local branches and (ii) any of our PRC Subsidiaries may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. As a holding company with no operations, our ability to distribute dividends largely depends on the distribution from our PRC Subsidiaries. In addition, if the Company is determined to be a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Common Shares, and non-resident enterprise shareholders (including our Common Shareholders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Common Shares, if such income is treated as sourced from within China. An “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 27 of this prospectus.

Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, and our auditor was subject to that determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.” and “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our common shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page 22 of this prospectus. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.”

Cash and asset transfers through the Group are primarily attributed to shareholder loans from us to our subsidiaries. Under PRC laws and regulations, we are subject to some restrictions on intercompany fund transfers and foreign exchange controls. Our subsidiaries receive substantially all revenue in CNY, and the PRC or Hong Kong governments could prevent the CNY maintained in the PRC or Hong Kong from leaving, impose controls on its conversion into foreign currencies, restrict deployment of the CNY into the business of our subsidiaries and restrict the ability to pay dividends. There are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entities, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash. We cannot assure you that the PRC or Hong Kong governments will not intervene in or impose restrictions on our ability to make intercompany cash transfers.

See “Transfers of Cash and Assets Between Our Company and Our Subsidiaries” on page 8 of this prospectus for all cash or asset transfers between us and our subsidiaries for each of the three years ended December 31, 2022. No cash or asset transfers were made between us and our subsidiaries during the six months ended June 30, 2023. The purpose of the outbound transfers, in the form of shareholder loans, was to pay off the subsidiaries’ expenses. The purpose of the inbound transfers, in the form of loan repayments, was to centralize the treasury function of the Company and our subsidiaries. There are no fixed repayment terms and no tax implication for these transfers. We did not make any capital contributions to, or receive any dividends from, our subsidiaries during these periods. No transfers, dividends or distributions have been made to investors during these periods. PRC laws and regulations may restrict our ability to make dividends and distributions to investors, including U.S. investors. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or the investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations in the PRC and other jurisdictions.

According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in CNY or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the currently effective Company Law of the People’s Republic of China and other Chinese laws and regulations, our PRC subsidiaries may pay dividends out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the PRC subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.” on page 19 of this prospectus.

Renminbi is not freely convertible into other currencies. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.” on page 19 of this prospectus for a detailed discussion of the Chinese legal restrictions on the payment of dividends and our ability to transfer cash within our group. In addition, holders of our Common Shares may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 27 of this prospectus. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. For detailed discussions, see “Prospectus Summary-Dividends and Other Distributions” on the accompanying prospectus and “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and the value of your investment” on page 20 of this prospectus.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 17 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated , 2024.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters have not authorized any other person to provide you with different or additional information. We are offering to sell, and seeking offers to buy the Common Shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Shares.

We have not taken any action to permit a public offering of the Common Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Common Shares and the distribution of the prospectus outside the United States.

i

About This Prospectus

This prospectus describes the general manner in which the Selling Shareholders may offer from time to time up to an aggregate of 1,190,297 Common Shares issuable upon the exercise of the Warrants. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, or the information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the Common Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Common Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website, as described below under “Where You Can Find More Information.”

Except as otherwise indicated by the context, references in this prospectus to “we,” “us,” the “Company,” and “our” refer to China Natural Resources, Inc., a British Virgin Islands (“BVI”) company limited by shares, and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our securities. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the common shares discussed under “Risk Factors,” before deciding whether to invest in the common shares.

Overview

We are dedicated to becoming a leading multi-resources company in China, and is devoted to exploring the opportunities presented by other sectors in China as well, through complying with high international standards of corporate governance, continually expanding operations with profit growth potentials, enhancing overall cost effectiveness and productivity performance, collaborating with governments, communities and non-governmental organizations, optimizing our technical talent teams and innovation programs and maintaining responsible environmental practices.

We are committed to:

•	delivering superior long-term value to our shareholders;

•	providing a safe, healthy and fulfilling work environment for our employees while improving production efficiency and operating effectiveness;

•	contributing to the economic and social development of the regions where we operate; and

•	responsibly managing the environmental impact of all our operations.

We are principally engaged in exploration for lead, silver and other metals in the Inner Mongolia Autonomous Region of the PRC and exploration of attractive opportunities in other sectors in the PRC. Our operating subsidiary, Bayannaoer City Feishang Mining Company Limited (“Bayannaoer Mining”) holds an exploration permit issued by the Land and Resources Department of Inner Mongolia Autonomous Region covering the Moruogu Tong Mine, located in Wulatehouqi, Bayannaoer City, Inner Mongolia. The exploration permit evidences Bayannaoer Mining’s right to explore for minerals at the Moruogu Tong Mine. Initial results of the exploration program indicate the presence of lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper. We are also actively seeking opportunities of exploration and mining of other metals outside of the PRC. See, “Corporate History and Structure — Acquisition of Williams Minerals.”

We continuously pivot our business by exploring new opportunities for growth or diversification. We had engaged in the trade of copper ore in the PRC since 2019. Due to volatile fluctuations in the price of copper, we ceased trading copper ore in the second half of 2020. See “Corporate History and Structure — Copper Ore Trading.” Between July 2021 and July 2023, we also engaged in the rural wastewater treatment business in China through the acquisition of PST Technology, which held 51% equity interest of Shanghai Onway, a PRC company which is principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. We ceased the wastewater treatment business segment following the disposition of PST Technology in July 2023. See “Corporate History and Structure — Acquisition and Sale of Precise Space-Time Technology Limited.”

1

Company History and Structure

China Natural Resources, Inc. was incorporated in the BVI on December 14, 1993, and is a company limited by shares organized under the BVI Business Companies Act. We are primarily engaged in the exploration for lead, silver and other metals in the PRC and have been actively exploring growth opportunities in other sectors that we believe have great growth potential and align with our strategic business strategies and objectives. We are an offshore holding company incorporated in the British Virgin Islands and we are not a Chinese operating company. As a holding company with no operations of our own, our operations are conducted in China through the operating entities, and this structure involves unique risks to investors. Holders of our Common Shares will not directly hold any equity interests in the operating entities. We have not adopted a VIE structure. The Chinese regulatory authorities could disallow our corporate structure, which could result in a material change in our operations and the value of our Common Shares could decline or become worthless. See “Risk Factors — Risks Relating to Our Operations and Doing Business in the PRC —The PRC government may intervene or influence our operations at any time, or may exert more control over the China operations of an offshore holding company and offerings conducted overseas and foreign investment in China-based issuers, such as our PRC subsidiaries. Such control or influence may significantly limit our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

The following diagram illustrates our current corporate structure, which includes our significant subsidiaries as of the date of this prospectus:

CHNR
(BVI)
100%
100%
100%
100%
100%
FMH Services
(Florida, US)
Feishang Mining
(BVI)
China Coal
(HK)
Newhold
(BVI)
Pineboom
(BVI)
100%
100%
Feishang Yongfu
(HK)
Feishang Dayun
(HK)
100%
Yangpu Shuanghu
(PRC)
100%
100%
Yunnan Mining
(PRC)
Bayannaoer City Feishang
Mining Company
(PRC)
100%
Feishang Management
(PRC)

Acquisition of Williams Minerals

On February 27, 2023, the Company entered into a material definitive agreement (the “Zimbabwe SPA”) with Feishang Group and Top Pacific (China) Limited (together, the “Sellers”), and the respective beneficial owner of the Sellers, Mr. Li Feilie and Mr. Yao Yuguang, to indirectly acquire all interests in Williams Minerals, which owns the mining permit for a Zimbabwean lithium mine. On April 14, 2023, the Company announced that it completed its due diligence investigation with satisfactory results and decided to proceed with the acquisition of William Minerals (the “Acquisition”). The Company paid an aggregate of $35 million by way of promissory notes (instead of cash) as a deposit on April 21, 2023, and will pay an aggregate of $140 million by way of promissory notes and/or cash as an initial installment.

On December 22, 2023, the Company entered into an amendment agreement (the “Amendment Agreement”) to the Zimbabwe SPA with the parties thereto. As the Sellers are still in the process of satisfying conditions precedent to the closing of the Acquisition in accordance with the Zimbabwe SPA, including but not limited to obtaining requisite governmental approvals, the parties entered into the Amendment Agreement to extend the long stop date for closing the acquisition from December 31, 2023 to December 31, 2024. See. “Corporate History and Structure — Acquisition of Williams Minerals.”

2

Sale of Precise Space-Time Technology Limited

On July 28, 2023, the Company entered into a Sale and Purchase Agreement (“SPA”) with Feishang Group Limited (“Feishang Group”). Pursuant to the SPA, the Company agreed to sell 100% equity interest of Precise Space-Time Technology Limited to Feishang Group, together with PST Technology’s outstanding payable owed to the Company, for consideration of approximately CNY95,761,119 comprising: (i) CNY34,197,300, the fair value of 100% equity interest of PST Technology as determined by the independent valuation report dated July 28, 2023; (ii) CNY129,958,419, the book value of PST Technology’s outstanding payable owed to the Company.

PST Technology, through its wholly owned subsidiaries, owns a 51% equity interest in Shanghai Onway and Shanghai Onway’s subsidiaries which are principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. After PST Technology’s disposition, the Company discontinued the operation in wastewater treatment segment and continue engaging in the exploration and mining business. See, “Corporate History and Structure — Acquisition and Sale of Precise Space-Time Technology Limited”

Summary of Risk Factors

Investing in our Common Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Common Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more comprehensively in the section titled “Risk Factors.”

Risks Relating to Our PRC Operations and Doing Business in the PRC

•	Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and operations.
•	Uncertainties with respect to the PRC legal system could adversely affect us.

•	The PRC government may intervene or influence our operations at any time, or may exert more control over the China operations of an offshore holding company and offerings conducted overseas and foreign investment in China-based issuers, such as our PRC subsidiaries. Such control or influence may significantly limit our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

•	Changes in PRC laws and regulations may have a material and adverse effect on our business.

•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our ability to fund and expand our business.

•	Inflation in the PRC, or a slowing PRC economy, could negatively affect our profitability and growth.

•	Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.

•	Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and it may adversely affect the value of your investment.

•	The fluctuation of the CNY may materially and adversely affect your investment.

•	The PRC State Administration of Foreign Exchange (“SAFE”) regulations regarding offshore financing activities by PRC residents have undergone changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect us, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

•	The PCAOB may determine that it is unable to inspect our auditor in relation to its audit work performed for our financial statements to its satisfaction, and the inability of the PCAOB to conduct inspections over our auditor may affect our investors’ ability to benefit from such inspections.

3

•	Our common shares may be prohibited from trading in the United States under the HFCAA if the PCAOB is unable to inspect or fully investigate our auditor for three consecutive years, or two consecutive years if proposed changes to the HFCAA are enacted. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•	PRC regulations establish complex procedures for some acquisitions conducted by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

•	We and our PRC subsidiaries are required to maintain a series of licenses, permits and approvals from PRC authorities to operate our business in the PRC, and failure to maintain or renew such licenses, permits or approvals in a timely manner could materially affect our business.

•	The approval of or filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete such filing.

•	Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business.

•	We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

•	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.
•	Failure to make adequate contributions to various mandatory social security plans as required by PRC regulations may subject us to penalties.

•	Enforcement of stricter labor laws and regulations may increase our labor costs.

•	If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

Risks Relating to Our Mine Exploration Activities in Inner Mongolia

•	The Moruogu Tong Mine is in the exploration stage.

•	The northern part of Moruogu Tong Mine is currently being explored under an agreement that reduces our share in any future profits.

•	Any estimates of the reserves contained in the Moruogu Tong Mine may be inaccurate.

•	There are no assurances that we can produce minerals on a commercially viable basis.

•	Volatility in the market prices of metals may adversely affect the results of our operations.

•	We are subject to government regulations in various aspects of our exploration activities and our failure to comply with applicable government regulations could adversely affect us.

•	We do not have binding agreements with customers to purchase any future output of metals.

Risks Relating to the Sale of PST Technology

•	We face risks associated with the divesture of our wastewater treatment segment.

4

Risks Relating to the Potential Closing of the Acquisition of Williams Minerals and the Timing of Such Closing

•	There may be unforeseen risks relating to the Acquisition that were not discovered by us through our due diligence investigation prior to our Acquisition.

•	Completion of the Acquisition is conditional upon satisfaction or waiver of various conditions. There can be no assurance that the conditions will be fulfilled or waived, or that the Acquisition will be completed.
•	Failure to complete the Acquisition may have a material adverse effect on the Company’s business, financial condition and results of operations.
•	Even if the Acquisition is completed, we may fail to realize the anticipated benefits associated with it, those benefits may take longer to realize than expected, and we may encounter significant difficulties.

Risks Relating to Additional Acquisitions and Expansion into Other Sectors

•	We may acquire other businesses or form joint ventures that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense.

•	Future acquisitions or strategic investments could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute shareholder value and adversely affect our business, results of operations, and financial condition.

•	Because a majority of our management’s prior business experience has been limited to industries outside of other spaces that we are exploring, they may lack the necessary experience to assess a business combination with a target business in those industries.

•	We may become subject to additional extensive and evolving regulatory requirements, noncompliance with which, or changes in which, may materially and adversely affect our business and prospects.

Risks Relating to Our Financial Condition and Business

•	We have incurred losses from operations in each of the preceding three fiscal years and there is no assurance that we will generate profits from operations in the future.

•	We will have to fund operating expenses from other sources until we are able to generate sufficient revenue to pay them.

•	The loss of key personnel could affect our business and prospects.

•	Any failure to maintain effective internal controls could have an adverse effect on our business, results of operations and the market price of our shares.

Risks Relating to Foreign Private Issuer Status

•	Because our assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights based on the U.S. federal securities laws against us or our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in the PRC.

•	Our status as a foreign private issuer results in less information being available about us.

•	Due to our status as a foreign private issuer, we have adopted IFRS accounting principles, which are different from accounting principles under U.S. generally accepted accounting principles (“U.S. GAAP”).

•	As a foreign private issuer we are not subject to certain requirements that other Nasdaq-listed issuers are required to comply with, some of which are designed to provide information to and protect investors.

•	Due to an exemption from Nasdaq rules applicable to foreign private issuers, our related party transactions may not receive the type of independent review process that those of other Nasdaq-listed companies receive; the terms of these transactions are not negotiated at arm’s-length and may not be as favorable as could be obtained from unrelated parties.

5

Risks Relating to Our Common Shares

•	You may experience dilution to the extent that our common shares are issued upon the exercise of outstanding warrants or other securities that we may issue in the future.
•	Substantial future sales or perceived potential sales of our Common Shares in the public market could cause the price of our Common Shares to decline.
•	Certain of the Selling Shareholders may acquire their Common Shares at a price that is less than the market price of the Common Shares in the future, may earn a positive rate of return even if the price of the Common Shares declines and may be willing to sell their Common Shares at a price less than shareholders that acquired Common Shares in the public market.
•	The price at which Common Shares are quoted on Nasdaq may increase or decrease due to a number of factors, which may negatively affect the price of the Common Shares.
•	Our principal beneficial owner and his affiliates control us through their share ownership; and their interests may differ from those of other shareholders.
•	The rights of our shareholders are governed by BVI law, the provisions of which may not be as favorable to shareholders as under U.S. law, and our directors may take actions with which you disagree without first receiving shareholder approval
•	We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. shareholders.

Permissions Required from the PRC Authorities for Our Operations and Offerings and Recent Regulatory Developments

Prerequisite Regulatory Licenses, Permits and Approvals

Except as disclosed in “Risk Factors — Risk Related to Our PRC Operations and Doing Business in the PRC — We and our PRC subsidiaries are required to maintain a series of licenses, permits and approvals from PRC authorities to operate our business in the PRC, and failure to maintain or renew such licenses, permits or approvals in a timely manner could materially affect our business,” We believe that as of the date of this prospectus, we and our subsidiaries have received from the PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, which solely include the business licenses that authorize the scope of business operations, and no permission or approval has been denied. These licenses, permits and filings include, exploration and mining licenses, among others. Given the changes and developments of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, or approvals or complete additional filings for our and our subsidiaries’ business operations in the future. If we or any of our subsidiaries is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals in a timely manner, or at all, the competent PRC regulatory authorities would have discretion to take action regarding such violations or failures. In addition, if we had inadvertently concluded that any approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires us to obtain additional approvals, permits, registrations or filings in the future, we may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner, or at all. Such approvals, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject us to fines and other regulatory, civil or criminal liabilities, and we may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operations. For risks relating to licenses and approvals required for our operations in China, see “Risk Factors — Risk Related to Our PRC Operations and Doing Business in the PRC — We and our PRC subsidiaries are required to maintain a series of licenses, permits and approvals from PRC authorities to operate our business in the PRC, and failure to maintain or renew such licenses, permits or approvals in a timely manner could materially affect our business.

6

Cybersecurity Review

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), and 12 other PRC government authorities jointly published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the competent PRC governmental authorities have the authority to initiate a cybersecurity review even without a specific application against a company if they determine certain network products, services, or data processing activities of such company affect or may affect national security.

We and our PRC subsidiaries do not carry out business in China through any self-owned network platform and hold personal information of less than one million individuals from PRC operations. We and our PRC subsidiaries have not been identified as critical information infrastructure operators by any PRC authorities. The data collected from our China operations is mainly information related to our production, customers, suppliers and our employees. We believe that we and our PRC subsidiaries do not commit any acts that threaten or endanger the national security of the PRC, and to our knowledge we and our PRC subsidiaries have not received or been subject to any investigation, notice, warning or sanction from any PRC authority with respect to national security issues arising from our business operations. As of the date of this prospectus, we do not believe that we need to proactively apply for the cybersecurity review required by the CAC. See, “Risk Factors —  Risks Relating to Our PRC Operations and Doing Business in the PRC — Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business.”

CSRC Filing Requirements

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, along with five supporting guidelines, or the New Overseas Listing Rules. These regulations became effective on March 31, 2023. According to the New Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either through direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information.

The New Overseas Listing Rules provide that if the issuer meets the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as an indirect overseas offering subject to the filing procedures as set forth under the New Overseas Listing Rules: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited combined financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the mainland China, or its main place(s) of business are located in the mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in the mainland China.

According to the New Overseas Listing Rules, issuers shall file with the CSRC within three business days after the initial submission of the registration statement to the SEC for its nonpublic review and to report to the CSRC upon the completion of the reported offering. Moreover, the New Overseas Listing Rules mandate that overseas-listed issuers conducting follow-on securities offerings in the same overseas market must file with the CSRC within three business days after the completion of such offering. Additionally, issuers listed overseas are required to report “material events” to the CSRC within three business days following the occurrence and public announcement of such events. These material events include change of control, voluntary delisting or being ordered to delist, and investigations or penalties by overseas securities regulatory bodies, among other things. Failure to fulfill these obligations to make timely filings or reports to the CSRC may result in fines, legal or administrative sanctions and other adverse consequences and could materially and adversely affect our ability to raise funds in overseas markets. For details of the associated risks, see “Risk Factors — Risks Relating to Our PRC Operations and Doing Business in the PRC — The filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete such filing.”

7

Transfers of Cash and Assets between Our Company and Our Subsidiaries

Cash and asset transfers through the Group are primarily attributed to shareholder loans from us to our subsidiaries. All cash or asset transfers between us and our subsidiaries for each of the three years ended December 31, 2022, are set forth in the table below. No cash or asset transfers were made between us and our subsidiaries during the six months ended June 30, 2023. The purpose of the outbound transfers, in the form of shareholder loans, was to pay off the subsidiaries’ expenses. The purpose of the inbound transfers, in the form of loan repayments, was to centralize the treasury function of the Company and our subsidiaries. There are no fixed repayment terms and no tax implication for these transfers. We did not make any capital contributions to, or receive any dividends from, our subsidiaries during these periods. No transfers, dividends or distributions have been made to investors during these periods. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash or asset transfers between us and our subsidiaries, or the investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations in the PRC and other jurisdictions.

		Year ended December 31,
Transferor	Transferee	2020	2021	2022	2022
		HK$	HK$	HK$	US$

Outbound Transfers

China Natural Resources, Inc.	Feishang Mining	—	50,000	—	—
China Coal		8,000	8,000	8,000	1,026
Feishang Yongfu		8,000	8,000	8,000	1,026
Feishang Dayun		8,000	8,000	8,000	1,026
	Total	24,000	74,000	24,000	3,078

Inbound Transfers
Feishang Mining	China Natural Resources, Inc.	150,000	—	—	—
China Coal		30,000	—	—	—
Feishang Yongfu		50,000	30,000	—	—
Feishang Dayun		50,000	30,000	—	—
	Total	280,000	60,000	—	—

Under PRC laws and regulations, we are subject to some restrictions on intercompany fund transfers and foreign exchange controls. Our subsidiaries receive substantially all revenue in CNY, and the PRC or Hong Kong governments could prevent the CNY maintained in the PRC or Hong Kong from leaving, impose controls on its conversion into foreign currencies, restrict deployment of the CNY into the business of our subsidiaries and restrict the ability to pay dividends. There are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entities, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash. We cannot assure you that the PRC or Hong Kong governments will not intervene in or impose restrictions on our ability to make intercompany cash transfers.

8

According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in CNY or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the the currently effective Company Law of the People’s Republic of China and other Chinese laws and regulations, our PRC subsidiaries may pay dividends out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the PRC subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.”

Renminbi is not freely convertible into other currencies. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us” for a detailed discussion of the Chinese legal restrictions on the payment of dividends and our ability to transfer cash within our group. In addition, holders of our Common Shares may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.” To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. For detailed discussions, see “Prospectus Summary-Dividends and Other Distributions” on the accompanying prospectus and “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and the value of your investment.”

Implications of The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, and our auditor was subject to that determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities. See “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - The PCAOB may determine that it is unable to inspect our auditor in relation to its audit work performed for our financial statements to its satisfaction, and the inability of the PCAOB to conduct inspections over our auditor may affect our investors’ ability to benefit from such inspections.”. “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our common shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” and “Risk Factors - Risks Relating to Our PRC Operations and Doing Business in the PRC - Our common shares may be prohibited from trading in the United States under the HFCAA if the PCAOB is unable to inspect or fully investigate our auditor for three consecutive years, or two consecutive years if proposed changes to the HFCAA are enacted. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

9

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

The Company’s executive offices are located at Room 2205, 22/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong, telephone +852 28107205. The Company does not currently maintain an agent in the United States.

The SEC maintains an internet website that contains reports, information statements and other documents that we furnish to or file with the SEC. Those documents may be viewed, downloaded and/or printed. The address of the SEC website is http://www.sec.gov.

We maintain a company website at http://www.chnr.net. The information on our website is not a part of this prospectus, and is not incorporated by reference herein.

Conventions That Apply to This Prospectus

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

•	“BVI” are to the British Virgin Islands;

•	“Common Shares” are to our common shares, no par value;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	“China Natural Resources,” “CHNR,” “we,” “us,” “our company” and “our” are to China Natural Resources, Inc., our BVI holding company, and its subsidiaries;

•	“CNY”, “Chinese yuan” and “Renminbi” are to the legal currency of China;

•	“FT Global” are to FT Global Capital, Inc.;

•	“LME” are to London Mercantile Exchange;

•	“Nasdaq” are to the Nasdaq Capital Market;

•	“Shanghai Onway” are to Shanghai Onway Environmental Development Co., Limited;

10

•	“SHFE” are to Shanghai Futures Exchange;

•	“Selling Shareholders” are to the selling shareholders named in this prospectus, including their transferees, donees, pledgees and other successors-in-interest;

•	“PST Technology” are to Precise Space-Time Technology Limited;

•	“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

•	“Warrants” are to certain outstanding warrants that we issued to the investors pursuant to a securities purchase agreement dated February 16, 2024 to purchase up to 1,115,903 Common Shares at an exercise price equal to $3.00 per share and to the president and the staff of FT Global pursuant to a placement agency agreement dated February 16, 2024 to purchase up to an aggregate of 74,394 Common Shares at an exercise price equal to $2.20 per share;

•	“Moruogu Tong Mine” are to Wulatehouqi Moruogu Tong Mine in Inner Mongolia.

For the convenience of readers, amounts in Renminbi, the Chinese currency (“CNY”), have been translated into United States dollars (“US$”) at the applicable rate of US$1.00 = CNY7.2535 as quoted by www.ofx.com as of June 30, 2023, except as otherwise disclosed. No representation is made that the CNY amounts could have been, or could be, converted into US$ at that rate, or at all.

11

THE OFFERING

Common Shares issued and outstanding as of March 18, 2024	9,865,767 Common Shares.

Common Shares that may be offered and sold from time to time by the Selling Shareholders	Up to 1,190,297 Common Shares underlying the Warrants (1,115,903 Common Shares underlying the Unregistered Investor Warrants and 74,394 Common Shares underlying the Placement Agent Warrant).

Common Shares to be outstanding immediately after this offering	11,056,064 Common Shares, assuming the exercise of all of the Warrants for cash and without adjustment.

Terms of the offering	The Selling Shareholders may sell, transfer or otherwise dispose of any or all of the Common Shares offered by this prospectus from time to time on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Common Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Use of proceeds	We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders. The Selling Shareholders will receive all of the proceeds from the sale of any Common Shares sold by them pursuant to this prospectus. We may receive proceeds in the event that any of the Warrants are exercised at their respective exercise prices per share which may result in gross proceeds of up to an aggregate of $3,511,375.80. Any proceeds that we receive from the exercise of the Warrants will be used for general corporate purposes. See “Use of Proceeds” in this prospectus.

Listing	Our Common Shares are listed on Nasdaq under the symbol “CHNR.” There is no established trading market for the Warrants and we do not intend to list the Warrants on any exchange or other trading system.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 17 of this prospectus.

 The number of common shares that will be outstanding immediately after this offering:

•	is based on 9,865,767 Common Shares issued and outstanding as of the date of this prospectus;
•	includes 1,190,297 Common Shares that we will issue, and the Selling Shareholders may offer and sell from time to time, upon exercise of all of the Warrants for cash and without adjustment; and
•	excludes all Common Shares issuable upon exercise of our outstanding options and Common Shares reserved for future issuances under our share incentive plan.

12

SUMMARY CONSOLIDATED FINANCIAL DATA AND OPERATING DATA

The following summary consolidated statements of operations and comprehensive loss for the years ended December 31, 2020, 2021 and 2022, summary consolidated balance sheets data as of December 31, 2020, 2021 and 2022 and summary combined and consolidated cash flows data for the years ended December 31, 2020, 2021 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated statements of operations and comprehensive loss for the six months ended June 30, 2022 and 2023, summary consolidated balance sheets data as of June 30, 2023 and summary consolidated cash flows data for the six months ended June 30, 2022 and 2023 are derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus.

Our historical results are not necessarily indicative of results expected for future periods. You should read this Our Summary Consolidated Financial Data and Operating Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our summary consolidated statements of operations and comprehensive loss data for the periods indicated:

	Six Months Ended June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Unaudited)	(Unaudited)	(Unaudited)
	(Amounts in thousand, except per share data)

Revenue	16,072	12,216	1,684
Cost of sales	(8,771)	(5,376)	(741)
GROSS PROFIT	7,301	6,840	943
PROFIT/(LOSS) BEFORE INCOME TAX	4,030	(7,634)	(1,052)

Income tax expense	(357)	(1,827)	(252)

PROFIT /(LOSS) FOR THE PERIOD	3,673	(9,461)	(1,304)

ATTRIBUTABLE TO:
Owners of the Company	1,949	(10,742)	(1,481)
Non-controlling interests	1,724	1,281	177

	3,673	(9,461)	(1,304)

EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY:
Basic and diluted
- Earnings/(loss) per share	0.24	(1.31)	(0.18)

13

The following table presents our summary consolidated balance sheets data as of the dates indicated:

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)
	(Amounts in thousand)

TOTAL NON-CURRENT ASSETS	123,035	368,177	50,760
CURRENT ASSETS
Inventories	729	912	126
Trade receivables	46,760	56,274	7,758
Bills receivable	8,500	9,200	1,268
Contract assets	21,647	17,842	2,460
Prepayments	1,732	1,795	247
Other receivables	82,733	79,279	10,930
Other current assets	3,160	3,165	436
Cash and cash equivalents	31,695	32,209	4,440
TOTAL CURRENT ASSETS	196,956	200,676	27,665

TOTAL ASSETS	319,991	568,853	78,425

14

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)
	(Amounts in thousand)

LIABILITIES AND EQUITY
TOTAL CURRENT LIABILITIES	64,668	325,908	44,934
TOTAL NON-CURRENT LIABILITIES	77,874	75,339	10,387
TOTAL LIABILITIES	142,542	401,247	55,321
EQUITY ATTRIBUTABLE TO OWNERS OF THE COMPANY	67,769	56,645	7,806
NON-CONTROLLING INTERESTS	109,680	110,961	15,298
TOTAL EQUITY	177,449	167,606	23,104

TOTAL LIABILITIES AND EQUITY	319,991	568,853	78,425

15

The following table presents our summary consolidated statements of cash flows data for the periods indicated:

	Six Months Ended June 30
	2022	2023	2023
	CNY	CNY	US$
	(Unaudited)	(Unaudited)	(Unaudited)
	(Amounts in thousand)

Net cash used in/(provided by) operating activities	(4,482)	3,047	420
Net cash flows used in investing activities	(3)	(1,048)	(145)
Net cash flows used in financing activities	(3,901)	(1,602)	(221)

NET (DECREASE)/ INCREASE IN CASH AND CASH EQUIVALENTS	(8,386)	397	54

NET FOREIGN EXCHANGE DIFFERENCE	942	117	16

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	58,359	31,695	4,595

CASH AND CASH EQUIVALENTS AT END OF PERIOD	50,915	32,209	4,440

16

RISK FACTORS

You are purchasing equity securities of China Natural Resources, Inc., a British Virgin Islands holding company, rather than equity securities of its operating subsidiaries. Such structure involves unique risks to investors in the securities. You should carefully consider the following risks and uncertainties set out below and other information before investing in our securities. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations or cash flows. In any such case, the trading price of our securities could decline significantly, and you may lose all or part of your investment.

Risks Related to Our PRC Operations and Doing Business in the PRC

Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business, financial condition and results of operations.

Currently, all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are affected by economic, political and social conditions in China generally and by continued economic growth in China as a whole.

China’s economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. In recent decades, the Chinese government has implemented a series of reform measures, including, among others, the utilization of market forces for economic reform and the establishment of improved corporate governance in business enterprises. In addition, the Chinese government also plays a significant role in regulating industry development and has extensive influence over China’s economic growth through allocating resources, foreign exchange control and setting monetary and fiscal policy.

The growth of China’s economy has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing in recent years. Although growth of China’s economy remained relatively stable, there is a possibility that China’s economic growth may fluctuate or even decline in the near future. Some of the government measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation.

Additionally, the PRC government may promulgate laws, regulations or policies that seek to impose stricter scrutiny over the current regulatory regime in certain industries or in certain activities. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investments in China-based companies. Any such actions may adversely affect our subsidiaries’ operations, and limit our ability to offer or continue to offer securities to investors and cause the value of our securities to decline or be worthless.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China over the past several decades. However, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.

17

The PRC government may intervene or influence our operations at any time, or may exert more control over the China operations of an offshore holding company and offerings conducted overseas and foreign investment in China-based issuers, such as our PRC subsidiaries. Such control or influence may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We conduct our business in China through our operating subsidiaries. Accordingly, our business, results of operations and financial condition may be influenced to a significant degree by the PRC political, economic and social conditions. The PRC government may intervene or influence our subsidiaries’ operations at any time, which could result in a material change in our operations and/or the value of the Company’s securities. We expect the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Additionally, the PRC government may promulgate laws, regulations or policies that seek to impose stricter scrutiny over current regulatory regime in certain industries or in certain activities. For instance, the PRC government has discretion over the business operations in China and may intervene with or influence specific industries or companies as it deems appropriate to further regulatory, political and societal goals, which could have a material and adverse effect on the future growth of the affected industries and the companies operating in such industries. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investments in China-based companies. Any such actions may adversely affect our subsidiaries’ operations, and limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to decline or be worthless.

Changes in PRC laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. Rules and regulations in China can change quickly with little advance notice. We and our current subsidiaries are, and any future subsidiaries will be, considered foreign persons or foreign-invested enterprises under PRC laws, and as a result, we are and will be required to comply with PRC laws and regulations applicable to foreign persons or foreign-invested enterprises. These laws and regulations may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. Exploration and mining operations in the PRC are subject to environmental laws and regulations, and the imposition of more stringent environmental regulations may affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

18

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China. We may make loans to our PRC subsidiaries, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our wholly foreign-owned subsidiaries in China, which are treated as foreign-invested enterprises under PRC law, are subject to PRC regulations and foreign exchange loan registration requirements. In addition, a foreign-invested PRC enterprise has limitations upon its uses of capital, including restrictions on such capital being: (i) directly or indirectly used for payments beyond the business scope of the enterprise or payments prohibited by relevant laws and regulations; (ii) used for the granting of loans to non-affiliated enterprises, except where expressly permitted in the foreign-invested PRC enterprise’s business license; and (iii) used for paying expenses related to the purchase of real estate that is not for self-use, except for foreign-invested real estate enterprises. We may also decide to finance our PRC subsidiaries by means of capital contributions, in which case the PRC subsidiary is required to register the details of the capital contribution with the local branch of the State Administration for Market Regulation (“SAMR”) and submit a report on the capital contribution via the online enterprise registration system to the Ministry of Commerce.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans or capital contributions by us to our PRC operating subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Inflation in the PRC, or a slowing PRC economy, could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies and services, it may have an adverse effect on our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on bank lending. As a result, domestic and global economic conditions may improve, and the markets we intend to serve may grow, at a lower-than-expected rate or even experience a downturn, adversely affecting our future profitability and growth.

Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.

We are a holding company incorporated in the BVI. Under BVI law, we may only pay dividends to investors, including U.S. investors, from surplus (the excess, if any, at the time of the determination of the total assets of our company over the sum of our liabilities, as shown in our books of account, plus our capital), and we must be solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business, and the realizable value of assets of our company will not be less than the sum of our total liabilities, other than deferred taxes as shown in our books of account, and our capital. As a result of our holding company structure, dividends and other distributions to our shareholders, including U.S. investors, will depend primarily upon dividend payments from our subsidiaries. However, PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after-tax profits as certain reserve funds according to PRC accounting standards and regulations. The PRC government also imposes controls on the conversion of CNY into foreign currencies and the remittance of currency out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. Furthermore, if our subsidiaries in China incur further debt in the future, debt covenants may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive dividends from our operating companies due to contractual or other limitations on the payment of dividends, we may be unable to pay dividends or make other distributions on our common shares.

19

Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and it may adversely affect the value of your investment.

The PRC government imposes controls on the convertibility of CNY into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, the CNY is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where CNY is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due, or pay dividends or make other distributions to investors, including U.S. investors.

The fluctuation of the Renminbi may materially and adversely affect your investment.

The exchange rate of the Renminbi against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As most of our operating expenses are denominated in Renminbi, or CNY, any significant revaluation of the Renminbi may materially and adversely affect our cash flows and financial condition. Additionally, if we convert our CNY into U.S. Dollars, to pay dividends on our common shares or for other business purposes, depreciation of the CNY against the U.S. Dollar would negatively affect the amount of U.S. Dollars we convert our CNY into. Conversely, to the extent that we need to convert U.S. Dollars we receive from an offering of our securities or otherwise into CNY for our operations, the appreciation of the CNY against the U.S. Dollar could have an adverse effect on our financial condition and result in a charge to our income statement and a reduction in the value of these U.S. Dollar denominated assets.

20

PRC SAFE regulations regarding offshore financing activities by PRC residents have undergone changes which may increase the administrative burden we face and create uncertainties that could adversely affect us, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles (“SAFE Circular 37”). SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed PRC residents for foreign exchange administration purposes) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 further requires an amendment to a SAFE registration in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as a change in the PRC shareholders, the names of such special purpose vehicle, and the operation term of such special purpose vehicle, or any significant changes with respect to the offshore special purpose vehicle, such as an increase or decrease of capital, a share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. If our shareholders who are PRC residents fail to make the required SAFE registration or to update a previously filed registration, our PRC subsidiaries may be prohibited from distributing their profits or the proceeds from any capital reduction, share transfer or liquidation to us, and we accordingly would be unable to distribute to our investors, including U.S. investors, and we may also be prohibited from making additional capital contributions to our PRC subsidiaries.

In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment (“SAFE Notice 13”), effective June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, shall be filed with qualified banks instead of SAFE. The qualified banks directly examine the applications and accept registrations under the supervision of SAFE. To date, no registration has been filed with SAFE regarding us, and accordingly, SAFE may prohibit distributions from our PRC subsidiaries, which would prevent us from paying dividends, including to our U.S. investors, and may adversely affect our financial condition and potentially expose us to liability under PRC law.

The PCAOB may determine that it is unable to inspect our auditor in relation to its audit work performed for our financial statements to its satisfaction, and any inability of the PCAOB to conduct inspections over our auditor may affect our investors’ ability to benefit from such inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included in this registration statement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB had been previously unable to conduct inspections without the approval of the Chinese authorities, our auditor was subject to the determinations announced by the PCAOB on December 16, 2021 that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. On December 15, 2022, the PCAOB issued a report vacating the previous determinations dated December 16, 2021. Accordingly, until such time as the PCAOB issues any new determination, we are not at risk of having our securities subject to a trading prohibition under the HFCAA because we do not expect to be a Commission-Identified Issuer for a second consecutive year. If in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will consider issuing a new determination. Any inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures, reported financial information, and the quality of our financial statements.

21

Our common shares may be prohibited from trading in the United States under the HFCAA if the PCAOB is unable to inspect or fully investigate our auditor for two consecutive years. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCAA, the SEC will identify an issuer as a Commission-Identified Issuer if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB was unable to inspect or investigate completely. On December 15, 2022, the PCAOB issued a report vacating the previous determinations dated December 16, 2021. Accordingly, until such time as the PCAOB issues any new determination, we are not at risk of having our securities subject to a trading prohibition under the HFCAA because we do not expect to be identified as a Commission-Identified Issuer for a second consecutive year. If in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will consider issuing a new determination.

Whether the PCAOB will continue to be able to conduct inspections of our auditor is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. A trading prohibition would substantially impair your ability to sell or purchase our common shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our common shares.

PRC regulations establish complex procedures for some acquisitions conducted by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in August 2006 and amended in June 2009, among other things, established procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. In addition, the Provisions of Ministry of Commerce on Implementation of Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, issued by the Ministry of Commerce in August 2011, specify that mergers and acquisitions by foreign investors involved in “an industry related to national security” are subject to strict review by the Ministry of Commerce, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

On March 15, 2019, the PRC National People’s Congress enacted the Foreign Investment Law of the PRC (the “Foreign Investment Law”), which became effective on January 1, 2020. The Foreign Investment Law has replaced the previous major laws and regulations governing foreign investment in the PRC, including the Sino-foreign Equity Joint Ventures Enterprises Law of the PRC, the Sino-foreign Co-operative Enterprises Law of the PRC and the Wholly Foreign-invested Enterprise Law of the PRC. According to the Foreign Investment Law, “foreign-invested enterprises” refers to enterprises that are wholly or partly invested by foreign investors and registered under the PRC laws within China, and “foreign investment” refers to any foreign investor’s direct or indirect investment activities in China, including: (i) establishing foreign-invested enterprises in China either individually or jointly with other investors; (ii) obtaining stock shares, equity shares, shares in properties or other similar interests of Chinese domestic enterprises; (iii) investing in new projects in China either individually or jointly with other investors; and (iv) investing through other methods provided by laws, administrative regulations or provisions prescribed by the State Council.

22

On December 26, 2019, the State Council issued Implementation Regulations for the Foreign Investment Law of the PRC (the “Implementation Rules”) which came into effect on January 1, 2020, and replaced the Implementing Rules of the Sino-foreign Equity Joint Ventures Enterprises Law of the PRC, the Implementing Rules of the Sino-foreign Co-operative Enterprises Law of the PRC and the Implementing Rules of the Wholly Foreign-invested Enterprise Law of the PRC. According to the Implementation Rules, in the event of any discrepancy between the Foreign Investment Law, the Implementation Rules and the relevant provisions on foreign investment promulgated prior to January 1, 2020, the Foreign Investment Law and the Implementation Rules shall prevail. The Implementation Rules also set forth that foreign investors that invest in sectors on the “Negative List” in which foreign investment is restricted shall comply with special management measures with respect to, among others, shareholding and senior management personnel qualification in the Negative List. Pursuant to the Foreign Investment Law and the Implementation Rules, the existing foreign-invested enterprises established prior to the effective date of the Foreign Investment Law are allowed to keep their corporate organization forms for five years from the effectiveness of the Foreign Investment Law before such existing foreign-invested enterprises must change their organization forms and organization structures in accordance with the PRC Company Law, the Partnership Enterprise Law of the PRC and other applicable laws.

After the Foreign Investment Law and the Implementation Rules became effective on January 1, 2020, the provisions of the M&A Rules remained effective to the extent they are not inconsistent with the Foreign Investment Law and the Implementation Rules. We believe that our business is not in an industry related to national security, but we cannot preclude the possibility that the competent PRC government authorities may publish explanations contrary to our understanding or broaden the scope of such security reviews in the future, in which case our future acquisitions and investment in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Moreover, according to the Anti-Monopoly Law of the PRC, the SAMR shall be notified in advance of any concentration of undertaking if certain filing thresholds are triggered. We may grow our business in part by directly acquiring complementary businesses in China. Complying with the requirements of the laws and regulations mentioned above and other PRC regulations necessary to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the SAMR, may delay or inhibit our ability to complete such transactions, which could materially and adversely affect our ability to expand our business or maintain our market share.

In December 2020, the National Development and Reform Commission and the Ministry of Commerce promulgated the Measures for the Security Review of Foreign Investment, which came into effect on January 18, 2021. As these measures are recently promulgated, official guidance has not been issued by the designated office in charge of such security review yet. It is unclear whether these measures may apply to foreign investment that is implemented or completed before the enactment of these new measures. We cannot assure you that our current or new business operations will remain fully compliant, or that we can adapt our business operations to new regulatory requirements on a timely basis, or at all.

We and our PRC subsidiaries are required to maintain a series of licenses, permits and approvals from PRC authorities to operate our business in the PRC, and failure to maintain or renew such licenses, permits or approvals in a timely manner could materially affect our business.

Prior to the sale of PST Technology, our PRC subsidiaries carried out rural wastewater treatment and metal exploration activities in the PRC. After PST Technology’s disposition, we discontinued the operation in wastewater treatment segment and continue engaging in the exploration and mining business, which is subject to a series of PRC laws and regulations. Such business activities require us to obtain licenses, permits and approvals from different PRC authorities, including an exploration permit from the Land and Resources Department of the Inner Mongolia Autonomous Region with regards to our metal exploration activity and business licenses from local industry and commercial bureaus as required upon company registration. As of the date of this prospectus, as far as we are aware and in the judgment of management, we have obtained all necessary licenses, permits and approvals to operate our business in the PRC, and have not been denied any such licenses, permits or approvals. If we or our PRC subsidiaries fail to maintain or renew such licenses, permits and approvals in a timely manner in the future, our business may be materially affected.

23

The approval of or filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The M&A Rules require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we successfully obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of any successfully obtained approvals, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities. Sanctions could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition and results of operations.

On July 6, 2021, PRC government authorities issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. They proposed to take measures such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas listed companies.

As a follow-up, on February 17, 2023, CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures of Overseas Listing”) which have been effective on March 31, 2023. The Trial Measures of Overseas Listing require that 1) where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC; 2) initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. And subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed; 3) any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect overseas offering and listing: (a) 50% or more of the issuer's operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (b) the main parts of the issuer's business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect overseas offering and listing, shall be made on a substance over form basis.

Based on the Trial Measures of Overseas Listing, if our company issues new securities in the future, we need to fulfill the abovementioned filing procedures. If our company fails to file in time, we may be punished by the CSRC.

24

In addition, on February 24, 2023, CSRC, Ministry of Finance; National Administration of State Secrets Protection and National Archives Administration of China issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (“Revised Confidentiality and Archives Administration Provisions”) which have been effective on March 31, 2023. The Revised Confidentiality and Archives Administration Provisions require that in the overseas issuance and listing activities of domestic enterprises, the securities companies and securities service providers that undertake relevant businesses shall strictly abide by applicable laws and regulations of the PRC and the Revised Confidentiality and Archives Administration Provisions, enhance legal awareness of keeping state secrets and strengthening archives administration, institute a sound confidentiality and archives administration system, take necessary measures to fulfill confidentiality and archives administration obligations, and shall not leak any state secret and working secret of government agencies, or harm national security and public interest.

Based on the Revised Confidentiality and Archives Administration Provisions, if our company violates relevant laws and regulations in the future, we may be punished by the competent authorities.

As of the date of this prospectus, as far as we are aware and in the judgment of management, we have received all requisite permissions or approvals in connection with our offshore offerings under PRC law, and have not been denied any such permissions or approvals. However, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from and filing with the CSRC or other regulatory authorities or other procedures are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, including by our inadvertent conclusion that such approval or filing was not required when in fact it was, or a rescission of any such approval or filing if obtained by us, could subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation and the trading price of our listed securities.

Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business.

On December 28, 2021, the CAC adopted the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require network platform operators possessing personal information of more than one million individual users to undergo a cybersecurity review by the CAC when they seek a listing on a foreign exchange. The Cybersecurity Review Measures provide that critical information infrastructure operators purchasing network products and services and network platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review to the applicable local cyberspace administration in accordance with the provisions thereunder.

25

On July 30, 2021, the State Council promulgated the Regulations on Security Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Security Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of an important industry or field, such as public communications and information services, energy, transportation, water conservation, finance, public services, e-government affairs and science and technology and national defense industries, which may seriously endanger national security, peoples’ livelihoods and the public interest in the event of damage, function loss or data leakage. In addition, the relevant administrative departments of each critical industry and sector shall be responsible for formulating eligibility criteria and determining the critical information infrastructure operator in the respective industry or sector. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. Among these industries, the energy and telecommunications industries are mandated to take measures to provide key assurances for the safe operation of critical information infrastructure in other industries and fields.

We and our PRC subsidiaries do not carry out business in China through any self-owned network platform and hold personal information of less than one million individuals from PRC operations. We and our PRC subsidiaries have not been identified as critical information infrastructure operators by any PRC authorities. The data collected from our China operations is mainly information related to our production, customers, suppliers and our employees. We believe that we and our PRC subsidiaries do not commit any acts that threaten or endanger the national security of the PRC, and to our knowledge we and our PRC subsidiaries have not received or been subject to any investigation, notice, warning or sanction from any PRC authority with respect to national security issues arising from our business operations. As of the date of this prospectus, we do not believe that we need to proactively apply for the cybersecurity review required by the CAC.

Furthermore, the CAC promulgated the Security Assessment Measures for Outbound Data Transfers, which became effective on September 1, 2022, which require that to provide data abroad under any of the following circumstances, a data processor shall declare security assessment for its outbound data transfer to the CAC through the local cyberspace administration at the provincial level: (i) where a data processor provides critical data abroad; (ii) where a key information infrastructure operator or a data processor processing the personal information of more than one million individuals provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals in total abroad since January 1 of the previous year; and (iv) in other circumstances prescribed by the CAC for which declaration of a security assessment for outbound data transfers is required. As we and our PRC subsidiaries do not provide any data collected from China operations abroad, we do not believe it is necessary for us to declare any security assessments pursuant to the Security Assessment Measures for Outbound Data Transfers.

However, there remains uncertainty as to how these regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules or detailed implementation and interpretation, and there is no assurance that PRC regulatory agencies, including the CAC, would take the same view as we do. There have not been comparable developments in Hong Kong, but those could occur, and we believe we are currently in compliance with all Hong Kong laws and regulations regarding data security. If any such new laws, regulations, rules or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. However, we cannot assure you that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity reviews and/or other requirements of the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, it is possible that we may be required to suspend the relevant business, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. As of the date of this prospectus, we have not been informed that we have been identified as a critical information infrastructure operator by any governmental authorities. These laws and regulations are still new and there is uncertainty with respect to the interpretation and implementation of these data security laws and regulations. We will closely monitor the relevant regulatory environment and will assess and determine whether we are required to apply for the cybersecurity review.

26

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The Enterprise Income Tax Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered PRC tax resident enterprises and will generally be subject to the uniform 25% PRC enterprise income tax rate on their global income. In 2009, the State Administration of Taxation (“SAT”) issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the Standards of Actual Organizational Management (“SAT Circular 82”), which was partially amended by the Announcement on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions issued by the SAT on January 29, 2014, and further partially amended by the Decision on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents issued by the SAT on December 29, 2017. SAT Circular 82, as amended, provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China, which include all of the following conditions: (i) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (ii) the location where financial and human resource decisions are made or approved by organizations or persons; (iii) the location where the major assets and corporate documents are kept; and (iv) the location where more than half (inclusive) of all directors with voting rights or senior management have their habitual residence. SAT Circular 82 further clarifies that the identification of the “de facto management body” must follow the “substance over form” principle. In addition, the SAT issued the Announcement of State Administration of Taxation on Promulgation of the Administrative Measures on Income Tax on Overseas Registered Chinese-funded Holding Resident Enterprises (Trial Implementation) (“SAT Bulletin 45”) on July 27, 2011, effective from September 1, 2011, and partially amended on April 17, 2015, June 28, 2016, and June 15, 2018, providing more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 clarifies matters including resident status determination, post-determination administration and competent tax authorities. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC enterprise groups or by PRC or foreign individuals.

Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining “de facto management bodies” that are applicable to us or our overseas subsidiaries. We do not believe that CHNR meets all of the conditions for a PRC resident enterprise. The Company is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

27

However, if the PRC tax authorities determine that CHNR is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. Such 10% tax rate could be reduced by applicable tax treaties or similar arrangements between China and the jurisdiction of our shareholders. For example, for shareholders eligible for the benefits of the tax treaty between China and Hong Kong, known as the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Double Taxation Arrangement”), the tax rate is reduced to 5% for dividends if relevant conditions are met, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in the PRC resident enterprise during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong resident enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain a tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to their immediate holding companies. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of common equity if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise.

Provided that CHNR, as a BVI holding company, is not deemed to be a PRC resident enterprise, our shareholders who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee would be obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Bulletin 37, or to establish that we should not be taxed under SAT Circular 7 and SAT Bulletin 37.

In addition to the uncertainty in how the new resident enterprise classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the Enterprise Income Tax Law to withhold PRC income tax on our dividends payable to our foreign shareholders, including U.S. investors, or if you are required to pay PRC income tax on the transfer of our shares under the circumstances mentioned above, the value of your investment in our shares may be materially and adversely affected. These rates may be reduced by an applicable tax treaty, but it is unclear whether, if we are considered a PRC resident enterprise, holders of our shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. Any such tax may reduce the returns on your investment in our shares.

28

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas-listed company, and complete certain other procedures related to account establishment, funds transfer and remittance. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of corresponding shares and interests. We and our executive officers and other employees who have been PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who are granted options or other awards under our equity incentive plan will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiaries’ ability to distribute dividends to us. As at the date of this prospectus, we have already completed the SAFE registration and obtained the relevant approval of foreign exchange for our executive officers, consultants and other employees who have been granted options and are subject to the above regulations. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

On July 14, 2022, the board of directors of the Company granted option covering an aggregate of 8,100,000 Common Shares of the Company ((or 1,620,000 Common Shares of the Company as adjusted by a five-to-one share combination on April 3, 2023) to fifteen consultants and employees of the Company under the China Natural Resources, Inc. 2014 Equity Compensation Plan. SAT has issued circulars concerning employee share options, under which certain of our employees and consultants who are PRC tax residents and exercise share options will be subject to PRC individual income tax. The individual income tax of consultant grantees and employees shall be paid according to remuneration for personal services and wages and salaries respectively. Our PRC subsidiaries have obligations to file documents related to employee share options with relevant tax authorities and to withhold individual income taxes of those employees and consultants who exercise their share options. If our employees and consultants fail to pay or if we fail to withhold their individual income tax as required by relevant laws and regulations, we may face sanctions imposed by the PRC tax authorities or other PRC government authorities.

Failure to make adequate contributions to various mandatory social security plans as required by PRC regulations may subject us to penalties.

Under the PRC Social Insurance Law and the Administrative Measures on Housing Fund, our PRC subsidiaries are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and to contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees up to a maximum amount specified by the local government from time to time at locations where they operate the businesses. The requirements of employee benefit plans have not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If the local governments deem our subsidiaries’ contribution to be insufficient, our subsidiaries may be subject to late contribution fees or fines in relation to any underpaid employee benefits, and our financial condition and results of operations may be adversely affected.

In Hong Kong, employers are required to select and join a provident fund scheme (“MPF Scheme”) in accordance with the statutory requirements of the Mandatory Provident Fund Schemes Ordinance for all employees in Hong Kong and to make contributions to the MPF Scheme based on the minimum statutory contribution requirement of 5% of the eligible employees’ relevant aggregate income, subject to a capped amount. Any non-compliance with statutory requirements with respect to our employees located in Hong Kong may result in enforcement being taken by the relevant authorities, which could lead to financial penalties or imprisonment.

29

Enforcement of stricter labor laws and regulations may increase our labor costs.

China’s overall economy and the average wage have grown in recent years and are expected to continue to grow. The average wage level for our employees has also grown in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers who pay for our services, our profitability and results of operations may be materially and adversely affected. The PRC Labor Contract Law and its implementing rules impose requirements concerning contracts entered into between an employer and its employees and establishes time limits for probationary periods and for how long an employee can be placed in a fixed-term labor contract. We cannot assure you that our or our subsidiaries’ employment policies and practices do not, or will not, violate the Labor Contract Law or its implementing rules or that we will not be subject to related penalties, fines or legal fees. If we or our subsidiaries are subject to large penalties or fees related to the Labor Contract Law or its implementing rules, our business, financial condition and results of operations may be materially and adversely affected. In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with an employee in a labor contract or non-competition agreement, we have to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract, which may cause extra expenses to us. Furthermore, the Labor Contract Law and its implementing rules require certain terminations to be based upon seniority rather than merit, which significantly affects the cost of reducing workforce for employers. In the event we decide to significantly change or decrease our workforce in the PRC, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our circumstances or in a timely and cost-effective manner, thus our results of operations could be adversely affected.

If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised, and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, our PRC subsidiaries could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

30

Risks Relating to Our Mine Exploration Activities in Inner Mongolia

The Moruogu Tong Mine is in the exploration stage.

One of our operating subsidiaries, Bayannaoer Mining, is in the exploration stage at the Moruogu Tong Mine located in the Inner Mongolia Autonomous Region of the PRC, and, at this stage, we cannot predict whether ore can be mined on a profitable basis. During the exploration stage, a mine incurs operating expenses but does not generate revenues. We intend to fund mine exploration on the southern part of Moruogu Tong Mine through borrowings from related parties or cash on hand. Pursuant to Bayannaoer Mining’s mutual cooperation agreement (the “Cooperation Agreement”) with Bayannaoer Jijincheng Mining Co., Ltd. (“Jijincheng Mining”), Jijincheng Mining is currently running the exploration program for the northern part of Moruogu Tong Mine. To date, the exploration program of the northern part has indicated the presence of lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper. However, Jijincheng Mining may terminate the Cooperation Agreement if no resources are discovered in three consecutive drilling holes or in 50% of the drilling holes, in which case we may be unable to find a suitable replacement partner or source of funds. Accordingly, as of the date of this prospectus, Jijincheng Mining may terminate the Cooperation Agreement. At this stage of exploratory activities, we cannot predict whether sufficient ore of acceptable quality will be found at the Moruogu Tong Mine to warrant further exploration and/or extraction.

The northern part of Moruogu Tong Mine is currently being explored under an agreement that reduces our share in any future profits.

On August 20, 2017, Bayannaoer Mining entered into the Cooperation Agreement with Jijincheng Mining, an unrelated third party. The Cooperation Agreement is intended to provide for financial support for the operating expenses of the northern part of Moruogu Tong Mine during the exploration stage, and the allocation of rights and responsibilities between Bayannaoer Mining and Jijincheng Mining. According to the Cooperation Agreement, Jijincheng Mining is responsible for engaging the exploration team and providing the required funding. Pursuant to the Cooperation Agreement: (i) Bayannaoer Mining contributed the existing exploration results for the northern part of Moruogu Tong Mine; (ii) Jijincheng Mining provides the necessary funds for further exploration at the mine; (iii) Bayannaoer Mining enjoys full rights to any resources already discovered and confirmed by its independent exploration work conducted prior to commencement of the cooperative exploration project; (iv) Bayannaoer Mining and Jijincheng Mining will each receive a 50% interest in any newly discovered resources from the first 10 drilling holes in the cooperative exploration project; and (v) Bayannaoer Mining and Jijincheng Mining will receive 30% and 70% interests, respectively, in any newly discovered resources from drilling work beyond the first 10 drilling holes in the cooperative exploration project. As of the date of this prospectus, 21 holes have been drilled using funding provided by Jijincheng Mining pursuant to the Cooperation Agreement. Other details of the Cooperation Agreement, including allocations and distributions upon completion of exploration work, remain to be negotiated between the parties. There is no assurance that the details of the arrangement that remain to be negotiated will be resolved in a manner satisfactory to the Company. Moreover, because the Cooperation Agreement provides us with a minority interest in the resources discovered as part of the cooperative exploration project, we will not be able to enjoy the full economic benefits of the resources we discover in the northern part of Moruogu Tong Mine for the duration of the Cooperation Agreement.

Any estimates of the reserves contained in the Moruogu Tong Mine may be inaccurate.

The Moruogu Tong Mine is the subject of a geological survey prepared in conformity with procedures and protocols recognized in the PRC. These procedures and protocols are different from those generally recognized in the United States. In addition, reserve estimation is an interpretive process based upon available data and various assumptions that are believed to be reasonable, and the economic value of ore reserves may be adversely affected by price fluctuations in the metals markets, reduced recovery rates or a rise in production costs as a result of inflation or other technical problems arising in the course of extraction. If the assumptions upon which we conduct the reserve study prove to be inaccurate, we may reach incorrect conclusions as to the nature and extent of resources present at the Moruogu Tong Mine, and we may not be able to generate revenues from the Moruogu Tong Mine in an amount that would lead to such activities being profitable or at all.

31

There are no assurances that we can produce minerals on a commercially viable basis.

The Company’s ability to generate revenue and profit from the Moruogu Tong Mine is expected to occur, if at all, through the exploration, evaluation, development and operation of that property. The economic feasibility of a project depends on numerous factors, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined at a given facility, the proximity of the mineral deposits to refining facilities, and the market price of the minerals at the time of sale. There is no assurance that our current or future exploration programs or any acquisitions will result in the identification of deposits that can be mined profitably.

Volatility in the market prices of metals may adversely affect the results of our operations.

The market prices of lead, silver and other metals have experienced significant volatility in recent years. Market prices depend upon many factors beyond our control, which include industry specific factors such as supply and demand and the level of customer inventories, as well as factors such as local and world-wide general economic conditions and disruptions caused by unforeseen domestic or international crises such as the global outbreak of COVID-19, or geopolitical tensions, including the ongoing military conflict between Russia and Ukraine. The uncertainties surrounding the market prices of metals and the costs of extraction may adversely affect our ability to operate on a profitable basis if our mining exploration proves fruitful.

During 2023, the world witnessed the continuation of the Russia-Ukraine conflict, the Israel Hamas war, the Red Sea crisis, persistent high inflation and interest rate in many major economies, which led to disruptions to, and notable fluctuations in, the commodity market worldwide the world witnessed the Russia-Ukraine conflict, high inflation and aggressive interest rate hikes in many major economies, which led to disruptions to and notable fluctuations in the commodity market worldwide and resulted in high volatility in the market prices of lead, silver and copper. In 2023, the Shanghai Futures Exchange (“SHFE”) lead price hit a low of CNY15,015 (US$2,070) per ton and a high of CNY17,540 (US$2,418) per ton, the SHFE silver price reached a low of CNY4,756 (US$$656) per kilogram (“kg”) and a high of CNY6,343 (US$874) per kg, and the SHFE copper price hit a low of CNY62,690 (US$8,643) per ton and a high of CNY71,500 (US$9,857) per ton, each reflecting high volatility. The extent to which demand and prices will be supported in the future is highly uncertain, as the impacts of the interest rate hikes in major economies, especially the U.S., the ongoing geopolitical tensions and remaining effects of the COVID-19 pandemic continue to cause disruptions to the global economy and to business activities at all levels. Any widespread resurgence of COVID-19 or other pandemics, or further geopolitical tensions, could significantly and adversely impact market sentiment and the broader economy. Aggressive monetary policies of major economies could also cause unexpected consequences beyond mere economic downturns, such as large-scale bankruptcy and even financial crisis, which will have significant and negative impacts on the commodity markets. Therefore, demand and price volatility in the commodity markets may continue for a prolonged period or further deteriorate, which may adversely affect our ability to sell minerals from the Moruogu Tong Mine on a profitable basis.

We are subject to government regulations in various aspects of our exploration activities and our failure to comply with applicable government regulations could adversely affect us.

Bayannaoer Mining, our subsidiary that acquired exploration rights to the Moruogu Tong Mine, is and will continue to be subject to the regulations of various aspects of its operations by a variety of laws, rules and regulations administered by the national and local Chinese government, including laws, rules and regulations relating to: exploration activities; environmental protection; the use and preservation of dangerous substances; employment practices; as well as land use laws and a variety of local business laws and rules. Our failure to comply with applicable laws, rules, and regulations could adversely affect our operations and subject us to fines and other penalties including suspension or termination of our business permits.

32

We do not have binding agreements with customers to purchase any future output of metals.

While we believe there is a robust market for lead, silver and other metals not only in China but also in other countries (although our operations are currently limited to the PRC and we are not currently producing any metals), we do not currently have any commitments from any customers to purchase any future output of metals. As a result, we may not be able to sell any metals that we are able to successfully extract at prices that are acceptable to us or at all.

Risks Relating to the Sale of PST Technology

We face risks associated with the divesture of our wastewater treatment segment.

In July 2021, we acquired Precise Space-Time Technology Limited (“PST Technology”) for consideration of three million of the Company’s newly issued restricted common shares, 120 million shares of FARL, and approximately CNY10.3 million (US$1.49 million). Through our acquisition of PST Technology, we obtained a 51% equity interest in Shanghai Onway, a company principally engaged in services related to rural wastewater treatment. In addition to the purchase price, we incurred significant non-recurring expenses in connection with the acquisition, including legal, accounting, financial advisory, integration planning and other expenses, and have incurred and expect to continue to incur integration costs arising out of this transaction.

On July 28, 2023, we entered into a Sale and Purchase Agreement (“SPA”) with Feishang Group Limited (“Feishang Group”), pursuant to which, we agreed to sell 100% equity interest of Precise Space-Time Technology Limited to Feishang Group, together with PST Technology’s outstanding payable owed to us, for consideration of approximately CNY95,761,119 comprising: (i) CNY34,197,300, the fair value of 100% equity interest of PST Technology as determined by the independent valuation report dated July 28, 2023; and (ii) CNY129,958,419, the book value of PST Technology’s outstanding payable owed to us. After PST Technology’s disposition, we discontinued the operation in wastewater treatment segment and continue engaging in the exploration and mining business. This divestiture may adversely affect our business, results of operations or financial condition if we are unable to offset the dilutive impacts from the loss of revenue associated with the divested waste water treatment business, or otherwise achieve the anticipated benefits or cost savings from the divestiture.

In addition, we may divest in the future businesses as part of ongoing efforts to refine our portfolio and redefine our strategic priorities. We may not be able to successfully achieve the expected benefits of such divestitures and such divestitures may not have the desired effect of enhancing the status of our portfolio of businesses. Our divestitures could result in exposure to contingent or unexpected liabilities, such as litigation, indemnification claims, regulatory claims and earn-out obligations. Furthermore, businesses under consideration for, or otherwise subject to, divestiture may be adversely impacted prior to completion of the divestiture, which could adversely affect our business, results of operations or financial condition.

33

Risks Related to the Potential Closing of the Acquisition of Williams Minerals and the Timing of Such Closing

There may be unforeseen risks relating to the Acquisition that were not discovered by us through our due diligence investigation prior to our Acquisition.

Although we have conducted due diligence in connection with the Acquisition, and such due diligence investigation concluded on April 14, 2023, an unavoidable level of risk remains regarding any undisclosed or unknown issues concerning the prospects of the Zimbabwean lithium mine, including the actual presence and extraction of minerals therein. We may learn additional information about the Zimbabwean lithium mine that could materially adversely affect us. There may be unforeseen risks relating to our ability to locate and execute on strategic opportunities; the presence of lithium or precious minerals in the Zimbabwean lithium mine; the vesting of the legal possession and control of the relevant regions of the Zimbabwean mine and the timing thereof; the level of demand for lithium and other precious minerals; and the availability of internally generated funds and funds for the payment of operating expenses, capital expenditures and the Company’s growth strategy.

Completion of the Acquisition is conditional upon satisfaction or waiver of various conditions. There can be no assurance that the conditions will be fulfilled or waived, or that the acquisition will be completed.

The completion of the Acquisition is subject to a number of conditions, including, among other things, the transfer of ownership interests in Williams Minerals from the Sellers to the intermediate holding company; the Company’s payment of the first installment of US$140 million, in cash or by way of promissory notes, to the Sellers; the issuance of independent technical reports regarding the amount of qualified measured, indicated and inferred resources quantity of lithium oxide proven to be in each region of the mining area; the settlement of the then-total consideration accumulated in cash and restricted shares, as calculated in reference to the issued independent technical reports; and the transfer of ownership rights to the Company for each region of the mining area. Pursuant to the Zimbabwe SPA, for each relevant region of the lithium mine, until the Company’s legal possession and control vests, the Sellers will maintain legal possession and control, including the right of exploration, sale of lithium, and the revenue derived therefrom, as well as liability for operational costs and third-party claims. The Company’s legal possession and control of each relevant region only vests upon its settlement of the then-total consideration accumulated. There can be no certainty, nor can we provide any assurance, that all conditions will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the acquisition may not be completed. Although we expect that the last independent technical report will be completed, and accordingly ownership rights to the last mining region (as described above) will vest with the Company, in 2026, there is no guarantee that the Acquisition will be completed on such timeline, or at all.

Failure to complete the Acquisition may have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Acquisition is not completed, the ongoing businesses of the Company may be adversely affected and the Company will be subject to several risks, including (i) having to pay certain costs relating to the Acquisition, such as legal, accounting, and external consultant fees, (ii) the focus of management on the Acquisition instead of on pursuing other opportunities that could be beneficial, (iii) negative reactions from the financial markets, which could cause a decrease in the market price of our shares, particularly if the market price reflects market assumptions that the Acquisition will be completed or completed on certain terms; and (iv) negative reactions from regulators, rating agencies, prospective customers, counterparties and employees; all without having fully realized the anticipated benefits of the Acquisition. Failure to complete the Acquisition or a change in the terms of the Acquisition could each have a material adverse effect on the Company’s business, financial condition and results of operations, as well as on our ability to attract future acquisition opportunities.

Even if the Acquisition is completed, we may fail to realize the anticipated benefits associated with it, those benefits may take longer to realize than expected, and we may encounter significant difficulties.

Even if we are successful in completing the Acquisition, we may fail to realize the anticipated benefits of it. The anticipated benefits of the Acquisition and the projected cash costs necessary to achieve these benefits may be affected by changes in the overall economic, political and regulatory environment, including applicable tax regimes and fluctuations in foreign exchange rates, the viability of mining and estimates of reserves at the Zimbabwean lithium mine, the issuance and accuracy of the independent technical reports, the demand for lithium and other precious minerals, and the realization of the other risks relating to our business described herein. The benefits we expect to realize from this Acquisition will depend, in part, on our ability to successfully extract lithium or precious minerals, if found, and to capitalize on our mining expertise and sales and distribution platform. If we are not able to achieve these objectives, the anticipated benefits of the Acquisition may not be realized fully or at all or may take longer to realize than expected.

34

Risks Relating to Additional Acquisitions and Expansion into Other Sectors

We may acquire other businesses or form joint ventures that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense.

We are actively seeking opportunities to enter other industries in the PRC, as well as other potentially attractive opportunities; however, we cannot offer any assurance that acquisitions of businesses, assets and/or entering into strategic alliances or joint ventures will be successful. We may not be able to find suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing infrastructure. In addition, in the event we acquire any existing businesses we could assume unknown or contingent liabilities.

Any future acquisitions could result in incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding the acquired business. We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations. Further, we may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture if such investments do not materialize.

To finance any acquisitions or joint ventures, we may choose to issue common shares, or a combination of debt and equity as consideration, which could significantly dilute the ownership of our existing shareholders or provide rights to such target shareholders in priority over our common shareholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our common shares is low or volatile, we may not be able to acquire other companies or fund a joint venture project using shares as consideration.

Future acquisitions or strategic investments could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute shareholder value and adversely affect our business, results of operations, and financial condition

As part of our growth strategy, we may acquire or invest in other businesses, assets or technologies that are outside of the sectors we have historically operated in but fit within our strategic goals. Any acquisition or investment may divert the attention of management and require us to use significant amounts of cash, issue dilutive equity securities or incur debt. We have limited experience in acquiring other businesses. In addition, we may be exposed to unknown risks, any of which could adversely affect our business, results of operations, and financial condition, including risks arising from:

35

•	difficulties in integrating the operations, technologies, product or service offerings, administrative systems, and personnel of acquired businesses, especially if those businesses operate outside of our core competency or geographies in which we currently operate;

•	potential loss of key employees of the acquired business;

•	inability to maintain key business relationships and reputation of the acquired business;

•	litigation arising from the acquisition or the activities of the acquired business, including claims from terminated employees, customers, former shareholders or other third parties;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license, or increase our risk of liability;

•	complications in the integration of acquired businesses or diminished prospects, including as a result of the domestic and global economic downturns;

•	failure to generate the expected financial results related to an acquisition in a timely manner or at all;

•	failure to accurately forecast the impact of an acquisition transaction; and

•	implementation or remediation of effective controls, procedures, and policies for acquired businesses.

Because a majority of our management’s prior business experience has been limited to industries outside of other sectors that we are exploring, they may lack the necessary experience to assess a business combination with a target business in those industries.

A significant portion of our management’s prior business experience has been limited to industries outside other sectors that we are exploring. As we explore opportunities in new industries, we have been considering opportunities in the healthcare sector. Mr. Zou Yu and Dr. Peng Wenlie are the only members of our management who have experience in the healthcare sector, and we are reliant on their expertise for finding an attractive business combination or joint venture. If we locate an attractive business combination that is unrelated to the industries our management has worked with, our management may not have the necessary experience to adequately assess the merits or risks of the industries or segments in which the business operates. In addition, our management may not have the necessary experience to operate such acquired business successfully.

We may become subject to additional extensive and evolving regulatory requirements, noncompliance with which, or changes in which, may materially and adversely affect our business and prospects.

Due to the complex nature of the healthcare business, we may become subject to the legal and regulatory requirements of multiple industries in the PRC if we combine with or acquire a company, acquire assets and/or enter into strategic alliances or joint ventures in the PRC in such industries. These industries primarily include the pharmacy, healthcare, and pharmaceutical and healthcare retail products industries. Various regulatory authorities in the PRC are empowered to promulgate and implement regulations governing broad aspects of these industries. Any violation of the relevant laws, rules and regulations may result in harsh penalties and, under certain circumstances, lead to criminal prosecution.

The regulations relating to healthcare sector in the PRC are evolving, and their interpretation and potential enforcement present significant uncertainty. As a result, under certain circumstances, it may be difficult to determine what actions or omissions would be deemed to be in violation of the applicable laws and regulations. These uncertainties entail risks that may materially and adversely affect our business prospects. Due to the uncertainty and complexity of the regulatory environment, we cannot assure you that future laws and regulations would not render any operations that we engage in noncompliant or that we will always be in full compliance with applicable laws and regulations. Compliance with future laws and regulations may require us to change our business model and practices at an undeterminable and possibly significant financial cost. These additional monetary expenditures may increase future overhead, which may, in turn, have a material adverse effect on our business, financial condition and results of operations.

36

The manufacturing and sale of pharmaceutical and healthcare products in China are each subject to extensive and evolving government regulations and supervision. If we enter these industries, any unfavorable regulatory changes in these industries may also increase our compliance burden and materially and adversely affect our business, profitability and prospects. Certain other laws, rules and regulations may affect the pricing of, demand for and sales of pharmaceutical and healthcare products (such as those laws relating to the procurement, prescription and dispensing of drugs by hospitals, other medical institutions and retail pharmacies), government funding for private healthcare and medical services, and the inclusion of products in the drugs catalogs for national basic medical insurance, on-the-job injury insurance and maternity insurance jointly promulgated by the National Healthcare Security Administration and the Ministry of Human Resources and Social Security of the PRC.

Furthermore, the introduction of new services and products, or the entry into other sectors, may require us to comply with additional, yet undetermined, laws and regulations. Compliance may require obtaining appropriate permits, licenses or certificates as well as expending additional resources to monitor developments in the relevant regulatory environment. Failure to adequately comply with these additional laws and regulations may delay, or possibly prevent, some of our products or services from being offered, which may have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Financial Condition and Business

We have incurred losses from operations in each of the preceding three fiscal years of 2020, 2021 and 2022 and the first six months of 2023 and there is no assurance that we will generate profits from operations in the future.

For the three years ended December 31, 2020, 2021 and 2022 and the six months ended June 2023, we incurred operating losses of CNY14.71 million, CNY23.73 million, CNY30.72 million (US$4.45 million), and CNY2.96 million (US$0.41 million) respectively. Our operating losses mainly represent administrative expenses such as legal and professional fees, payroll expenses for employee, our cost of sales and estimated uncollectible receivables, as well as equity-settled share-based compensation for certain eligible individuals under the 2014 Equity Compensation Plan (the “2014 Plan”) granted on July 14, 2022. Any future profitability will be dependent upon many factors, including our successful integration and profitable operations of our newly acquired and existing businesses; our ability to fund our exploration and operating expenses, successfully produce metal outputs, and sell our production output to third parties; and the successful execution of our plans to pivot to other industries. Other factors, such as uncertainty over the demand and market price for lead, silver and other metals, or the availability of attractive acquisition targets in other industries, are outside of our control. There is no assurance that we will be successful in our efforts to achieve profitability, and we expect to incur significant losses for the foreseeable future. We can provide no assurance to investors that we will achieve profitable operations in the future.

We will have to fund operating expenses from other sources until we are able to generate sufficient revenue to pay them.

We have ceased our trading of copper ore and wastewater treatment segment, which was our only revenue generating activities. We have generated losses from operations over each of the past three fiscal years, and we have generated revenues from our current operations in recent periods prior to the cessation of these two businesses. We will continue to incur operating expenses in connection with our exploratory activities, and we intend to fund those expenses with the proceeds of loans from our Related-Party Debtholders, if available, payments pursuant to the Cooperation Agreement and, to the extent deemed necessary and available, further bank borrowings. We may incur substantial expenses in connection with developing our current operations or identifying an additional focus for our business. There is no assurance that we will be able to secure amounts sufficient to fund our operating expenses until such time as we are able to generate revenues sufficient to pay those expenses.

37

The loss of key personnel could affect our business and prospects.

We believe that our future success depends in part upon our ability to attract, retain and motivate qualified personnel necessary for the development of our business, particularly as our management has limited experience in industries in which we are exploring potential business opportunities. If one or more members of our management team or other key technical personnel become unable or unwilling to continue in their present positions, and if additional key personnel cannot be hired and retained as needed, our business and prospects for growth could be adversely affected. Intense competition for these personnel in these industries could cause our compensation costs to increase, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

Any failure to maintain effective internal controls could have an adverse effect on our business, results of operations and the market price of our shares.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), adopted rules requiring most public companies to include a management report on such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal control over financial reporting. In addition, if we become an accelerated or large accelerated filer, as defined in the SEC’s rules, we will be required to provide an annual attestation from an independent registered public accounting firm on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

Our management has concluded that our internal control over financial reporting as of December 31, 2022, was effective. However, we cannot assure you that our management will not identify material weaknesses in the future, or our independent public registered accounting firm will not identify material weaknesses if it assesses our internal control over financial reporting in the future. In addition, because of the inherent limitations of any internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. As a result, if we fail to maintain effective internal control over financial reporting or should we be unable to prevent or detect material misstatements due to error or fraud on a timely basis, investors could lose confidence in the reliability of our financial statements, which in turn could harm our business and results of operations, negatively impact the market price of our shares, and harm our reputation. Furthermore, we have incurred and expect to continue to incur considerable costs and to use significant management time and other resources in an effort to comply with Section 404 of and other requirements of SOX.

38

Risks Relating to Foreign Private Issuer Status

Because our assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights based on the U.S. federal securities laws against us or our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in the PRC.

We are a BVI company, all of our directors are located outside the United States in Hong Kong, all of our assets and officers are located outside the United States in the PRC (other than Mr. Wong Wah On Edward, our Chairman and Chief Executive Officer, who is located in Hong Kong), and our operations are conducted in the PRC. We do not maintain a business presence in the United States. Therefore, it may not be possible to effect service of process on such persons in the United States, and it may be difficult to enforce any judgments rendered against us or them. Moreover, there is doubt whether courts in the BVI, the PRC or Hong Kong would enforce (a) judgments of United States courts against us, our directors or officers based on the civil liability provisions of the securities laws of the United States or any state, or (b) in original actions brought in the BVI, the PRC or Hong Kong, liabilities against us or any nonresidents based upon the securities laws of the United States or any state.

Our status as a foreign private issuer results in less information being available about us than about domestic reporting companies.

We are a foreign private issuer and are not required to file as much information about us as domestic issuers are required to file. In this regard:

•	we are not required to file quarterly reports on Form 10-Q and our annual reports on Form 20-F are subject to disclosure requirements that differ from annual reports on Form 10-K;

•	we are exempt from the provisions of Regulation FD aimed at preventing issuers from making selective disclosures;

•	the SEC proxy statement and information statement rules do not apply to us; and

•	our officers, directors and principal shareholder are not required to file reports under Section 16 of the Exchange Act detailing their beneficial ownership of our shares; and they are not subject to the short-swing profit provisions under Section 16.

Since there is generally greater and more timely information available about domestic issuers than about foreign private issuers such as us, you will not be afforded the same protections or information as would be available to you if you were investing in a U.S. domestic issuer.

Due to our status as a foreign private issuer, we have adopted IFRS accounting principles, which are different from accounting principles under U.S. GAAP.

We have adopted and presented our financial statements in accordance with IFRS accounting principles. IFRS is an internationally recognized body of accounting principles that are used by many companies outside of the United States to prepare their financial statements, and the SEC permits foreign private issuers such as the Company to prepare and file their financial statements in accordance with IFRS rather than U.S. GAAP. IFRS accounting principles are different from those of U.S. GAAP, and SEC rules do not require us to provide a reconciliation of IFRS accounting principles to those of U.S. GAAP. Accordingly, we suggest that readers of our financial statements familiarize themselves with the provisions of IFRS accounting principles in order to better understand the differences between these two sets of principles.

39

As a foreign private issuer we are not subject to certain requirements that other Nasdaq-listed issuers are required to comply with, some of which are designed to provide information to and protect investors.

Our common shares are currently listed on Nasdaq and, for so long as our securities continue to be listed, we will remain subject to the rules and regulations established by Nasdaq applicable to listed companies. However, we have elected to claim certain exemptions afforded to foreign private issuers by relevant Nasdaq rules, and as a result:

•	a majority of the members of our board of directors (the “Board of Directors” or the “Board”) are not independent as defined by Nasdaq rules;

•	our independent directors do not hold regularly scheduled meetings in executive session;

•	while executive compensation is recommended by our Compensation Committee, which is comprised of independent directors, the compensation of our executive officers is ultimately determined by the Board of Directors rather than an independent committee of the Board or by the independent members of the Board of Directors;

•	related party transactions are not required to be reviewed or approved by our Audit Committee or other independent body of the Board of Directors;

•	we are not required to solicit shareholder approval of stock plans or issuances of securities, including those in which our officers or directors may participate; share issuances that will result in a change in control; the issuance of our shares in related party transactions or other transactions in which we may issue 20% or more of our outstanding common shares; or below market issuances of 20% or more of our outstanding shares to any person; and

•	we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting.

Due to an exemption from Nasdaq rules applicable to foreign private issuers, our related party transactions may not receive the type of independent review process that those of other Nasdaq-listed companies receive; the terms of these transactions are not negotiated at arm’s-length and may not be as favorable as could be obtained from unrelated parties.

We have historically engaged in a substantial number of transactions with related parties in the ordinary course of business, predominantly with our principal beneficial owner and former Chairman and Chief Executive Officer and/or companies that he owns or controls. These transactions are described in greater detail elsewhere in this prospectus. In general, Nasdaq rules require that related party transactions be reviewed by an audit committee or other committee comprised of independent directors. However, under Nasdaq rules applicable to foreign private issuers such as our company, we are exempt from certain Nasdaq requirements, including requirements applicable to independent director review of related party transactions. This exemption is available to us because the laws of the BVI, our home jurisdiction, do not mandate independent review of related party transactions.

Notwithstanding the foregoing, nonrecurring related party transactions (i.e., related party transactions that are not in the ordinary course of business) are submitted for approval by our Board of Directors, following disclosure of the related party’s interest in the transaction, and, in all cases, Board approval has historically included the unanimous approval of our independent directors. In addition, our annual audited financial statements, including the related party transactions reported therein, are approved by our Audit Committee, which is comprised solely of independent directors. However, except to the limited extent described above, these transactions are not individually reviewed or approved solely by independent directors. While management believes that our related party transactions have been on terms at least as favorable to the Company as could be obtained from unrelated parties, there is no assurance that such is the case or will be so in the future, or that shareholders would not be better protected if we were not exempt from, or we chose to voluntarily comply with, the applicable Nasdaq rules.

40

Risks Relating to Our Common Shares

You may experience dilution to the extent that our Common Shares are issued upon the exercise of outstanding warrants or other securities that we may issue in the future.

You may experience dilution to the extent that our Common Shares are issued upon the exercise of our outstanding warrants, and if we issue additional equity securities, or there are any issuances and subsequent exercises of stock options issued in the future. Up to 1,115,903 Common Shares may be issued with the exercise of warrants at a per share exercise price of $3.00 issued to the investors and up to 74,394 Common Shares may be issued with the exercise of warrants at a per share exercise price of $2.20 issued to the placement agent in a private placement (the “February 2024 Private Placement”) in connection with a registered offering of 1,487,870 Common Shares to the same investors at a price of $2.20 per Common Share (the “February 2024 Registered Offering”) in February 2024. See “—Description of Warrants.”

Substantial future sales or perceived potential sales of our Common Shares in the public market could cause the price of our Common Shares to decline.

Sales of our Common Shares in the public market, or the perception that these sales could occur, could cause the market price of our Common Shares to decline. As of the date of this prospectus, we have 9,865,767 Common Shares issued and outstanding. In addition, assuming exercise of all of the Warrants by cash and without adjustment, a maximum of 1,190,297 Common Shares underlying the Warrants will be offered for sale, subject to any restrictions as applicable under the Securities Act.

Certain of the Selling Shareholders may acquire their Common Shares at a price that is less than the market price of the Common Shares in the future, may earn a positive rate of return even if the price of the Common Shares declines and may be willing to sell their Common Shares at a price less than shareholders that acquired Common Shares in the public market.

Certain of our Selling Shareholders may purchase their respective Common Shares at prices lower than the market prices in the future and may therefore experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment. As a result, the Selling Shareholders are able to recognize a greater return on their investment than shareholders that acquired Common Shares in the public market. Up to 1,115,903 Common Shares may be issued with the exercise of the Unregistered Investor Warrants at a per share exercise price of $3.00 and up to 74,394 Common Shares may be issued with the exercise of the Placement Agent Warrants at a per share exercise price of $2.20. Furthermore, the Selling Shareholders may earn a positive rate of return even if the price of the Common Shares declines significantly. As a result, the Selling Shareholders may be willing to sell their shares at a price less than shareholders that acquired their Common Shares in the public market or at higher prices than the price paid by such Selling Shareholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other CHNR shareholders experience a negative rate of return.

41

The price at which Common Shares are quoted on Nasdaq may increase or decrease due to a number of factors, which may negatively affect the price of the Common Shares.

The price at which the Common Shares are quoted on Nasdaq may increase or decrease due to a number of factors. These factors may cause the Common Shares to trade at prices above or below the prices at which the Common Shares were first offered without regard to our operations and financial performance. Some of the factors which may affect the price of the Common Shares include:

•	fluctuations in the domestic and international market for listed stocks;

•	general economic conditions, including interest rates, inflation rates, exchange rates, commodity and oil prices;

•	changes to government fiscal, monetary or regulatory policies, legislation or regulation;

•	inclusion in or removal from market indices;

•	acquisition and dilution;

•	pandemic risk;

•	the nature of the markets in which we operate; and

•	general operational and business risks.

Other factors which may negatively affect investor sentiment and influence the Company, specifically or the stock market more generally include acts of terrorism, an outbreak of international hostilities or tensions, fires, floods, earthquakes, labor strikes, civil wars, natural disasters, outbreaks of disease or other man-made or natural events. We have limited ability to insure against some of the risks mentioned above.

Our principal beneficial owner and his affiliates control us through their share ownership; and their interests may differ from those of other shareholders.

Mr. Li Feilie, beneficial owner of a majority of our outstanding common shares, beneficially owns approximately 54.5% of our outstanding common shares, and as a result, Mr. Li is and will continue to be able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions such as business combinations. Through his related companies, Mr. Li also provides funding to support the Company’s operating expenses and holds a substantial amount of the Company’s debt (see “– Related Party Transactions,” below). Mr. Li’s interests may differ from those of other shareholders. See “—Principal Shareholders” for additional information relating to the beneficial ownership of our securities.

The rights of our shareholders are governed by BVI law, the provisions of which may not be as favorable to shareholders as under U.S. law, and our directors may take actions with which you disagree without first receiving shareholder approval.

Our directors have the power to take certain actions without shareholder approval, including the amendment of our Amended and Restated Memorandum of Association (the “Memorandum”) and our Articles of Association (the “Articles”) (unless such amendment varies the rights attached to shares) or an increase or reduction in our authorized capital, which would require shareholder approval under the laws of most jurisdictions in the United States. In addition, the directors of a BVI company, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization, certain mergers or consolidations with a subsidiary, the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the company, or any combination of the foregoing (provided the assets do not represent more than 50% of the total assets of the company and the sale is not outside of the usual or ordinary course of the company’s business), if they determine it is in the best interests of the company. Our ability to amend our Memorandum and Articles without shareholder approval could allow our directors to implement provisions to those documents that have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common shares at a premium over then current market prices, as could the ability of our directors to issue blank check preferred shares.

42

The elimination of monetary liability against our directors, officers and employees under our Articles and the indemnification of our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Articles contain provisions that eliminate the liability of our directors for monetary damages to us and to our shareholders to the maximum extent permitted under the corporate laws of the BVI. We may provide contractual indemnification obligations under agreements with our directors, officers and employees. These indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlements or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breach of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit the Company and our shareholders.

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. shareholders.

We have not made a determination whether we will or will not be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in the current tax year or in subsequent tax years. Whether we are a PFIC is determined on a year-by-year basis, and we cannot assure you that we are not and we will not be a PFIC for our future tax years. A non-U.S. corporation is generally a PFIC if either (i) at least 75% of its gross income is passive income for a tax year or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a tax year) are attributable to assets that produce or are held for the production of passive income. The market value of our assets may be determined to a large extent by the market price of our common shares. If we are treated as a PFIC for any tax year in which U.S. shareholders hold common shares, certain adverse U.S. federal income tax consequences could apply to such U.S. shareholders. For further discussion of the implications of PFIC status, please refer to “– Taxation.”

43

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by terminology such as “may,” “might,” “will,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements may include statements relating to, among other things:

•	uncertainties regarding the governmental, economic and political circumstances in the People’s Republic of China (the “PRC”);
•	the impact on the Company’s financial position, growth potential and business of the sale of PST Technology and Shanghai Onway specifically;
•	uncertainties related to the Company’s ability to identify potential partners or acquisition targets as it considers strategic alternatives in other non-natural resources sectors;
•	uncertainties associated with metal price volatility;
•	uncertainties concerning the viability of mining and estimates of reserves at the Company’s Moruogu Tong Mine in Inner Mongolia;
•	uncertainties regarding our ability to acquire a mining permit and to extract mineral reserves located in the Moruogu Tong Mine in an economically feasible manner;
•	uncertainties related to our ability to fund operations and capital expenditures;
•	uncertainties relating to the acquisition of Williams Minerals that were not discovered by us through our due diligence investigation;
•	uncertainties related to the completion of the acquisition of Williams Minerals which is conditional upon satisfaction or waiver of various conditions;
•	failure to complete the acquisition of Williams Minerals may have a material adverse effect on the Company’s business, financial condition and results of operations;
•	uncertainties related to the realization of the anticipated benefits associated with it;
•	the potential lack of appetite for the Company’s current holdings as consideration for a transaction; and
•	uncertainties related to the political situation between the PRC and the United States, and potential negative impacts on companies with operations in the PRC that are listed on exchanges in the United States.

44

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of the common shares. In addition, the rapidly evolving nature of this industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

45

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Common Shares underlying the Warrants by the Selling Shareholders pursuant to this prospectus. We may receive up to $3,511,375.80 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of such Common Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of such Common Shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

See “Plan of Distribution” elsewhere in this prospectus for more information.

46

DIVIDEND POLICY

The Company has not paid any dividends with respect to its Common Shares and has no present plan to pay any dividends in the foreseeable future. The Company intends to retain its earnings to support the development of its business. Any dividends paid in the future by the Company will be paid at the discretion of the Board of Directors and will be dependent upon distributions, if any, made by its subsidiaries, and on the Company’s results of operations, its financial condition and other factors deemed relevant by the Board of Directors. In accordance with the relevant PRC regulations and the Articles of Association of companies incorporated in the PRC, appropriations of net income of wholly owned foreign enterprises and Sino-foreign joint venture companies as reflected in their statutory financial statements are to be allocated to either (i) each of the general reserve, the enterprise expansion reserve and the staff bonus and welfare reserve, respectively, or (ii) the statutory reserve, as determined by the resolution of the Board of Directors annually.

47

CAPITALIZATION

The following table sets forth our cash, cash equivalents and financial assets at fair value through profit or loss and capitalization as of June 30, 2023:

•	on an actual basis;

•	On an as further adjusted basis considering (i) sale by us of 100% equity interest of PST Technology which included the 49% noncontrolling interest held by its wholly-owned subsidiaries in July 2023; (ii) exercise of our outstanding warrants, on a one-for-one basis, into 180,000 common shares in October 2023; and (iii) the issuance of 1,487,870 Common Shares at a purchase price of $2.20 per share in a public offering which closed on February 16, 2024, after deducting placement agent fees and estimated offering expenses payable by us, without adjustment for the issuance of the warrants or without allocating a portion of net proceeds for the potential recognition of warrant liability, based on fair value, upon the issuance of warrants in the concurrent private placement and the placement agent warrants

Other than these adjustments, there has been no material change in our capitalization from debt or equity issuances, re-capitalization or dividends between June 30, 2023 and March 18, 2024.

You should read this information together with our financial statements and the notes to those statements incorporated by reference into this prospectus.

June 30, 2023 (unaudited and unreviewed) (in thousands, except share data)	Actual	As Adjusted	Actual	As adjusted
	CNY	CNY	USD	USD
Cash, cash equivalents and financial assets at fair value through profit or loss	32,209	51,264	4,440	7,067
Debt:
Current Liabilities
Due to related companies	6,117	6,117	843	843
Due to principal shareholder	184,054	184,054	25,375	25,375
Lease liabilities	1,309	1,309	182	182
Interest-bearing loans and borrowings	3,500	3,500	483	483
Derivative financial liabilities	958	958	132	132
Non-Current Liabilities
Lease liabilities	1,073	1,073	148	148
Interest-bearing loans and borrowings	69,000	69,000	9,513	9,513
Total Debt	266,011	266,011	36,676	36,676

(Deficiency in assets) / Equity:
Preferred shares, no par value per share, 10,000,000 shares authorized; 0 shares issued and outstanding actual, as adjusted and as further adjusted	—	—	—	—
Common shares, no par value per share, 200,000,000 shares authorized; 8,197,897 shares issued and outstanding, actual; 9,865,767 shares issued and outstanding, as adjusted	450,782	468,879	62,146	64,641
Other capital reserves	735,319	736,277	101,374	101,506
Accumulated losses	-1,119,752	-1,119,752	-154,374	-154,374
Other comprehensive losses	-9,704	-9,704	-1,340	-1,340
Non-controlling interests	110,961	—	15,298	—
Total (deficiency in assets)/equity	167,606	75,700	23,104	10,433
Total capitalization	167,606	75,700	23,104	10,433

The number of Common Shares outstanding is 9,865,767 as of the date of this prospectus, excluding 1,190,297 Common Shares issuable upon the exercise of the Warrants, with exercise prices ranging from $2.20 to $3.00. The above table does not include the impact of any cash exercise of the outstanding Warrants. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Shares. If the market price for our Common Shares is less than the exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be very unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. On March 15, 2024, the closing price for our Common Shares on Nasdaq was $1.20 per share. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. Further, all of the Common Shares to be offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts, and we will not receive any of the proceeds from such sales.

48

ENFORCEABILITY OF CIVIL LIABILITIES

British Virgin Islands

We are incorporated in the BVI to take advantage of certain benefits associated with being an exempted BVI company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI. These disadvantages include:

•	the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	BVI companies do not have standing to sue before the federal courts of the United States.

Our Articles provide that any differences between us and our shareholders or their executors, administrators or assigns relating to the intent, construction, incidences or consequences of our Articles or the BVI Business Companies Act (as amended), including any breach or alleged breach of our Articles or the BVI Business Companies Act (as amended), or relating to our affairs, shall be resolved by arbitration before two arbitrators (unless the parties agree to arbitrate before one arbitrator), who shall jointly appoint an umpire.

Service of process upon us and upon our directors, all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because all of our directors are located outside the United States in Hong Kong, and all of our assets and officers are located outside the United States in the PRC (other than Mr. Wong Wah On Edward, our Chairman and Chief Executive Officer, who is located in Hong Kong), any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in the PRC. PRC courts may refuse to hear a claim based on a violation of U.S. securities laws, including because the PRC is not the most appropriate forum to bring such a claim. In addition, even if a PRC court agrees to hear a claim, it may determine that PRC law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law may have to be proven in court as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by PRC law. There is little binding case law in the PRC addressing the matters described above. Many of the same doubts apply to similar suits that may be brought in the BVI or Hong Kong and as to the enforceability of any judgment rendered by a court in the BVI or Hong Kong. Moreover, we have no assets in the BVI that may be used to satisfy a judgment rendered by a court located there.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

49

PRC

We have been advised by Commerce & Finance Law Offices, our PRC legal advisor, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or British Virgin Islands courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. If a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by the PRC People's Court, the parties may directly apply to the intermediate people's court with jurisdiction for recognition and enforcement, or the foreign court may request recognition and enforcement by the PRC People's Court in accordance with the provisions of international treaties concluded or participated in by the country and the PRC, or in accordance with the principle of reciprocity. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment if they decide that the judgment violates the basic principles of the PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands. Under the PRC Civil Procedures Law, foreigners, foreign enterprises and organizations who bring or respond to lawsuits in the PRC People's Court shall have the same litigation rights and obligations as citizens, legal persons and other organizations of the PRC. Where foreign courts impose restrictions on the civil litigation rights of citizens, legal persons and other organizations of the PRC, the People's courts of the PRC shall apply the principle of reciprocity to the civil litigation rights of citizens, enterprises and organizations of that country. In a foreign-related civil case accepted by the PRC People's Court, if the defendant raises an objection to jurisdiction, and the following circumstances occur at the same time, it may rule to reject the suit and inform the plaintiff to file a suit in a more convenient foreign court: (1) The basic facts of the dispute do not occur within the territory of the PRC, and it is obviously inconvenient for the PRC People’s Court to try the case and for the parties to participate in the proceedings; (2) There is no agreement between the parties to choose the jurisdiction of the PRC People's Court; (3) the case does not fall under the exclusive jurisdiction of the PRC People's Court; (4) The case does not involve the sovereignty, security or public interests of the PRC; (5) It is more convenient for foreign courts to hear cases.

50

CORPORATE HISTORY AND STRUCTURE

China Natural Resources, Inc. was incorporated in the BVI on December 14, 1993, and is a company limited by shares organized under the BVI Business Companies Act. We are not a Chinese operating company but a BVI holding company with operations conducted by our subsidiaries established in the PRC. See, “Risk factors — Risks Relating Our Operations and the Doing Business in the PRC — The PRC government may intervene or influence our operations at any time, or may exert more control over the China operations of an offshore holding company and offerings conducted overseas and foreign investment in China-based issuers, such as our PRC subsidiaries. Such control or influence may significantly limit our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

Prior to the sale of Precise Space-Time Technology Limited in July 2023, the Company operated in two reportable operating segments: wastewater treatment and exploration and mining. During 2021, the Company entered the rural wastewater treatment industry in the PRC by acquiring a 51% equity interest in its operating subsidiary Shanghai Onway. Additionally, the Company is engaged in metal exploration and mining activities in Inner Mongolia Autonomous Region of the PRC, including exploring for lead, silver and other nonferrous metal. After the sale of Precise Space-Time Technology Limited and the disposal of the wastewater treatment segment in July 2023, the Company is solely engaged in metal exploration and mining activities in Inner Mongolia Autonomous Region of the PRC, including exploring for lead, silver and other nonferrous metal.

In February 2023, the Company entered into a material definitive agreement with Feishang Group, the Company’s controlling shareholder, and Top Pacific, a non-affiliate, and Mr. Li Feilie and Mr. Yao Yuguang, to acquire Williams Minerals, which owns the mining permit for a Zimbabwean lithium mine. In December 2023, the Company entered into an amendment agreement to the sale and purchase agreement dated as of February 27, 2023 by and among the Company, Feishang Group, the Company’s controlling shareholder, and Top Pacific, a non-affiliate, and Mr. Li Feilie and Mr. Yao Yuguang for the extenson of the long stop date for closing the Acquisition from December 31, 2023 to December 31, 2024.

The Company is also actively exploring business opportunities in other non-natural resource sectors.

Acquisition of Williams Minerals

On February 27, 2023, the Company entered into a material definitive agreement (the “Zimbabwe SPA”) with Feishang Group and Top Pacific, as well as Mr. Li Feilie and Mr. Yao Yuguang, to indirectly acquire all interests in Williams Minerals, which owns the mining permit for a Zimbabwean lithium mine. At the time of the entry into the Zimbabwe SPA, Feishang Group owned 70% of Williams Minerals, and Top Pacific, a non-affiliate, owned the remaining 30%. Under the Zimbabwe SPA, it is expected that the Company will indirectly acquire all interests in Williams Minerals in the second fiscal quarter of 2023, and that the Company’s “ownership” (which, as defined in the Zimbabwe SPA, relates to its legal possession and control) of the Zimbabwean lithium mine will vest cumulatively, region by region from 2024 through 2026, contingent upon the issuance of independent technical reports and the Company’s full settlement of the purchase consideration in cash and restricted shares. For each relevant region of the lithium mine, until the Company’s legal possession and control vests, the Sellers will maintain legal possession and control, including the right of exploration, sale of lithium, and the revenue derived therefrom, as well as liability for operational costs and third-party claims.

Subject to the terms and conditions of the Zimbabwe SPA, the Company plans to issue restricted shares as 50% of the consideration for the Acquisition, with the remaining 50% of the consideration comprised of a promissory note and/or cash, for maximum consideration of US$1.75 billion (3.5 million estimated tons of measured, indicated and inferred resources of lithium oxide (grade 1.06% or above in accordance with the standard under the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves) priced at US$500 per ton). The Company may issue restricted CHNR shares at a discount to the market price to secure a portion of the required capital. On April 14, 2023, the Company announced that it completed its due diligence investigation with satisfactory results and decided to proceed with the Acquisition. The Company paid an aggregate of $35 million by way of promissory notes (instead of cash) as a deposit on April 21, 2023, and will pay an aggregate of $140 million by way of promissory notes and/or cash as an initial installment.

51

Completion of the Acquisition is contingent upon the satisfaction of a number of conditions, including, among other things, the issuance of independent technical reports, the actual quantity of qualified lithium oxide metal resources proven or estimated to exist in each mining area covered by the relevant report, and the Company’s full settlement of the purchase consideration in cash and restricted shares. There is no guarantee that the Acquisition will close or be completed at the anticipated valuation and terms, or at all.

On December 22, 2023, the Company entered into an amendment agreement (the “Amendment Agreement”) to the sale and purchase agreement Dated as of February 27, 2023 by and among Feishang Group and Top Pacific (China) Limited (together, the “Sellers”), and the respective beneficial owner of the Sellers, Mr. Li Feilie and Mr. Yao Yuguang with the parties thereto. As the Sellers are still in the process of satisfying conditions precedent to the closing of the acquisition in accordance with the Zimbabwe SPA, including but not limited to obtaining requisite governmental approvals, the parties entered into the Amendment Agreement to extend the long stop date for closing the acquisition from December 31, 2023 to December 31, 2024.

The foregoing description of the Zimbabwe SPA and the Amendment Agreement is only a summary and is qualified in its entirety by reference to the Sale and Purchase Agreement between China Natural Resources, Inc., Feishang Group Limited, Top Pacific (China) Limited, Li Feilie, and Yao Yuguang, dated February 27, 2023, a copy of which is incorporated by reference as Exhibit 4.17 to the 2022 Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 15, 2023 and Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on December 22, 2023, respectively.

Acquisition and Sale of PST Technology

We diversified our business by entering the environmental protection sector, which provides compelling synergies with our current operations, through the acquisition of PST Technology. On July 27, 2021, the Company entered into a Sale and Purchase Agreement with Li Feilie, pursuant to which the Company issued three million restricted common shares, no par value, and transferred 120 million shares of FARL, as well as approximately CNY10.3 million (US$1.5 million), to Feishang Group, in exchange for all outstanding shares of PST Technology and the transfer to the Company of approximately CNY130.0 million (US$18.8 million) of PST Technology’s outstanding debt previously owed to Mr. Li, which debt was eliminated upon consolidation. PST Technology, through its wholly owned subsidiaries, owns a 51% equity interest in Shanghai Onway. Shanghai Onway is principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC projects and public-private partnership (“PPP”) projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. The total value of the consideration that the Company provided to Mr. Li was approximately CNY104.1 million (US$15.1 million), which amount was a 20% discount to the valuation (including the assigned debt) of PST Technology provided by an independent valuation firm.

On July 28, 2023, the Company entered into a Sale and Purchase Agreement with Feishang Group Limited (“Feishang Group”). Pursuant to the agreement, the Company agreed to sell 100% equity interest of PST Technology to Feishang Group, together with PST Technology’s outstanding payable owed to the Company, for consideration of approximately CNY95,761,119 comprising: (i) CNY -34,197,300, the fair value of 100% equity interest of PST Technology as determined by the independent valuation report dated July 28, 2023; (ii) CNY 129,958,419, the book value of PST Technology’s outstanding payable owed to the Company.

PST Technology, through its wholly owned subsidiaries, owns a 51% equity interest in Shanghai Onway and Shanghai Onway’s subsidiaries which are principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. After PST Technology’s disposition, the Company discontinued the operation in wastewater treatment segment and continue engaging in the exploration and mining business.

52

Acquisition of FARL Shares

On August 17, 2020, we acquired 120 million shares of FARL, a company that is traded on the main board of the Hong Kong Stock Exchange under ticker 1738, representing approximately 8.7% of the outstanding equity of that company. On August 17, 2020, the Company entered into a sale and purchase agreement with Feishang Group pursuant to which the Company issued 9,077,166 of the Company’s common shares, no par value, to Feishang Group, in exchange for 120 million shares of FARL, with an approximate aggregate value of HK$87,522,000 (determined at a price of HK$1.006 per share, representing the average closing price of FARL on the five trading days before August 17, 2020, adjusted for a 27.5% discount based on an independent valuation report). Feishang Group is the largest stockholder in the Company, and is wholly owned by Mr. Li Feilie, who also beneficially owns 53.53% of the outstanding equity of FARL. The 120 million shares of FARL were transferred as part of the consideration for the acquisition of all the outstanding shares of PST Technology.

Exploration Activities in Inner Mongolia

In November 2017, we acquired all of the issued and outstanding capital stock of Bayannaoer Mining for a purchase price of CNY716,900. Bayannaoer Mining holds an exploration permit issued by the Natural Resources Department of Inner Mongolia Autonomous Region covering the Moruogu Tong Mine, located in Wulatehouqi, Bayannaoer City, Inner Mongolia. The exploration permit evidences Bayannaoer Mining’s right to explore for minerals at the Moruogu Tong Mine. Initial results of the exploration program indicate the presence of lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper. We anticipate that our working capital and capital expenditures for our exploration activities will be funded by non-interest-bearing loans from our affiliates and funds provided pursuant to the Cooperation Agreement. See “Business Overview – Metal Exploration Activities” below for more information and a discussion of developments at the Moruogu Tong Mine.

Copper Ore Trading

Since 2019, Bayannaoer Mining had been involved in the trade of copper ore in the PRC. We ceased trading copper ore in the second half of 2020, due to volatile fluctuations in the price of copper.

The following diagram illustrates our corporate structure as of the date of this prospectus:

All current operations are conducted by Bayannaoer Mining following the sale of PST Technology. See “Business Overview” for further information regarding Bayannoer Mining.

53

Feishang Management

Feishang Management was incorporated in the PRC in October 2008. It is a wholly owned subsidiary of Yunnan Mining and is engaged in providing management and consulting services to the other companies in the Group. Feishang Management currently serves as a cost center for the Group.

Inactive Subsidiaries

The following subsidiaries are not currently engaged in active operations but remain in good standing in their home jurisdictions and are poised to participate in future opportunities, should they arise:

China Coal

China Coal was incorporated in Hong Kong in January 2008. It is a wholly owned subsidiary of CHNR.

Feishang Dayun

Feishang Dayun was incorporated in Hong Kong in June 2008. It is a wholly owned subsidiary of Pineboom.

Feishang Mining

Feishang Mining was incorporated in the BVI in September 2004. It is a wholly owned subsidiary of CHNR.

Feishang Yongfu

Feishang Yongfu was incorporated in Hong Kong in June 2008. It is a wholly owned subsidiary of Newhold.

FMH Services

FMH Services is a Florida company incorporated in November 2007 in connection with a proposed transaction that was not consummated. FMH Services, which is wholly owned by CHNR, is currently dormant.

Newhold

Newhold was incorporated in the BVI in July 2008. It is a wholly owned subsidiary of CHNR.

Pineboom

Pineboom was incorporated in the BVI in May 2008. It is a wholly owned subsidiary of CHNR.

Yangpu Shuanghu

Yangpu Shuanghu was incorporated in the PRC in May 2004. It is a wholly owned subsidiary of Feishang Yongfu.

Yunnan Mining

Yunnan Mining was incorporated in the PRC in June 2007. It is a wholly owned subsidiary of Yangpu Shuanghu.

54

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

The following discussion and analysis of the results of operations and the Company’s financial position should be read in conjunction with the audited consolidated financial statements and accompanying notes included elsewhere herein. The consolidated financial statements of the Company have been prepared in accordance with IFRS as issued by the IASB. This section contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of our future performance or results and our actual results could materially differ from those disclosed in the forward-looking statements. In evaluating our business, you should carefully consider the information provided in “Risk Factors.”

Overview

We are principally engaged in exploration for lead, silver and other metals in the Inner Mongolia Autonomous Region of the PRC and exploration of attractive opportunities in other sectors in the PRC. Our operating subsidiary, Bayannaoer City Feishang Mining Company Limited (“Bayannaoer Mining”) holds an exploration permit issued by the Land and Resources Department of Inner Mongolia Autonomous Region covering the Moruogu Tong Mine, located in Wulatehouqi, Bayannaoer City, Inner Mongolia. The exploration permit evidences Bayannaoer Mining’s right to explore for minerals at the Moruogu Tong Mine. Initial results of the exploration program indicate the presence of lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper. We are also actively seeking opportunities of exploration and mining of other metals outside of the PRC. See, “Corporate History and Structure — Acquisition of Williams Minerals.”

We continuously pivot our business by exploring new opportunities for growth or diversification. We had engaged in the trade of copper ore in the PRC since 2019. Due to volatile fluctuations in the price of copper, we ceased trading copper ore in the second half of 2020. See “Corporate History and Structure — Copper Ore Trading.” Between July 2021 and July 2023, we also engaged in the rural wastewater treatment business in China through the acquisition of PST Technology, which held 51% equity interest of Shanghai Onway, a PRC company which is principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. We ceased the wastewater treatment business segment following the disposition of PST Technology in July 2023. See “Corporate History and Structure — Acquisition and Sale of Precise Space-Time Technology Limited.”

Effect of the Sale of PST Technology

On July 28, 2023, the Company entered into a Sale and Purchase Agreement with Feishang Group. Pursuant to the agreement, the Company agreed to sell 100% equity interest of PST Technology to Feishang Group, together with PST Technology’s outstanding payable owed to the Company, for consideration of approximately CNY95,761,119 comprising: (i) CNY-34,197,300, the fair value of 100% equity interest of PST Technology as determined by the independent valuation report dated July 28, 2023; (ii) CNY 129,958,419, the book value of PST Technology’s outstanding payable owed to the Company.

55

PST Technology, through its wholly owned subsidiaries, owns a 51% equity interest in Shanghai Onway and Shanghai Onway’s subsidiaries which are principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services.

Management assesses the performance of operating segments based on profit or loss before income tax in related periods. The manner of assessment is consistent with that applied in these financial statements.

As of June 30, 2023, the Company’s two reportable operating segments are summarized below:

•	Wastewater treatment segment, which was previously operated by the Company through PST Technology, consists of sales of assembled equipment, provision of construction services and participating in PPP projects as operator; and

•	Exploration and mining segment, which consists of the exploration for lead, silver and other metals.

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	CNY	CNY	CNY	CNY
		(Amounts in thousands)
Six months ended June 30, 2023 (Unaudited)

Revenues from external customers	12,216	—	—	12,216

Segment profit (loss) before income tax	353	(73)	(7,914)	(7,634)

Income tax expenses				(1,827)

Loss for the period				(9,461)

Other items
Depreciation of property, plant and equipment	(103)	(2)	(1)	(106)
Depreciation of right of use assets	(359)	—	(354)	(713)
Amortization of intangible assets	(395)	—	—	(395)
Impairment (losses)/reversal on financial assets
- Trade receivables	(388)	—	—	(388)
- Contract assets	(3,546)	—	—	(3,546)
- Other receivables	—	—	(6,829)	(6,829)
Other income	142	500	—	642
Fair value loss on financial instruments	—	—	(86)	(86)
Finance costs	(1,884)	(1)	(45)	(1,930)
Finance income	4,702	—	3,399	8,101

56

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	US$	US$	US$	US$
Six months ended June 30, 2023 (Unaudited)		(Amounts in thousand)
Revenues from external customers	1,684	—	—	1,684

Segment profit(loss) before income tax	49	(10)	(1,091)	(1,052)

Income tax expenses				(252)

Loss for the period				(1,304)

Other items
Depreciation of property, plant and equipment	(14)	—	—	(14)
Depreciation of right of use assets	(49)	—	(49)	(98)
Amortization of intangible assets	(54)	—	—	(54)
Impairment (losses)/reversal on financial assets
- Trade receivables	(53)	—	—	(53)
- Contract assets	(489)	—	—	(489)
- Other receivables	—	—	(942)	(942)
Other income	20	69	—	89
Fair value loss on financial instruments	—	—	(12)	(12)
Finance costs	(260)	—	(6)	(266)
Finance income	648	—	469	1,117

After PST Technology’s disposition, the Company discontinued the operation in wastewater treatment segment and continue engaging in the exploration and mining business.

Components of Our Results of Operation

Revenue

Revenue primarily consists of revenue from our wastewater treatment segment, which consists of sales of assembled equipment, provision of construction services and participating in PPP projects as operator. The sale of copper ores was ceased by Bayannaoer Mining in the second half of 2020 due to the volatile fluctuations of copper’s price. With the sale of PST Technology in July 2023, we do not expect revenue to be generated from the discontinued wastewater treatment segment.

	Amounts in thousands
	Year Ended December 31,				Six months ended
	2020	2021	2022	2022	June 30, 2023	June 30, 2023
	CNY	CNY	CNY	USD	CNY	USD
Wastewater treatment
Sales of water treatment equipment	—	—	161	23	—	—
Construction contract revenue	7,665	12,203	14,633	2,122	8,690	1,198
Operation and maintenance services	3,561	183	—	—	405	56
EPC projects subtotal	11,226	12,386	14,794	2,145	9,095	1,254
Operation services of service concession arrangement	2,295	5,953	5,512	799	3,121	430
Construction services of service concession arrangement	22,110	396	—	—	—	—
PPP project (or the Wujiang Project) subtotal	24,405	6,349	5,512	799	3,121	430

Exploration and mining
Sales of copper ores	6,867	—	—	—	—	—

Total	42,498	18,735	20,306	2,944	12,216	12,216

57

Cost of Sales

Cost of sales primarily consists of expenditures relating to the construction of water treatment facilities, such as raw materials, spare parts, consumables, and outsourced costs charged by subcontractors.

Selling and Distribution Expenses

Selling and distribution expenses primarily consist of business development expenses, payroll, travel expenses and related expenses for employees involved in selling and distribution activities.

Administrative Expenses

Administrative expenses primarily consist of salaries and staff welfare expenses, professional service fees, travel and entertainment expenses, depreciation and amortization, and other general corporate function related expenses.

Other Income/(Losses)

Other operating income/(loss) primarily consists of government grants and tax refunds, and other non-operating income or expenses.

Fair Value Gain/(Loss) on Financial Instruments, net

Fair value gain or loss on financial instruments, net represents the net changes in fair value of the 120 million shares of FARL held by the Company from August 17, 2020 until their disposition on July 27, 2021, and the net changes in fair value of the Company’s warrants.

Impairment Gain/(Loss) on Financial Assets

Impairment gain/(loss) on financial assets represents the accrual and reversal recognized or allowance provided by the Company for expected credit losses on trade receivables, contract assets and other receivables. Please see Notes 14, 15 and 16 to the audited consolidated financial statements herein for further information.

Finance Costs

Finance costs consist primarily of interest expense on loans and lease liabilities, and foreign currency exchange differences.

Finance Income

Finance income consists primarily of interest income on loans to related parties and third parties, and interest income derived from revenue contracts with a significant financing component and from the service concession arrangement, which arise under IFRS due to the imputed credit terms attendant to the delayed payment terms we offer our customers. Imputed finance income under our service concession arrangement is recognized on an accrual basis using the effective interest rate method by applying the rate that discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset. See “Related Party Transactions” for further information regarding loans to and from related parties.

58

Income Tax Expense

The Company is not subject to taxes in the United States.

Under the current laws of the BVI, dividends and capital gains arising from the Company’s investments in the BVI are not subject to income or capital gains taxes and no withholding tax is imposed on payments of dividends to the Company.

The Company’s subsidiaries in Hong Kong are subject to the Hong Kong Profits Tax rate of 16.5%, while foreign-derived income is exempted from income tax. There is no withholding tax in Hong Kong on the remittance of dividends.

The Company’s subsidiaries in the PRC are subject to a PRC enterprise income tax rate of 25% applicable to both foreign invested enterprises and domestic companies. Shanghai Onway was subject to tax at a preferential tax rate of 12.5% for the year ended December 31, 2020, and subject to a tax rate of 25% for the year ended December 31, 2021 and thereafter. Shaoguan Angrui was fully exempted from income tax according to the PRC corporate income tax laws and related regulations for the years ended December 31, 2020 and 2021. Shaoguan Angrui enjoyed a preferential tax rate of 12.5% for the year ended December 31, 2022, and will enjoy the same preferential tax rate in 2023 and 2024. Thereafter, it will be subject to a tax rate of 25%.

Critical Accounting Estimates

Not applicable.

Results of Operation

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The following period-to-period comparison of operating results should not be relied upon as being indicative of our future performance.

	Year Ended December 31,				Six Months Ended June 30,
	(Amounts in thousands, except per share data)
	2020	2021	2022	2022	2022	2023	2023
	CNY	CNY	CNY	US$	CNY	CNY	US$
Consolidated Statements of Profit or Loss Data					(Unaudited)	(Unaudited)	(Unaudited)
Revenue	42,498	18,735	20,306	2,944	16,072	12,216	1,684
Cost of sales	(39,215)	(18,494)	(14,485)	(2,100)	(8,771)	(5,376)	(741)
Gross profit	3,283	241	5,821	844	7,301	6,840	943

Selling and distribution expenses	(758)	(922)	(700)	(103)	(410)	(420)	(58)
Administrative expenses	(18,853)	(22,869)	(36,749)	(5,328)	(8,733)	(10,018)	(1,381)
Other income/(losses)	1,616	(183)	904	131	731	642	89
OPERATING LOSS	(14,712)	(23,733)	(30,724)	(4,454)	(1,111)	(2,956)	(407)

Fair value gain/(loss) on financial instruments, net	31,334	(38,349)	1,007	146	559	(86)	(12)
Impairment (losses)/reversal on financial assets	(4,162)	(3,330)	1,073	156	(2,972)	(10,763)	(1,484)
Finance costs	(3,749)	(4,359)	(3,395)	(492)	(1,822)	(1,930)	(266)
Finance income	15,468	16,935	15,607	2,263	9,376	8,101	1,117

PROFIT/(LOSS) BEFORE INCOME TAX	24,179	(52,836)	(16,432)	(2,383)	4,030	(7,634)	(1,052)

Income tax expense	(1,258)	(2,135)	(5,864)	(850)	(357)	(1,827)	(252)

PROFIT/(LOSS) FOR THE YEAR	22,921	(54,971)	(22,296)	(3,233)	3,673	(9,461)	(1,304)

ATTRIBUTABLE TO:
Owners of the Company	24,336	(48,152)	(24,623)	(3,570)	1,949	(10,742)	(1,481)
Non-controlling interests	(1,415)	(6,819)	2,327	337	1,724	1,281	177

	22,921	(54,971)	(22,296)	(3,233)	3,673	(9,461)	(1,304)

EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY:
Basic and diluted
- Earnings/(loss) per share	3.89	(5.91)	(3.00)	(0.44)	0.24	(1.31)	(0.18)

59

Six months ended June 30, 2023 compared to June 30, 2022

Revenue

Revenue for the six months ended June 30, 2023 was CNY12.22 million (US$1.68 million), as compared to CNY16.07 million for the same period in 2022. The decrease was mainly caused by the drop of revenue from construction contracts as the number of the projects and construction progress in the first half of 2023 were both lower than those in the first half of 2022.

Cost of Sales

Cost of sales for the six months ended June 30, 2023 was CNY5.38 million (US$0.74 million), as compared to CNY8.77 million for the same period in 2022. This decrease was in accordance with the progress recognition of revenue in the first half of 2023.

Selling and Distribution Expenses

Selling and distribution expenses for the six months ended June 30, 2023 was CNY0.42 million (US$0.06 million), as compared to CNY0.41 million for the same period in 2022. No material fluctuation was noted for the comparative periods.

Administrative Expenses

Administrative expenses for the six months ended June 30, 2023 were CNY10.02 million (US$1.38 million), as compared to CNY8.73 million for the same period in 2022. The increase was mainly due to the professional service fees incurred in 2023 in relation to the Company’s potential acquisition of Zimbabwe lithium mines.

Other Income

Other income for the six months ended June 30, 2023 were CNY0.64 million (US$0.09 million), as compared to CNY0.73 million for the same period in 2022. No material fluctuation was noted for the comparative periods.

Fair Value Gain/ (Loss) on Financial Instruments

Fair value loss on financial instruments for the six months ended June 30, 2023 was CNY0.09 million (US$0.01 million), as compared to a gain of CNY0.56 million for the same period in 2022. The amount represented the fluctuation of fair values of the Company’s outstanding warrants.

60

Impairment Losses on Financial Assets

Impairment losses on financial assets for the six months ended June 30, 2023 was CNY10.76 million (US$1.48 million), as compared to CNY2.97 million for the same period in 2022. The increase was mainly due to the increased expected credit loss on the loan and interest receivable from an unrelated company, Shenzhen Chaopeng Investment Co., Ltd and contract assets related to construction contracts.

Finance Costs

Finance costs for the six months ended June 30, 2023 were CNY1.93 million (US$0.27 million), as compared to CNY1.82 million for the same period in 2022. No material fluctuation was noted for the comparative periods.

Finance Income

Finance income for the six months ended June 30, 2023 were CNY8.10 million (US$1.12 million), as compared to CNY9.38 million for the same period in 2022. The decrease was mainly caused by the decrease of interest income on revenue contracts with significant financing component.

Income Tax Expense/(Benefit)

Management believes that the Company is not subject to US taxes.

Under the current laws of the British Virgin Islands (“BVI”), dividends and capital gains arising from the Company’s investments in the BVI are not subject to income tax and no withholding tax is imposed on payments of dividends to the Company.

The Company's subsidiaries in the PRC are generally subject to a PRC enterprise income tax rate of 25% applicable to both foreign-invested enterprises and domestic companies, with the exception of the subsidiary which engages in the environmental protection service concession arrangement and is subject to tax at a preferential tax rate of 12.5% for the three-year period since 2022.

The income tax expense was CNY1.83 million (US$0.25 million) for the six months ended June 30, 2023, as compared to CNY0.36 million for the same period in 2022. The increase was mainly attributable to the decrease of deferred tax income as it is not probable that future taxable profits will be available, so the Company did not recognize deferred tax assets for the changes of deductible temporary difference for the six months ended June 30, 2023.

Profit/(Loss) For The Period

Loss for the six months ended June 30, 2023 was CNY9.46 million (US$1.30 million) as compared to a profit of CNY3.67 million for the six months ended June 30, 2022. The loss in the first half of 2023 was mainly due to the increase in both impairment loss on financial assets and administrative expenses and decrease in finance income.

61

Years Ended December 31, 2022 Compared to Year Ended December 21, 2021

Revenue. Revenue increased by CNY1.57 million (US$0.23 million) from CNY18.74 million for the year ended December 31, 2021 to CNY20.31 million (US$2.94 million) for the year ended December 31, 2022. The increase in revenues was mainly caused by the confirmed progress of services provided for constructions projects commenced in prior years.

Cost of sales. Cost of sales decreased by CNY4.00 million (US$0.58 million) from CNY18.49 million for the year ended December 31, 2021 to CNY14.49 million (US$2.10 million) for the year ended December 31, 2022. This decrease was mainly due to the deferral in the execution of some new or ongoing projects during the first half of 2022 as a result of the then strict pandemic controls in Shanghai.

Selling and Distribution Expenses. Selling and distribution expenses decreased by CNY0.22 million (US$0.03 million) from CNY0.92 million for the year ended December 31, 2021 to CNY0.70 million (US$0.10 million) for the year ended December 31, 2022. The increase was mainly due to tighter expense control efforts in 2022.

Administrative Expenses. Administrative expenses increased by CNY13.88 million (US$2.01 million) from CNY22.87 million for the year ended December 31, 2021 to CNY36.75 million (US$5.33 million) for the year ended December 31, 2022. The increase was mainly caused by the option awards granted on July 14, 2022 to certain eligible individuals covering an aggregate of 8,100,000 of the Company’s common shares (or 1,620,000 Common Shares of the Company as adjusted by a five-to-one share combination on April 3, 2023) under the 2014 Plan.

Other Income/(Losses). Other income/(loss) increased by CNY1.08 million (US$0.16 million) from CNY0.18 million of loss for the year ended December 31, 2021 to CNY0.90 million (US$0.13 million) of income for the year ended December 31, 2022. The increase in other income was mainly caused by other income relating to impairment reversal of other receivables, which were fully impaired and written off in prior years but collected in 2022, and other loss relating to the return of tax refund to tax authorities in 2021.

Fair Value Gain/(Loss) on financial instruments, net. Fair value gain/(loss) on financial instruments, net increased by CNY39.36 million (US$5.71 million) from CNY38.35 million of loss for the year ended December 31, 2021 to CNY1.01 million (US$0.15 million) of gain for the year ended December 31, 2022. The decrease was caused by the fluctuation of fair values of the Company’s outstanding warrants in both years and the disposition of the FARL shares in 2021.

Impairment Losses/(Reversal) on Financial Assets. Impairment losses/(reversal) on financial assets decreased by CNY4.40 million (US$0.64 million) from CNY3.33 million of loss for the year ended December 31, 2021 to CNY1.07 million (US$0.16 million) of reversal for the year ended December 31, 2022. The decrease was the result of an expected credit loss assessment of receivables and contract assets, due to the fact that the amount of collection of aged trade receivables related to construction contracts was relatively higher than the amount of origination of new trade receivables related to construction contracts in 2022.

Finance Costs. Finance costs decreased by CNY0.96 million (US$0.14 million) from CNY4.36 million for the year ended December 31, 2021 to CNY3.40 million (US$0.49 million) for the year ended December 31, 2022. This was mainly due to exchange gain on the appreciation of foreign currency deposits in 2022, and decreased interest expenses on bank loans as our outstanding borrowing balance decreased.

Finance Income. Finance income decreased by CNY1.33 million (US$0.19 million) from CNY16.94 million for the year ended December 31, 2021 to CNY15.61 million (US$2.26 million) for the year ended December 31, 2022. The decrease in finance income was mainly due to the decrease of interest income from the service concession arrangement relating to a financing component, which arose due to a guaranteed 28-year-long collection period for construction services for the Wujiang Project.

Income Tax Expense. Income tax expense increased by CNY3.72 million (US$0.54 million) from CNY2.14 million for the year ended December 31, 2021 to CNY5.86 million (US$0.85 million) for the year ended December 31, 2022. The increase was mainly caused by higher revenue and gross profit margin and the additional recognition of deferred tax expenses in 2022.

Net Loss. As a result of the foregoing, our net loss decreased by CNY32.67 million (US$4.74 million), from CNY54.97 million for the year ended December 31, 2021 to CNY22.30 million (US$3.23 million), for the year ended December 31, 2022.

62

Years Ended December 31, 2021 Compared to Year Ended December 21, 2020

The Company restated the comparative financial statements for the year ended December 31, 2020 to account for a common control transaction (i.e., the acquisition of PST Technology) using the pooling of interest method.

Revenue. Revenue decreased by CNY23.76 million (US$3.74 million) from CNY42.50 million for the year ended December 31, 2020 to CNY18.74 million (US$2.95 million) for the year ended December 31, 2021. The decrease in revenues was mainly caused by the completion of the construction phase of the Wujiang Project in January 2021, and the cessation of revenue recognition from the related construction services thereafter as well as the cessation of copper ore trading in the second half of 2020 due to the volatile fluctuations of copper’s price.

Cost of sales. Cost of sales decreased by CNY20.73 million (US$3.26 million) from CNY39.22 million for the year ended December 31, 2020 to CNY18.49 million (US$2.91 million) for the year ended December 31, 2021. This decrease was mainly caused by the completion of the construction phase of the Wujiang Project in January 2021.

Selling and Distribution Expenses. Selling and distribution expenses increased by CNY0.16 million (US$0.03 million) from CNY0.76 million for the year ended December 31, 2020 to CNY0.92 million (US$0.15 million) for the year ended December 31, 2021. The increase was mainly due to strengthened business development efforts in 2021.

Administrative Expenses. Administrative expenses increased by CNY4.02 million (US$0.63 million) from CNY18.85 million for the year ended December 31, 2020 to CNY22.87 million (US$3.60 million) for the year ended December 31, 2021. The increase was mainly caused by professional service fees related to the Company’s private placement in January 2021 and the acquisition of PST Technology in July 2021.

Other Income/(Loss). Other income/(loss) decreased by CNY1.80 million (US$0.28 million) from CNY1.62 million of income for the year ended December 31, 2020 to CNY0.18 million (US$0.03 million) of loss for the year ended December 31, 2021. The decrease was caused by a drop in government grants and tax refunds.

Fair Value Gain/(Loss) on financial instruments, net. Fair value gain/(loss) on financial instruments, net decreased by CNY69.68 million (US$10.96 million) from CNY31.33 million of gain for the year ended December 31, 2020 to CNY38.35 million (US$6.03 million) of loss for the year ended December 31, 2021. The decrease was caused by the fluctuation of fair values of the Company’s outstanding warrants and the FARL shares.

Impairment Losses on Financial Assets. Impairment losses on financial assets decreased by CNY0.83 million (US$0.13 million) from CNY4.16 million for the year ended December 31, 2020 to CNY3.33 million (US$0.52 million) for the year ended December 31, 2021. The decrease was because the amount of trade receivables generated in prior years and collected in 2021 exceeded the amount of trade receivables generated in 2021 due to the lower revenue in 2021.

Finance Costs. Finance costs increased by CNY0.61 million (US$0.10 million) from CNY3.75 million for the year ended December 31, 2020 to CNY4.36 million (US$0.69 million) for the year ended December 31, 2021. This was mainly due to interest expense from the bank loan that we took out in connection with the Wujiang Project (described in greater detail below) no longer being capitalized into the Company’s intangible assets relating to its rights under the service concession arrangement in 2021 as a result of the completion of construction of the Wujiang Project.

Finance Income. Finance income increased by CNY1.47 million (US$0.23 million) from CNY15.47 million for the year ended December 31, 2020 to CNY16.94 million (US$2.67 million) for the year ended December 31, 2021. The increase was largely driven by the rise of interest income from the service concession arrangement relating to a financing component which arose due to a guaranteed 28-year long collection period for construction services for the Wujiang Project. As the construction phase of Wujiang Project was completed and became operational in January 2021, both revenue from the operation services of the service concession arrangement and interest income from the service concession arrangement increased accordingly.

63

Income Tax Benefit/(Expense). Income tax expense increased by CNY0.88 million (US$0.14 million) from CNY1.26 million for the year ended December 31, 2020 to CNY2.14 million (US$0.34 million) for the year ended December 31, 2021. The increase was caused by the combined effects of the reversal of a prior withholding enterprise income tax payable amounting to CNY6.59 million in 2020 and a deferred tax expense arising from taxable temporary differences in 2021.

Net Profit/(Loss). As a result of the foregoing, our net loss increased by CNY77.89 million (US$12.25 million) from net profits of CNY22.92 million for the year ended December 31, 2020, to a net loss of CNY54.97 million (US$8.65 million) for the year ended December 31, 2021.

Impact of Government Policies on the Company’s Operations

2022 was the third and final year of the PRC’s zero-COVID policy, which was also a relatively difficult year in terms of the general economic and operating conditions. Pandemic control policies significantly affected our operations by restricting the movement of our employees, affecting our supply chains, disrupting the exploratory activities in our Moruogu Tong Mine and the rural wastewater treatment activities by Shanghai Onway, and causing significant price fluctuations in various markets. Also, large-scale quarantines and travel restrictions from time to time in 2022 led to a slowdown in the expected economic recovery and the markets we serve. The PRC ended its zero-COVID policy in December 2022, which meant strict pandemic controls, including mass testing, quarantines and travel restrictions, were lifted. Economic activities have been gradually returning to normal.

Our rural wastewater treatment business is highly dependent upon national and local government policies. In recent years, the PRC government has put an increasing emphasis on environmental protection and has introduced various policies to increase environmental awareness and support the development of environmental protection in China, especially in the rural areas, as urban areas are already relatively industrialized. Demand for Shanghai Onway’s products and services, as well as for products in the environmental protection industry in general, is largely driven by government policies. Many of Shanghai Onway’s customers are local governments, who have been investing heavily in environmental protection and prevention of water and air pollution. Shanghai Onway stands to benefit from the great potential and rapid development of the industry, but any unforeseen changes in future government policies could considerably alter the market dynamics of the industry and adversely affect our operations. If, for example, future policies substantially raise the discharge standards or alter any other technical specifications, Shanghai Onway may not be able to comply with those standards with its current technologies and may be forced to cease operations if it fails to innovate technologically.

Our metals exploration activities are subject to government regulations in various aspects, and our failure to comply with applicable government regulations could adversely affect our operations and subject us to fines and other penalties including suspension or termination of our business permits.

64

Liquidity and Capital Resources

The Company’s primary liquidity needs are to fund operating expenses, capital expenditures and acquisitions. As of June 30, 2023, the Company financed its working capital requirements and capital expenditures through internally generated cash from prior years, our Bank Loan (as described in greater detail below), non-interest-bearing loans from the Related-Party Debtholders, funds provided pursuant to the Cooperation Agreement, and the sale of 3,960,000 common shares and associated warrants to purchase up to 1,980,000 common shares at an offering price of US$1.85 per share in January 2021. In view of the operating loss of the wastewater treatment business and the pre-revenue exploration stage of the Moruogu Tong Mine, the Company expects that the availability of internally generated funds to sustain operations will decrease for the foreseeable future. As we are actively exploring new business opportunities in lithium resources in Zimbabwe, we may face growing shortage of working capital in the near future. Although we believe that our working capital is sufficient for our present requirements and to continue our current operations over the next 12 months, we envisage engaging in further capital-raising activities in pursuit of other business opportunities in the PRC to diversify our operations as we move into our next phase of growth.

We have received letters from Feishang Group and Feishang Enterprise, entities controlled by Mr. Li Feilie, the principal beneficial shareholder of the Company, which state that Feishang Group and Feishang Enterprise will provide continuous financial support to the Group in relation to the going concern of its operations, and will not recall any amounts due to them until the Group has sufficient liquidity to finance its operations, and that Feishang Enterprise will pay debts on behalf of the Group when needed. As such, we believe that we will be able to obtain adequate amounts of cash to meet our requirements beyond the next 12 months.

The following summarizes the Company's financial condition and liquidity at the dates indicated:

	December 31,		June 30,
	2022		2023
	(Audited)		(Unaudited)
Current ratio	3.05	x	0.62	x
Working capital (CNY'000)	132,288		(125,232)

The revenue and expenses of our PRC subsidiaries are denominated in Renminbi. We pay our corporate expenses in either Hong Kong dollars or U.S. Dollars. The conversion of Renminbi into other currencies is strictly regulated by the PRC government. See “Risk Factors —Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and it may adversely affect the value of your investment”.

Under PRC laws and regulations, we are subject to various restrictions on intercompany fund transfers and foreign exchange controls. See “Transfers of Cash and Assets Between Our Company and Our Subsidiaries” for further details of impacts on liquidity and capital resources as a result of cash and assets transfer restrictions and limitations.

As of June 30, 2023, the breakdown of cash (in thousands) held in different currencies is as follows:

Currency and Amount	CNY Equivalent	US$ Equivalent
CNY27,398	27,398	3,777
HK$413	385	53
US$610	4,426	610
Total	32,209	4,440

The Company expects to maintain a balanced portfolio of foreign currencies in order to meet its cash obligations in different currencies for its expenses, capital expenditures and acquisitions. Management does not anticipate the payment of dividends or any similar profit distribution from the Company’s PRC subsidiaries in the foreseeable future.

65

Cash Flows

The following table sets forth the Company’s cash flows for each of the three years ended December 31, 2020, 2021, and 2022 and each of the six months ended June 30, 2022 and 2023:

	Years Ended December 31,				Six Months Ended June 30,
	(Amounts in thousand)
	2020	2021	2022	2022	2022	2023	2023
	CNY	CNY	CNY	US$	CNY (Unaudited)	CNY (Unaudited)	US (Unaudited)
Cash and cash equivalents at beginning of year	59,398	56,580	58,359	8,460	58,359	31,695	4,595
Net cash from/(used in) operating activities	(46,526)	(12,068)	(12,786)	(1,847)	(4,482)	3,047	420
Net cash from/(used in) investing activities	(5,168)	53,352	7,050	1,022	(3)	(1,048)	(145)
Net cash from/(used in) financing activities	48,595	(38,786)	(22,833)	(3,310)	(3,901)	(1,602)	(221)
Net (decrease)/increase in cash and cash equivalents	(3,099)	2,498	(28,569)	(4,142)	(8,386)	397	54
Effect of exchange rate changes on cash	281	(719)	1,905	277	942	117	16
Cash and cash equivalents at end of year	56,580	58,359	31,695	4,595	50,915	32,209	4,440

Operating Activities

Net cash generated from operating activities was CNY3.05 million (US$0.42 million) in the six months ended June 30, 2023, compared to net cash used in operating activities was CNY4.48 million in the six months ended June 30, 2022. The increase of cash inflows from operations in the six months ended June 30, 2023 was mainly attributable to the net effect of increases in both trade receivable and payables in 2023.

Net cash used in operating activities was CNY12.79 million (US$1.85 million) in 2022, compared to CNY12.07 million in 2021. No material fluctuation was noted for the year ended 2022 and 2021.

Net cash used in operating activities was CNY12.07 million in 2021, compared to CNY46.53 million in 2020. The decrease of cash outflows from operations in 2021 was mainly attributable to more trade payables and liabilities being paid in 2020 as the Wujiang Project and most of our EPC projects were completed in 2020 and the outstanding payables were due for settlement at a later date, leading to less payments in 2021.

Investing Activities

Net cash used in investing activities was CNY1.05 million (US$0.15 million) in the six months ended June 30, 2023, compared to CNY3 thousand in the six months ended June 30, 2022. The increase of cash outflows from investing activities in the six months ended June 30, 2023 was mainly attributable to the expenditures on mine development.

Net cash from investing activities was CNY7.05 million (US$1.02 million) in 2022, compared to CNY53.35 million in 2021. The cash inflows in 2022 mainly represents loan interests received from loan due from Shenzhen Chaopeng Investment Co., Limited (“Shenzhen Chaopeng”), an unrelated company. The cash inflows in 2021 mainly represents repayments from Xizang Xingwang, a related party, of an unsecured, non-interest bearing loan extended by Shenzhen Qianhai, our wholly owned subsidiary.

Net cash from investing activities was CNY53.35 million in 2021, compared to net cash used in investing activities of CNY5.17 million in 2020. The increase of cash inflows in 2021 mainly represents repayments from Xizang Xingwang, a related party, of an unsecured, non-interest bearing loan extended by Shenzhen Qianhai, our wholly owned subsidiary. See “Related Party Transactions – Balances with Related Parties” for further information.

66

Financing Activities

Net cash used in financing activities was CNY1.60 million (US$0.22 million) in the six months ended June 30, 2023, compared to CNY3.90 million in the six months ended June 30, 2022. The decrease of cash outflows from financing activities in the six months ended June 30, 2023 was a result of increase in advances from related companies in 2023.

Net cash used in financing activities was CNY22.83 million (US$3.31 million) in2022, compared to CNY38.79 million in 2021. The decrease in cash used in financing activities was a result of a decrease in the amount of net repayments to related parties in 2022, partially offset by the proceeds from our registered public offering of common shares and concurrent private placement of warrants in January 2021.

Net cash used in financing activities was CNY38.79 million in 2021, compared to net cash from financing activities of CNY48.60 million in 2020. The increase in cash used in financing activities was a result of net repayments to related parties, which were partially offset by the proceeds from our registered public offering of common shares and concurrent private placement of warrants in January 2021.

Equity Financing

On February 20, 2024, we raised approximately US$3.01 million in net proceeds through our registered direct offering of common shares and private placement of warrants after deducting placement agent’s fees and other fees and expenses. On January 20, 2021, we raised approximately US$6.37 million in net proceeds through our registered direct offering of common shares and private placement of warrants after deducting placement agent’s fees and other fees and expenses.

Bank Loan

We entered into a CNY80.0 million secured term loan from the Bank of Communications (the “Bank Loan”) on August 29, 2019 and drew down CNY30.0 million in September 2019 and CNY50.0 million in January 2020, respectively, under the terms of the Bank Loan. The proceeds of the Bank Loan were used for the construction of wastewater treatment infrastructure in villages and towns in the Wujiang Project. The annual interest rate of our Bank Loan is fixed at 5.05%. The Bank Loan is secured by certain rights and receivables related to the Wujiang Project, a pledge by Shanghai Onway and the non-local government investors in Shaoguan Angrui of their collective 80% equity interests in Shaoguan Angrui, and guaranteed by Feishang Enterprise and Shanghai Onway, who are primarily liable for amounts due under the Bank Loan. In addition to customary covenants, the Bank Loan includes provisions, among others, regarding the ongoing proper functioning of the Wujiang Project. The outstanding balance of the Bank Loan is due in equal annual installments: of CNY3.0 million until December of 2023; CNY4.0 million from 2024 to 2028; CNY5.0 million from 2029 to 2034; CNY6.0 million at 2035; and CNY5.0 million from 2036 to 2038, when the Bank Loan matures.

Other Receivables

On June 30, 2021, Shenzhen Qianhai signed a loan agreement with Shenzhen Chaopeng, pursuant to which Shenzhen Chaopeng borrowed CNY80.0 million from Shenzhen Qianhai with an annual interest rate of 9% for one year and agreed to repay the principal and interest in a lump sum to Shenzhen Qianhai upon the expiration on June 30, 2022. The loan is guaranteed by Shenzhen Feishang Investment Co., Limited, which is a wholly owned subsidiary of Shenzhen Chaopeng. The ultimate beneficial owner of Shenzhen Chaopeng is Zhang Jian, an unrelated individual. On June 30, 2022, Shenzhen Qianhai extended the loan to Shenzhen Chaopeng for another year with the same principal amount and terms as the original loan agreement through signing a new loan agreement and received the repayment of the total accumulate interest for the period from June 30, 2021 to June 30, 2022.

67

Capital Expenditures

Our capital expenditures were incurred primarily in connection with the acquisition of property, plant and equipment in connection with the PPP project, as well as the purchase of property, plant and equipment for office use. Our capital expenditures were CNY7.84 million, CNY0.09 million, CNY0.02 million (US$2,531), and CNY0.01 million (US$896) in 2020, 2021, 2022 and for the six months ended June 30, 2023, respectively. We will continue to make capital expenditures to meet the expected growth of our operations and expect cash generated from internally generated cash from prior years, bank loans, non-interest-bearing loans from the Related-Party Debtholders, and the proceeds from private placements in 2021 and 2024 will continue to meet our capital expenditure needs in the foreseeable future. However, as we are actively exploring new business opportunities in lithium resources in Zimbabwe, we may face growing shortage of working capital in the near future, and we envisage engaging in further capital-raising activities in pursuit of other business opportunities in the PRC to diversify our operations as we move into our next phase of growth. In addition, Feishang Group Limited and Feishang Enterprise Group Company Limited, related parties which have provided non-interest-bearing loans, have confirmed they will not recall any amounts due to them until the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.

Material Cash Requirement

Other than the ordinary cash requirements for our operations and capital expendiatures, our material cash requirements as of June 30, 2023 primarily include our contractual obligations.

In February 2023, the Company entered into the Zimbabwe SPA with Feishang Group, Top Pacific, Mr. Li Feilie and Mr. Yao Yuguang to acquire Williams Minerals, which owns the mining permit for a Zimbabwean lithium mine for maximum consideration of US$1.75 billion (subject to the terms and conditions of the Zimbabwe SPA). The Company does not have the adequate cash to pay for the purchase consideration. In addition to the promissory note payment arrangement as contemplated by the Zimbabwe SPA, the Company may issue restricted or non-restricted CHNR shares at a discount to the market price if market sentiment permits.

Contractual Obligations

The following table summarizes our contractual obligations (in thousands) as of June 30, 2023:

	Payments due by period
	Total	Within 1 year	1 to 3 years	3 to 5 years	Thereafter
	CNY	CNY	CNY	CNY	CNY

Lease liabilities	2,727	1,482	792	259	194
Long-term debt obligations, including current portion	103,563	7,159	14,704	13,893	67,807
	106,290	8,641	15,496	14,152	68,001

Our primary lease liabilities are composed of motor vehicles and office and warehouse rent expenses. For details about our long-term debt obligations, see “Related Party Transactions.”

Other Known Contractual and Other Obligations

Please refer to “Related Party Transactions” for a discussion of amounts due to and from our affiliates.

Except as disclosed above and discussed under “Related Party Transactions – Acquisition of FARL Shares in Exchange for Newly Issued Company Shares” and “Related Party Transactions – Acquisition and Sale of PST Technology,” there have been no significant changes in the Company’s financial condition and liquidity during the years ended December 31, 2020, 2021 and 2022 and the six months ended June 30, 2023.

Under the Cooperation Agreement, Jijincheng Mining, rather than the Company, is the party to any contracts relating to exploratory work relating to the northern part of Moruogu Tong Mine. In the event we determine to pursue a mining permit and thereafter engage in mining at the Moruogu Tong Mine, we will be required, among other things, for mine construction and development, to build roads and make provision for water and electricity at the mine site. There will be significant capital expense for these and other projects. We intend to fund those capital expenditures from the proceeds of loans from our Related-Party Debtholders, if available, payments pursuant to the Cooperation Agreement and, to the extent deemed necessary, bank borrowings.

68

Off Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have had or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be material to investors.

Other Information

On July 28, 2023, the Company entered into a Sale and Purchase Agreement with Feishang Group. Pursuant to the agreement, the Company agreed to sell 100% equity interest of PST Technology to Feishang Group, together with PST Technology’s outstanding payable owed to the Company, for consideration of approximately CNY95,761,119 comprising: (i) CNY-34,197,300, the fair value of 100% equity interest of PST Technology as determined by the independent valuation report dated July 28, 2023. (ii) CNY129,958,419, the book value of PST Technology’s outstanding payable owed to the Company. See, “Corporate History and Structure — Acquisition and Sale of PST Technology.”

Discontinued Operations

Please see “Corporate History and Structure — Acquisition and Sale of PST Technology” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Effect of the Sale of PST Technology”, on pages 53 and 56 of the prospectus in this registration statement.

Quantitative and Qualitative Disclosures about Market Risk

Equity Price Risk

We were not exposed to equity price risk as of the date of this prospectus.

Foreign Currency Exchange Rate Risk

Revenue and expenses of our PRC subsidiaries are denominated in Renminbi. The administrative expenses of the Company’s head office in Hong Kong are denominated either in United States dollars or Hong Kong dollars. As the reporting currency of the Company’s consolidated financial statements is Renminbi, the Company has market risk with respect to currency fluctuation between Hong Kong dollars and United States dollars to Renminbi and translation difference may arise on consolidation. The Company may also suffer an exchange loss when it converts Renminbi to other currencies, such as Hong Kong dollars or United States dollars. If market conditions allow, the Company endeavors to match the currency used in operating/investing activities with that used in financing activities. We have not engaged any foreign currency contracts to hedge our potential foreign currency exchange exposure, if any.

Interest Rate Risk

None of our outstanding debt bears interest at a floating rate. Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest-bearing bank accounts. We have not used derivative financial instruments in our investment portfolio. Interest earning instruments carry a degree of interest rate risk. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in market interest rates. However, our future interest income may fall short of expectations due to changes in market interest rates.

Commodity Price Risk

We were not exposed to commodity price risk as of the date of this prospectus, as we did not have any copper ore in inventory on that date.

69

BUSINESS

Overview

We are dedicated to becoming a leading multi-resources company in China, and is devoted to exploring the opportunities presented by other sectors in China as well, through complying with high international standards of corporate governance, continually expanding operations with profit growth potentials, enhancing overall cost effectiveness and productivity performance, collaborating with governments, communities and non-governmental organizations, optimizing our technical talent teams and innovation programs and maintaining responsible environmental practices.

We are committed to:

•	delivering superior long-term value to our shareholders;

•	providing a safe, healthy and fulfilling work environment for our employees while improving production efficiency and operating effectiveness;

•	contributing to the economic and social development of the regions where we operate; and

•	responsibly managing the environmental impact of all our operations.

We are principally engaged in exploration for lead, silver and other metals in the Inner Mongolia Autonomous Region of the PRC and exploration of attractive opportunities in other sectors in the PRC. Our operating subsidiary, Bayannaoer City Feishang Mining Company Limited (“Bayannaoer Mining”) holds an exploration permit issued by the Land and Resources Department of Inner Mongolia Autonomous Region covering the Moruogu Tong Mine, located in Wulatehouqi, Bayannaoer City, Inner Mongolia. The exploration permit evidences Bayannaoer Mining’s right to explore for minerals at the Moruogu Tong Mine. Initial results of the exploration program indicate the presence of lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper. We are also actively seeking opportunities of exploration and mining of other metals outside of the PRC. See, “Corporate History and Structure — Acquisition of Williams Minerals.”

We continuously pivot our business by exploring new opportunities for growth or diversification. We had engaged in the trade of copper ore in the PRC since 2019. Due to volatile fluctuations in the price of copper, we ceased trading copper ore in the second half of 2020. See “Corporate History and Structure — Corporate History and Structure.” Between July 2021 and July 2023, we also engaged in the rural wastewater treatment business in China through the acquisition of PST Technology, which held 51% equity interest of Shanghai Onway, a PRC company which is principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. We ceased the wastewater treatment business segment following the disposition of PST Technology in July 2023. See “Corporate History and Structure — Acquisition and Sale of Precise Space-Time Technology Limited.”

Metal Exploration Activities

Lead, Silver and Copper Industry and Market

Lead (chemical element symbol Pb) is a supple and ductile heavy metal that is denser than most common materials. In its pure state, lead is bluish-white and tarnishes to a dull gray color when exposed to air. It is extensively used in construction, plumbing, batteries, bullets and shot, weights, solders, pewters, fusible alloys, white paints, leaded gasoline, and radiation shielding. Lead’s properties of high density, low melting point, ductility and relative inertness to oxidation allow it to be used in a wide range of applications, of which use in lead-acid batteries is by far the most prevalent. The reactions in the battery between lead, lead dioxide, and sulfuric acid provide a reliable source of voltage. Despite having lower energy density and charge-discharge efficiency than lithium-ion batteries, lead-acid batteries have stable electromotive force when discharging and steady working voltage, while being significantly cheaper. These properties and their ability to supply high surge currents and operate under a wide range of temperatures make them useful in the automobile industry.

70

Lead is an internationally traded commodity, the price of which is established on commodity markets throughout the world. During 2023, the world witnessed the continuation of the Russia-Ukraine conflict, the Israel Hamas war, the Red Sea crisis, persistent high inflation and interest rate in many major economies, which led to disruptions to, and notable fluctuations in, the commodity market worldwide. During the year, lead prices have been volatile due to global uncertainty. World refined lead usage increased further, but world refined lead production increased more, which reversed the previous lead supply deficit and led to a decline in lead price. In 2023, the SHFE lead price started the year at CNY16,050 (US$2,213) per ton, but dropped gradually and reached an annual low of CNY15,015 (US$2,070) per ton in early June 2023. It then rose quickly until mid-September 2023 and hit an annual high of CNY17,540 (US$2,418) per ton. After that, lead price fluctuated and declined notably due to an increase in supply. The closing price at the end of 2023 was CNY15,875 (US$2,189) per ton, representing an annual decrease of approximately 0.31%.

The following table shows the world refined lead supply and usage over the past five years:

	2019	2020	2021	2022	2023

World mine production (thousand tons)	4,697	4,441	4,540	4,448	4,499
World refined production (thousand tons)	12,589	12,301	12,718	12,506	12,853
World refined usage (thousand tons)	12,591	12,139	12,659	12,640	12,761
London Mercantile Exchange (“LME”) average price (US$/ton)*	1,927	1,994	2,304	2,293	N/A
SHFE average price (CNY/ton)	15,115	14,745	15,370	15,930	15,860

———————

Source: International Lead and Zinc Study Group, LME, SHFE.

*LME average price for 2023 is not available.

Silver (chemical element symbol Ag) is a soft, ductile, and malleable metal with the highest electrical conductivity, thermal conductivity and reflectivity of any metal. It has a brilliant white metallic luster that can take a high polish and has similar physical and chemical properties with copper and gold. Most silver is produced as a byproduct during refining of copper, gold, lead, or zinc. Despite being more abundant than gold, silver has long been valued as a precious metal and used in currency and as an investment medium (bullion coins) alongside gold. It is also used as an industrial metal in jewelry, silverware, medicine, electronics, brazing alloys, chemical equipment, catalysis, photography, etc.

Silver is an internationally traded commodity, the price of which is established on commodity markets throughout the world. Silver tends to trend in lockstep with gold, but it also has its own unique market trend because it has stronger industrial attributes compared with gold. During 2023, world silver mine production increased to 842.1 million ounces, highest in the past five years, but a supply deficit still existed. Although the world economy faced many risks and uncertainties caused by the Russia-Ukraine conflict, the Israel Hamas war, the Red Sea crisis, and persistent high inflation and interest rate in many major economies, global industrial demand for silver still reached a record high in 2023. This was mainly attributed to structural reasons, especially a rapidly developing and prosperous photovoltaic industry. The price of silver was, on the one hand, supported by an increase in industrial demand, and on the other hand, pressured by a decrease in investment demand and strong US Dollar index and US Treasury yields. During the year, the SHFE silver price started out at CNY5,372 (US$779) per kg and dropped to its annual low of CNY4,756 (US$656) per kg in March 2023. After that, silver price saw a notable rebound until the end of the year. The closing price at the end of 2023 was CNY5,976 (US$759) per kg, representing an annual increase of approximately 11.43%.

71

The following table shows the world silver supply and demand over the past five years:

	2019	2020	2021	2022	2023

World mine production (million ounces)	836.6	782.2	827.6	822.4	842.1
World total supply (million ounces)	999.5	957.9	1,004.5	1,004.7	1,024.9
World total demand (million ounces)	990.0	901.9	1,055.6	1,242.4	1,167.0
COMEX average price (US$/oz)	17.9	26.4	23.4	24.0	24.1
SHFE average price (CNY/kg)	4,368	5,585	4,845	5,349	6,012

———————

Source: Silver Institute, COMEX, SHFE.

Copper (chemical element symbol Cu) is a ductile metal with excellent electric conductivity and is rather supple in its pure state and has a pinkish luster. Copper was one of the first metals used by man. It is now primarily used as a heat conductor, an electrical conductor, a building material, and a constituent of various metal alloys. Copper alloys have excellent mechanical properties and low resistivity, among which bronze and brass are the most important. Copper is also a durable metal that can be recycled many times without losing its mechanical properties. Copper’s properties of high electrical and thermal conductivity, together with good workability, allow it to be used in a wide range of applications, of which wire and cable and other electrical uses are by far the most prevalent. The primary uses of copper are in electrical and electronic products, the building and construction industry and, to a lesser extent, industrial machinery and equipment, consumer and general products and transportation.

Copper is an internationally traded commodity, the price of which is established on commodity markets throughout the world. Traditionally, the price of copper is closely related to economic cycles and largely determined by supply and demand. China has relatively small copper reserves, yet has the greatest copper demand globally, so it relies on copper imports to meet that demand. Demand for copper in China and the U.S. plays a major role in global price determination. Global consumption of refined copper has increased annually, and there continues to be a shortage of supply. During 2023, SHFE copper price fluctuated at relatively high levels, supported by a prosperous photovoltaic industry but pressured by uncertain economic outlook in China, especially the real estate sector, a strong US dollar and high interest rates. The SHFE copper price saw strong gains in the early part of 2023, increasing from CNY66,160 (US$9,590) per ton to all-year high of CNY71,500 (US$10,099) per ton in mid-January, and then price exhibited a V-shape and reached an annual low of CNY62,690 (US$8,643) per ton in the second quarter of 2023. Price sunk again since mid-September, but growth in the fourth quarter allowed the SHFE copper price to close the year at CNY68,920 (US$9,735) per ton, representing an annual increase of approximately 4.01%.

The following table shows the world refined copper production and usage over the past five years:

	2019	2020	2021	2022	2023

World mine production (thousand tons)	20,669	20,768	21,301	21,950	22,063
World refined production (thousand tons)	24,159	24,672	24,964	25,401	26,927
World refined usage (thousand tons)	24,321	24,953	25,216	25,835	27,013
China’s refined production (thousand tons)	9,784	10,025	10,487	11,063	12,988
China’s refined usage (thousand tons)	12,800	14,229	13,840	14,027	14,703
LME average price (US$/ton)*	6,174	7,766	9,721	8,372	N/A
SHFE average price (CNY/ton)	49,280	57,970	70,120	66,120	68,970

———————

Source: International Copper Study Group, LME, SHFE.

*LME average price for 2023 is not available.

72

Overview of Bayannaoer Mining

Bayannaoer Mining was established in 2005 to engage in mineral exploration activities in Bayannaoer City, located in the Inner Mongolia Autonomous Region of the PRC. The registered capital of Bayannaoer Mining is CNY59.48 million.

In 2005, Bayannaoer Mining obtained 11 exploration rights from the Land and Resources Department of Inner Mongolia Autonomous Region. Following completion of preliminary exploration activities and evaluation, management determined to retain exploration rights solely to the Moruogu Tong Mine; and, to date, has received a series of license renewals. Total exploration expenses related to these 11 exploration rights (exclusive of capitalized expenses that have not yet fully depreciated or amortized and administrative expenses) borne by Bayannaoer Mining incurred to date amount to approximately CNY35.60 million (US$5.16 million). The current exploration permit for the Moruogu Tong Mine runs until September 2026 and covers a site area of 7.81 square kilometers.

The Moruogu Tong Mine is located in Wulatehouqi, Bayannaoer City, in the Inner Mongolia Autonomous Region of the PRC. In 2006, Bayannaoer Mining engaged the Land and Resources Exploration and Development Institute of Inner Mongolia to carry out prospecting, including geophysical and drilling works. To date, exploration expenses of approximately CNY23.54 million (US$3.41 million), inclusive of amounts paid by Jijincheng Mining, have been incurred for the Moruogu Tong Mine, which were paid for by Bayannaoer Mining with self-owned capital, loans from a related party, and funds received pursuant to its Cooperation Agreement with Jijincheng Mining of approximately CNY6.72 million (US$0.97 million).

Pursuant to the Cooperation Agreement, Jijincheng Mining is responsible for engaging the exploration team for the northern part of Moruogu Tong Mine and providing the required funding. During the field exploration process, Bayannaoer Mining did not have its own exploration equipment. The exploration equipment – drilling machines – used at the Moruogu Tong Mine was provided and operated by third-party contractors until drilling work was done. Drilling machines at the mine were mainly powered by a diesel generator set, and a state power substation near the mine area. To date, the exploration program at the northern part of Moruogu Tong Mine has primarily involved the completion of mine geological surveying and mapping at 1:2000 covering an area of 3.22 square kilometers, which included trenching exploration works totaling 2,291.88 cubic meters in 16 trenches and 76 drilling holes (of which 55 predate the Collaboration Agreement) for a total of 22,272.86 meters. 1,641 different samples, including basic analysis samples, chemical analysis samples, spectra samples and aqueous analysis samples, etc., have been collected thus far during the exploration program.

Initial results of the northern part exploration program indicate the presence of lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper. The exploration report was completed and approved by the government. The report reviews the geology of the mine and the previous exploration work, and evaluates the resources of 13 ore bodies in the mine, which are confirmed to contain lead and silver. At this stage of exploratory activities, we cannot predict whether sufficient ore of acceptable quality will be found at the Moruogu Tong Mine to warrant further exploration and/or extraction.

The current exploration work stage of the northern part of Moruogu Tong Mine has been completed. The future amount for the exploration project, including drilling expenses, site construction costs, grassland compensation fees and simple infrastructure construction costs in order to apply for a mining rights permit, is anticipated to be approximately CNY11.38 million (US$1.65 million). Bayannaoer Mining and Jijincheng Mining intend to seek other investors to play roles similar to those of Jijincheng Mining in order to proceed with the further exploration and analysis of the northern part of Moruogu Tong Mine, with an aim to apply for a mining rights permit. This exploration project is expected to be financed by funds received pursuant to the Cooperation Agreement and/or any new or similar cooperation agreement, and loans from a related party. While the results of preliminary prospecting suggest that the northern part of Moruogu Tong Mine contains mineable quantities of lead and silver, until further exploration and analysis is completed, the Company cannot predict the nature and extent of minerals contained at the mine or the commercial viability of pursuing a plan of extraction. It is possible that further exploration and analysis will not confirm initial findings and that continued activities in furtherance of mining operations will cease.

73

Exploration conducted in 2013 revealed geochemical anomalies associated with nickel and gold in the southern part of Moruogu Tong Mine but did not indicate any concentration. No exploration work has been carried out since 2013 in the southern part of the mine area with nickel and gold anomalies. Bayannaoer Mining plans to accelerate exploration progress and increase capital expenditures by another six drilling holes of 600 meters deep with an expected initial investment of CNY2.16 million in the southern part of the Moruogu Tong Mine to continue to explore the presence of nickel and other minerals.

Moruogu Tong Mine

The Moruogu Tong Mine is a concealed deposit or an underground mine, with minimum depth of about 40 meters below ground.

The main outcrop strata in and around the mine area are the third lithological member of Agulugou Formation of Zhaertaishan Group in the middle and upper Proterozoic, followed by the quaternary Holocene strata. There is no magmatic rock in the exploration area, and Permian granodiorite is found locally. In addition, gabbro dike, diabase dike and quartz dike are found in the area. The geotectonic location of the mine area is in the north wing of the Wolf Mountain anticline, with frequent tectonic activities and multiple periods of magma intrusion. The strata of the mine area are damaged by transformation, and the fold structure is not complete. The outcrop strata in the mine area are relatively simple, which are a monoclinal structure with a northeast-to-southwest strike and a southeastern tilt.

The Moruogu Tong Mine is located in the fault bundle of the Huogeqi dome at the north wing of the Haorige Mountain syncline. Monoclinal structures predominates and the strike is north-eastern. The lead ore (mineralized) bodies are produced in the third lithological member of Agulugou Formation, where quartzite and quartz schist with strong silicification are the main host rocks. The ore bodies are distributed in an area of 3,000 meters long from east to west and 1,000 meters wide from south to north, and 14 lead ore bodies have been delineated with orebody numbers of I-1, I-2, II-1, II-2, II-3, III, IV-1, IV-2, IV-3, IV-4, IV-5, IV-6, IV-7, and V.

The Moruogu Tong Mine is mainly a lead deposit associated with silver. The ore bodies occur in certain strata, whose genetic type belongs to air-exhaled sedimentary type, with lead deposit then transformed by hydrothermal process. The ore mineral compositions mainly include galena, sphalerite, pyrite, chalcopyrite, arsenopyrite and gangue mineral quartz, calcite, and mica, etc. The depth of the oxidized zone and mixed zone in this mine area is about 15 meters below ground. The primary zone is below 15 meters underground. The lead ore bodies delineated in this deposit are all in the primary zone, and the natural type of the ore is primary lead sulfide ore. Because the main useful constituent of this deposit is lead, with an associated useful constituent of silver, it is classified as a lead and silver deposit.

The key industrial indicators of the deposit are as follows:

•	Cutoff grade: Pb>0.3%;

•	Minimum industrial grade: Pb>0.7%;

•	Minimum minable thickness: >1.0m;

•	Average grade of deposit: Pb>1.81%;

•	Band rejected thickness: >2m;

•	When the orebody thickness is less than the minable thickness and the grade is high, meter percentage can be used as an indicator: Pb>0.70 meter percentage; and

•	Industrial grade of associated useful constituent: Ag>2g/t.

74

Cooperation Agreement

On August 20, 2017, Bayannaoer Mining entered into the Cooperation Agreement with Jijincheng Mining, an unrelated third party. The Cooperation Agreement is intended to provide for financial support by Jijincheng Mining for the exploration and operating expenses of the northern part of Moruogu Tong Mine during the exploration stage such that Bayannaoer Mining is not required to make any further capital contribution for exploration activities, and for the allocation of rights and responsibilities between Bayannaoer Mining and Jijincheng Mining. According to the Cooperation Agreement, Jijincheng Mining is also responsible for engaging the exploration team and directing their activities. Pursuant to the Cooperation Agreement: (i) Bayannaoer Mining contributed the existing exploration results for the northern part of Moruogu Tong Mine; (ii) Jijincheng Mining provides the necessary funds for further exploration at the mine; (iii) Bayannaoer Mining enjoys full rights to any resources already discovered and confirmed by its independent exploration works conducted prior to commencement of the cooperative exploration project; (iv) Bayannaoer Mining and Jijincheng Mining will each receive a 50% interest in any newly discovered resources from the first 10 drilling holes in the cooperative exploration project; and (v) Bayannaoer Mining and Jijincheng Mining will receive 30% and 70% interests, respectively, in any newly discovered resources from drilling works beyond the first 10 drilling holes in the cooperative exploration project. Other details of the Cooperation Agreement, including allocations and distributions upon completion of exploration works, remain the subject of continuing discussion between the parties. To date, the total exploration expenses paid by Jijincheng Mining amount to approximately CNY6.72 million (US$0.93 million).

The foregoing description of the Cooperation Agreement is only a summary and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which has been translated into English and incorporated by reference as Exhibit 4.5 to the 2022 Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 15, 2023.

Geography

The following map shows the geography of Bayannaoer Mining’s exploration site and its surrounding areas:

75

The Moruogu Tong Mine of Bayannaoer Mining is located in Wulatehouqi, Bayannaoer City, in the Inner Mongolia Autonomous Region of the PRC. The mine is approximately 45 kilometers to Chaogewenduer Town and 40 kilometers to Qingshan Town. The Qingxian Road passes through the southern part of the mine and transportation is very convenient. Connectivity to water, electric and other necessary services will be addressed at the time of mine construction and development.

Government Regulation of Mineral Exploration Activities

Under the Mineral Resources Law of the PRC, all mineral resources in the PRC are owned by the state. Exploration and mining rights granted by the state permit recipients to conduct exploration or mining activities in a specific mining area during the specified license period. Although Bayannaoer Mining believes its exploration licenses will continue to be renewed as necessary, there can be no assurance that such will be the case or that Bayannaoer Mining will be able to obtain a mining license in the future and exploit the entire mineral resources of the Moruogu Tong Mine during its license period. If Bayannaoer Mining fails to renew its exploration rights upon expiry or if it cannot obtain a mining license and effectively extract the resources within the license period, the operation and performance of Bayannaoer Mining will be adversely affected.

Bayannaoer Mining’s exploration permit entitles it to undertake exploration activities in compliance with applicable laws and regulations, within the specific area covered by the license during the license period. The department in charge of examination and approval of mineral reserves under the State Council or departments in charge of examination and approval of mineral reserves of provinces, autonomous regions and municipalities directly under the Central Government shall be responsible for the examination and approval of the prospecting reports to be used for mining construction designing and shall, within the prescribed time limit, give official replies to the units that submitted the reports. Unless it is approved, a prospecting report may not be used as the basis for mining construction designing.A mining rights permit entitles the holder to undertake mining activities, in compliance with applicable laws and regulations, within the specific area covered by the license during the license period. Entities who mines mineral resources must pay resource tax and resource compensation in accordance with relevant regulations of the PRC.

The competent department of environmental protection under the State Council shall supervise and manage environmental protection work throughout the country in a unified manner. The competent departments of environmental protection of the local people's governments at the county level or above shall supervise and manage environmental protection work within their respective administrative areas in a unified manner.

The PRC government implements the construction project environmental impact evaluation system. It also implements classified control over the environmental protection in construction projects based on the extent of environmental impact of construction projects in accordance with the following provisions: (1) an environmental impact report shall be compiled for a construction project that may cause major impact on the environment, giving comprehensive and detailed evaluation of the pollution generated and environmental impact caused by the construction project; (2) an environmental impact statement shall be compiled for a construction project that may cause light impact on the environment, giving analysis or special-purpose evaluation of the pollution generated and environmental impact caused by the construction project; and (3) a registration form shall be filled out and submitted for a construction project that has a slight impact on the environment and necessitates no environmental impact evaluation. The directory of classified administration of environmental impact evaluation of construction projects will be developed and announced by the competent administrative department of environmental protection under the State Council after organizing experts for demonstration and seeking opinions of the relevant departments, industry associations, enterprises and public institutions and the public.

The “Environmental Protection Law” requires enterprises and institutions and other producers and operators that discharge pollutants shall take measures to prevent and control pollution and other hazards caused to the environment by waste gas, waste water, waste residues, medical wastes, dust, malodorous gases, radioactive substances, noise, vibration and optical and electromagnetic radiation generated in the course of production, construction or other activities. Enterprises and public institutions that discharge pollutants shall establish an environmental protection responsibility system and specify the responsibilities of the persons-in-charge of the entities and the relevant personnel.

76

The PRC government implements the pollution discharge license management system in accordance with the law. Enterprises, public institutions and other producers and operators that implement the pollution discharge license management shall discharge pollutants according to the requirements of the pollution discharge license; and those that fail to obtain the pollution discharge license shall not discharge pollutants. If the enterprises, public institutions and other producers and operators that discharge pollutants in violation of the law and without obtaining the pollutant discharge license are ordered to suspend discharging pollutants and they refuse to do so which do not constitute a crime yet, besides the penalty in accordance with the provisions of the relevant laws and regulations, the competent departments of environmental protection of the people's governments at the county level or above and other departments responsible for supervision and management on environmental protection shall transfer the case to the public security organ and impose a detention for not less than 10 days and not more than 15 days on the persons directly in charge and other persons directly responsible; if the circumstance is quite minor, a detention for not less than five days and not more than ten days shall be imposed.

Management believes that Bayannaoer Mining is in material compliance with all applicable environmental protection requirements of the state.

Copper Trading Activities

We no longer trade copper ore, which was our sole revenue-generating operation before we engaged in the rural wastewater treatment segment. Beginning from 2019, we had traded copper ore and enjoyed related revenues of CNY12.97 million in 2019 and approximately CNY6.87 million in the first half of 2020. We discontinued our copper ore trading activities in the second half of 2020, due to volatile fluctuations in the price of copper. Our copper ore trading activities were not affected by seasonality.

Rural Wastewater Treatment Activities

Acquisition and Sale of PST Technology

We no longer operate in the rural wastewater treatment segment, which was one of our two reportable operating segments in addition to exploration and mining, following the sale of PST Technology.

We diversified our business by entering the environmental protection sector through the acquisition of PST Technology in 2021. PST Technology, through its wholly owned subsidiaries, owns a 51% equity interest in Shanghai Onway and Shanghai Onway’s subsidiaries which are principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. After PST Technology’s disposition, the Company discontinued the operation in wastewater treatment segment and continue engaging in the exploration and mining business. For details, see “Corporate History and Structure — Acquisition and Sale of PST Technology.”

Overview of Shanghai Onway

Shanghai Onway is an environmental protection technology enterprise incorporated in July 2015 in the PRC. The registered capital of Shanghai Onway is approximately CNY20.41 million. It is currently 51% owned by Shenzhen Qianhai (an indirect wholly owned subsidiary of the Company prior to the sale of PST Technology in July 2023), 25% owned by Anxon Envirotech Pte. Ltd (a direct wholly owned subsidiary of AnnAik Limited, which is listed on the Singapore Stock Exchange under ticker “A52”), and 24% owned by Shanghai Xingyu Environment Engineering Co., Ltd. Shanghai Onway is principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services.

77

During its time as a subsidiary of the Company, Shanghai Onway had a team of well-regarded experts with deep industry experience in the field of wastewater treatment and carries out its rural wastewater treatment business using proprietary wastewater treatment technologies including five patents, namely (i) bio-trickling filter packing frame with uniform water distribution and automatic reoxygenation effects; (ii) wastewater reinforced phosphorous removal packing and preparation method thereof; (iii) shore bank step combination formula non-point source pollution control system; (iv) modularization ecological substrate composite biological chinampa with primary and secondary connector link; and (v) water distributor.

Since its incorporation, Shanghai Onway has leveraged its proprietary wastewater treatment technologies to undertake 258 EPC projects, mainly in Zhejiang province, Jiangsu province and Shanghai, among which 3 projects are currently in progress as of July 2023, the date on which Shanghai Onway ceased to be our subsidiary. In July 2018, Shanghai Onway was awarded its maiden PPP project, Wujiang District Rural Domestic Waste and Wastewater Treatment Infrastructure, by the Housing and Urban-Rural Development Bureau (“HURDB”) of Wujiang District in Shaoguan City, Guangdong province of the PRC (the “Wujiang Project”). In 2020, 2021, 2022 and the first six months of 2023, revenues derived from the EPC projects amounted to CNY11.23 million, CNY12.39 million, CNY14.63 million (US$2.12 million), and CNY9.10 million (US$1.25 million) respectively, and those derived from the Wujiang Project were CNY24.41 million, CNY6.35 million, CNY5.51 million (US$0.8 million), and CNY3.12 million (US$0.43 million), respectively.

Government Regulation and National Policy of Rural Wastewater Treatment Industry

The development of the rural wastewater treatment industry is highly supported by national policies in the PRC. Some of the regulations and policies are summarized below.

In 2010, in order to promote domestic wastewater treatment in rural areas of the PRC, the Ministry of Housing and Urban-Rural Development issued the “Technical Guidelines for Rural Domestic Wastewater Treatment by Regions.” The document set out the characteristics, discharge requirements and drainage systems of rural domestic wastewater in each region of the PRC, as well as rural domestic wastewater treatment technologies (including parameters and schematic diagrams), selection of technologies, management of facilities and engineering examples.

In 2010, the Ministry of Environmental Protection issued the “Technical Specifications for Control of Domestic Pollution in Rural Areas” and the “Technical Policy on Prevention and Control of Domestic Pollution in Rural Areas.” The former document introduced several technologies for controlling rural domestic wastewater pollution, including source control, household biogas digesters, decentralized wastewater treatment with low energy consumption, centralized wastewater treatment, and rainwater collection and discharge. The latter document set out that the technical route of rural domestic pollution prevention and control should be based on source control, decentralized treatment with some support of centralized treatment, and resource reutilization.

In 2014, the Eighth Session of the Standing Committee of the Twelfth National People’s Congress of the PRC revised the “Environmental Protection Law of the People’s Republic of China.” The document sets out that governments at all levels in the PRC should allocate funds in their budgets to support environmental protection work, including protection of rural drinking water sources, treatment of domestic wastewater and other waste, prevention and control of pollution from livestock and poultry breeding, prevention and control of soil pollution and control of pollution from rural industries and mines.

In 2014, the “Guiding Opinions of the General Office of the State Council on Improving the Rural Living Environment” proposed to accelerate comprehensive improvement of the rural environment focusing on the treatment of rural waste and wastewater. Where conditions permit, urban waste and wastewater treatment facilities and services may be extended to rural areas. For villages with large populations far away from cities and towns, village-level centralized wastewater treatment facilities may be built, and for villages with small populations, household wastewater treatment facilities may be built.

78

In 2017, the “Thirteenth Five-Year Plan for Comprehensive Improvement of the National Rural Environment” highlighted the importance of protection of rural drinking water sources and treatment of domestic waste and wastewater. In 2018, the “Three-Year Action Plan for the Improvement of Rural Living Environment” promoted the treatment of rural domestic wastewater using technologies with low costs, low energy consumption, easy maintenance and high efficiency, and encouraged the adoption of ecological treatment technologies.

In 2018, the Ministry of Ecology and Environment and the Ministry of Housing and Urban-Rural Development issued the “Notice on Accelerating the Formulation of Rural Domestic Wastewater Discharge Standards by Regions.” Local governments were encouraged to speed up the formulation of standards for rural wastewater treatment and discharge according to local conditions. In 2019, the “Technical Standards for Rural Domestic Wastewater Treatment Projects” issued by the Ministry of Housing and Urban-Rural Development optimized the specific technical parameters of rural wastewater treatment to adapt to the characteristics of rural wastewater in China.

In 2020, a group of three standards were set up, namely the “Standard for Small Domestic Wastewater Treatment Equipment,” the “Evaluation Specification for Small Domestic Wastewater Treatment Equipment,” and the “Technical Regulations for Operation and Maintenance of Village Domestic Wastewater Treatment Facilities.” The first document set out some standardized information for small-scale domestic wastewater treatment equipment, including information registration, design, manufacturing, transportation and installation. The second document set out a standardized evaluation process suitable for China’s national conditions for small-scale wastewater treatment equipment, after considering the experience of such evaluation systems in developed countries and the relevant climatic, geographical and economic conditions of different regions in China. The third document set out the operation and maintenance standards on the operation and maintenance of facilities (collection systems and treatment facilities), operation and maintenance process, operation and maintenance personnel, and operation and maintenance service organization, among other standards.

In 2021, the “Guidelines on Accelerating the Modernization of Rural Houses and Villages” highlighted the importance of promoting rural domestic wastewater treatment in accordance with local conditions. Rural areas should adopt small-scale, ecological and decentralized wastewater treatment models and processes, set appropriate discharge standards, and promote local resource reutilization of rural domestic wastewater.

In 2022, the “Opinions of the CPC Central Committee and the State Council on Completing the Key Work of Comprehensively Promoting Rural Revitalization in 2022” set out that a five-year campaign to improve rural living environment should continue to be carried out. Toilets in rural areas should be upgraded based on the actual needs of farmers, and efforts should be coordinated to ensure water supply and sewage treatment. The treatment of domestic sewage in rural areas should be promoted on a case-by-case basis in accordance with local conditions. Priority should be given to sewage treatment in densely populated villages, and for those areas that are not suitable for centralized treatment, miniaturized ecological treatment and sewage resource utilization should be promoted. Efforts to control black and odorous water bodies in rural areas should be accelerated. Household waste should be reduced and classified at source, and the construction of facilities for the comprehensive disposal and utilization of organic waste in villages should be strengthened to promote the use and treatment of organic waste in situ.

Cybersecurity

As an exploration company, we have limited digital operations and our business activity to date has been identifying, acquiring, and exploring mineral properties, and we have not yet adopted formal cybersecurity risk management programs or formal processes for assessing cybersecurity risks. We understand the importance of managing material risks from cybersecurity threats and are committed, as part of our continuing growth, to implementing and maintaining an adequate information security program to manage such risks and safeguard our systems and data.

79

We currently manage our cybersecurity risk through a variety of practices that are applicable to all users of our information technology and information assets, including our employees and contractors. We use a combination of technology, policies, training, and monitoring to promote security awareness and prevent security incidents.

We believe we have limited exposure to cyber threats other than emails and project data storage. Financial transactions are enabled through well-stablished financial institutions and accounting and employee information storage are outsourced to an external accounting firm.

We have not, as of the date of this prospectus, experienced a cybersecurity threat or incident in the last three years, that materially affected or is reasonably likely to affect our business, results of operations, or financial condition. However, there can be no guarantee that we will not experience such an incident in the future. For more information,

Our board of directors oversees cybersecurity risk as part of its role of overseeing enterprise-wide risk.

Environmental, Social and Governance (ESG) Initiatives

ESG is an important imperative for us.  We have focused our ESG initiatives on the following areas:

•	Environment: We will pay close attention to the impacts of our operations on biodiversity, ecosystem services, water management, mine waste/ tailings, air, noise, energy, climate change (carbon footprint, greenhouse gas), hazardous substances, and mine closure;
•	Social: We will evaluate the impacts of our actions in the fields, such as human rights, land use, resettlement, vulnerable people, gender, labour practices, worker/community health & safety, security, artisanal miners, and mine closure / after use.
•	Governance: We will assess our activities from the perspectives of legal compliance, ethics, anti-bribery and corruption, and transparency.

In particular, we will consider whether there are environmental, social or governance risks that may affect our ability to raise capital, obtain permits, work with communities, regulators and NGOs, and protect our assets from impairments. And then there may be opportunities for us to reduce energy and water bills or carbon emissions, improve operational performance, enhance community and regulatory relationships and manage closure viability.

As an exploration company, we do not carry out any mining operation. However, we prioritize initiatives that not only align with our corporate values but also contribute to sustainable development, stakeholder trust, and long-term profitability. We will implement environmentally responsible mining practices, such as reducing water and energy consumption, minimizing waste generation and rehabilitating mined areas post-extraction, to mitigate ecological degradation. We will also implement efficient water management strategies, including recycling and treating mine water, to minimize water usage and prevent contamination of local water sources. Furthermore, we will invest in community development projects that address pressing social needs, such as education, healthcare, infrastructure, and economic diversification. We will also develop robust risk management frameworks to identify, assess and mitigate ESG-related risks associated with our operations.

Employees

As of the date of this prospectus, we employed a total of nine employees on a full-time basis consisting of six employees engaged in metal exploration, and three executive and administrative employees in corporate services. The Company believes that its relations with employees are generally good.

The following table sets out the number of employees as of December 31, 2020, 2021 and 2022, including their principal category of activity and geographic location.

		December 31,
		2020	2021	2022

Hong Kong	Accounting, administration and management	2	2	2
		2	2	2

The PRC	Accounting, administration and management (Shenzhen)	2	1	1
	Accounting, administration and management (Bayannaoer)	4	4	4
	Accounting, administration and management (Shanghai Onway)	28	40	36
	Sales and purchasing	5	4	3
	Cashier	4	4	4
	Construction management	16	19	16
	Mining exploration	1	1	1
		60	73	65
Total		62	75	67

80

As required by regulations in China, we participate in various government statutory social security plans, including a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan and a housing provident fund. We are required under PRC law to contribute to social security plans at specified percentages of the salaries, bonuses and certain allowances of our employees up to a maximum amount specified by the local government from time to time. We are required to pay social insurance premiums and housing provident funds for employees of our PRC subsidiaries in accordance with the PRC laws and regulations.

We enter into standard labor contracts with our employees.

Property, Plant and Equipment

 The Company’s administrative offices and its principal subsidiaries are located in Hong Kong, Shenzhen (Guangdong province) and Bayannaoer City (Inner Mongolia Autonomous Region) in the PRC.

On April 1, 2017, the Company signed an office sharing agreement with Anka Consultants Ltd. (“Anka”), a related party, which superseded all previously signed agreements between the parties, pursuant to which the Company shares 184 square meters of the total area of the office premises. The agreement also provides that the Company shares certain costs and expenses in connection with its use of the office, in addition to certain accounting and secretarial services and day-to-day office administration services provided by Anka. Anka’s current lease with the unrelated landlord is for two years, from July 1, 2022, to June 30, 2024. For the years ended December 31, 2020, 2021 and 2022, the Company paid its share of rental expenses and rates to Anka amounting to approximately CNY930,000, CNY752,650 and CNY776,086 (US$112,510), respectively.

On January 1, 2018, Feishang Management signed an office sharing agreement with Feishang Enterprise. On October 1, 2022, Feishang Management signed a new contract with Feishang Enterprise, which will expire on September 30, 2023. Pursuant to the agreement, Feishang Management shared 40 square meters of the office premises, and annual rent was CNY165,600, CNY165,600 and CNY165,600 (US$24,007) for the years ended December 31, 2020, 2021 and 2022, respectively, and CNY82,800(US$11,415) for the six months ended June 30, 2023.

Bayannaoer Mining

The offices and exploration site of Bayannaoer Mining are located in Bayannaoer City, Inner Mongolia Autonomous Region in the PRC. The property, plant and equipment of Bayannaoer Mining mainly includes buildings, vehicles, office equipment and furniture, with a total net value as of June 30, 2023, of approximately CNY0.05 million (US$0.01 million). On April 22, 2022, Bayannaoer Mining signed an annual lease agreement with private individuals pursuant to which Bayannaoer Mining leases office premises located at 9/F, Huaao Building, Shengli North Road in Bayannaoer City. The office covers an area of 162 square meters, and annual rent is CNY24,300 (US$3,523).

The Moruogu Tong Mine exploration site is located in Northwestern Qingshan Town, Wulatehouqi in Bayannaoer City and covers an area of approximately 7.81 square kilometers. As is typical in the PRC, the PRC government owns all of the land on which the exploration activities are carried out. Bayannaoer Mining assumed the rights to use the land when it obtained the exploration right from the Land and Resources Department of Inner Mongolia Autonomous Region in 2005. We are still in the exploration stage of mining the Moruogu Tong Mine, and have not yet produced any silver, lead or copper. To date, the exploration program has indicated the presence of lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper.

In the event we determine to pursue a mining permit and thereafter engage in mining at the Moruogu Tong Mine, we will be required, among other things, to construct and develop the mine, including roads and making provision for water and electricity at the mine site. There will be significant capital expense for these and other projects. We intend to fund those capital expenditures from the proceeds of loans from our Related-Party Debtholders, if available, payments pursuant to the Cooperation Agreement and, to the extent deemed necessary, bank borrowings.

Legal Proceedings

There are no legal or arbitration proceedings (including governmental proceedings pending or known to be contemplated), including those relating to bankruptcy, receivership or similar proceedings and those involving any third party, which may have, or have had in the recent past, significant effects on the Company’s financial position or profitability. Moreover, there are no material proceedings in which any director, any member of senior management, or any of our affiliates is either a party adverse to us or our subsidiaries or has a material interest adverse to us or our subsidiaries.

81

REGULATION

This section summarizes certain laws and regulations that materially affect our business and operations and the key provisions of such laws and regulations.

Regulations Related to Foreign Investment

Investment activities in China by foreign investors are principally governed by the Catalog of Industries for Encouraging Foreign Investment (the “Encouraged Industries Catalog”) and the Special Management Measures (Negative List) for the Access of Foreign Investment (the “Negative List”), which were promulgated and are amended from time to time by the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (the “NDRC”), and together with the PRC Foreign Investment Law (the “FIL”), and their respective implementation rules and ancillary regulations. The Encouraged Industries Catalog and the Negative List lay out the basic framework for foreign investment in China, classifying businesses into three categories in terms of the level of participation permitted to foreign investment: “encouraged,” “restricted” and “prohibited.” Industries not listed in the Encouraged Industries Catalog are generally deemed as falling into a fourth category of “permitted” industries unless specifically restricted by other PRC laws.

On October 26, 2022, MOFCOM and the NDRC released the Encouraged Industries Catalogue (2022 Version), which became effective on January 1, 2023, to replace the then existing Encouraged Industries Catalog. On December 27, 2021, MOFCOM and the NDRC released Negative List (2021 Version), which became effective on January 1, 2022, to replace the then existing Negative List. The Negative List (2021 Version) sets forth the industries in which foreign investments are restricted or prohibited. Industries that are not listed in the Negative List (2021 Version) are generally permitted to foreign investment unless otherwise specifically restricted by other PRC rules and regulations.

On March 15, 2019, the National People’s Congress (the “NPC”) promulgated the FIL, which became effective on January 1, 2020 and replaced the main body of laws and regulations then governing foreign investment in China. Pursuant to the FIL, “foreign investments” refer to investment activities conducted by foreign investors directly or indirectly in China, which include any of the following circumstances: (1) foreign investors setting up foreign-invested enterprises in China solely or jointly with other investors, (2) foreign investors obtaining shares, equity interests, interests in property or other similar rights and interests of enterprises within China, (3) foreign investors investing in new projects in China solely or jointly with other investors, and (4) investment by other means as specified in laws, administrative regulations, or as stipulated by the State Council.

According to the FIL, foreign investment shall enjoy pre-entry national treatment, except for those foreign invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The FIL provides that foreign invested entities operating in “restricted” or “prohibited” industries will require entry clearance and other approvals.

On December 26, 2019, the State Council promulgated the Implementing Rules of Foreign Investment Law, which became effective on January 1, 2020. The implementation rules further clarified that the state encourages and promotes foreign investment, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize foreign investment environment, and advances a higher-level of openness.

On December 30, 2019, MOFCOM and the State Administration for Market Regulation (the “SAMR”) jointly promulgated the Measures for Information Reporting on Foreign Investment, which became effective on January 1, 2020. Pursuant to the Measures for Information Reporting on Foreign Investment, where a foreign investor carries out investment activities in China directly or indirectly, the foreign investor or the foreign-invested enterprise shall submit information relating to the investment to the competent commerce department.

82

Regulations Related to Businesses Operations

Chinese Regulations Related to Internet Information Security and Privacy And Protection

PRC government authorities have enacted laws and regulations with respect to internet information security and protection of personal information from any abuse or unauthorized disclosure. Internet information in China is regulated and restricted from a national security standpoint. The SCNPC enacted the Decisions on Maintaining Internet Security on December 28, 2000 as amended on August 27, 2009, which imposes criminal liabilities for any of the following acts if such act constitutes a criminal offense: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) disseminate false commercial information; or (v) infringe on intellectual property rights. The Ministry of Public Security (“MPS”) has promulgated measures that prohibit the use of internet in ways which, among other things, result in a leakage of state secrets or a dissemination of socially destabilizing content. If an internet information service provider violates these measures, the MPS and its local branches may shut down its websites and suggest to the relevant authority to revoke its operating license if necessary.

Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT on December 29, 2011 and taking effect on March 15, 2012, an internet information service provider must not collect any personal information from any of its users or provide any such information to third parties without the consent of such user, unless otherwise provided by laws or regulations. Internet information service providers must expressly inform the users of the method for and purpose of the collection and processing of such user’s personal information and the content of the personal information so collected and processed, and should only collect or use such information to the extent necessary for the provision of its services. An internet information service provider is also required to properly maintain users’ personal information, and in case of any leak or possible leak of such personal information, the Internet information service provider must take immediate remedial measures and, in severe circumstances, make an immediate report to the relevant telecommunications regulatory authority.

In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the SCNPC on December 28, 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT on July 16, 2013, any collection and use of a user’s personal information must be subject to the consent of the user, adhere to the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An internet information service provider must also keep such information strictly confidential, and is further prohibited from divulging, tampering with or destroying any such information, or selling or providing such information to other parties. An internet information service provider is required to take technical and other measures to prevent the unauthorized disclosure, damage or loss of any personal information collected.

On November 7, 2016, the SCNPC issued the Cyber Security Law of the PRC (the “Cybersecurity Law”), which took effect on June 1, 2017. The Cybersecurity Law is formulated to maintain the network security, safeguard the cyberspace sovereignty, national security and public interests, and protect the lawful rights and interests of citizens, legal persons and other organizations. Pursuant to the Cybersecurity Law, a network operator, which includes, among others, internet information services providers, must take technical measures and other necessary measures in accordance with applicable laws and regulations as well as mandatory requirements of national and industrial standards to safeguard the safe and stable operation of networks, effectively respond to network security incidents, prevent illegal and criminal activities, and maintain the integrity, confidentiality and availability of network data. The Cybersecurity Law reaffirms the basic principles and requirements as specified in then existing laws and regulations related to personal information protections, such as the requirements on the collection, use, processing, storage and disclosure of personal information, and the requirements that internet service providers should take technical and other necessary measures to ensure the security the personal information they have collected and prevent such personal information from being divulged, damaged or lost. Any violation of the Cybersecurity Law could subject the internet service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, shutdown of websites as well as criminal liabilities.

83

On January 23, 2019, the Office of the Central Cyberspace Affairs Commission, the MIIT, the MPS, and the SAMR jointly issued the Announcement of Launching Special Crackdown Against Illegal Collection and Use of Personal Information via Apps, which restates the requirement of legal collection and use of personal information, encourages App operators to conduct security certifications, and encourages search engines and App stores to clearly mark and recommend those certified apps.

On November 28, 2019, the CAC, MIIT, the MPS and the SAMR jointly issued the Measures to Identify Illegal Collection and Usage of Personal Information by Apps, which describes six types of illegal collection and usage of personal information, including “non-disclosure of collection and use rules”, “failure to expressly state the purpose, method and scope of collecting and using personal information”, “collection or use of personal information without consent of users”, “collecting personal information unrelated to the services they provide in violation of the principle of necessity”, “providing others with personal information without the consent” and “failure to provide the function of deleting or correcting personal information in accordance with the law” or “failure to disclose the information on complaints and whistleblowing reports”.

On May 28, 2020, the NPC adopted the Civil Code of the PRC which became effective on January 1, 2021. According to the Civil Code, individuals have the right of privacy. No organization or individual shall process any individual’s private information or infringe on an individual’s right of privacy, unless otherwise prescribed by law or with the consent of such individual or such individual’s guardian. The Civil Code also offers protection to personal information and provides that the processing of personal information shall be subject to the principles of legitimacy, legality and necessity. An information processor must not divulge or falsify the personal information collected and stored by it, or provide the personal information of an individual to others without the consent of such individual. On March 12, 2021, the CAC, the MIIT, the MPS and the SAMR jointly issued the Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications (the “Necessary Personal Information Rules”), which came into effect on May 1, 2021. According to the Necessary Personal Information Rules, mobile App operators shall not deny a user’ access to the basic functions and services of an App on the basis that such user refuses to provide his or her personal information which is not necessary for such use. The Necessary Personal Information Rules further stipulates the relevant scopes of necessary personal information for different types of mobile Apps.

On June 10, 2021, the SCNPC promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law sets out a national data security review system, under which data processing activities that affect or may affect national security are subject to review. In addition, it clarifies the obligations to protect data security applicable to organizations and individuals who carry out data activities and discharges data security protection responsibilities. Data processors shall establish and improve a whole-process data security management system in accordance with the provisions of laws and regulations, organize and implement data security trainings as well as take appropriate technical measures and other necessary measures to protect data security. If the processing of any organization or personal data violate the Data Security Law, the responsible party shall bear the corresponding civil, administrative or criminal liabilities.

On July 30, 2021, the State Council promulgated the Regulation on Protecting the Security of Critical Information Infrastructure (“CII Regulations”), effective on September 1, 2021. According to the CII Regulations, “critical information infrastructure” has the meaning of an important network facility and information system in important industries such as, among others, public communications and information services, energy, transport, water conservation, finance, public services, e-government affairs and national defense science, as well as other important network facilities and information systems that may seriously endanger national security, the national economy, the people’s livelihood, or the public interests in the event of damage, loss of function, or data leakage. The competent governmental authorities as well as the supervisory and administrative authorities of the aforementioned important industries and sectors will be responsible for (i) organizing for the identification of critical information infrastructures in their respective industries in accordance with certain identification rules, and (ii) promptly notifying the operators so identified and the public security department of the State Council of the results of identification. As of the date of this prospectus, the Company has not received any notification from any PRC governmental authority that it is operating any “critical information infrastructure.”

84

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, effective on November 1, 2021. The Personal Information Protection Law requires, among others, that (i) the processing of personal information should have a clear and reasonable purpose which should be directly related to the purpose of the processing activity, in a method that has the least impact on personal rights and interests, and (ii) the collection of personal information should be limited to the minimum scope necessary to achieve the purpose of the processing activity to avoid the excessive collection of personal information. Different types of personal information and personal information processing will be subject to different rules on consent requirement, transfer, and security. Entities that process personal information shall bear responsibilities for the activities they conduct relating to such personal information, and shall adopt necessary measures to safeguard the security of the personal information that they process. Otherwise, such entities could be ordered to correct, suspend or terminate the provision of their services, and face confiscation of illegal income, fines or other penalties.

On November 14, 2021, the CAC published a discussion draft of the Regulations for the Administration of Network Data Security (the “Draft Data Security Regulations”), which provides that the undertaking of the following activities shall be subject to a cybersecurity review: (i) the merger, reorganization or separation of network platform operators that have gathered and mastered a large number of data resources related to national security, economic development or public interests affects, which may affect national security; (ii) overseas listing of data processors processing the personal information of over one million users; (iii) the listing in Hong Kong of data processors processing conducting data processing activities which affect or may affect national security; (iv) other data processing activities that affect or may affect national security. The Draft Data Security Regulations also provides that operators of large internet platforms that set up headquarters, operation centers or research and development centers overseas shall report to the national cyberspace administration and other competent authorities. The Draft Data Security Regulations also states that data processors processing important data or listing overseas shall conduct an annual data security assessment by themselves or by engaging a data security service institution, and shall submit the assessment report of the previous year to the relevant CAC municipal office before January 31 of each year. In addition, the Draft Data Security Regulations also requires network platform operators to enact platform rules, privacy policies and algorithm strategies related to data, and to solicit public comments on their official websites for no less than 30 working days when they formulate such platform rules or privacy policies or makes any amendments that may have a significant impact on users’ rights and interests. Further, platform rules and privacy policies formulated by operators of large internet platforms with more than 100 million daily active users, or amendments thereto that may have significant impacts on users’ rights and interests shall be evaluated by a third-party organization designated by the CAC and submitted to relevant CAC provincial office for approval. As of the date of this prospectus, the Draft Administrative Regulation on Network Data Security has not come into effect yet.

On December 31, 2021, the CAC together with other regulatory authorities published the Administrative Provisions on Algorithm Recommendation for Internet Information Services, which took effect on March 1, 2022. The Administrative Provisions on Algorithm Recommendation for Internet Information Services provides, among others, that algorithm recommendation service providers shall (i) establish and improve the management systems and technical measures for algorithm mechanism and principle review, scientific and technological ethics review, user registration, information release review, data security and personal information protection, anti-telecommunications and internet fraud, security assessment and monitoring, and security incident emergency response, formulate and disclose the relevant rules for algorithm recommendation services, and employ appropriate professional staff and technical support considering the scale of the algorithm recommendation service provided; (ii) regularly review, evaluate and verify the principle, models, data and application results of algorithm mechanisms, (iii) strengthen information security management, establish and improve a feature database for the identification of illegal inappropriate information, and improve entry standards, rules and procedures; (iv) strengthen the management of user models and user labels, and improve the rules on points of interest recorded into user models and user label management, and refrain from recording illegal or harmful keywords information into the points of interest of users or use them as user labels to push information.

85

On December 28, 2021, thirteen regulatory authorities jointly released the Cybersecurity Review Measures. The Cybersecurity Review Measures provides that: (i) network platform operators that are engaged in data processing activities which have or may have an implication on national security shall undergo a cybersecurity review; (ii) the CSRC is one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review mechanism; (iii) network platform operators that possess personal information of more than one million users and seeking to be listed overseas shall file for a cybersecurity review with the Cybersecurity Review Office; and (iv) the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties, and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously by foreign governments after overseas listing shall be collectively taken into consideration during the cybersecurity review process. The distinction made under the discussion draft of the Draft Data Security Regulations between “listing overseas” and “listing abroad” further clarifies that the obligations to proactively apply for cybersecurity review by an entity seeking listing in a foreign country.

Chinese Regulations Related to Dividend Distributions

The principal laws and regulations regulating the dividend distribution of dividends by foreign-invested enterprises in China include the PRC Company Law most recently amended in 2018 and the FIL. Under the current regulatory regime in China, foreign-invested enterprises in China may pay dividends only out of their accumulated profit, if any, determined in accordance with PRC accounting standards and regulations. A PRC company, including foreign-invested enterprise, is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital unless the provisions of laws regarding foreign investment otherwise provided, and shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Chinese Regulations Related to Intellectual Property

Patent

Patents in China are principally protected under the Patent Law of the PRC which was most recently amended on October 17, 2020 (which amendment came into effect on June 1, 2021). The duration of the invention patent right shall be 20 years, and the term shall be 10 years for utility models patent right and 15 years for designs patent right, all commencing from the application date thereof.

Copyright

Copyright in China, including copyrighted software, is principally protected under the Copyright Law of the PRC which was most recently amended on November 11, 2020 and came into effect on June 1, 2021 and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years. The Regulation on the Protection of Information Network Transmission Right, which was most recently amended on January 30, 2013, provides specific rules on fair use, statutory license, and a safe harbor for use of copyrights and copyright management technology and specifies the liabilities of various entities for violations, including copyright holders, libraries and Internet service providers.

Trademark

Registered trademarks are protected under the Trademark Law of the PRC promulgated on August 23, 1982 and amended on April 23, 2019 and related rules and regulations. Trademarks are registered with the Trademark Office of China Intellectual Property Administration, formerly the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of this trademark may be rejected. Trademark registrations are effective for 10 years, commencing from the date of registration, unless otherwise revoked.

86

Domain Name

Domain names are protected under the Measures for the Administration of Internet Domain Names which was promulgated by the MIIT on August 24, 2017 and took effect on November 1, 2017. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Related to Foreign Exchange

General Administration of Foreign Exchange

Under the PRC Foreign Exchange Administration Rules promulgated by the State Council on January 29, 1996 and most recently amended on August 5, 2008 and various regulations issued by the State Administration for Foreign Exchange of China (“SAFE”) and other relevant PRC government authorities, Renminbi is convertible into other currencies for the purpose of current account items, such as trade related receipts and payments, payment of interest and dividends. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside China for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from SAFE or its local branches. Payments for transactions that take place within China must be made in Renminbi. Unless otherwise provided by laws and regulations, PRC companies may repatriate foreign currency payments received from overseas or retain the same overseas. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaging in the settlement and sale of foreign exchange pursuant to relevant rules and regulations in China.

In 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Direct Investment, or Circular 59, which substantially amends and simplifies the previous foreign exchange procedure. Pursuant to Circular 59, the opening and deposit of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of CNY proceeds derived by foreign investors in China, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and the restrictions on opening of foreign currency capital accounts, asset realisation accounts across locations are cancelled, which was not permitted previously.

On May 10, 2013, SAFE promulgated the Notice of State Administration of Foreign Exchange on Promulgation of the Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors and Supporting Documents, which was most recently amended on December 30, 2019, specifying that the administration by SAFE or its local branches over direct investment by foreign investors in China must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in China based on the registration information provided by SAFE and its branches.

On February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, or SAFE Notice 13, which was most recently amended on December 30, 2019. Instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals may apply for such foreign exchange registrations from qualified banks. Qualified banks, under the supervision of SAFE, may directly review the applications, conduct the registration and perform statistical monitoring and reporting responsibilities.

87

On March 30, 2015, SAFE promulgated the Circular of the SAFE on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or Circular 19, which was most recently amended on March 23, 2023, expanding a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 allows all foreign-invested enterprises established in China to settle their foreign exchange capital on a discretionary basis according to the actual needs of their business operation, provides the procedures for foreign invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments and removes certain other restrictions under previous rules and regulations. However, Circular 19 continues to prohibit foreign invested enterprises from, among other things, using Renminbi funds converted from their foreign exchange capital for expenditure beyond their business scope and providing entrusted loans or repaying loans between non-financial enterprises.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, which took effect on June 9, 2016, which was most recently amended on December 4, 2023, reiterating some of the rules set forth in Circular 19. Circular 16 provides that discretionary foreign exchange settlement applies to foreign exchange capital, foreign debt offering proceeds and remitted foreign listing proceeds, and the corresponding Renminbi capital converted from foreign exchange may be used to extend loans to related parties. However, there are substantial uncertainties with respect to Circular 16’s interpretation and implementation in practice.

In January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) where a bank handles outward remittance of profits for a domestic institution equivalent to more than US$50,000, the bank shall check whether the transaction is genuine by reviewing board resolutions regarding profit distribution, original copies of tax filing records, audited financial statements and stamp with the outward remittance sum and date on the original copies of tax filing records and (ii) domestic entities must make up for previous years’ losses before remitting any profits. Moreover, pursuant to Circular 3, domestic entities must explain in detail the sources of capital and how the capital will be used, and provide board resolutions, contracts and other proof as a part of the registration procedure for outbound investment. Circular 3 also relaxes the policy restriction on foreign exchange inflow to further enhance trade and investment facilitation, including (i) expanding the scope of foreign exchange settlement for domestic foreign exchange loans; (ii) allowing the capital repatriation for offshore financing against domestic guarantee; (iii) facilitating the centralized management of foreign exchange funds of multinational companies; and (iv) allowing offshore institutions within pilot free trade zones to settle foreign exchange in domestic foreign exchange accounts.

Foreign Exchange Registration of Overseas Investment by PRC Residents

Pursuant to SAFE’s Notice on Relevant Issues Relating to Foreign Exchange Control for Financing and Round-tripping by Chinese Residents Through Special Purpose Vehicles (“SAFE Circular 75”), which became effective on November 1, 2005, domestic residents, including domestic individuals and domestic companies, must register with local branches of SAFE in connection with their direct or indirect offshore investment in an overseas special purpose vehicle (the “Overseas SPV”), for the purposes of overseas equity financing activities, and to update such registration in the event of any significant changes with respect to that offshore company.

On July 4, 2014, SAFE promulgated the Notice of the State Administration of Foreign Exchange on Issues Relating to Foreign Exchange Control for Overseas Investment and Financing and Round-tripping by Chinese Residents through Special Purpose Vehicles (“SAFE Circular 37”), which replaced SAFE Circular 75, for the purpose of simplifying the approval process and promoting cross-border investments. SAFE Circular 37 supersedes SAFE Circular 75 and revises and regulates matters involving foreign exchange registration for round-trip investment. Under SAFE Circular 37, a domestic resident must register with the local SAFE branch before he or she contributes assets or equity interests in an Overseas SPV that is directly established or indirectly controlled by the domestic resident for the purpose of conducting investment or financing. In addition, in the event of any change of basic information of the Overseas SPV such as the individual shareholder, name, operation term, etc., or if there is any capital increase, decrease, equity transfer or swap, merge, spin-off or other amendment of the material items, the domestic resident shall complete the change of foreign exchange registration procedures for offshore investment. According to the procedural guideline as attached to SAFE Circular 37, the principle of review has been changed to “the domestic individual resident shall only register the Overseas SPV directly established or controlled (first level).”

88

At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Over Round-trip Investment with respect to the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014 as an attachment to SAFE Circular 37. Under the relevant rules, failure to comply with the registration procedures set out in SAFE Circular 37 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations. PRC residents who hold any shares in the company from time to time are required to register with SAFE in connection with their investments in the company.

On February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, effective from June 1, 2015 and amended on December 30, 2019, which further amended SAFE Circular 37 by requiring domestic residents to register with qualified banks rather than SAFE or its local branches in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

Regulations Related to Tax

Enterprise Income Tax

The Law of the PRC on Enterprise Income Tax and The Regulations for the Implementation of the Law on Enterprise Income Tax (collectively, the “EIT Laws”) were promulgated on March 16, 2007 and December 6, 2007, respectively, and were most recently amended on December 29, 2018 and April 23, 2019, respectively. According to the EIT Laws, taxpayers consist of resident enterprises and non-resident enterprises. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but whose actual or de facto control is administered from within China. Non-resident enterprises are defined as enterprises that are set up in accordance with the laws of foreign countries and whose actual administration is conducted outside China, but have established institutions or premises in China, or have no such established institutions or premises but have income generated from inside China. Under the EIT Laws and relevant implementing regulations, a uniform enterprise income tax (“EIT”) rate of 25% is applicable. However, if non-resident enterprises have not formed permanent establishments or premises in China, or if they have formed permanent establishment institutions or premises in China but there is no actual relationship between the relevant income derived in China and the established institutions or premises set up by them, the enterprise income tax is, in that case, set at the rate of 10% for their income sourced from inside China.

Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the Standards of Actual Organizational Management (“Circular 82”), which was promulgated by the STA on April 22, 2009 and amended on January 29, 2014 and December 29, 2017, sets out the standards and procedures for determining whether the “de facto management body” of an enterprise registered outside of the PRC and controlled by PRC enterprises or PRC enterprise groups is located within China.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC EIT on its worldwide income only if all of the following criteria are met: (1) the primary location of the day-to-day operational management is in China; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in China; and (4) 50% or more of voting board members or senior executives habitually reside in China.

89

The Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises (“Bulletin 7”) was issued by the STA on February 3, 2015 and most recently amended pursuant to the Announcement on Issues Concerning the Withholding of Enterprise Income Tax at Source on Non-PRC Resident Enterprises, which was issued by the STA on October 17, 2017 (which amendment became effective on December 1, 2017). Pursuant to Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if the arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of EIT in China. As a result, gains derived from an indirect transfer may be subject to EIT in China. According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment or a place of business in China, immovable properties in China, and equity investments in PRC resident enterprises. In respect of an indirect offshore transfer of assets of a PRC establishment or place of business, the relevant gain is to be regarded as effectively connected with the PRC establishment or a place of business and therefore included in its EIT filing, and would consequently be subject to EIT in China at a rate of 25%. Where the underlying transfer relates to the immovable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a PRC establishment or a place of business of a non-resident enterprise, an EIT rate at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. There is uncertainty as to the implementation of Bulletin 7.

VAT Tax

According to the Interim Value-Added Tax Regulations of the PRC, as announced by the State Council on December 13, 1993, and amended on November 10, 2008, February 6, 2016, and November 19, 2017, entities and individuals selling goods, providing labor services of processing, repairs or maintenance, selling services, intangible assets, real property in China, and importing goods to China, shall be identified as taxpayers of value-added tax (the ‘‘VAT’’). Unless otherwise provided by laws, the VAT rate is: 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods; 11% for taxpayers selling transportation, postal, basic telecommunications construction, or immovable leasing services, selling immovables, transferring the rights to use land, or selling or importing specific goods; 6% for taxpayers selling services or intangible assets; zero for domestic entities and individuals selling services or intangible assets within the scope prescribed by the State Council across national borders; zero for exported goods, except as otherwise specified by the State Council.

Pursuant to the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax in Lieu of Business Tax, promulgated by the Ministry of Finance and the State Administration of Taxation on March 23, 2016, came into effect on May 1, 2016, and as amended on July 11, 2017, December 25, 2017, and March 20, 2019, respectively, the pilot program of the collection of value-added tax in lieu of business tax shall be promoted nationwide in a comprehensive manner, and all taxpayers of business tax engaged in the building industry, the real estate industry, the financial industry and the life service industry shall be included in the scope of the pilot program with regard to payment of value-added tax instead of business tax.

According to the Circular on Policies for Simplifying and Consolidating Value-added Tax Rates, announced by the Ministry of Finance and the State Administration of Taxation on April 28, 2017, the structure of value-added tax (VAT) rates will be simplified from July 1, 2017, and the 13% VAT rate will be canceled. The scope of goods with 11% tax rate and the provisions for deducting input tax are specified. According to the Circular of on Adjusting Value-added Tax Rates announced by the Ministry of Finance and the State Administration of Taxation on April 4, 2018, from May 1, 2018, where a taxpayer engages in a VAT taxable sales activity or imports goods, the previous applicable 17% and 11% tax rates are adjusted to be 16% and 10% respectively. According to the Announcement on Relevant Policies for Deepening Value-Added Tax Reform announced by the Ministry of Finance, the State Taxation Administration, and the General Administration of Customs on March 20, 2019, with respect to VAT taxable sales or imported goods of a VAT general taxpayer, the originally applicable VAT rate of 16% shall be adjusted to 13%; the originally applicable VAT rate of 10% shall be adjusted to 9%.

90

Regulations Related to Employment and Social Welfare

The Labor Contract Law

According to the Labor Law of PRC promulgated on July 5, 1994 and most recently amended on December 29, 2018, enterprises and institutions shall establish and improve their system of workplace safety and sanitation, strictly abide by state rules and standards on workplace safety, educate laborers in labor safety and sanitation in China. Labor safety and sanitation facilities shall comply with state-fixed standards. Enterprises and institutions shall provide laborers with a safe workplace and sanitation conditions which are in compliance with state stipulations and the relevant articles of labor protection. The PRC Labor Contract Law, which took effect on January 1, 2008 and amended on December 28, 2012, is primarily aimed at regulating employee/employer rights and obligations, including matters with respect to the establishment, performance and termination of labor contracts. Pursuant to the PRC Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between enterprises or institutions and laborers. Enterprises and institutions are prohibited from compelling laborers to work beyond specified time limit and employers shall pay laborers for overtime work in accordance with laws and regulations. In addition, labor wages shall not be lower than the local minimum wages and shall be paid to laborers in a timely manner.

Social Insurance and Housing Fund

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004 and amended on December 20, 2010, Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, Decisions on the Establishment of a Unified Program for Basic Old-Aged Pension Insurance for Employees of Corporations of the State Council issued on July 16, 1997, Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, Unemployment Insurance Measures promulgated on January 22, 1999 and Social Insurance Law of PRC implemented on July 1, 2011 and amended on December 29, 2018, enterprises are obliged to provide their employees in China with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance and medical insurance. These payments are made to local administrative authorities and any employer that fails to make the required contribution may be fined and ordered to make up for such contribution within a prescribed period of time.

In accordance with the Regulations on the Management of Housing Funds which were promulgated by the State Council on April 3, 1999 and most recently amended on March 24, 2019, enterprises must register at the competent managing center for housing funds and upon the examination by such managing center of housing funds, such enterprises shall complete procedures for the opening of an account at the relevant bank for the deposit of employees’ housing funds. Enterprises are also required to pay and deposit housing funds on behalf of their employees in full and in a timely manner.

Regulations Related to M&A and Overseas Listing

On 8 August 2006, six PRC governmental and regulatory agencies, including the Ministry of Commerce and the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on 8 September 2006 and was revised on 22 June 2009. The M&A Rules, among other things, requires that if an overseas company established or controlled by PRC companies or individuals intends to acquire equity interests or assets of any other PRC domestic company affiliated with such PRC companies or individuals, such acquisition must be submitted to the Ministry of Commerce for approval. The M&A Rules also requires that an offshore special vehicle, or a special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC companies or individuals, shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The M&A Rules also establish procedures and requirements that could make some acquisitions of PRC companies by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, Notice on Establishment of Security Review System Pertaining to Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the General Office of the State Council in 2011 and the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the Ministry of Commerce in 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

91

Regulations Related to Strictly Combating Illegal Securities Activities

On July 6, 2021, the General Office of the State Council and General Office of the Central Committee of the Communist Party of China issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. It emphasizes the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

Regulations Related to Securities Offering and Listing Overseas

On February 17, 2023, the CSRC published the Overseas Listing Measures which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, any of our future offering and listing of our securities in an overseas market may be subject to the filing requirements under the Overseas Listing Measures. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on Overseas Listing Measures. According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering.

92

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position

Wong Wah On Edward	60	Chairman of the Board of Directors, President and Chief Executive Officer
Tam Cheuk Ho	61	Director
Zhu Youyi	43	Chief Financial Officer and Corporate Secretary
Zou Yu	45	Vice President
Peng Wenlie	56	Vice President
Lam Kwan Sing	54	Non-employee Director
Ng Kin Sing	61	Non-employee Director
Yip Wing Hang	57	Non-employee Director
Li Feilie	58	Director of Subsidiaries

Mr. Wong Wah On Edward was appointed as a director in April 2015, and as Chairman of the Board of Directors, President and Chief Executive Officer in August 2016. Mr. Wong has served as the director of Feishang Anthracite since February 2013. He served as a director of the Company from January 1999 to January 2014, as its financial controller from December 2004 to January 2008, as its secretary from February 1999 to January 2014, and as its chief financial officer from January 2008 to January 2014. Mr. Wong is a co-owner and has been principally employed as a director of Anka, a privately held company, since April 2008. Mr. Wong has also served as an independent non-executive director of Quali-Smart Holdings Limited, a company listed in Hong Kong since September 2015. He received a professional diploma in Company Secretaryship and Administration from the Hong Kong Polytechnic University. He is a fellow member of both the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants, and an associate member of the Hong Kong Institute of Chartered Secretaries. He is also a certified public accountant (practicing) in Hong Kong.

Mr. Tam Cheuk Ho was appointed as a director in April 2015. Mr. Tam has served as the director of Feishang Anthracite since February 2013. He served as a director of the Company from December 1993 to December 1994 and from December 1997 to January 2014. He was also the Chief Financial Officer and Executive Vice President of the Company, from December 2004 to January 2008, and from January 2008 to January 2014, respectively. Mr. Tam is also a director and co-owner of Anka. He is a fellow member of both the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants. He is also a certified public accountant (practicing) in Hong Kong. He holds a Bachelor of Business Administration degree from the Chinese University of Hong Kong.

Mr. Zhu Youyi joined the Company in 2009 and has served the Company for over 10 years with various roles in accounting, internal audit and compliance functions. He was appointed as Chief Financial Officer and Corporate Secretary in July 2020. Prior to joining the Company, Mr. Zhu worked at the audit department of an international certified public accountant firm, providing audit services to clients in a variety of business sectors. Mr. Zhu holds a bachelor’s degree in Accountancy from Southwestern University of Finance and Economics, and is a member of the Chinese Institute of Certified Public Accountants.

93

Mr. Zou Yu joined the Company as a Vice President in October 2020. From March 2015 to September 2020, Mr. Zou served as the general manager of the investment management center of Feishang Enterprise, where he was responsible for mergers and acquisitions in the healthcare sector involving projects aggregating approximately CNY800 million. From May 2011 to May 2014, he served as assistant to the chairman and the head of the business development department of Shanghai American-Sino Medical Group, where he was in charge of the investment in and operation of premier private hospitals. Mr. Zou has also worked with several private equity funds. Mr. Zou has more than 10 years of experience working and investing in the healthcare sector, and has participated in projects involving acquisitions, mergers and divestments with an aggregate value exceeding CNY3 billion. Mr. Zou graduated from Sun Yat-Sen University in June 2007, with a Master of Business Administration degree. He also holds a bachelor’s degree in Economics from the Tianjin University of Commerce.

Dr. Peng Wenlie joined the Company as a Vice President in March 2021. Dr. Peng has been engaged in the development of natural medicines and investment consulting for more than 20 years. He currently serves as Chairman of the Board of Shanghai Onway, as director of Guangxi Huaxia Herbal Medicine Co. Ltd., and as director of Guangxi Huaxia Herbal Medicine Sales Co. Ltd. He previously served as Director of the Biomedicine Investment Department of Feishang Enterprise. While at Feishang Enterprise, Dr. Peng led the selection of target companies for investment in the biomedical space, conducting due diligence and appraising risks and returns as part of the investment decisions. Earlier in his career, Dr. Peng was a professor in the Life Sciences School of Sun Yat-Sen University. He was awarded a Doctor of Science degree from Sun Yat-Sen University in 1999 and a Master of Science degree in 1996.

Mr. Lam Kwan Sing has been a non-employee director and a member of CHNR’s Audit Committee and Nominating and Governance committee since December 2004, and a member of its Compensation Committee since November 2007. Mr. Lam has been an independent non-executive director of Summit Ascent Holdings Limited, a Hong Kong listed company, since June 2019. From November 2016 to June 2022, Mr. Lam was the chief executive officer and executive director of SFund International Holdings Ltd., a Hong Kong listed company. He is also an independent non-executive director of Aceso Life Science Group, a Hong Kong listed company, since August 2012. Mr. Lam holds a bachelor’s degree in Accountancy from the City University of Hong Kong.

Mr. Ng Kin Sing has been a non-employee director and a member of CHNR’s Audit Committee and Nominating and Governance Committee since December 2004, and a member of its Compensation Committee since November 2007. From March 2012 to present, Mr. Ng has been the director of Sky Innovation Limited, a private investment company. Mr. Ng holds a bachelor’s degree in Business Administration from the Chinese University of Hong Kong.

Mr. Yip Wing Hang has been a non-employee director and a member of CHNR’s Audit Committee and Nominating and Governance Committee since June 2006, and a member of its Compensation Committee since November 2007. From January 2018 to the present, Mr. Yip has been the senior director of Winsome Asset Management Ltd., where he is responsible for managing high-net-worth clients’ assets on a discretionary basis. Mr. Yip has served as adjunct associate professor at the Institute of China Business, the University of Hong Kong SPACE since 2013. From October 2010 to December 2017, Mr. Yip was the marketing director of Athena Financial Services Limited where he was responsible for the sale and distribution of financial products. Mr. Yip holds a master’s degree in Sustainability from the University of Cambridge and a master’s degree in Accounting and Finance from the Lancaster University, United Kingdom. He is also a Chartered Banker in the United Kingdom.

Mr. Li Feilie served as a director, Chief Executive Officer and Chairman of the Board of CHNR from February 2006 to August 2016. He currently serves as director of Feishang Mining, Newhold, Pineboom, China Coal, Feishang Dayun, Feishang Yongfu and FMH Services, each of which is a subsidiary of CHNR. While Mr. Li is not an officer or director of the Company, he ultimately controls the Company through his services as an officer and/or director of certain of the Company’s subsidiaries, his beneficial ownership of the Company’s shares, his ability to elect the Board of Directors and his direct ownership of a substantial amount of Company debt. In addition to his directorships, Mr. Li provides strategic guidance relating to the various businesses in which he and his controlled companies invest. Through his related companies, Mr. Li also provides funding to support the Company’s operating expenses and indirectly holds a substantial amount of the Company’s debt (see the section in this prospectus entitled “– Related Party Transactions” below). Mr. Li has been the chairman of Feishang Enterprise, Wuhu City Feishang Industrial Co., Ltd. and Wuhu Feishang Port Co., Ltd., companies beneficially owned by him, since June 2000, from December 2001 to July 2011 and since October 2002, respectively. Mr. Li graduated from Peking University with a bachelor’s degree and a master’s degree in Economics.

94

Key Employees

The following table identifies the senior management of Bayannaoer Mining, and their ages and positions:

Name	Age	Position

Yu Jun	56	General Manager of Bayannaoer Mining
Yao Yangli	59	Deputy Chief Engineer of Bayannaoer Mining

Mr. Yu Jun was appointed as general manager of Bayannaoer Mining in January 2015. He has served as finance manager and chief financial officer of Bayannaoer Mining since 2005. Mr. Yu has over 25 years of experience in corporate finance. Prior to joining Bayannaoer Mining, he served in the positions of finance manager and financial controller of several companies including subsidiary companies of Sichuan University. Mr. Yu graduated from the University of Electronic Science and Technology of China in 1989 and was awarded a bachelor’s degree from Southwestern University of Finance and Economics in 2004.

Mr. Yao Yangli was appointed as deputy chief engineer of Bayannaoer Mining in charge of exploration work in April 2012. Mr. Yao has almost 30 years of experience in mineral exploration. Prior to joining Bayannaoer Mining, he served as chief geological prospecting engineer, exploration project leader and chief engineer in several companies. Mr. Yao has been appointed as distinguished geologist consultant for the Land and Resources Department of Bayannaoer Municipal Government since 2012. Mr. Yao graduated from Guilin College of Geology (now known as Guilin University of Technology) with a bachelor’s degree in 1988 and holds a senior engineer accreditation.

Family Relationships and Other Arrangements

There are no family relationships between any of the individuals identified above. There are no arrangements or understandings between major shareholders, customers, suppliers or others pursuant to which any of the individuals identified above was selected as a director or member of senior management, other than the fact that each was elected by Mr. Li Feilie.

Board of Directors

Our board of directors consists of five directors, including two executive directors and three non-executive directors. The powers and duties of our directors include convening general meetings and reporting our board’s work at our shareholders’ meetings, declaring dividends and distributions, determining our business and investment plans, appointing officers and determining the term of office of the officers, preparing our annual financial budgets and financial reports, formulating proposals for the increase or reduction of our authorized capital as well as exercising other powers, functions and duties as conferred by our articles of association. Our directors may exercise all the powers of our company to borrow money and to mortgage or charge its undertaking and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party. A director is not required to hold any shares in our company to qualify to serve as a director.

If a director becomes aware of the fact that he or she is interested in a transaction entered into or to be entered into by our company (other than a transaction or proposed transaction between the director and our company which is or is to be entered into in the ordinary course of our company’s business and on usual terms and conditions), he or she is required to disclose that interest to our board of directors. For these purposes, a general disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

95

A transaction entered into by our company in respect of which a director is interested is voidable by our company unless the director’s interest was disclosed to our board (if so required to be disclosed). However, a transaction entered into by our company in respect of which a director is interested will not be voidable by the company if (a) the material facts of the interest of the director in the transaction are known by the members entitled to vote at a meeting of members and the transaction is approved or ratified by a resolution of members; or (b) the company received fair value for the transaction.

Subject to Nasdaq rules, a director who is interested in a transaction entered into or to be entered into by our company may (a) vote on a matter relating to the transaction; (b) attend a meeting of our directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and (c) sign a document on behalf of the company, or do any other thing in his or her capacity as a director, that relates to the transaction. .

As provided by our Memorandum and Articles, each director is to hold office for a three-year term expiring immediately following the annual meeting of shareholders held three years following the annual meeting at which he or she was elected. At the annual meeting of shareholders in 2023, Mr. Ng Kin Sing was elected to serve as Class I director until immediately following the annual meeting to be held in 2026 and until his successor has been duly elected and qualified. Messrs. Lam Kwan Sing and Yip Wing Hang serve as Class II directors until immediately following the annual meeting to be held in 2024 and until their successors have been duly elected and qualified. Messrs. Wong Wah On Edward and Tam Cheuk Ho serve as Class III directors until immediately following the annual meeting to be held in 2025 and until their successors have been duly elected and qualified.

Messrs. Lam Kwan Sing, Yip Wing Hang and Ng Kin Sing are each an “independent director” as such term is used in applicable rules and regulations of the SEC and in Nasdaq Marketplace Rule 5605(a)(2). We are not required to maintain a Board of Directors consisting of a majority of independent directors based upon an exemption from Nasdaq requirements applicable to foreign private issuers whose home jurisdiction does not require the board of directors to consist of a majority of independent directors.

Our officers are elected annually at the meeting of the Board of Directors following each annual meeting of shareholders, and hold office until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal, and the terms of applicable employment agreements.

Committees of the Board of Directors

We have several committees under the board of directors, including an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted a charter for each of our committees. The audit committee, compensation committee, and nominating and corporate governance committee’s members and functions are described below.

96

Audit Committee.

Our Board of Directors has established an Audit Committee that operates pursuant to a written charter. Our Audit Committee, whose members currently consist of Yip Wing Hang (Chairman), Lam Kwan Sing and Ng Kin Sing, is principally responsible for ensuring the accuracy and effectiveness of the annual audit of the financial statements. The duties of the Audit Committee include, but are not limited to:

•	appointing and supervising our independent registered public accounting firm;
•	assessing the organization and scope of the Company’s interim audit function;
•	reviewing the scope of audits to be conducted, as well as the results thereof;
•	approving audit and non-audit services provided to us by our independent registered public accounting firm; and
•	overseeing our financial reporting activities, including our internal controls and procedures and the accounting standards and principles applied.

Each member of the Audit Committee is an “independent” director, as such term is used in applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and in Nasdaq Listing Rule 5605(a)(2). Our Audit Committee held a total of five meetings during fiscal year 2023, which were attended by all of the Committee’s members.

Nominating and Corporate Governance Committee; Shareholder Nominees for Director

Our Board of Directors has established a Nominating and Corporate Governance Committee that operates pursuant to a written charter. The current members of the Nominating and Corporate Governance Committee are Ng Kin Sing, Lam Kwan Sing and Yip Wing Hang (Chairman). Each member of the Nominating and Corporate Governance Committee is an independent director, as such term is used in Nasdaq Listing Rule 5605(a)(2).

The Nominating and Corporate Governance Committee is responsible for providing oversight on a broad range of issues surrounding the composition and operation of our Board of Directors. In particular, the responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become members of the Board of Directors;
•	determining the slate of nominees to be recommended for election to the Board of Directors;
•	reviewing corporate governance principles applicable to us, including recommending corporate governance principles to the Board of Directors and administering our Code of Ethics;
•	assuring that at least one Audit Committee member is an “audit committee financial expert” within the meaning of regulatory requirements; and
•	carrying out such other duties and responsibilities as may be determined by the Board of Directors.

The Nominating and Corporate Governance Committee is required to meet at least once annually, and more frequently if the committee deems it to be appropriate. The committee may delegate authority to one or more members of the committee; provided that any decisions made pursuant to such delegated authority are presented to the full committee at its next scheduled meeting. Discussions pertaining to the nomination of directors are required to be held in executive session.

The Nominating and Corporate Governance Committee will consider candidates for directors proposed by shareholders, although no formal procedures for submitting the names of candidates for inclusion on management’s slate of director nominees have been adopted. Until otherwise determined by the Nominating and Corporate Governance Committee, a member who wishes to submit the name of a candidate to be considered for inclusion on management’s slate of nominees at the next annual meeting of shareholders must notify our Corporate Secretary, in writing, no later than June 30 of the year in question of its desire to submit the name of a director nominee for consideration. The written notice must include information about each proposed nominee, including name, age, business address, principal occupation, telephone number, shares beneficially owned and a statement describing why inclusion of the candidate would be in our best interests. The notice must also include the proposing member’s name and address, as well as the number of shares beneficially owned. A statement from the candidate must also be furnished, indicating the candidate’s desire and ability to serve as a director. Adherence to these procedures is a prerequisite to the Board’s consideration of the shareholder’s candidate. Once a candidate has been identified, the Nominating and Corporate Governance Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the Nominating and Corporate Governance Committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of management’s slate of director nominees to be submitted for election to the Board.

97

Compensation Committee

Our Board of Directors has established a Compensation Committee that operates pursuant to a written charter. The current members of the Compensation Committee are Ng Kin Sing, Lam Kwan Sing and Yip Wing Hang (Chairman). Each member of the Compensation Committee is an independent director, as such term is used in Nasdaq Listing Rule 5605(a)(2).

The Compensation Committee is responsible for:

•	Formulating corporate goals and objectives relevant to compensation payable to the CEO and other executive officers;
•	Evaluating the performance of the CEO and other executive officers in light of these goals and objectives;
•	Recommending to the Board for its adoption and approval, compensation payable to the CEO and other executive officers, including (a) annual base salary level, (b) annual incentive opportunity level, (c) long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreement/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits;
•	Administering and supervising our incentive compensation plans, including equity compensation plans;
•	Recommending to the Board for its adoption and approval, awards to be made under our incentive compensation plans, including equity compensation plans; and
•	Generally supporting the Board of Directors in carrying out its overall responsibilities relating to executive compensation.

The Compensation Committee is required to meet at least once annually and more frequently if the committee deems it to be appropriate. The committee may delegate authority to one or more members of the committee; provided that any decisions made pursuant to such delegated authority are promptly communicated to all other committee members.

Employment Agreements and Related Matters

On April 2, 2015, we entered into service agreements with Tam Cheuk Ho (a director) and Wong Wah On Edward (our Chairman, Chief Executive Officer and President). We entered into service agreements with identical terms with Zhu Youyi (our Chief Financial Officer and Corporate Secretary), Zou Yu (our Vice President) and Peng Wenlie (our Vice President) on July 14, 2020, October 22, 2020 and March 22, 2021, respectively. Each of the agreements is for an initial term of one year and, thereafter, continues unless and until terminated by either party on not less than one month’s notice. Each of the agreements also provides for the payment to the individual of an annual fee of US$1.00, plus such equity awards as may from time to time be determined by our Compensation Committee.

On March 7, 2019, we entered into an employment agreement with Mr. Yu Jun for his services as general manager of Bayannaoer Mining for a term of one year expiring on March 6, 2020. The agreement was renewed on March 7, 2020, March 7, 2021, and March 7, 2022, respectively, with the same initial terms. For his services, Mr. Yu receives a basic salary at the rate of CNY5,000 (US$725) per month, and is eligible for a bonus. Mr. Yu also enjoys certain perquisites and is eligible for bonuses. These amounts are included in the table above.

98

On April 23, 2019, we entered into an employment agreement with Mr. Yao Yangli for his services as deputy chief engineer of Bayannaoer Mining for a term of one year expiring on April 22, 2020. The agreement was renewed on April 23, 2020, March 23, 2021, and March 23, 2022, respectively, with the same initial terms. For his services, Mr. Yao receives a basic salary at the rate of CNY14,666 (US$2,126) per month, and is eligible for a bonus. Mr. Yao also enjoys certain perquisites and is eligible for bonuses. These amounts are included in the table above.

On January 1, 2019, we entered into an employment agreement with Mr. Ma Xiongbing for his services as general manager of Shanghai Onway for a term of five years expiring on December 31, 2024. For his services, Mr. Ma receives a basic salary at the rate of CNY31,200 (US$4,523) per month. These amounts are included in the table above.

On July 14, 2020, we entered into a service agreement with Mr. Zhu Youyi (our Chief Financial Officer and Corporate Secretary). The agreement is for an initial term of one year and, thereafter, continues unless and until terminated by either party on not less than one month’s notice. The agreement also provides for the payment of an annual fee of US$1.00, plus such equity awards as may from time to time be determined by our Compensation Committee.

On October 22, 2020, we entered into a service agreement with Mr. Zou Yu (Vice President). The agreement is for an initial term of one year and, thereafter, continues unless and until terminated by either party on not less than one month’s notice. The agreement also provides for the payment of an annual fee of US$1.00, plus such equity awards as may from time to time be determined by our Compensation Committee.

On March 22, 2021, we entered into a service agreement with Dr. Peng Wenlie (Vice President). The agreement is for an initial term of one year and, thereafter, continues unless and until terminated by either party on not less than one month’s notice. The agreement also provides for the payment of an annual fee of US$1.00, plus such equity awards as may from time to time be determined by our Compensation Committee.

 There are no current contracts, agreements or understandings to increase the annual cash compensation payable to any of our executive directors for their services as such. For each of the three years ended December 31, 2020, 2021 and 2022, no increases in cash compensation were authorized by the Compensation Committee under the service agreements, and we paid or accrued $4, $5 and $5, respectively, for cash compensation to our executive officers for their services as such.

 We have no other service agreements or similar contracts with any of our officers or directors and maintain no retirement, fringe benefit or similar plans for the benefit of our officers or directors. We may, however, enter into employment contracts with our officers and key employees, adopt various benefit plans and begin paying compensation to our officers and directors as we deem appropriate to attract and retain the services of such persons. The Company and its subsidiaries have not set aside or accrued any amounts to provide pension, retirement or similar benefits to the Company’s directors.

Non-Employee Director Compensation

We pay our independent directors a monthly director’s fee equal to HK$10,000. We do not otherwise pay fees to directors for their attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We reimburse out-of-pocket expenses incurred by directors in attending Board and committee meetings. As of the date of this prospectus, no long-term incentive plans or pension plans were in effect with respect to any of the Company’s executive officers or directors.

99

Compensation

The following table sets forth the amount of compensation that was paid, earned and/or accrued, and awards made under the Company’s equity compensation plan, during fiscal year 2023, to our directors and executive officers.

Name	Salary and Bonus (US$)	All Other Compensation

Directors and Officers
Li Feilie[1]	1	—
Wong Wah On Edward[2]	1	—
Tam Cheuk Ho2	1	—
Zhu Youyi	13,890	—
Zou Yu	1	—
Peng Wenlie	1	—
Lam Kwan Sing	7,692	—
Ng Kin Sing	7,692	—
Yip Wing Hang	7,692	—
Key Employees
Yu Jun	5,342	—
Yao Yangli	13,172	—

———————
1	Mr. Li serves as director of certain subsidiaries of the Company. The amount does not include payments under an office sharing agreement pursuant to which Feishang Enterprise, a company controlled by Mr. Li, provides our subsidiary Shenzhen Feishang Management and Consulting Co., Limited (“Feishang Management”) with certain shared office space (see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” below).

2	The amount does not include payments to Anka under an office sharing agreement pursuant to which Anka provides certain shared office space, accounting, administrative and secretarial services to the Company (see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” below). Anka is jointly owned by Mr. Wong Wah On Edward and Mr. Tam Cheuk Ho.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each person named in the Summary Compensation Table as of June 30, 2023:

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Li Feilie	—	—	—	—	—	—	—	—	—
Tam Cheuk Ho	—	—	—	—	—	—	—	—	—
Wong Wah On Edward	—	—	—	—	—	—	—	—	—
Zhu Youyi	—	—	—	—	—	—	—	—	—
Zou Yu	—	—	—	—	—	—	—	—	—
Peng Wenlie	—	—	—	—	—	—	—	—	—
Lam Kwan Sing	—	—	—	—	—	—	—	—	—
Ng Kin Sing	—	—	—	—	—	—	—	—	—
Yip Wing Hang	—	—	—	—	—	—	—	—	—

100

Share Incentive Plans

The 2014 Plan was authorized by our Board of Directors on June 20, 2014, and was ratified and approved by members on July 21, 2014.

The purposes of the 2014 Plan are to:

o	Encourage ownership of our common shares by our officers, directors, employees and advisors;
o	Provide additional incentive for them to promote our success and our business; and
o	Encourage them to remain in our employ by providing them with the opportunity to benefit from any appreciation of our common shares.

The 2014 Plan is administered by the Board of Directors or a committee designated by the Board (the “Plan Committee”). The 2014 Plan allows the Board or Plan Committee to grant various incentive equity awards not limited to stock options. The Company has reserved a number of common shares equal to 20% of the issued and outstanding common shares of the Company, from time to time, for issuance pursuant to options granted (“Plan Options”) or for restricted stock awarded (“Stock Grants”) under the 2014 Plan. Stock appreciation rights may be granted as a means of allowing participants to pay the exercise price of Plan Options. Stock Grants may be made upon such terms and conditions as the Board or Plan Committee determines. Stock Grants may include deferred stock awards under which receipt of Stock Grants is deferred, with vesting to occur upon such terms and conditions as the Board or Plan Committee determines.

The Board or Plan Committee may determine, from time to time, those of our officers, directors, employees and consultants to whom Stock Grants and Plan Options will be granted, the terms and provisions of the respective Stock Grants and Plan Options, the dates such Plan Options will become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. Plan Options and Stock Grants will be awarded based upon the fair market value of our common shares at the time of the award. All questions relating to the administration of the 2014 Plan and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board or Plan Committee.

A total of 1,637,923 common shares (as adjusted by a five-to-one share combination on April 3, 2023) have been reserved for issuance under the 2014 Plan. On July 14, 2022, option awards have been granted to certain eligible individuals covering an aggregate of 1,620,000 (as adjusted by a five-to-one share combination on April 3, 2023) of the Company’s common shares under the 2014 Plan. The 2014 Plan terminates on June 19, 2024.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information relating to our outstanding stock option plans as of the date of this prospectus:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2014 Equity Compensation Plan	1,620,000	$3.115	353,153
Equity compensation plans not approved by security holders	—	N/A	—
Total	1,620,000	$3.115	353,153

101

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our ordinary shares.

As of the date of this prospectus, there were 9,865,767 Common Shares issued and outstanding. Unless otherwise indicated, each person has sole investment and voting power with respect to all shares shown as beneficially owned. The term “beneficial owner” of securities refers to any person who, even if not the record owner of the securities, has or shares the underlying benefits of ownership. These benefits include the power to direct the voting or the disposition of the securities or to receive the economic benefit of ownership of the securities. A person also is considered to be the “beneficial owner” of securities that the person has the right to acquire within 60 days by option or other agreement. Beneficial owners include persons who hold their securities through one or more trustees, brokers, agents, legal representatives or other intermediaries, or through companies in which they have a “controlling interest,” which means the direct or indirect power to direct the management and policies of the entity. The Company’s directors and executive officers, and Mr. Li Feilie, do not have different voting rights than other shareholders of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class†
Directors and Executive Officers
Li Feilie	5,371,553	(1)	54.45%
Wong Wah On Edward	80,000		0.81%
Tam Cheuk Ho	56,386		0.57%
Lam Kwan Sing	—		—
Ng Kin Sing	—		—
Peng Wenlie	—		—
Yao Yangli	—		—
Yip Wing Hang	—		—
Yu Jun	—		—
Zhu Youyi	—		—
Zou Yu	—		—
Officers and directors as a group (12 persons)	5,507,939		55.83%

Principal Shareholders:
Alto Opportunity Master Fund, SPC- Segregated Master Portfolio B	1,012,411	(2)	9.99%
Sabby Volatility Warrant Master Fund, Ltd.	743,935	(3)	7.54%

_____________________________

Notes:

† For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding and the number of shares such person or group has the right to acquire upon exercise of option, warrant or other right within 60 days after the date of this prospectus.

Except as indicated otherwise below, the business address of our directors and executive officers is Room 2205, 22/F, West Tower, Shun Tak Centre,168-200 Connaught Road Central, Sheung Wan, Hong Kong, People’s Republic of China.

(1) Mr. Li is not an officer or director of CHNR but is an officer and/or director of certain of our subsidiaries, and ultimately controls the Company through his beneficial ownership of our shares, his ability to elect the Board of Directors and his ownership of a substantial amount of Company debt. This number consists of (a) 5,311,553 outstanding common shares held in the name of Feishang Group, a BVI corporation that is wholly owned by Mr. Li, and (b) 60,000 outstanding common shares held by Mr. Li. The business address of Mr. Li is 79/F, Ping An Finance Centre, 5033 Yitain Road, Futian CBD, Shenzhen, Guangdong 518048, PRC.

(2) This number represents (a) 743,935 outstanding common shares held in the name of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, a hedge fund raised by Ayrton Capital LLC, and (b) 268,476 common shares issuable upon exercise of certain warrants held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. The business address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital LLC 55 Post Rd W, 2nd Floor Westport, CT 06880, United States. 289,475 common shares would be issuable upon exercise of certain warrants held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B 61 days after a notice of exercise is provided to the Company.

(3)    This number represents 743,935 outstanding common shares held in the name of Sabby Volatility Warrant Master Fund, Ltd., a limited liability company incorporated in the U.S.. The business address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Sabby Management, LLC, 115 Hidden Hills Dr, Spicewood TX, 78669, United States. 557,951 common shares would be issuable upon exercise of certain warrants held by Sabby Volatility Warrant Master Fund, Ltd. 61 days after a notice of exercise is provided to the Company.

None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. None of our existing shareholders will have different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

102

 SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the Selling Shareholders from time to time of up to 1,190,297 of our common shares, no par value (the “Common Shares”), issuable upon exercise of certain outstanding warrants (the “Warrants”) to purchase Common Shares.

The Selling Shareholders may offer and sell, from time to time, any or all of the Resale Securities being offered for resale by this prospectus. Please see the section entitled “Description of Warrants” for further information regarding the rights and restrictions of these Resale Securities.

In this prospectus, the term “Selling Shareholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the Resale Securities covered by this prospectus after the date of this prospectus from the named Selling Shareholders as a gift, pledge, partnership distribution or other non-sale related transfer.

Certain of the Selling Shareholders have purchased their respective Common Shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment. As a result, the Selling Shareholders are able to recognize a greater return on their investment than shareholder or holders of Warrants acquired in the public market. Furthermore, the Selling Shareholders may earn a positive rate of return even if the price of the Ordinary Shares declines significantly. As a result, the Selling Shareholders may be willing to sell their shares at a price less than shareholders that acquired their Common Shares in the public market or at higher prices than the price paid by such Selling Shareholders, the sale of which would result in the Selling Shareholder realizing a significant gain even if other CHNR shareholders experience a negative rate of return.

The sale or possibility of sale of the Common Shares, including those pursuant to this prospectus, could have the effect of increasing the volatility in Common Share price or putting significant downward pressure on the price of Common Shares. The Common Shares being offered for resale by the Selling Shareholders pursuant to this prospectus represent approximately 10.77% of our total issued and outstanding Common Shares on a fully diluted basis (assuming and after giving effect to the issuance of 1,190,297 Common Shares upon exercise of all outstanding warrants).

The table below sets forth, as of the date of this prospectus, the name of the Selling Shareholders for which we are registering Resale Securities for resale to the public, and the aggregate principal amount that the Selling Shareholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or dispose of such securities. Also, in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, securities which a person has the right to acquire within 60 days of the date of this prospectus are included both in that person’s beneficial ownership as well as in the total number of securities issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same securities may be reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same securities. We have based percentage ownership on 9,865,767 Common Shares outstanding as of the date of this prospectus on a fully diluted basis.

Because each Selling Shareholder may dispose of all, none or some portion of their Resale Securities, no estimate can be given as to the number of Resale Securities that will be beneficially owned by a Selling Shareholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Resale Securities covered by this prospectus will be beneficially owned by the Selling Shareholder and further assumed that the Selling Shareholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the Selling Shareholders’ method of distributing these Resale Securities.

Name	Number of Common Shares Beneficially Owned Prior to Offering	Maximum Number of Common Shares to be Registered Hereby*	Number of Common Shares Beneficially Owned Immediate Upon Exercise of the Warrants**
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B	743,935	557,951	1,301,886	(1)
Sabby Volatility Warrant Master Fund, Ltd.	743,935	557,951	1,301,886	(2)
Jian Ke	—	59,394	59,394	(3)
Fuad Alex Orudjey	—	15,000	15,000	(3)

*        Represents the total number of Common Shares underlying the Warrants owned by each of the Selling Shareholders, assuming full exercise of the Warrants offered hereby.

**        The terms of the Warrants held by the Selling Shareholders include a blocker provision that restricts exercise to the extent the securities beneficially owned by the Selling Shareholders and their affiliates would represent beneficial ownership in excess of 4.99% or 9.99%, as the case may be, of our Common Shares outstanding immediately after giving effect to such exercise, subject to the holder’s option upon notice to us to increase or decrease this beneficial ownership limitation; provided that any increase or decrease of such beneficial limitation percentage shall only be effective upon 61 days’ prior notice to us and such increased beneficial ownership percentage shall not exceed 9.99% of our Common Shares (such limitation, a “Beneficial Ownership Limitation”). As a result, the number of Common Shares reflected in this column as beneficially owned by each Selling Shareholder includes the number of Common Shares subject to the Warrants exercisable for the Common Shares offered hereby which such Selling Shareholder has the right to acquire as of February 9, 2021 or within 60 days thereafter.

(1)   This number represents (a) 743,935 outstanding common shares held in the name of Sabby Volatility Warrant Master Fund, Ltd., a limited liability company incorporated in the U.S., and (b) 557,951 common shares issuable upon exercise of certain warrants held by Sabby Volatility Warrant Master Fund, Ltd. 61 days after a notice of exercise is provided to the Company. The business address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Sabby Management, LLC, 115 Hidden Hills Dr, Spicewood TX, 78669, United States.

(2)    This number represents (a) 743,935 outstanding common shares held in the name of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, a hedge fund raised by Ayrton Capital LLC, (b) 268,476 common shares issuable upon exercise of certain warrants held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B., and (c) 289,475 common shares would be issuable upon exercise of certain warrants held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B 61 days after a notice of exercise is provided to the Company. The business address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital LLC 55 Post Rd W, 2nd Floor Westport, CT 06880, United States.

(3) These numbers represent 74,394 in aggregate common shares issuable upon exercise of certain warrants held by the president and the staff of FT Global Capital, Inc. The business address of FT Global Capital, Inc. is 5 Concourse Parkway, Suite 3000 Atlanta, GA, 30328, United States.

103

RELATED PARTY TRANSACTIONS

Employment Agreements and Indemnification Agreements

See “Management—Employment Agreements and Related Matters.”

Share Incentive Plan

See “Management—Share Incentive Plans.”

Other Related Party Transactions

For the years ended December 31, 2020, 2021 and 2022, we received an aggregate amount of CNY0.46 million, CNY14.05 million and nil from Feishang Group, one of our principal shareholders, in the form of interest-free loans to us, respectively.

We have received letters from Feishang Group and Feishang Enterprise, entities controlled by Mr. Li Feilie, the principal beneficial shareholder of the Company, both dated May 15, 2023 which state that Feishang Group and Feishang Enterprise will provide continuous financial support (in the form of interest-free loans) to us in relation to the going concern of our operations, including not recalling any amounts due to them until we are in a position to settle the amounts due without having a detrimental impact on our financial resources, and that Feishang Enterprise will pay debts on our behalf when needed. As far as the Company understands, there are no limitations on the amount, provision or duration of support from Feishang Group or Feishang Enterprise.

Feishang Enterprise and Feishang Group are each beneficially owned by Mr. Li Feilie, the principal beneficial owner of the Company, and members of his family. Mr. Li is also the former Chief Executive Officer and Chairman of the Company and currently serves as a director of certain subsidiaries of the Company. Wong Wah On Edward, the Chief Executive Officer and Chairman of the Company is also a director of certain affiliates of Feishang Group.

Acquisition of Feishang Anthracite Shares in Exchange for Newly Issued Company Shares

On August 17, 2020, the Company entered into the Sale and Purchase Agreement with Feishang Group pursuant to which the Company issued 9,077,166 shares of the Company’s common stock, no par value, to Feishang Group, in exchange for 120 million shares of Feishang Anthracite, with an approximate aggregate value of HK$87,522,000 (determined at a price of HK$1.006 per share, representing the average closing price of Feishang Anthracite on the five trading days before August 17, 2020, adjusted for a 27.5% discount based on an independent valuation report). Feishang Group is the largest stockholder in the Company, and is wholly owned by Mr. Li Feilie, who also beneficially owns 53.53% of the outstanding equity of Feishang Anthracite.

Transfer of Equity Interests of Yangpu Lianzhong

On April 28, 2021, the Company’s subsidiary China Coal entered into an equity transfer agreement to transfer 100% of the equity interests of Yangpu Lianzhong Mining Co., Limited (“Yangpu Lianzhong”) to the Company’s external related party, Shenzhen Feishang Energy Investment Co., Limited (“Feishang Energy”), for total consideration of CNY103.767 million (US$16.07 million). Rather than receiving cash as a result of this transaction, the consideration offset amounts due to Feishang Energy under a series of creditor right transfer agreements. Please see Note 28 of our audited consolidated financial statements in our Annual Report on Form 20-F for Fiscal 2022 for more information. Feishang Energy is a wholly owned subsidiary of Feishang Enterprise, which is controlled by our principal beneficial owner Mr. Li Feilie. Because of the transfer of the equity interests, Yangpu Lianzhong is no longer a subsidiary of the Company.

104

Acquisition of PST Technology

On July 27, 2021, the Company entered into the Sale and Purchase Agreement with Mr. Li Feilie pursuant to which the Company issued three million restricted shares of the Company’s common shares, and transferred its 120 million shares of Feishang Anthracite, as well as approximately CNY10.3 million (US$1.5 million), to Feishang Group in exchange for all outstanding shares of PST Technology and the transfer to the Company of approximately CNY130.0 million (US$18.8 million) of PST Technology’s outstanding debt previously owed to Mr. Li, which debt was eliminated upon consolidation. PST Technology, through its wholly owned subsidiaries, owns a 51% equity interest in Shanghai Onway Environmental Development Co., Limited (“Shanghai Onway”). Shanghai Onway is principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC projects and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. The total value of the consideration that the Company provided to Mr. Li was approximately CNY104.1 million (US$15.1 million), which amount was a 20% discount to the valuation (including the assigned debt) of PST Technology provided by an independent valuation firm.

Acquisition of Williams Minerals (Pvt) Ltd (“Williams Minerals”)

On February 27, 2023, the Company entered into the Sale and Purchase Agreement (“Zimbabwe SPA”) with Feishang Group, Top Pacific (China) Limited (“Top Pacific”), Mr. Li Feilie and Mr. Yao Yuguang, to indirectly acquire all interests in Williams Minerals, which owns the mining permit for a Zimbabwean lithium mine. At the time of the entry into the Zimbabwe SPA, Feishang Group owned 70% of Williams Minerals, and Top Pacific, a non-affiliate, owned the remaining 30%. Under the Zimbabwe SPA, it is expected that the Company will indirectly acquire all interests in Williams Minerals in the second fiscal quarter of 2023, and that the Company’s “ownership” (which, as defined in the Zimbabwe SPA, relates to its legal possession and control) of the Zimbabwean lithium mine will vest cumulatively, region by region from 2024 through 2026, contingent upon the issuance of independent technical reports and the Company’s full settlement of the purchase consideration in cash and restricted shares. For each relevant region of the lithium mine, until the Company’s legal possession and control vests, the Sellers will maintain legal possession and control, including the right of exploration, sale of lithium, and the revenue derived therefrom, as well as liability for operational costs and third-party claims.

Subject to the terms and conditions of the Zimbabwe SPA, the Company plans to issue restricted shares as 50% of the consideration for the Acquisition, with the remaining 50% of the consideration comprised of a promissory note and/or cash, for maximum consideration of US$1.75 billion (3.5 million estimated tons of measured, indicated and inferred resources of lithium oxide (grade 1.06% or above in accordance with the standard under the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves) priced at US$500 per ton). The Company may issue restricted CHNR shares at a discount to the market price to secure a portion of the required capital. On April 14, 2023, the Company announced that it completed its due diligence investigation with satisfactory results and decided to proceed with the Acquisition. The Company paid an aggregate of $35 million by way of promissory notes (instead of cash) as a deposit as a deposit on April 21, 2023, and will pay an aggregate of $140 million by way of promissory notes and/or cash as an initial installment.

Completion of the Acquisition is contingent upon the satisfaction of a number of conditions, including, among other things, the transfer of ownership interests in Williams Minerals from the Sellers to the intermediate holding company; the issuance of independent technical reports, the actual quantity of qualified lithium oxide metal resources proven or estimated to exist in each mining area covered by the relevant report, and the Company’s full settlement of the purchase consideration in cash and restricted shares. There is no guarantee that the Acquisition will close or be completed at the anticipated valuation and terms, or at all.

On December 22, 2023, the Company entered into an amendment agreement (the “Amendment Agreement”) to the sale and purchase agreement Dated as of February 27, 2023 by and among Feishang Group and Top Pacific (China) Limited (together, the “Sellers”), and the respective beneficial owner of the Sellers, Mr. Li Feilie and Mr. Yao Yuguang with the parties thereto. As the Sellers are still in the process of satisfying conditions precedent to the closing of the acquisition in accordance with the Zimbabwe SPA, including but not limited to obtaining requisite governmental approvals, the parties entered into the Amendment Agreement to extend the long stop date for closing the acquisition from December 31, 2023 to December 31, 2024.

105

The foregoing description of the Zimbabwe SPA and the Amendment Agreement is only a summary and is qualified in its entirety by reference to the Sale and Purchase Agreement between China Natural Resources, Inc., Feishang Group Limited, Top Pacific (China) Limited, Li Feilie, and Yao Yuguang, dated February 27, 2023, a copy of which is incorporated by reference as Exhibit 4.17 to the 2022 Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 15, 2023 and Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on December 22, 2023, respectively.

Sale of PST Technology

On July 28, 2023, the Company entered into a Sale and Purchase Agreement (“PSTT SPA”) with Feishang Group, pursuant to which Feishang will pay the Company CNY95,761,119 (approximately $13.2 million, the “Base Purchase Price”) in exchange for all outstanding shares of PST Technology, and PST Technology’s outstanding payable owed to the Company in the amount of CNY129,958,419. The Base Purchase Price is subject to upward post-closing adjustment based on the difference between net assets of PSTT as included in its unaudited consolidated balance sheet as of June 30, 2023 and the base net assets (which is determined as the higher of CNY-49,074,962, PST Technology’s consolidated net assets as of December 31, 2022 and CNY-34,197,300, the value of PST Technology as determined by the valuation report dated July 28, 2023), as referenced in the PSTT SPA. The transaction closed on July 31, 2023.

The description of the PSTT SPA is qualified in its entirety by reference to the PST SPA and the letter between Feishang Group and the Company, dated July 28, 2023, a copy of which has been filed as Exhibit 2.1 to the registration statement that includes this prospectus.

Commercial Transactions with Related Companies

Commercial transactions with related companies (in thousands) are summarized as follows:

	Years Ended December 31,				Six Months Ended June 30,
	2020	2021	2022	2022	2022	2023	2023
	CNY	CNY	CNY	US$	CNY	CNY	US$

Interest income received from Feishang Enterprise (1)	6,792	3,396	—	—	—	—	—
CHNR’s share of office rental, rates and others to Anka (2)	1,368	1,343	1,175	162	217	218	30
30Feishang Management’s share of office rental to Feishang Enterprise (3)	166	166	166	23	84	84	11
Shenzhen New Precise Space-Time Technology Co., Limited’s (“Shenzhen New PST”) share of office rental to Feishang Enterprise (4)	90	90	90	12	15	45	6

———————

(1)	The Company’s subsidiary, Shanghai Onway, entered into a series of contracts to provide a loan amounting to CNY80,000 at interest rate of 9% per annum to Feishang Enterprise from March 2, 2018 to June 30, 2021.
(2)	The Company signed a contract with Anka to lease 184 square meters of the office premises for 2 years, from July 1, 2018 to June 30, 2020, subsequently extended to June 30, 2024. The agreement also provides that the Company shares certain costs and expenses in connection with its use of the office, in addition to some of the accounting and secretarial services and day-to-day office administration services provided by Anka. Costs presented here include both rent and services.
(3)	On January 1, 2018, Feishang Management signed an office sharing agreement with Feishang Enterprise. Pursuant to the agreement, Feishang Management shares 40 square meters of office premises for 33 months. Feishang Management signed a new contract with Feishang Enterprise in October 2022, which will expire on September 30, 2023.
(4)	Shenzhen New PST signed a contract with Feishang Enterprise to lease 96 square meters of office premises for 12-month period from March 14, 2021 to Match 13, 2022 and renewed the contract with same terms for another 12-month period from March 14, 2022 to March 13, 2023.

106

Balances with Related Parties

Balances with related companies are summarized as follows:

		(Amounts in thousand)
	As of December 31,				As of June 30,
	2020	2021	2022	2022	2022	2023	2023
	CNY	CNY	CNY	US$	CNY	CNY	USS
Receivables from related parties
Xizang Xingwang Investment Co. Ltd. (“Xizang Xingwang”) (1)(5)	44,668	—	—	—	—	—	—
Feishang Enterprise (1)(6)	79,225	—	—	—	—	—	—

Payables to related parties
Feishang Enterprise (1)(2)	6,646	3,019	495	68	3,068	2,262	312
Feishang Group (1)(3)	7,149	14,050	7,153	986	14,050	184,054	25,375
Anka Capital Limited (“Anka Capital”) (4)	2,780	2,691	2,913	402	2,818	3,055	421
Yangpu Lianzhong Mining Co., Ltd (1)	—	—	—	—	100	—	—
Guizhou Feishang Energy Co., Ltd (1)	—	—	—	—	—	800	110
Shenzhen Qianhai Feishang Industrial Investment Co., Ltd. (“Qianhai Industrial”) (1)(7)	70,033	—	—	—	—	—	—

Dividend payable to related parties
Qianhai Industrial (1)(8)	—	5,048	—	—	5,048	—	—

Lease liabilities to related parties
Anka (4)	1,092	372	1,022	141	—	725	100

———————

(1)	Feishang Enterprise, Feishang Group, Xizang Xingwang, Yangpu Lianzhong Mining Co., Ltd, Guizhou Feishang Energy Co., Ltd a, and Qianhai Industrial are entities controlled by Mr. Li Feilie, who is the principal beneficial owner of the Company.
(2)	The payable to Feishang Enterprise by Feishang Management represents the net amount of advances from Feishang Enterprise. The balance is unsecured and interest-free. The balance is repayable when the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.
(3)	The payable to Feishang Group represents the net amount of advances from Feishang Group. The balance is unsecured and interest-free. The balance is repayable when the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.
(4)	Anka Capital and Anka are each jointly owned by Messrs. Wong Wah On Edward and Tam Cheuk Ho, who are officers of the Company. The payable to Anka Capital represents the net amount of advances from Anka Capital. The balance is unsecured and interest-free. The balance is repayable when the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.
(5)	The receivable due from Xizang Xingwang as of December 31, 2020 represents an unsecured and interest-free loan amounting to CNY45.0 million provided by Shenzhen Qianhai. The corresponding expected credit loss allowance as of December 31, 2020 was CNY332,000. Shenzhen Qianhai received full repayment of CNY 45.0 million from Xizang Xingwang on May 17, 2021.
(6)	The receivable due from Feishang Enterprise as of December 31, 2020 represents a loan provided by the Group through Shanghai Onway with a principal amount of CNY80.0 million at interest rate of 9% per annum. The corresponding expected credit loss allowance as of December 31, 2020 was CNY775,000, respectively. On July 1, 2021, Feishang Enterprise repaid the outstanding amount owed to the Group through Shenzhen Qianhai, the direct parent of Shanghai Onway.
(7)	The payable to Qianhai Industrial by Shenzhen Qianhai represents the net amount of advances from Qianhai Industrial. The balance is unsecured and interest-free. During the year ended December 31, 2021, Shenzhen Qianhai repaid CNY50.1 million in cash. The remaining indebtedness of CNY20.0 million was changed to indebtedness owed to the Company through the acquisition of PST Technology in July 2021.
(8)	The dividend payable to Qianhai Industrial represents the declared dividend which was approved at the shareholder meeting of Shenzhen Qianhai on June 22, 2021, prior to the acquisition of Shenzhen Qianhai by the Group. It was paid by Shenzhen Qianhai as of December 31, 2022.

107

DESCRIPTION OF SHARE CAPITAL

General

We are currently authorized to issue up to 210,000,000 shares consisting of (a) 200,000,000 Common Shares, without par value, and (b) 10,000,000 preferred shares, without par value. As of the date of this prospectus, there were 9,865,767 Common Shares issued and outstanding, and no preferred shares issued or outstanding.

Common Shares

Subject to the dividend rights of preferred security holders, holders of Common Shares participate in dividends on a proportionate basis, as may be declared by the board of directors. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of our outstanding preferred shares, if any, our remaining assets, if any, will be divided proportionately on a per share basis among the holders of our Common Shares.

Each Common Share has one vote. Holders of our shares do not have cumulative voting rights. This means that the holders of a majority of the votes which are cast at any shareholders meeting can pass a resolution of members, including a resolution to appoint directors. In that event, the holders of the remaining shares will not be able to appoint any directors. Our Amended and Restated Memorandum and Articles of Association (our “Articles”) provide that, except in limited circumstances, shareholders (also referred to as “members”) entitled to exercise at least 50% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon, and the same proportion of the votes of the remaining shares entitled to vote thereon, constitutes a quorum to transact business at a meeting of members. Our Common Shares have no preemptive, subscription or conversion rights.

Shares may be issued on the terms that they are redeemable or, at the option of the Company, liable to be redeemed, on such terms and in such manner as the directors before or at the time of the issue of such shares may determine. The Company may purchase, redeem or acquire its own shares for such consideration as may be determined by the directors, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, and such shares may, at the direction of the directors, be cancelled or held as treasury shares; provided, however, that the Company may not purchase, redeem or acquire its shares unless, immediately following the purchase, redemption or acquisition (a) the value of the Company’s assets exceeds its liabilities and (b) the Company is able to pay its debts as they become due.

Preferred Shares

Our Articles provide that preferred shares shall carry such designations, powers, preferences and rights, qualifications, limitations and restrictions as shall be fixed by our board of directors at the time of issuing the relevant preferred shares or class or series of preferred shares, as the case may be. In the event that our board of directors so designates preferred shares for issuance, we may issue any such preferred shares that are properly authorized in transactions covered by this prospectus.

Warrants

As of the date of this prospectus, there are (i) outstanding Warrants to purchase up to 1,115,903 Common Shares of the Company at an exercise price of $3.00 per Common Share (the “2024 Warrants”), and (ii) outstanding Warrants to purchase up to 74,394 Common Shares of the Company at an exercise price of $2.20 per Common Share (the “2024 Placement Agent Warrants,” collectively with the 2024 Warrants, “Warrants”). The 2024 Warrants and 2024 Placement Agent Warrants became exercisable on February 21, 2024 and will expire on August 21, 2027. The exercise price and number of Common Shares issuable upon exercise of the Warrants is subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions or other similar transactions. In addition, the exercise price of the Warrants is subject to an adjustment in the event that we issue Common Shares for less than the applicable exercise price of the Warrant. Holders of the Warrants are eligible to participate in distributions to holders of the Common Shares to the same extent as if they had exercised their Warrants prior to such distribution.

108

Holders of the Warrants may exercise their Warrants to purchase Common Shares on or before the expiration date of such Warrants by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the Warrants, the holder is required to pay the exercise price for the number of Common Shares for which the Warrant is being exercised in cash. A holder of the Warrants also will have the right to exercise its Warrants on a cashless basis if a registration statement or prospectus contained therein is not available for the resale of the Common Shares issuable upon exercise thereof. Warrants may be exercised, in whole or in part, and any portion of a Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver Common Shares issuable upon exercise of a Warrant.

Upon the holder’s exercise of a Warrant, we will issue the Common Shares issuable upon exercise of the Warrant within two trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The Common Shares issuable on exercise of the Warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the Warrants, validly issued and fully paid and non-assessable.

If, at any time a Warrant is outstanding, we consummate any fundamental transaction, as described in the Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our Common Shares are converted into or exchanged for other securities or other consideration, the holder of any Warrants will thereafter receive, the securities or other consideration to which a holder of the number of Common Shares then deliverable upon the exercise or exchange of such Warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a fundamental transaction, each Warrant holder will have the right to require us, or our successor, to repurchase the Warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the Warrant on the terms set forth in the Warrant.

The exercisability of the Warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) more than 4.99% or 9.99% of our Common Shares, at the election of the holder.

Transfer Agent

The transfer agent for our Common Shares is Pacific Stock Transfer Company, located at 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119.

109

TAXATION

The following summary of British Virgin Islands, PRC and U.S. federal income tax considerations of an investment in the Common Shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the Common Shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the British Virgin Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our British Virgin Islands counsel; to the extent it relates to PRC tax law, it is the opinion of Commerce & Finance Law Offices, our PRC counsel.

Certain Material United States Federal Income Tax Considerations

General

The following is a general discussion of certain material U.S. federal income tax considerations applicable to U.S. Holders (as defined below) with respect to their ownership and disposition of Common Shares. This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold Common Shares as “capital assets” within the meaning of Section 1221 of the

Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Common Shares that is for U.S. federal income tax purposes:

•	An individual who is a U.S. citizen or resident;

•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	A trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, existing, temporary and proposed Treasury Regulations promulgated thereunder, published administrative pronouncements of the Internal Revenue Service (the “IRS”), and other applicable authorities, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described in this discussion. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a U.S. Holder of the ownership or disposition of Common Stock.

This summary does not address the U.S. federal income tax considerations of ownership or disposition of Common Shares by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power or value, of the outstanding stock of the Company; (i) U.S. Holders subject to Section 451(b) of the Code; and (j) U.S. expatriates or former long-term residents of the U.S. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership, or disposition of Common Shares. Except to the extent described below, this summary also does not address the U.S. federal income tax considerations of ownership or disposition of the Warrants by U.S. Holders.

110

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax considerations to such partnership and the partners (or other owners) of such partnership of the ownership, or disposition of the Common Shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax considerations for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations of the ownership or disposition of Common Shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF ACQUIRING, OWNING AND DISPOSING OF COMMON SHARES. HOLDERS OF COMMON SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSIDERATIONS TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Taxation of Distributions

Subject to the possible applicability of the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as a dividend the amount of any distribution paid on Common Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules described below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in Common Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Common Shares. We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. You therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate provided that Common Shares are readily tradable on an established securities market in the United States, and we are not treated as a PFIC in the year the dividend is paid or in the preceding year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which Common Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the Common Shares are listed on the Nasdaq, there can be no assurance that the Common Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to Common Shares.

111

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of Common Shares, a U.S. Holder generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized and such U.S. Holder’s adjusted tax basis in such Common Shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in such Common Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of Common Shares on the exercise of a Warrant. A U.S. Holder’s tax basis in Common Shares received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a Common Shares received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. Although we expect a U.S. Holder’s cashless exercise of our warrants (including after we provide notice of our intent to redeem Warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

PFIC Status of the Company

The Company has not performed an analysis of whether or not it will be deemed a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for its current taxable year. If the Company is or becomes a PFIC, the foregoing description of the U.S. federal income tax considerations to U.S. Holders of the acquisition, ownership and disposition of Common Shares could be materially different. The U.S. federal income tax consequences of owning and disposing of Common Shares if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) 50% or more (by value) of its assets (based on an average of the quarterly values of the assets during such tax year) either produce or are held for the production of passive income (the “asset test”). For purposes of the PFIC provisions of the Code, “passive income” generally includes dividends, interest, certain rents and royalties, certain gains from commodities or securities transactions and the excess of gains over losses from the disposition of certain assets which produce passive income. If a non-U.S. corporation owns at least 25% (by value) of the stock of another corporation, the non-U.S. corporation is treated, for purposes of the income test and asset test, as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

112

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of Common Shares are made.

The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Common Shares and, in the case of Common Shares, the U.S. Holder did not make a qualified electing fund (“QEF”) election or a “mark-to-market” election (within the meaning of Section 1296 of the Code), such U.S. Holder generally would be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Common Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Common Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Common Shares).

Under the default PFIC rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Common Shares;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which we were a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the Common Shares by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder must make a QEF election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary earnings and net capital gains for the year and the Company may not provide this statement, in which case a QEF election cannot be made.

113

In general, a U.S. Holder must make a QEF election on or before the due date for filing its income tax return for the first year to which the QEF election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular, but limited, circumstances, including if it had a reasonable belief that the Company was not a PFIC and filed a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs. U.S. Holders should be aware that there can be no assurance that the Company has satisfied or will satisfy the recordkeeping requirements that apply to a QEF or that the Company has supplied or will supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

Alternatively, if we are a PFIC and the Common Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) Common Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Common Shares at the end of such year over its adjusted basis in its Common Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Common Shares over the fair market value of its Common Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Common Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Common Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which Common Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. However, there is no assurance that the Common Shares will remain “regularly traded” for this purpose. Moreover, a mark-to-market election made with respect to Common Shares would not apply to a U.S. Holder’s indirect interest in any Subsidiary PFIC in which we own an equity interest. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Common Shares under their particular circumstances.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF election (including a “pedigreed” QEF election where necessary) for the Company and any Subsidiary PFIC.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in any currency other than U.S. dollars to a U.S. Holder in connection with the ownership of Common Shares, or on the sale or other taxable disposition of Common Shares will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the currency is converted into U.S. dollars at that time. If the currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in non-U.S. currency and engages in a subsequent conversion or other disposition of the currency may have a foreign currency exchange gain or loss that would generally be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency.

Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of non-U.S. currency.

114

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

A U.S. Holder of Common Shares may be subject to information reporting and “backup withholding,” currently at the rate of 24%, with respect to (a) distributions paid on Common Shares and (b) proceeds arising from the sale or other taxable disposition of Common Shares, in each case if the distribution or proceeds are paid by a paying agent, broker or other intermediary in the United States or by a U.S. broker or certain United States-related brokers to the holder outside the United States. Backup withholding may be avoided by the holder of Common Shares if such holder:

•	is a corporation or comes within other exempt categories; or
•	provides a correct taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with the backup withholding rules.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a holder will be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that amount withheld is claimed as federal taxes withheld on the U.S. Holder’s U.S. federal income tax return relating to the year in which the backup withholding occurred and the requisite information is timely furnished to the IRS. A U.S. Holder who is not otherwise required to file a U.S. income tax return must generally file a claim for refund.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period in which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

BVI Taxation

This summary has been prepared based upon management’s understanding of applicable tax consequences, but has not been reviewed by counsel or other experts in U.S. or BVI taxation. This summary does not address all possible tax consequences relating to an investment in our common shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which, such as dealers in securities, insurance companies and tax-exempt entities, may be subject to special rules. In particular, the discussion does not address the tax of non-BVI tax laws, except to the extent described above under “Taxation – United Stated Federal Income Taxation.” Accordingly, each prospective investor should consult its own tax advisor regarding the particular tax consequences to it of an investment in the common shares. The discussion below is based upon laws and relevant interpretations in effect as of the date of this prospectus, all of which are subject to change. Under the BVI Business Companies Act (as amended) as currently in effect, companies incorporated or registered under the BVI Business Companies Act are exempt from income and corporate tax. In addition, the BVI currently does not levy capital gains tax on companies incorporated or registered under the Business Companies Act.

115

A holder of our common shares who is not a resident of BVI is exempt from BVI income tax on dividends paid with respect to the common shares and any capital gains realized with respect to any common shares. In addition, the common shares are not subject to transfer taxes, stamp duties or similar charges for so long as we do not hold an interest in real estate in the BVI.

There are no estate, gift or inheritance taxes levied by the BVI on companies incorporated or registered under the BVI Business Companies Act.

There is no income tax treaty or convention currently in effect between the United States and the BVI that is applicable to any payments made by or to a company incorporated or registered under the BVI Business Companies Act.

PRC Taxation

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a withholding tax of 10% may be imposed by us on any dividends that non-PRC resident holders of our common shares receive from us and on gains realized on their sale or other disposition of common shares, if such income is considered as income derived from within the PRC.

116

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the Selling Shareholders. The Selling Shareholders, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling Common Shares or interests in Common Shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their Common Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by such shareholder and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee, or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders may use any one or more of the following methods when disposing of their shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the effective date of the registration statement of which this prospectus forms a part;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

In connection with the sale of Common Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Common Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

If the Common Shares are sold through broker dealers, the Selling Shareholders will be responsible for discounts or commissions or agent’s commissions. The aggregate proceeds to the Selling Shareholders from the sale of the Common Shares offered by them will be the purchase price of the Common Shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

117

The Selling Shareholders also may resell all or a portion of the Common Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers, or agents that participate in the sale of our Common Shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required, the Common Shares to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a post-effective amendment to the registration statement that includes this prospectus.

The Selling Shareholders and any other person participating in a distribution of the Common Shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the Common Shares by the Selling Shareholders and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares.

118

LEGAL MATTERS

We are being represented by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters with respect to BVI law will be passed upon for us by our BVI counsel, Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finances Law Offices.

EXPERTS

The consolidated financial statements of our company as of December 31, 2020, 2021 and 2022 included in this prospectus have been so included in reliance on the report of Ernst & Young Hua Ming LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

s

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

In addition, upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus. You may make such a request by writing us at Room 2205, 22/F, West Tower, Shun Tak Center, 168-200 Connaught Road Central, Sheung Wan, Hong Kong or telephoning us at 011-852-2810-7205.

119

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of China Natural Resources, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of China Natural Resources, Inc. (the Company) as of December 31, 2022 and 2021, the related consolidated statements of profit or loss, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates:

Recoverability of trade receivables and contract assets

Description of the Matter

As of December 31, 2022, the Company had trade receivables of CNY57,280,000 and contract assets of CNY111,360,000, net of expected credit losses (“ECL”) allowance of CNY13,625,000 and CNY733,000, respectively, and recognized a net reversal of expected credit loss of CNY3,818,000 for the year ended December 31, 2022. As described in Notes 2.5(k), 14 and 15 to the consolidated financial statements, the Company estimates expected credit losses for trade receivables and contract assets using a provision matrix that is based on past collection history, age of balances, and adjusted for forward-looking factors for each debtors’ group with similar risk characteristic.

Auditing expected credit loss allowance for trade receivables and contract assets is complex and subjective due to the highly judgmental nature of determining the composition of each debtor group and quantifying the impact of the forward-looking factors on expected credit loss.

How We Addressed the Matter in Our Audit

We obtained an understanding of management’s processes related to monitoring and assessing the recoverability of trade receivables and contract assets.

To test the adequacy of the loss allowances related to trade receivables and contract assets, our audit procedures included, among others, evaluating the methodology used, significant assumptions and the underlying data used by the Company. We evaluated management’s methodology for determining the segmentation of debtor groups based on credit risk characteristics. We evaluated the appropriateness of the Company’s methodology used to measure expected credit loss and evaluated management’s analysis of the forward-looking factors used in the expected credit loss model. We also involved our internal actuarial specialists to evaluate the appropriateness of the methodology and expectation of forward-looking factors to estimate the credit loss allowances. In addition, we tested the underlying data used in the credit risk analysis and measuring expected credit losses.

/s/ Ernst & Young Hua Ming LLP

We have served as the Company’s auditor since 2015.

Beijing, the People’s Republic of China

May 15, 2023

F-3

CHINA NATURAL RESOURCES, INC.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022

(Amounts in thousands, except share and per share data)

		Year Ended December 31,
		2020	2021	2022	2022
		CNY	CNY	CNY	US$
	Notes

Revenue	3	42,498	18,735	20,306	2,944
Cost of sales	6	(39,215)	(18,494)	(14,485)	(2,100)
Gross profit		3,283	241	5,821	844

Selling and distribution expenses		(758)	(922)	(700)	(103)
Administrative expenses		(18,853)	(22,869)	(36,749)	(5,328)
Other income/(losses)		1,616	(183)	904	131
Fair value gain/(loss) on financial instruments, net	6	31,334	(38,349)	1,007	146
Impairment (losses)/reversal on financial assets	6	(4,162)	(3,330)	1,073	156
Finance costs	5	(3,749)	(4,359)	(3,395)	(492)
Finance income	5	15,468	16,935	15,607	2,263

PROFIT/(LOSS) BEFORE INCOME TAX	6	24,179	(52,836)	(16,432)	(2,383)

Income tax expense	8	(1,258)	(2,135)	(5,864)	(850)

PROFIT/(LOSS) FOR THE YEAR		22,921	(54,971)	(22,296)	(3,233)

ATTRIBUTABLE TO:
Owners of the Company		24,336	(48,152)	(24,623)	(3,570)
Non-controlling interests		(1,415)	(6,819)	2,327	337

(LOSS)/PROFIT for the year		22,921	(54,971)	(22,296)	(3,233)

EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY:
Basic and diluted
- Earnings/(loss) per share	9	3.89	(5.91)	(3.00)	(0.44)

F-4

CHINA NATURAL RESOURCES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022

(Amounts in thousands)

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

PROFIT/(LOSS) FOR THE YEAR	22,921	(54,971)	(22,296)	(3,233)

Other comprehensive income/(loss) that will be reclassified to profit or loss in subsequent periods:
Foreign currency translation adjustments of the subsidiaries	6,172	3,252	(8,094)	(1,172)
Other comprehensive (loss)/income that will not be reclassified to profit or loss in subsequent periods:
Foreign currency translation adjustments of the Company	(5,469)	(10,909)	9,593	1,391

Total other comprehensive income/(loss) for the year, net of tax	703	(7,657)	1,499	219

TOTAL COMPREHENSIVE (LOSS)/ INCOME FOR THE YEAR	23,624	(62,628)	(20,797)	(3,014)

Attributable to:
Owners of the Company	25,039	(55,809)	(23,124)	(3,351)
Non-controlling interests	(1,415)	(6,819)	2,327	337

TOTAL COMPREHENSIVE (LOSS)/ INCOME FOR THE YEAR	23,624	(62,628)	(20,797)	(3,014)

F-5

CHINA NATURAL RESOURCES, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2021 AND 2022

(Amounts in thousands)

		December 31,
		2021	2022	2022
		CNY	CNY	US$
	Notes

ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	11	715	424	61
Intangible assets	12	20,189	19,381	2,810
Right-of-use assets	13	2,351	2,993	434
Trade receivables	14	9,501	10,520	1,525
Contract assets	15	91,035	89,713	13,006
Deferred tax assets	24	66	—	—
Other non-current assets		10	4	1

TOTAL NON-CURRENT ASSETS		123,867	123,035	17,837

CURRENT ASSETS
Inventories		986	729	106
Trade receivables	14	41,526	46,760	6,779
Bills receivable	22	—	8,500	1,232
Contract assets	15	15,331	21,647	3,138
Prepayments		2,236	1,732	251
Other receivables	16	86,201	82,733	11,993
Other current assets		4,942	3,160	457
Cash and cash equivalents	17	58,359	31,695	4,595

TOTAL CURRENT ASSETS		209,581	196,956	28,551

TOTAL ASSETS		333,448	319,991	46,388

F-6

CHINA NATURAL RESOURCES, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (CONTINUED)

AS OF DECEMBER 31, 2021 AND 2022

(Amounts in thousands)

		December 31,
		2021	2022	2022
		CNY	CNY	US$
	Notes

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade payables	18	21,118	20,326	2,946
Contract liabilities		690	690	100
Other payables and accruals	19	12,098	16,724	2,425
Income tax payable		9,254	10,732	1,556
Provisions	20	—	494	72
Dividends payable	10	5,048	—	—
Interest-bearing loans and borrowings	21	3,000	3,000	435
Derivative financial liabilities	22	1,710	824	119
Lease liabilities	13	981	1,317	190
Due to related companies	26	5,710	3,408	494
Due to the Shareholder	26	14,050	7,153	1,037

TOTAL CURRENT LIABILITIES		73,659	64,668	9,374

NON-CURRENT LIABILITIES
Deferred tax liabilities	24	2,544	5,276	765
Lease liabilities	13	1,208	1,598	232
Interest-bearing loans and borrowings	21	74,000	71,000	10,293

TOTAL NON-CURRENT LIABILITIES		77,752	77,874	11,290

TOTAL LIABILITIES		151,411	142,542	20,664

EQUITY
Issued capital	25	450,782	450,782	65,351
Other capital reserves	25	719,110	735,319	106,600
Accumulated losses		(1,084,387)	(1,109,010)	(160,775)
Other comprehensive losses		(10,821)	(9,322)	(1,352)

EQUITY ATTRIBUTABLE TO OWNERS OF THE COMPANY		74,684	67,769	9,824
NON-CONTROLLING INTERESTS		107,353	109,680	15,900

TOTAL EQUITY		182,037	177,449	25,724

TOTAL LIABILITIES AND EQUITY		333,448	319,991	46,388

F-7

CHINA NATURAL RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022

(Amounts in thousands)

	Attributable to Owners of the Company
	Issued capital	Other capital reserves	Accumulated losses	Other comprehensive (loss)/income	Total	Non-controlling interests	Total equity
	CNY	CNY	CNY	CNY	CNY	CNY	CNY
Balance as of January 1, 2020	340,875	763,729	(1,055,523)	(3,867)	45,214	120,487	165,701
Income/(loss) for the year	—	—	24,336	—	24,336	(1,415)	22,921
Foreign currency translation adjustments	—	—	—	703	703	—	703
Total comprehensive income/(loss)	—	—	24,336	703	25,039	(1,415)	23,624
Issuance of shares	78,216	24,258	—	—	102,474	—	102,474
Balance as of December 31, 2020	419,091	787,987	(1,031,187)	(3,164)	172,727	119,072	291,799

Balance as of January 1, 2021	419,091	787,987	(1,031,187)	(3,164)	172,727	119,072	291,799
Income/(loss) for the year	—	—	(48,152)	—	(48,152)	(6,819)	(54,971)
Foreign currency translation adjustments	—	—	—	(7,657)	(7,657)	—	(7,657)
Total comprehensive loss	—	—	(48,152)	(7,657)	(55,809)	(6,819)	(62,628)
Deemed distribution to the controlling shareholder	—	(75,651)	—	—	(75,651)	—	(75,651)
Dividends declared	—	—	(5,048)	—	(5,048)	—	(5,048)
Dividends paid to non-controlling shareholders	—	—	—	—	—	(4,900)	(4,900)
Issuance of shares	31,691	—	—	—	31,691	—	31,691
Equity-settled share-based payments	—	2,311	—	—	2,311	—	2,311
Others	—	4,463	—	—	4,463	—	4,463
Balance as of December 31, 2021	450,782	719,110	(1,084,387)	(10,821)	74,684	107,353	182,037

Balance as of January 1, 2022	450,782	719,110	(1,084,387)	(10,821)	74,684	107,353	182,037
Income/(loss) for the year	—	—	(24,623)	—	(24,623)	2,327	(22,296)
Foreign currency translation adjustments	—	—	—	1,499	1,499	—	1,499
Total comprehensive (loss)/income	—	—	(24,623)	1,499	(23,124)	2,327	(20,797)
Equity-settled share-based payments (Note 27)	—	16,209	—	—	16,209	—	16,209
Balance as of December 31, 2022	450,782	735,319	(1,109,010)	(9,322)	67,769	109,680	177,449
Balance as of December 31, 2022 (US$)	65,351	106,600	(160,775)	(1,352)	9,824	15,900	25,724

F-8

CHINA NATURAL RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022

(Amounts in thousands)

		Year Ended December 31,
		2020	2021	2022	2022
		CNY	CNY	CNY	US$
	Notes

OPERATING ACTIVITIES
Profit/(loss) before income tax for the year		24,179	(52,836)	(16,432)	(2,383)

Adjustments for:
Interest expenses		3,457	4,128	4,015	582
Interest income		(7,330)	(7,358)	(6,883)	(998)
Gain on disposal of property, plant and equipment		—	—	(5)	(1)
Consultants share option expenses	6	—	—	16,152	2,342
Expenses related to issuance of shares	6	—	1,579	—	—
Fair value (gain)/loss on financial instruments, net	6	(31,334)	38,349	(1,007)	(146)
Depreciation of property, plant and equipment	6	565	510	304	44
Depreciation of right-of-use assets	6	1,663	1,366	1,413	205
Amortization of intangible assets	6	156	884	813	118
Impairment losses/(reversal) on trade receivables	6	4,544	3,840	(3,989)	(578)
Impairment losses on contract assets	6	172	357	171	25
Impairment losses on other receivables	6	—	239	2,745	397
Impairment reversal on amounts due from related companies	6	(554)	(1,106)	—	—

Changes in working capital
Inventories		(201)	(148)	257	37
Trade and bills receivables		26,263	6,580	(10,764)	(1,560)
Contract assets		(18,595)	(780)	(5,165)	(749)
Prepayments		406	(1,852)	504	73
Other receivables		41	(930)	321	47
Other current assets		(504)	1,805	1,829	265
Trade payables		(38,471)	(7,507)	(792)	(115)
Other payables and accruals		(10,961)	813	3,280	476
Provisions		—	—	494	72

Cash used in operations		(46,504)	(12,067)	(12,739)	(1,847)

Income tax paid		(22)	(1)	(47)	(7)

Net cash flows used in operating activities		(46,526)	(12,068)	(12,786)	(1,854)

INVESTING ACTIVITIES
Interest received		7,667	3,760	7,291	1,057
Additions of service concession right		(7,575)	(68)	—	—
Purchase of property, plant and equipment		(266)	(28)	(17)	(2)
Purchase of intangible assets		—	—	(5)	(1)
Prepayment for right-of-use assets		—	(55)	(228)	(33)
Purchase of structured deposit products		(45,000)	(60,000)	—	—
Disposal of property, plant and equipment		6	6	9	1
Disposal of a subsidiary		—	(263)	—	—
Loan to an unrelated company		—	(80,000)	—	—
Repayment from loans due from related companies		—	125,000	—	—
Proceeds from maturity of structured deposit products		40,000	65,000	—	—

Net cash flows (used in)/from investing activities		(5,168)	53,352	7,050	1,022

F-9

CHINA NATURAL RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022

(Amounts in thousands)

		Year Ended December 31,
		2020	2021	2022	2022
		CNY	CNY	CNY	US$
	Notes

FINANCING ACTIVITIES
Proceeds from issuance of shares		—	41,996	—	—
Proceeds from bank loans		50,000	—	—	—
Repayments of bank loans		—	(3,000)	(3,000)	(435)
Advances from related companies		4,082	360	—	—
Advances from the Shareholder		462	—	—	—
Repayment to related companies		—	(50,148)	(2,765)	(401)
Repayments to the Shareholder		—	(7,149)	(6,885)	(998)
Payment of principal portion of lease liabilities		(1,769)	(1,463)	(1,120)	(162)
Payment of interest expenses on lease liabilities		(80)	(150)	(133)	(19)
Deemed distribution to the controlling shareholder		—	(10,297)	—	—
Payments related to issuance of shares		(72	—	—	—
Dividends paid to non-controlling shareholders		—	(4,900)	—	—
Dividends paid to former non-controlling shareholders		—	—	(5,048)	(732)
Interest paid		(4,028)	(4,035)	(3,882)	(563)

Net cash flows from/(used in) financing activities		48,595	(38,786)	(22,833)	(3,310)

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS		(3,099)	2,498	(28,569)	(4,142)

NET FOREIGN EXCHANGE DIFFERENCE		281	(719)	1,905	277

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR		59,398	56,580	58,359	8,460

CASH AND CASH EQUIVALENTS AT END OF YEAR	17	56,580	58,359	31,695	4,595

F-10

CHINA NATURAL RESOURCES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022

(Amounts in thousands, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

China Natural Resources, Inc. (“CHNR” or the “Company”) is a British Virgin Islands (“BVI”) holding company incorporated in 1993. The address of the principal executive office is Room 2205, 22/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong. The Company’s principal activity is investment holding. The Company’s subsidiaries (collectively with CHNR, the “Group”) are primarily involved in the exploration and mining and wastewater treatment businesses in the People’s Republic of China (“PRC”).

CHNR’s principal shareholder is Feishang Group Limited (“Feishang Group” or the “Shareholder”), a BVI corporation. Mr. Li Feilie is the controlling shareholder of Feishang Group. In the opinion of the directors of the Company (the “Directors”), the ultimate parent of CHNR is Laitan Investment Limited, a BVI corporation.

As of the date of this report, the Company had direct and indirect interests in the following subsidiaries, the particulars of which are set out below:

	Place of incorporation/ registration and operations	Nominal value of issued common/ registered share capital	Percentage of equity attributable to the Company			Principal activities
Name			Direct	Indirect
China Coal Mining Investment Limited (“China Coal”)	Hong Kong	*	100	—		Investment holding
FMH Corporate Services Inc.	United States	*	100	—		Dormant
Feishang Dayun Coal Mining Limited	Hong Kong	*	—	100		Investment holding
Feishang Mining Holdings Limited	BVI	*	100	—		Investment holding
Feishang Yongfu Mining Limited	Hong Kong	*	—	100		Investment holding
Newhold Investments Limited	BVI	*	100	—		Investment holding
Pineboom Investments Limited	BVI	*	100	—		Investment holding
Shenzhen Feishang Management and Consulting Co., Limited (“Feishang Management”)	PRC/Mainland China	CNY10,000	—	100		Provision of management and consulting services to other companies in the Group
Silver Moon Technologies Limited	BVI	*	80	—		Dormant
Sunwide Capital Limited	BVI	*	100	—		Dormant
Yangpu Shuanghu Industrial Development Co., Limited	PRC/Mainland China	CNY1,000	—	100		Investment holding
Yunnan Feishang Mining Co., Limited	PRC/Mainland China	CNY50,000	—	100		Investment holding
Bayannaoer City Feishang Mining Company Limited	PRC/Mainland China	CNY59,480	—	100		Exploration and development of lead mines
Precise Space-Time Technology Limited (“PST Technology”)	Hong Kong	HK$10	100			Investment holding
Shenzhen New Precise Space-Time Technology Co., Limited (“Shenzhen New PST”)	PRC/Mainland China	US$800	—	100		Investment holding
Shenzhen Qianhai Feishang Environmental Investment Co., Limited (“Shenzhen Qianhai”)	PRC/Mainland China	CNY100,000	—	100		Investment holding
Shanghai Onway Environmental Development Co., Limited (“Shanghai Onway”)	PRC/Mainland China	CNY20,408	—	51		Provision of construction services, maintenance services and sales of equipment related to wastewater treatment
Zhejiang Xinyu Environmental Technology Co., Limited	PRC/Mainland China	CNY20,000	—	51		Provision of construction service, maintenance service and sale of equipment related to wastewater treatment
Shaoguan Angrui Environmental Technology Development Co., Limited (“Shaoguan Angrui”)	PRC/Mainland China	CNY26,682	—	28	**	Wastewater and refuse treatment under the service concession agreement

*  Insignificant

** Shaoguan Angrui is a subsidiary of a non-wholly-owned subsidiary of the Company but is accounted for as a subsidiary by virtue of the Company's control over it.

The consolidated financial statements of the Group for the year ended December 31, 2022 were authorized for issuance in accordance with a resolution of the Directors executed on May 15, 2023.

F-11

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.1	BASIS OF PREPARATION

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”).

The consolidated financial statements have been prepared on a historical cost basis, except for structured deposit, derivative financial liabilities and equity financial assets that have been measured at fair value. The consolidated financial statements are presented in Chinese Yuan (“CNY”) and all values are rounded to the nearest thousand, except when otherwise indicated. US$ indicates U.S. dollars.

The Group has prepared the financial statements on the basis that it will continue to operate as a going concern.

2.2	BASIS OF CONSOLIDATION

The consolidated financial statements comprise the financial statements of the Company and its subsidiaries for the year ended December 31, 2022.

A subsidiary is an entity (including a structured entity), that is, directly or indirectly, controlled by the Company. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee (i.e., existing rights that give the Group the current ability to direct the relevant activities of the investee).

Generally, there is a presumption that a majority of voting rights results in control. When the Company has, directly or indirectly, less than a majority of the voting or similar right of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

(a)	the contractual arrangement with the other vote holders of the investee;
(b)	rights arising from other contractual arrangements; and
(c)	the Group’s voting rights and potential voting rights.

The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. The results of subsidiaries are consolidated from the date on which the Group obtains control and continue to be consolidated until the date that such control ceases.

Profit or loss and each component of other comprehensive income are attributed to owners of the Company and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

The Group reassesses whether it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control above. A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

If the Group loses control over a subsidiary, it derecognizes (i) the assets (including goodwill) and liabilities of the subsidiary, (ii) the carrying amount of any non-controlling interest and (iii) the cumulative translation differences recorded in equity; and recognizes (i) the fair value of the consideration received, (ii) the fair value of any investment retained and (iii) any resulting surplus or deficit in profit or loss. The Group’s share of components previously recognized in other comprehensive income is reclassified to profit or loss or retained earnings, as appropriate, on the same basis as would be required if the Group had directly disposed of the related assets or liabilities.

F-12

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.3	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES

The Group has adopted the following revised IFRSs for the first time for the current year’s consolidated financial statements:

Amendments to IFRS 3	Reference to the Conceptual Framework
Amendments to IAS 16	Property, Plant and Equipment: Proceeds before Intended Use
Amendments to IAS 37	Onerous Contracts – Cost of Fulfilling a Contract
Annual Improvements to IFRSs 2018-2020	Amendments to IFRS 1, IFRS 9, Illustrative Examples accompanying IFRS 16, and IAS 41

The nature and the impact of the revised IFRSs that are applicable to the Group are described below:

(a)	Amendments to IFRS 3 replace a reference to the previous Framework for the Preparation and Presentation of Financial Statements with a reference to the Conceptual Framework for Financial Reporting (the “Conceptual Framework”) issued in March 2018 without significantly changing its requirements. The amendments also add to IFRS 3 an exception to its recognition principle for an entity to refer to the Conceptual Framework to determine what constitutes an asset or a liability. The exception specifies that, for liabilities and contingent liabilities that would be within the scope of IAS 37 or International Financial Reporting Interpretations Committee Interpretation (“IFRIC”) 21 if they were incurred separately rather than assumed in a business combination, an entity applying IFRS 3 should refer to IAS 37 or IFRIC 21 respectively instead of the Conceptual Framework. Furthermore, the amendments clarify that contingent assets do not qualify for recognition at the acquisition date. The Group has applied the amendments prospectively to business combinations that occurred on or after January 1, 2022. As there were no business combinations during the year, the amendments did not have any impact on the financial position and performance of the Group.

(b)	Amendments to IAS 16 prohibit an entity from deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced while bringing that asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Instead, an entity recognizes the proceeds from selling any such items, and the cost of those items as determined by IAS 2 Inventories, in profit or loss. The Group has applied the amendments retrospectively to items of property, plant and equipment made available for use on or after January 1, 2021. Since there was no sale of items produced prior to the property, plant and equipment being available for use, the amendments did not have any impact on the financial position or performance of the Group.

(c)	Amendments to IAS 37 clarify that for the purpose of assessing whether a contract is onerous under IAS 37, the cost of fulfilling the contract comprises the costs that relate directly to the contract. Costs that relate directly to a contract include both the incremental costs of fulfilling that contract (e.g., direct labor and materials) and an allocation of other costs that relate directly to fulfilling that contract (e.g., an allocation of the depreciation charge for an item of property, plant and equipment used in fulfilling the contract as well as contract management and supervision costs). General and administrative costs do not relate directly to a contract and are excluded unless they are explicitly chargeable to the counterparty under the contract. The Group has applied the amendments prospectively to contracts for which it has not yet fulfilled all its obligations at January 1, 2022 and no onerous contracts were identified. Therefore, the amendments did not have any impact on the financial position or performance of the Group.

(d)	Annual Improvements to IFRSs 2018-2020 sets out amendments to IFRS 1, IFRS 9, Illustrative Examples accompanying IFRS 16, and IAS 41. Details of the amendments that are applicable to the Group are as follows:

•	IFRS 9 Financial Instruments clarifies the fees that an entity includes when assessing whether the terms of a new or modified financial liability are substantially different from the terms of the original financial liability. These fees include only those paid or received between the borrower and the lender, including fees paid or received by either the borrower or lender on the other’s behalf. The Group has applied the amendment prospectively from January 1, 2022. As there was no modification or exchange of the Group’s financial liabilities during the year, the amendment did not have any impact on the financial position or performance of the Group.

F-13

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.4	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS

The Group has not applied the following new and revised IFRSs, that have been issued but are not yet effective, in these financial statements:

Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and Its Associate or Joint Venture[3]
Amendments to IFRS 16	Lease Liability in a Sale and Leaseback[2]
IFRS 17	Insurance Contracts[1]
Amendments to IFRS 17	Insurance Contracts[1,4]
Amendment to IFRS 17	Initial Application of IFRS 17 and IFRS 9 – Comparative Information[5]
Amendments to IAS 1	Classification of Liabilities as Current or Non-current (the “2020 Amendments”)[2]
Amendments to IAS 1	Non-current Liabilities with Covenants (the “2022 Amendments”) [2]
Amendments to IAS 1 and IFRS Practice Statement 2	Disclosure of Accounting Policies[1]
Amendments to IAS 8	Definition of Accounting Estimates[1]
Amendments to IAS 12	Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction[1]

———————

1	Effective for annual periods beginning on or after January 1, 2023
2	Effective for annual periods beginning on or after January 1, 2024
3	No mandatory effective date yet determined but available for adoption

4	As a consequence of the amendments to IFRS 17 issued in June 2020, IFRS 4 was amended to extend the temporary exemption that permits insurers to apply IAS 39 rather than IFRS 9 for annual periods beginning before January 1, 2023
5	An entity that chooses to apply the transition option relating to the classification overlay set out in this amendment shall apply it on initial application of IFRS 17

Further information about those IFRSs that are expected to be applicable to the Group is described below.

(a)	Amendments to IFRS 10 and IAS 28 address an inconsistency between the requirements in IFRS 10 and in IAS 28 in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The amendments require a full recognition of a gain or loss resulting from a downstream transaction when the sale or contribution of assets between an investor and its associate or joint venture constitutes a business. For a transaction involving assets that do not constitute a business, a gain or loss resulting from the transaction is recognized in the investor’s profit or loss only to the extent of the unrelated investor’s interest in that associate or joint venture. The amendments are to be applied prospectively. The previous mandatory effective date of amendments to IFRS 10 and IAS 28 was removed by the IASB in December 2015 and a new mandatory effective date will be determined after the completion of a broader review of accounting for associates and joint ventures. However, the amendments are available for adoption now. The amendments are not expected to have any significant impact on the Group’s financial statements.

(b)	Amendments to IFRS 16 specify the requirements that a seller-lessee uses in measuring the lease liability arising in a sale and leaseback transaction to ensure the seller-lessee does not recognize any amount of the gain or loss that relates to the right of use it retains. The amendments are effective for annual periods beginning on or after January 1, 2024 and shall be applied retrospectively to sale and leaseback transactions entered into after the date of initial application of IFRS 16 (i.e., January 1, 2019). Earlier application is permitted. The amendments are not expected to have any significant impact on the Group’s financial statements.

F-14

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.4	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS (CONTINUED)

(c)	Amendments to IAS 1 Classification of Liabilities as Current or Non-current clarify the requirements for classifying liabilities as current or non-current, in particular the determination over whether an entity has a right to defer settlement of the liabilities for at least 12 months after the reporting period. Classification of a liability is unaffected by the likelihood that the entity will exercise its right to defer settlement of the liability. The amendments also clarify the situations that are considered a settlement of a liability. In 2022, the IASB issued the 2022 Amendments to further clarify that, among covenants of a liability arising from a loan arrangement, only those with which an entity must comply on or before the reporting date affect the classification of that liability as current or non-current. In addition, the 2022 Amendments require additional disclosures by an entity that classifies liabilities arising from loan arrangements as non-current when it has a right to defer settlement of those liabilities that are subject to the entity complying with future covenants within 12 months after the reporting period. The amendments are effective for annual periods beginning on or after January 1, 2024 and shall be applied retrospectively. Earlier application is permitted. An entity that applies the 2020 Amendments early is required to apply simultaneously the 2022 Amendments, and vice versa. The Group is currently assessing the impact of the amendments and whether existing loan agreements may require revision. Based on a preliminary assessment, the amendments are not expected to have any significant impact on the Group’s financial statements.

(d)	Amendments to IAS 1 Disclosure of Accounting Policies require entities to disclose their material accounting policy information rather than their significant accounting policies. Accounting policy information is material if, when considered together with other information included in an entity’s financial statements, it can reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. Amendments to IFRS Practice Statement 2 provide non-mandatory guidance on how to apply the concept of materiality to accounting policy disclosures. Amendments to IAS 1 are effective for annual periods beginning on or after January 1, 2023 and earlier application is permitted. Since the guidance provided in the amendments to IFRS Practice Statement 2 is non-mandatory, an effective date for these amendments is not necessary. The Group is currently revisiting the accounting policy disclosures to ensure consistency with the amendments.

(e)	Amendments to IAS 8 clarify the distinction between changes in accounting estimates and changes in accounting policies. Accounting estimates are defined as monetary amounts in financial statements that are subject to measurement uncertainty. The amendments also clarify how entities use measurement techniques and inputs to develop accounting estimates. The amendments are effective for annual reporting periods beginning on or after January 1, 2023 and apply to changes in accounting policies and changes in accounting estimates that occur on or after the start of that period. Earlier application is permitted. The amendments are not expected to have any significant impact on the Group’s financial statements.

F-15

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.4	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS (CONTINUED)

(f)	Amendments to IAS 12 narrow the scope of the initial recognition exception in IAS 12 so that it no longer applies to transactions that give rise to equal taxable and deductible temporary differences, such as leases and decommissioning obligations. Therefore, entities are required to recognize a deferred tax asset (provided that sufficient taxable profit is available) and a deferred tax liability for temporary differences arising from these transactions. The amendments are effective for annual reporting periods beginning on or after January 1, 2023 and shall be applied to transactions related to leases and decommissioning obligations at the beginning of the earliest comparative period presented, with any cumulative effect recognized as an adjustment to the opening balance of retained profits or other component of equity as appropriate at that date. In addition, the amendments shall be applied prospectively to transactions other than leases and decommissioning obligations. Earlier application is permitted.

The Group did not apply the initial recognition exception and recognized a deferred tax asset and a deferred tax liability for temporary differences for transactions related to leases before the initial application of these amendments. The Group will continually recognize deferred tax for all temporary differences related to leases at the beginning of the earliest comparative period presented. During the year, the Group has performed a detailed assessment on the impact of amendments to IAS 12. The amendments are not expected to have any significant impact on the Group’s financial statements.

F-16

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The consideration transferred is measured at the acquisition date fair value which is the sum of the acquisition date fair values of assets transferred by the Group, liabilities assumed by the Group to the former owner of the acquiree and the equity interests issued by the Group in exchange for control of the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree that are present ownership interests and entitle their holders to a proportionate share of net assets in the event of liquidation at fair value or at the proportionate share of the acquiree’s identifiable net assets. All other components of non-controlling interests are measured at fair value. Acquisition-related costs are expensed as incurred.

The Group determines that it has acquired a business when the acquired set of activities and assets includes an input and a substantive process that together significantly contribute to the ability to create outputs.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as of the acquisition date. This includes the separation of embedded derivatives in host contracts of the acquiree.

If the business combination is achieved in stages, the previously held equity interest is remeasured at its acquisition date fair value and any resulting gain or loss is recognized in profit or loss.

Any contingent consideration to be transferred by the acquirer is recognized at fair value at the acquisition date. Contingent consideration classified as an asset or liability is measured at fair value with changes in fair value recognized in profit or loss. If the contingent consideration is not within the scope of IAS 39, it is measured in accordance with the appropriate IFRSs. Contingent consideration that is classified as equity is not remeasured and subsequent settlement is accounted for within equity.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred, the amount recognized for non-controlling interests and any fair value of the Group’s previously held equity interests in the acquiree over the identifiable assets acquired and liabilities assumed. If the sum of this consideration and other items is lower than the fair value of the net assets of the subsidiary acquired, the difference is, after reassessment, recognized in profit or loss as a gain on bargain purchase.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may be impaired. The Group performs its annual impairment test of goodwill as of December 31. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units, or groups of cash-generating units, that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the Group are assigned to those units or groups of units.

Impairment is determined by assessing the recoverable amount of the cash-generating unit (group of cash-generating units) to which the goodwill relates. Where the recoverable amount of the cash-generating unit (group of cash-generating units) is less than the carrying amount, an impairment loss is recognized. An impairment loss recognized for goodwill is not reversed in a subsequent period.

F-17

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(a)	Business combinations and goodwill (continued)

Where goodwill has been allocated to a cash-generating unit (or group of cash-generating units) and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on the disposal. Goodwill disposed of in these circumstances is measured based on the relative value of the operation disposed of and the portion of the cash-generating unit retained.

(b)	Fair value measurement

The Group measures equity investments and derivative financial liabilities at fair value at the end of each reporting period. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest-level input that is significant to the fair value measurement as a whole:

Level 1 – based on quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2 – based on valuation techniques for which the lowest-level input that is significant to the fair value measurement is observable, either directly or indirectly

Level 3 – based on valuation techniques for which the lowest-level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognized in the financial statements on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest-level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

F-18

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c)	Related parties

A party is considered to be related to the Group if:

(1)	the party is a person or a close member of that person’s family and that person

(i)	has control or joint control over the Group;
(ii)	has significant influence over the Group; or
(iii)	is a member of the key management personnel of the Group or of a parent of the Group;

or

(2)	the party is an entity where any of the following conditions applies:

(i)	the entity and the Group are members of the same group;
(ii)	one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);
(iii)	the entity and the Group are joint ventures of the same third party;
(iv)	one entity is a joint venture of a third entity and the other entity is an associate of the third entity;
(v)	the entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group;
(vi)	the entity is controlled or jointly controlled by a person identified in (1);
(vii)	a person identified in (1)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and
(viii)	the entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

(d)	Property, plant and equipment and depreciation

Property, plant and equipment comprise buildings, machinery and equipment, motor vehicles and office and other equipment. The cost of an item of property, plant and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

Buildings, machinery and equipment, motor vehicles and office and other equipment are stated at cost less accumulated depreciation and any impairment losses. Expenditures for routine repairs and maintenance are expensed as incurred.

Depreciation for the following items is calculated on the straight-line basis over each asset’s estimated useful life down to the estimated residual value of each asset.

Estimated useful lives are as follows:

Buildings	8–35 years
Machinery and equipment	3–15 years
Motor vehicles	4–8 years
Office and other equipment	4–8 years

Residual values, useful lives and the depreciation method are reviewed and adjusted, if appropriate, at each reporting date.

F-19

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(d)	Property, plant and equipment and depreciation (continued)

Expenditure incurred after items of property, plant and equipment have been put into operation, such as repairs and maintenance, is normally charged to the statement of profit or loss in the period in which it is incurred. In situations where the recognition criteria are satisfied, the expenditure for a major inspection is capitalized in the carrying amount of the asset as a replacement. Where significant parts of property, plant and equipment are required to be replaced at intervals, the Group recognizes such parts as individual assets with specific useful lives and depreciates them accordingly.

An item of property, plant and equipment including any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on disposal or retirement recognized in the statement of profit or loss in the year the asset is derecognized is the difference between the net sales proceeds and the carrying amount of the relevant asset.

(e)	Intangible assets (other than goodwill)

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is the fair value at the date of acquisition. The useful lives of intangible assets are assessed to be finite. Intangible assets with finite lives are subsequently amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

The following intangible assets are amortized from the date they are available for use and their estimated useful lives are as follows:

Concession right	28 years
Patents	18 years
Computer software	5 years

The useful life of the patents of the Group is determined based on the shorter of their statutory validity periods and the expected benefit periods.

An intangible asset is derecognized on disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising upon derecognition (calculated as the difference between the net sale proceeds and the carrying amount of the relevant intangible asset) is included in the statement of profit or loss.

F-20

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)	Leases

The Group assesses at contract inception whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Group as a lessee

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group recognizes lease liabilities for obligations to make lease payments and right-of-use assets representing the right to use the underlying assets.

At inception or on reassessment of a contract that contains a lease component and a non-lease component, the Group adopts the practical expedient not to separate the non-lease component and to account for the lease component and the associated non-lease component (e.g., property management services for leases of properties) as a single lease component.

(1) Right-of-use assets

Right-of-use assets are recognized at the commencement date of the lease (that is, the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and any impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease terms and the estimated useful lives of the assets as follows:

Offices and warehouses	2–5 years
Motor vehicles	2–10 years

If ownership of the leased asset transfers to the Group by the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset.

(2) Lease liabilities

Lease liabilities are recognized at the commencement date of the lease at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for termination of a lease, if the lease term reflects the Group exercising the option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in lease payments (e.g., a change to future lease payments resulting from a change in an index or rate) or a change in assessment of an option to purchase the underlying asset.

F-21

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)	Leases (continued)

Group as a lessee (continued)

(3) Short-term leases

The Group applies the short-term lease recognition exemption to its short-term leases of buildings (that is those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option).

Lease payments on short-term leases are recognized as an expense on a straight-line basis over the lease term.

(g)	Exploration and evaluation costs

Exploration and evaluation assets include topographical and geological surveys, exploratory drilling, sampling and trenching and activities in relation to commercial and technical feasibility studies, and expenditure incurred to secure further mineralization in existing bodies and to expand the capacity of a mine. Expenditure incurred prior to acquiring legal rights to explore an area is expensed as incurred.

Once the exploration right has been acquired, exploration and evaluation expenditures are charged to the statement of profit or loss as incurred, unless a future economic benefit is more likely than not to be realized. Exploration and evaluation assets acquired in a business combination are initially recognized at fair value. They are subsequently stated at cost less accumulated impairment.

When it can be reasonably ascertained that a mining property is capable of commercial production, exploration and evaluation costs are transferred to tangible or intangible assets according to the nature of the exploration and evaluation assets. If any project is abandoned during the evaluation stage, the total expenditure thereon will be written off.

(h)	Impairment of non-financial assets

Where an indication of impairment exists, or when annual impairment testing for an asset is required (other than inventories, financial assets, deferred tax assets and contract assets), the asset’s recoverable amount is estimated. An asset’s recoverable amount is the higher of the asset’s or cash-generating unit’s value in use and its fair value less costs of disposal, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is determined for the cash-generating unit to which the asset belongs. In testing a cash-generating unit for impairment, a portion of the carrying amount of a corporate asset (e.g., a headquarters building) is allocated to an individual cash-generating unit if it can be allocated on a reasonable and consistent basis or, otherwise, to the smallest group of cash-generating units.

An impairment loss is recognized only if the carrying amount of an asset exceeds its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is charged to the statement of profit or loss in the period in which it arises in those expense categories consistent with the function of the impaired asset.

An assessment is made at the end of each reporting period as to whether there is an indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognized impairment loss of an asset other than goodwill is reversed only if there has been a change in the estimates used to determine the recoverable amount of that asset, but not to an amount higher than the carrying amount that would have been determined (net of any depreciation/amortization) had no impairment loss been recognized for the asset in prior years. A reversal of such an impairment loss is credited to the statement of profit or loss in the period in which it arises.

F-22

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Investments and other financial assets

Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income, and fair value through profit or loss.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient of not adjusting the effect of a significant financing component, the Group initially measures a financial asset at its fair value, plus in the case of a financial asset not at fair value through profit or loss, transaction costs. Trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient are measured at the transaction price determined under IFRS 15 in accordance with the policies set out in Note 2.5(aa) below.

In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model.

The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows, while financial assets classified and measured at fair value through other comprehensive income are held within a business model with the objective of both holding to collect contractual cash flows and selling. Financial assets which are not held within the aforementioned business models are classified and measured at fair value through profit or loss.

All regular way purchases and sales of financial assets are recognized on the trade date, that is, the date that the Group commits to purchase or sell the asset. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace.

Subsequent measurement

The subsequent measurement of financial assets depends on their classification as follows:

Financial assets at amortized cost (debt instruments)

Financial assets at amortized cost are subsequently measured using the effective interest method and are subject to impairment. Gains and losses are recognized in the statement of profit or loss when the asset is derecognized, modified or impaired.

Financial assets at fair value through other comprehensive income (debt instruments)

For debt investments at fair value through other comprehensive income, interest income, foreign exchange revaluation and impairment losses or reversals are recognized in the statement of profit or loss and computed in the same manner as for financial assets measured at amortized cost. The remaining fair value changes are recognized in other comprehensive income. Upon derecognition, the cumulative fair value change recognized in other comprehensive income is recycled to the statement of profit or loss.

F-23

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Investments and other financial assets (continued)

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are carried in the statement of financial position at fair value with net changes in fair value recognized in the statement of profit or loss.

This category includes derivative instruments and equity investments which the Group had not irrevocably elected to classify at fair value through other comprehensive income. Dividends on equity investments classified as financial assets at fair value through profit or loss are also recognized as other income in the statement of profit or loss when the right of payment has been established, it is probable that the economic benefits associated with the dividend will flow to the Group and the amount of the dividend can be measured reliably.

(j)	Derecognition of financial assets

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Group’s statement of financial position) when:

•	the rights to receive cash flows from the asset have expired; or
•	the Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if, and to what extent, it has retained the risk and rewards of ownership of the asset. When it has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the Group continues to recognize the transferred asset to the extent of the Group’s continuing involvement. In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

(k)	Impairment of financial assets

The Group recognizes an allowance for expected credit losses (“ECLs”) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

F-24

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k)	Impairment of financial assets (continued)

General approach

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12 months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

At each reporting date, the Group assesses whether the credit risk on a financial instrument has increased significantly since initial recognition. When making the assessment, the Group compares the risk of a default occurring on the financial instrument as of the reporting date with the risk of a default occurring on the financial instrument as of the date of initial recognition and considers reasonable and supportable information that is available without undue cost or effort, including historical and forward-looking information.

The Group considers a financial asset in default based on historical patterns and the credit risk management practices of the Group. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial assets at amortized cost excluding trade receivables and contract assets are subject to impairment under the general approach, and they are classified within the following stages for measurement of ECLs except for trade receivables and contract assets which apply the simplified approach as detailed below:

Stage 1 – Financial instruments for which credit risk has not increased significantly since initial recognition and for which the loss allowance is measured at an amount equal to 12-month ECLs

Stage 2 – Financial instruments for which credit risk has increased significantly since initial recognition but that are not credit-impaired financial assets and for which the loss allowance is measured at an amount equal to lifetime ECLs

Stage 3 – Financial assets that are credit-impaired at the reporting date (but that are not purchased or originated credit-impaired) and for which the loss allowance is measured at an amount equal to lifetime ECLs

Simplified approach

For trade receivables and contract assets including those containing a significant financing component, the Group applies the simplified approach in calculating ECLs. Therefore, the Group does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.

(l)	Financial liabilities

Initial recognition and measurement

Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss, loans and borrowings, payables, or as derivatives designated as hedging instruments in an effective hedge, as appropriate.

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs.

F-25

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l)	Financial liabilities (continued)

The Group’s financial liabilities include trade payables, financial liabilities included in other payables and accruals, dividends payable, derivative financial liabilities, interest-bearing loans and borrowings, due to related companies and due to the shareholders.

Subsequent measurement

The subsequent measurement of financial liabilities depends on their classification as follows:

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.

Financial liabilities are classified as held for trading if they are incurred for the purpose of repurchasing in the near term. This category also includes derivative financial instruments entered into by the Group that are not designated as hedging instruments in hedge relationships as defined by IFRS 9. Separated embedded derivatives are also classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on liabilities held for trading are recognized in the statement of profit or loss. The net fair value gain or loss recognized in the statement of profit or loss does not include any interest charged on these financial liabilities.

Financial liabilities designated upon initial recognition as at fair value through profit or loss are designated at the initial date of recognition, and only if the criteria in IFRS 9 are satisfied. Gains or losses on liabilities designated at fair value through profit or loss are recognized in the statement of profit or loss, except for the gains or losses arising from the Group’s own credit risk which are presented in other comprehensive income with no subsequent reclassification to the statement of profit or loss. The net fair value gain or loss recognized in the statement of profit or loss does not include any interest charged on these financial liabilities.

Financial liabilities at amortized cost

After initial recognition, lease liabilities are subsequently measured at amortized cost, using the effective interest rate method unless the effect of discounting would be immaterial, in which case they are stated at cost. Gains and losses are recognized in the statement of profit or loss when the liabilities are derecognized as well as through the effective interest rate amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate. The effective interest rate amortization is included in finance costs in the statement of profit or loss.

(m)	Derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability is discharged or canceled, or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and a recognition of a new liability, and the difference between the respective carrying amounts is recognized in the statement of profit or loss.

(n)	Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

F-26

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(o)	Inventories

Inventories include materials and spare parts and are stated at the lower of cost and net realizable values. Cost is determined on a weighted average cost basis and comprises costs of purchase and transportation costs. Net realizable values are based on the estimated selling expenses less any estimated cost to be incurred to completion and disposal.

(p)	Cash and cash equivalents

For the purpose of the statement of cash flows, cash and cash equivalents comprise cash on hand and demand deposits, and short-term highly liquid investments that are readily convertible into known amounts of cash, are subject to an insignificant risk of changes in value, and have a short-term maturity of generally within three months when acquired, less bank overdrafts which are repayable on demand and form an integral part of the Group’s cash management.

For the purpose of the statement of financial position, cash and cash equivalents comprise cash on hand and at banks, including term deposits, and assets similar in nature to cash, which are not restricted as to use.

(q)	Employee benefits

Pension obligations

The Group contributes on a monthly basis to various defined contribution retirement benefit plans administered by the PRC government. The relevant government agencies undertake to assume the retirement benefit obligation payable to all existing and future retired employees under these plans and the Group has no further obligation for post-retirement benefits beyond the contributions made. Further information is set out in Note 7 to the consolidated financial statements.

Housing funds

All full-time employees of the Group in mainland China are entitled to participate in various government-sponsored housing funds. The Group contributes on a monthly basis to these funds based on certain percentages of the salaries of the employees. The Group's liability with respect to these funds is limited to the contributions payable in each year.

(r)	Share-based payments

The Company operates a share option scheme for the purpose of providing incentives and rewards to employees (including directors) and advisors who contribute to the success of the Group's business and grants warrants for the Company’s shares for the purpose of paying fees to the placement agent who provided the professional services during the Company’s private placement. The employees and advisors (collectedly with placement agent, the “grantees”) of the Group receive remuneration in the form of share-based payments, whereby the grantees render services in exchange for equity instruments (“equity-settled transactions”).

The cost of equity-settled transactions with the grantees for grants in the years of 2021 and 2022 is measured by reference to the fair value at the date at which they are granted. The fair value is determined by an external valuer using a binomial model, further details of which are given in Note 27 to the consolidated financial statements.

F-27

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r)	Share-based payments (continued)

The cost of equity-settled transactions is recognized in administrative expense, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled. The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The charge or credit to the statement of profit or loss for a period represents the movement in the cumulative expense recognized as at the beginning and end of that period.

Service and non-market performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value. Any other conditions attached to an award, but without an associated service requirement, are considered to be non-vesting conditions. Non-vesting conditions are reflected in the fair value of an award and lead to an immediate expensing of an award unless there are also service and/or performance conditions.

For awards that do not ultimately vest because non-market performance and/or service conditions have not been met, no expense is recognized. Where awards include a market or non-vesting condition, the transactions are treated as vesting irrespective of whether the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

Where the terms of an equity-settled award are modified, as a minimum an expense is recognized as if the terms had not been modified, if the original terms of the award are met. In addition, an expense is recognized for any modification that increases the total fair value of the share-based payments, or is otherwise beneficial to the employee as measured at the date of modification.

Where an equity-settled award is canceled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognized for the award is recognized immediately. This includes any award where non-vesting conditions within the control of either the Group or the employee are not met. However, if a new award is substituted for the canceled award, and is designated as a replacement award on the date that it is granted, the canceled and new awards are treated as if they were a modification of the original award, as described in the previous paragraph.

The dilutive effect of outstanding options is reflected as additional share dilution in the computation of earnings per share.

(s)	Borrowing costs

Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds. Borrowing costs directly relating to the acquisition, construction or production of a qualifying asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the respective asset. The capitalization of such borrowing costs ceases when the asset is substantially ready for its intended use or sale. All other borrowing costs are expensed in the period in which they are incurred. Borrowing costs consist of interest and other costs that an entity incurred in connection with the borrowing funds.

F-28

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(t)	Income taxes

Income tax comprises current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized outside profit or loss, either as other comprehensive income or loss, or directly in equity.

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantially enacted by the end of the reporting date, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.

Deferred tax is provided, using the liability method, on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

•	when the deferred tax liability arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•	in respect of taxable temporary differences associated with investments in subsidiaries, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, and the carryforward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward of unused tax credits and unused tax losses can be utilized, except:

•	where the deferred tax assets relating to the deductible temporary differences arise from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•	in respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax assets and deferred tax liabilities are offset if and only if the Group has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

F-29

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(u)	Foreign currencies

The functional currency of the Company is the Hong Kong dollars. The functional currency of substantially all the operations of the Group is the CNY, the national currency of the PRC. Transactions denominated in currencies other than the CNY recorded by the entities of the Group are initially recorded using their respective functional currency rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies have been translated into CNY at the functional currency rates of exchange prevailing at the end of the reporting period. The resulting exchange gains or losses are credited or charged to the consolidated statements of profit or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the date of the initial transactions.

The consolidated financial statements of certain overseas subsidiary operations with a functional currency other than the CNY have been translated into CNY. The assets and liabilities of these entities have been translated using the exchange rates prevailing at the reporting date and their consolidated statements of profit or loss have been translated using the weighted average exchange rate for the year. Resulting translation adjustments are reported as a separate component of other comprehensive income.

On disposal of a foreign operation, the cumulative amount recognized in equity relating to that particular foreign operation is recognized in the consolidated statements of profit or loss.

(v)	Convenience translation

The consolidated financial statements are stated in CNY. The translation of amounts from CNY into US$ is supplementary information and is included solely for the convenience of the readers and has been made at the rate of exchange quoted by www.ofx.com on December 31, 2022 of US$1.00 = CNY6.8979. No representation is made that the CNY amounts could have been, or could be, converted into US$ at that rate on December 31, 2022 or at any other date.

(w)	Provisions

A provision is recognized when a present obligation (legal or constructive) has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation.

When the effect of discounting is material, the amount recognized for a provision is the present value at the end of the reporting period of the future expenditures expected to be required to settle the obligation. The increase in the discounted present value amount arising from the passage of time is included in finance costs in the statement of profit or loss.

(x)	Dividends

Final dividends are recognized as a liability when they are approved by the Directors in a general meeting.

Interim dividends are simultaneously proposed and declared, because the Company’s memorandum and articles of association grant the Directors the authority to declare interim dividends. Consequently, interim dividends are recognized immediately as a liability when they are proposed and declared.

F-30

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(y)	Government grants

Government grants are recognized at their fair value where there is reasonable assurance that the grant will be received, and all attaching conditions will be complied with. When the grant relates to an expense item, it is recognized as income on a systematic basis over the period in which the costs for which it is intended to compensate are expensed.

(z)	Service concession arrangement

The Group has entered into Public-Private Partnership (“PPP”) projects under Build-Operate-Transfer (“BOT”) arrangements with the governmental entity of Guangdong Shaoguan Wujiang District. The BOT arrangement is a service concession arrangement under IFRIC 12 Service Concession Arrangements, because the local government controls and regulates the services that the Group must provide with the infrastructure at a pre-determined service charge and, upon expiration of concession right agreements, the infrastructure has to be transferred to the local government at nil consideration.

Under this service concession arrangement:

- the grantor controls or regulates the services the Group must provide with the infrastructure, to whom it must provide them, and at what price; and

- the grantor controls, through ownership, beneficial entitlement or otherwise, any significant residual interest in the infrastructure at the end of the term of the arrangement, or the infrastructure is used for its entire useful life under the arrangements, or both the Group’s practical ability to sell or pledge the infrastructure is restricted and continuing right of use of the infrastructure is given to the grantor throughout the period of the arrangements.

A financial asset (receivable under a service concession arrangement) is recognized to the extent that (a) the Group has an unconditional right to receive cash or another financial asset from or at the direction of the grantor for the construction services rendered and/or the consideration paid and payable by the Group for the right to charge users of the public service; and (b) the grantor has little, if any, discretion to avoid payment, usually because the agreement is enforceable by law. The Group has an unconditional right to receive cash or another financial asset if nothing other than the passage of time is required before payment of the consideration is due and the grantor contractually guarantees to pay the Group (a) specified or determinable amounts or (b) the shortfall, if any, between amounts received from users of the public service and specified or determinable amounts, even if the payment is contingent on the Group ensuring that the infrastructure meets specified quality of efficiency requirements. The financial asset (receivable under service concession arrangement) is accounted for in accordance with the policy set out for loans and receivables under “(i) Investments and other financial assets”.

An intangible asset (concession right) is recognized to the extent that the Group receives a right to charge users of the public service, which is not an unconditional right to receive cash because the amounts are contingent on the extent that the public uses the service. The intangible asset (concession right) is accounted for in accordance with the policy set out for “(e) Intangible assets (other than goodwill)”.

Construction services

If the Group is paid partly with a financial asset and partly with an intangible asset, each component of the consideration is accounted for separately and the consideration received or receivable for both components will be recognized initially at the fair value of the consideration received or receivable.

Revenue relating to construction is accounted for in accordance with the policy set out for “Revenue from contracts with customers - Construction services” below.

F-31

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(z)	Service concession arrangement (continued)

Operating services

Revenue relating to operating services is accounted for in accordance with the policy for “(aa) Revenue recognition-Revenue from contracts with customers-Operation services of service concession arrangements” below. Costs for operating services are expensed in the period in which they are incurred.

(aa)	Revenue recognition

Revenue from contracts with customers

Revenue from contracts with customers is recognized when control of goods or services is transferred to the customers at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to be that to which the Group will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

When the contract contains a financing component which provides the customer with a significant benefit of financing the transfer of goods or services to the customer for more than one year, revenue is measured at the present value of the amount receivable, discounted using the discount rate that would be reflected in a separate financing transaction between the Group and the customer at contract inception. When the contract contains a financing component which provides the Group with a significant financial benefit for more than one year, revenue recognized under the contract includes the interest expense accreted on the contract liability under the effective interest method. For a contract where the period between the payment by the customer and the transfer of the promised goods or services is one year or less, the transaction price is not adjusted for the effects of a significant financing component, using the practical expedient in IFRS 15.

The Group satisfies a performance obligation and recognizes revenue over time, if one of the following criteria is met:

– The customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs.

– The Group’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced.

– The Group’s performance does not create an asset with an alternate use to the Group and the Group has an enforceable right to payment for performance completed to date.

If none of the above conditions are met, the Group recognizes revenue at the point in time at which the performance obligation is satisfied.

The progress towards complete satisfaction of the performance obligation is measured based on the Group’s efforts or inputs to the satisfaction of the performance obligation, by reference to the surveyors’ assessment of work performed and the costs incurred up to the end of the reporting period as a percentage of total estimated costs for each contract.

When the Group provides more than one service in a service concession arrangement, the transaction price will be allocated to each performance obligation by reference to their relative stand-alone selling prices. In determining the transaction price, the Group adjusts the promised amount of consideration for the effect of a financing component if it is significant.

F-32

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(aa)	Revenue recognition (continued)

Revenue from contracts with customers (continued)

Construction services

The Group’s performance with respect to construction services creates or enhances an asset or work in progress that the customer controls as the asset is created or enhanced. The Group satisfies the performance obligation and recognizes revenue over time, by reference to completion of the specific transaction assessed on the basis of either the surveyors’ assessment of work performed for Engineering Procurement Construction (EPC) contracts or the costs incurred up to the end of the reporting period as a percentage of total estimated costs for certain contracts solely associated with equipment installation.

In some circumstances, the Group as subcontractor of the construction service may not be able to reasonably measure the outcome of a performance obligation in the early states of a contract. The Group recognizes revenue only to the extent of the costs incurred until such time that it can reasonably measure the outcome of the performance obligation.

The fair value of the construction services under a service concession arrangement is initially estimated at the date of the agreement based on a cost-plus-margin basis with reference to the prevailing market rate of gross margin applicable to similar construction services rendered

Operation services of service concession arrangements

Operation revenue from service concession arrangements is recognized over the period of time that the services are rendered, and the benefits are received and consumed simultaneously by the customers.

Sales of water treatment equipment

Revenue from the sales of water treatment equipment is recognized at the point in time when control of the asset is transferred to the customer. Control is generally transferred when: (i) the customer obtains the physical possession or the legal title of water treatment equipment; and (ii) the Group has a present right to payment and the collection of the consideration is probable.

Maintenance services

Revenue from maintenance services is recognized over the period of time that the services are rendered, and the benefits are received and consumed simultaneously by the customers.

Trading of copper ores

The Group purchased copper ores from third-party suppliers and then resells to a third-party trading company. The Group controlled the copper ores prior to selling them to customers. Revenue was recognized on a gross basis, and at the point in time when control of the asset was transferred to the customer, upon delivery of the copper ores to the customers.

F-33

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.5 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(aa)	Revenue recognition (continued)

Other income

Imputed finance income under a service concession arrangement is recognized on an accrual basis using the effective interest rate method by applying the rate that discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.

Interest income is recognized on an accrual basis using the effective interest method by applying the rate that discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.

(ab)	Contract assets and contract liabilities

Contract assets

A contract asset is the right to consideration in exchange for services or goods transferred to the customer. If the Group performs by transferring services or goods to a customer before the customer pays consideration or before payment is due, a contract asset is recognized for the earned consideration that is conditional.

Contract assets are subject to impairment assessment according to the policy set out for “(k) Impairment of financial assets” above.

Contract liabilities

A contract liability is the obligation to transfer services or goods to a customer from which the Group has received consideration (or from which an amount of consideration is unconditionally due) from the customer. If a customer pays consideration before the Group transfers services or goods to the customer, a contract liability is recognized when the payment is made or the payment is unconditionally due (whichever is earlier). Contract liabilities are recognized as revenue when the Group performs under the contract.

(ac)	Comparatives

Certain prior period amounts have been reclassified to conform to the current period presentation.

F-34

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.6	SIGNIFICANT ACCOUNTING JUDGMENTS AND ESTIMATES

The preparation of the consolidated financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

Judgments

In the process of applying the Group’s accounting policies, management has made the following judgments, apart from those involving estimations, which have the most significant effects on the amounts recognized in the financial statements.

Income taxes

The Group is subject to income taxes in Hong Kong and the PRC. The Group carefully evaluates tax implications of its transactions in accordance with prevailing tax regulations and makes tax provision accordingly. However, judgment is required in determining the Group’s provision for income taxes as there are many transactions and calculations, of which the ultimate tax determination is uncertain, during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact on the income tax and deferred tax provision in the periods in which such determination is made. The carrying amounts of current tax payable carried as a liability in the consolidated statements of financial position as of December 31, 2021 and 2022 were CNY9,254 and CNY10,732 (US$1,556), respectively.

Estimation uncertainty

Contract asset and intangible asset under IFRIC 12 Service Concession Arrangements

The Group recognizes the consideration received or receivable in exchange for the construction services as a contract asset and an intangible asset under a service concession arrangement. However, if the Group is paid for the construction services partly by a cash consideration and partly by an intangible asset, it is necessary to separately account for each component of the operator’s consideration. Both components of consideration received or receivable initially are recognized at their respective fair values.

The segregation of the consideration for a service concession arrangement between the contract asset component and the intangible asset component, if any, requires the Group to make an estimate of a number of factors, which include, the fair value of the construction services, expected future water treatment volume of the relevant water treatment plant over its service concession period, future guaranteed receipts and unguaranteed receipts, and a discount rate in order to calculate the present value of those cash flows. These estimates, including revenue recognition of the contract asset and intangible asset components are determined by the Group’s management based on their experience and assessment of current and future market conditions. The carrying amounts of the intangible asset (“concession right”) and contract asset at the end of the reporting period are disclosed in Notes 12 and 15, respectively.

F-35

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

2.6	SIGNIFICANT ACCOUNTING JUDGMENTS AND ESTIMATES (CONTINUED)

Estimation uncertainty (continued)

Provision for expected credit losses on financial assets at amortized cost and contract assets

The policy for provision for ECLs on contract assets and financial assets at amortized cost including trade receivables, other receivables and amounts due from related parties is based on an ECL model. A considerable amount of estimation is required in assessing the available information which includes past collection history, age of balances, customer type and forecasts of future economic conditions to estimate the ECLs. The amount of ECLs is sensitive to changes in circumstances and of forecast economic conditions. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of a customers’ actual default in the future. The information about the ECLs on the Group’s contract assets and financial assets at amortized cost is disclosed in Notes 14, 15 and 16.

3.	SEGMENT INFORMATION

Operating segments are identified on the basis of internal reports about components of the Group that are regularly reviewed by the Group’s management and the Company’s Board of Directors for the purpose of resource allocation and performance assessment.

Management assesses the performance of operating segments based on profit or loss before income tax in related periods. The manner of assessment is consistent with that applied in these financial statements.

As of December 31, 2022, the Group’s two reportable operating segments are summarized below:

- Wastewater treatment segment, which consists of sales of assembled equipment, provision of construction service and participating in PPP projects as operator;

- Exploration and mining segment, which consists of the exploration of lead, silver and other metals in the Inner Mongolia Autonomous Region of the PRC and the trading of copper ores products;

Deferred tax assets, income tax payable and deferred tax liabilities are excluded from segment assets and segment liabilities. The Group had neither sales of products nor provisions of services between the operating segments.

F-36

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION (CONTINUED)

For the year ended December 31, 2020, the segment results were as follows:

	Year Ended December 31, 2020
	Wastewater treatment	Exploration and mining	Corporate activities	Total
	CNY	CNY	CNY	CNY

Revenues from external customers	35,631	6,867	—	42,498

Segment (loss)/profit before income tax	(112)	(682)	24,973	24,179

Income tax expense				(1,258)

Profit for the year				22,921

Other items
Depreciation of property, plant and equipment	(500)	(62)	(3)	(565)
Depreciation of right-of-use assets	(687)	—	(976)	(1,663)
Amortization of intangible assets	(156)	—	—	(156)
Impairment (losses)/reversal on financial assets
- Trade receivables	(4,544)	—	—	(4,544)
- Contract assets	(172)	—	—	(172)
- Amounts due from related companies	334	—	220	554
Fair value gain on financial instrument	—	—	31,334	31,334
Other income	1,415	200	1	1,616
Finance costs	(3,687)	(1)	(61)	(3,749)
Finance income	15,449	1	18	15,468

As of December 31, 2020

Segment assets	337,050	39	190,047	527,136

Unallocated assets:
Deferred tax assets				2,920

Total assets				530,056

Segment liabilities	116,140	3,013	90,066	209,219

Unallocated liabilities:
Deferred tax liabilities				10,426
Income tax payable				18,612

Total liabilities				238,257

F-37

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION (CONTINUED)

For the year ended December 31, 2021, the segment results were as follows:

	Year Ended December 31, 2021
	Wastewater treatment	Exploration and mining	Corporate activities	Total
	CNY	CNY	CNY	CNY

Revenues from external customers	18,735	—	—	18,735

Segment (loss) before income tax	(7,216)	(161)	(45,459)	(52,836)

Income tax expense				(2,135)

(Loss) for the year				(54,971)

Other items
Depreciation of property, plant and equipment	(445)	(62)	(3)	(510)
Depreciation of right-of-use assets	(647)	—	(719)	(1,366)
Amortization of intangible assets	(884)	—	—	(884)
Impairment (losses)/reversal on financial assets
- Trade receivables	(3,840)	—	—	(3,840)
- Contract assets	(357)	—	—	(357)
- Other receivables	—	—	(239)	(239)
- Amounts due from related companies	775	—	331	1,106
Fair value loss on financial instrument	—	—	(38,349)	(38,349)
Other income	(782)	600	(1)	(183)
Finance costs	(4,192)	(1)	(166)	(4,359)
Finance income	13,537	1	3,397	16,935

As of December 31, 2021

Segment assets	390,895	321	22,166	413,382

Reconciliation:
Elimination of inter-segment receivables				(80,000)

Unallocated assets:
Deferred tax assets				66

Total assets				333,448

Segment liabilities	113,124	3,294	103,195	219,613

Reconciliation:
Elimination of inter-segment payables				(80,000)

Unallocated liabilities:
Deferred tax liabilities				2,544
Income tax payable				9,254

Total liabilities				151,411

F-38

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION (CONTINUED)

For the year ended December 31, 2022, the segment results were as follows:

	Year Ended December 31, 2022
	Wastewater treatment	Exploration and mining	Corporate activities	Total
	CNY	CNY	CNY	CNY

Revenues from external customers	20,306	—	—	20,306

Segment profit/(loss) before income tax	9,758	(39)	(26,151)	(16,432)

Income tax expense				(5,864)

(Loss) for the year				(22,296)

Other items
Depreciation of property, plant and equipment	(275)	(28)	(1)	(304)
Depreciation of right-of-use assets	(713)	—	(700)	(1,413)
Amortization of intangible assets	(813)	—	—	(813)
Impairment (losses)/reversal on financial assets
- Trade receivables	3,989	—	—	3,989
- Contract assets	(171)	—	—	(171)
- Other receivables	—	—	(2,745)	(2,745)
Fair value gain on financial instrument	—	—	1,007	1,007
Consultants shares option expense	—	—	(16,152)	(16,152)
Other income	206	697	1	904
Finance costs	(3,582)	(1)	188	(3,395)
Finance income	15,594	—	13	15,607

As of December 31, 2022

Segment assets	312,229	286	87,476	399,991

Reconciliation:
Elimination of inter-segment receivables				(80,000)

Total assets				319,991

Segment liabilities	107,096	3,298	96,140	206,534

Reconciliation:
Elimination of inter-segment payables				(80,000)

Unallocated liabilities:
Deferred tax liabilities				5,276
Income tax payable				10,732

Total liabilities				142,542

F-39

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION (CONTINUED)

For the year ended December 31, 2022, the segment results were as follows: (continued)

	Year Ended December 31, 2022
	Wastewater treatment	Exploration and mining	Corporate activities	Total
	US$	US$	US$	US$

Revenues from external customers	2,944	—	—	2,944

Segment profit/(loss) before income tax	1,414	(6)	(3,791)	(2,383)

Income tax expense				(850)

(Loss)/Profit for the year				(3,233)

Other items
Depreciation of property, plant and equipment	(40)	(4)	—	(44)
Depreciation of right-of-use assets	(104)	—	(101)	(205)
Amortization of intangible assets	(118)	—	—	(118)
Impairment (losses)/reversal on financial assets
- Trade receivables	578	—	—	578
- Contract assets	(25)	—	—	(25)
- Other receivables	—	—	(397)	(397)
Fair value gain on financial instrument	—	—	146	146
Consultants shares option expense	—	—	(2,342)	(2,342)
Other income	30	101	—	131
Finance costs	(519)	—	27	(492)
Finance income	2,261	—	2	2,263

As of December 31, 2022

Segment assets	45,264	41	12,682	57,987

Reconciliation:
Elimination of inter-segment receivables				(11,599)

Total assets				46,388

Segment liabilities	15,526	478	13,938	29,942

Reconciliation:
Elimination of inter-segment payables				(11,599)

Unallocated liabilities:
Deferred tax liabilities				765
Income tax payable				1,556

Total liabilities				20,664

F-40

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION (CONTINUED)

Geographical information

(a) Non-current assets

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Mainland China	22,905	21,790	3,159
Hong Kong	360	1,012	147

Total	23,265	22,802	3,306

The non-current assets information above is based on the locations of the assets and excludes financial instruments and deferred tax assets.

Information about major customers

For the year ended December 31, 2020, revenue of approximately CNY24,405 and CNY6,867 were derived from services provided by the wastewater treatment segment to a single customer and sales by the exploration and mining segment to a single customer, respectively.

For the year ended December 31, 2021, revenue of approximately CNY6,439 and CNY5,915 were derived from the services under service concession arrangement and services under a construction contract provided to their respective single major customer by the wastewater treatment segment, respectively.

For the year ended December 31, 2022, revenue of approximately CNY5,512 (US$799) and CNY3,842 (US$557) were derived from services under service concession arrangement and the services under a construction contract provided to their respective single major customer by the wastewater treatment segment, respectively.

F-41

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

4.	REVENUE FROM CONTRACTS WITH CUSTOMERS

	Year Ended December 31, 2020
	Wastewater treatment	Exploration and mining	Total
	CNY	CNY	CNY
Segments
Type of goods or services
Sales of copper ores	—	6,867	6,867
Construction contract revenue	7,665	—	7,665
Operation and maintenance services	3,561	—	3,561
Operation services of service concession arrangement	2,295	—	2,295
Construction services of service concession arrangement	22,110	—	22,110
Total revenue from contracts with customers	35,631	6,867	42,498

Geographic market
Mainland China	35,631	6,867	42,498

Timing of revenue recognition
At a point in time	—	6,867	6,867
Over time	35,631	—	35,631
Total revenue from contracts with customers	35,631	6,867	42,498

	Year Ended December 31, 2021
	Wastewater treatment	Exploration and mining	Total
	CNY	CNY	CNY
Segments
Type of goods or services
Construction contract revenue	12,203	—	12,203
Operation and maintenance services	183	—	183
Operation services of service concession arrangement	5,953	—	5,953
Construction services of service concession arrangement	396	—	396
Total revenue from contracts with customers	18,735	—	18,735

Geographic market
Mainland China	18,735	—	18,735

Timing of revenue recognition
Over time	18,735	—	18,735
Total revenue from contracts with customers	18,735	—	18,735

F-42

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

4.	REVENUE FROM CONTRACTS WITH CUSTOMERS (CONTINUED)

	Year Ended December 31, 2022
	Wastewater treatment	Exploration and mining	Total	Total
	CNY	CNY	CNY	US$
Segments
Type of goods or services
Construction contract revenue	14,633	—	14,633	2,122
Sales of wastewater treatment equipment	161	—	161	23
Operation services of service concession arrangement	5,512	—	5,512	799
Total revenue from contracts with customers	20,306	—	20,306	2,944

Geographic market
Mainland China	20,306	—	20,306	2,944

Timing of revenue recognition
At a point in time	161	—	161	23
Over time	20,145	—	20,145	2,921
Total revenue from contracts with customers	20,306	—	20,306	2,944

(i) Disaggregated revenue information

As described in Note 2.5(aa) to the financial statements, revenue from construction contract revenue, operation and maintenance services, operation services of service concession arrangements, and construction services of service concession arrangements are recognized over time. Revenue from sales of water treatment equipment and copper ores is recognized at a point in time.

F-43

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

4.	REVENUE FROM CONTRACTS WITH CUSTOMERS (CONTINUED)

(ii) Performance obligation

The amounts of transaction prices allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as of December 31 are as follows:

	December 31
	2021	2022	2022
	CNY	CNY	US$
Amounts expected to be recognized as revenue:
Within one year	17,774	16,406	2,378
After one year	183,114	172,683	25,034
	200,888	189,089	27,412

The amounts of transaction prices allocated to the remaining performance obligations which are expected to be recognized as revenue after one year relate to construction services, operation services and other services, of which the performance obligations are to be satisfied within 27 years. The amounts disclosed above do not include variable consideration which is constrained.

There were no revenues generated from the contract liabilities in the beginning of the periods for the years ended December 31, 2021 and 2022.

(iii) Significant financing components

The majority of the Group’s customers are town/village government entities or main contractors of governmental infrastructure projects whose time of payment for the service or goods received from the Group depends on the appropriation and approval of funds. Certain customers for construction services, sales of wastewater treatment equipment, and maintenance services will generally settle the amounts owed to the Group in a number of specified installments covering periods ranging from one year to five years. Therefore, the Group’s management considers the contracts with customers which are town/village government entities or main contractors of governmental infrastructure projects as containing a significant financing component. For each of the three years ended December 31, 2020, 2021, and 2022, the respective revenue considerations were adjusted for this financing component based on an imputed interest rate of 4.75% per annum and the Group’s revenue was adjusted to CNY991, CNY 1,631 and CNY408 (US$59), respectively. The interest income related to the significant financing components is disclosed in Note 5 to the financial statements.

F-44

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

5.	FINANCE INCOME AND COSTS

	CNY	CNY	CNY	US$
	Year Ended December 31,
	2020	2021	2022	2022

Finance income
Interest income on loans to related parties/ a third party	6,455	6,780	6,792	985
Interest income on revenue contracts with significant financing component	3,161	2,313	2,104	305
Interest income from service concession arrangement	4,977	7,264	6,620	960
Interest income on structured deposits	660	328	—	—
Interest income on bank deposit	215	250	91	13
Finance income	15,468	16,935	15,607	2,263

Finance costs
Interest expenses on loans	4,028	4,035	3,882	563
Interest expense on lease liabilities	80	150	133	19
Other finance costs*	292	231	(620)	(90)
Less: interest expense capitalized into intangible assets-concession right**	(651)	(57)	—	—
Finance costs	3,749	4,359	3,395	492

*	Finance costs from operations mainly represented bank charges and foreign currency exchange differences. The amounts of bank charges were CNY37, CNY38 and CNY42 (US$6) and the foreign currency exchange losses/(gains) amounted to CNY255, CNY193 and CNY (662) (US$(96)) for the years ended December 31, 2020, 2021 and 2022, respectively.

**	The borrowing costs have been capitalized at a rate of 5.05% per annum during the years ended December 31, 2020 and 2021.

F-45

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

6.	PROFIT/(LOSS) BEFORE INCOME TAX

The Group’s profit/(loss) before tax is arrived at after (crediting)/charging:

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

Crediting:
Finance income (Note 5)	(15,468)	(16,935)	(15,607)	(2,263)

Charging:
Cost of sales
- Sales of copper ores	6,854	—	—	—
- Sales of water treatment equipment	—	—	94	14
- Construction service	6,479	12,876	8,580	1,244
- Operation and maintenance services	3,177	162	—	—
- Operation services related to service concession arrangements	3,878	5,067	5,811	842
- Construction services related to service concession arrangement	18,827	389	—	—
Cost of sales	39,215	18,494	14,485	2,100

Depreciation
- Property, plant and equipment (Note 11)	565	510	304	44
- Right-of-use assets (Note 13)	1,663	1,366	1,413	205
Amortization of intangible assets* (Note 12)	156	884	813	118
Expense relating to short-term leases (Note 13)	496	601	490	71
Impairment losses/(reversal) on financial assets:
- Trade receivables	4,544	3,840	(3,989)	(578)
- Contract assets	172	357	171	25
- Other receivables	—	239	2,745	397
- Amounts due from related companies	(554)	(1,106)	—	—
Fair value (gain)/loss on financial instruments:
- Financial assets at fair value through profit or loss	(31,334)	45,816	—	—
- Derivative financial liabilities (Note 22 (b))	—	(7,467)	(1,007)	(146)
Consultants share option expense (Note 27)	—	—	16,152	2,342
Issuance expense related to placement	—	1,579	—	—
Other (income)/losses	(1,616)	183	(904)	(131)
Finance costs (Note 5)	3,749	4,359	3,395	492

Employee benefit expenses** (Note 7)	11,412	11,496	10,587	1,535

*	The amortization of intangible assets allocated to cost of sales amounted to CNY115, CNY835 and CNY766 (US$111) and administrative expenses amounted to CNY41, CNY49 and CNY47 (US$7) on the face of the consolidated statements of profit or loss for the years ended December 31, 2020, 2021 and 2022.

**	The employee benefit expenses allocated to cost of sales amounted to CNY3,371, CNY2,772 and CNY1,418 (US$206), selling and distribution expenses amounted to CNY238, CNY159, CNY111 (US$16) and administrative expenses amounted to CNY7,803, CNY8,565 and CNY9,058 (US$1,313) on the face of the consolidated statements of profit or loss for the years ended December 31, 2020, 2021 and 2022.

F-46

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

7.	EMPLOYEE BENEFITS

The Group’s employee benefits comprise the following:

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

Wages, salaries and allowances	9,680	9,302	8,566	1,242
Housing funds (a)	331	415	215	31
Contribution to pension plans (a)	518	1,493	1,516	220
Welfare and other expenses	972	333	290	42
Less: employee benefit expenses capitalized into intangible assets-concession right	(89)	(47)	—	—
Total employee benefits	11,412	11,496	10,587	1,535

(a)	According to the Mainland China state regulations, the employees of the Group's subsidiaries which operate in Mainland China are required to participate in a central pension scheme operated by the local municipal government and government-sponsored housing funds. These subsidiaries are required to contribute a certain percentage of their payroll costs for those qualified urban employees to the central pension scheme as well as to housing funds.

Employee benefit expenses include remuneration payables to Directors and senior management as set out in Note 26(c).

F-47

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

8. INCOME TAX EXPENSE

The Company is incorporated in the BVI and conducts its primary business operations through its subsidiaries in the PRC. It also has intermediate holding companies in the BVI and Hong Kong. Under the current laws of the BVI, the Company and its subsidiaries incorporated in the BVI are not subject to tax on income or capital gains. The Hong Kong Profits Tax rate is 16.50%. The Company’s Hong Kong subsidiaries have both Hong Kong–sourced and non-Hong Kong–sourced income. The latter is not subject to Hong Kong Profits Tax and the related expenses are non-tax-deductible. For the Hong Kong–sourced income, no provision for Hong Kong Profits Tax was made as such operations sustained tax losses during the years ended December 31, 2020, 2021 and 2022. Furthermore, there are no withholding taxes in Hong Kong on the remittance of dividends.

China

Under the law of the PRC on corporate income tax and the Implementation Regulation of the Corporate Income Tax Law (collectively, the “CIT Law”), the Company’s PRC subsidiaries are generally subject to PRC corporate income tax at the statutory rate of 25% on their respective estimated assessable profits for the years ended December 31, 2020, 2021 and 2022. Certain PRC subsidiaries of the Company engaged in environmental protection projects were subject to tax at a preferential tax rate of 12.5% or fully exempted from income tax according to the preferential policy of the CIT law for the years ended December 31, 2020, 2021 and 2022.

Under the prevailing CIT Law and its relevant regulations, any dividends paid by the Company’s PRC subsidiaries from their earnings derived after January 1, 2008 to the Company’s Hong Kong subsidiaries are subject to PRC dividend withholding tax of 5% or 10%, depending on the applicability of the Sino-Hong Kong tax treaty.

The current and deferred components of income tax expense are as follows:

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

Current income tax (benefit)/expense	(4,436)	2,294	3,066	445
Deferred income tax expense/(benefit)	5,694	(159)	2,798	405

Total	1,258	2,135	5,864	850

Profit/(loss) before income tax consists of the following:

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

PRC	(1,214)	(4,669)	6,406	929
BVI	25,442	(48,106)	(22,776)	(3,303)
Hong Kong	(49)	(61)	(62)	(9)

Total profit/(loss) before income tax for the year	24,179	(52,836)	(16,432)	(2,383)

F-48

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

8.	INCOME TAX EXPENSE (CONTINUED)

A reconciliation of the income taxes computed at the PRC statutory tax rate of 25% to the actual income tax expense is as follows:

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

Profit/(loss) before income tax for the year	24,179	(52,836)	(16,432)	(2,383)
Tax at the statutory tax rate	25%	25%	25%	25%
Computed income tax expense/(benefit)	6,045	(13,209)	(4,108)	(596)
Effect of different tax rates of the Company and certain subsidiaries	(1,186)	6,937	5,699	826
Tax losses with no deferred tax assets recognized	1,067	1,770	420	61
Non-deductible expenses	196	122	983	143
Statutory income	(903)	—	(201)	(29)
Deductible temporary differences with no deferred tax assets recognized	—	—	971	141
Utilization of previously unrecognized deductible temporary differences and tax losses	(50)	(150)	(1,774)	(257)
Write-off of unrecoverable deferred tax assets previously recognized	—	2,987	2,272	329
Preferential tax rate	2,038	2,215	14	2
Current and deferred tax rate differences	(488)	—	—	—
Others	(5,461)*	1,463	1,588	230

Income tax expense	1,258	2,135	5,864	850

*	It mainly represents the reversal of a prior withholding CIT payable which is no longer required to be paid according to the prevailing CIT Law and penalties for overdue income tax payment.

The Company’s provision for income tax related to uncertain tax position including in the tax payables for the years ended December 31, 2021 and 2022 is as follows:

	Year Ended December 31,
	2021	2022	2022
	CNY	CNY	US$

As of January 1	8,378	8,378	1,215
Additions based on tax positions	—	630	91

As of December 31	8,378	9,008	1,306

F-49

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

9.	EARNINGS/(LOSS) PER SHARE

Basic earnings/(loss) per share is calculated by dividing the profit/(loss) for the period attributable to ordinary equity holders of the Company by the weighted average number of common shares outstanding during the period.

Diluted loss per share is calculated by dividing the profit/(loss) attributable to ordinary equity holders of the Company by the weighted average number of common shares outstanding during the period plus the weighted average number of common shares that would be issued on conversion of all outstanding dilutive securities into common shares.

Basic and diluted net earnings/(loss) per share for the years ended December 31, 2020, 2021 and 2022 are as follows:

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

Profit/(loss):
Profit/(loss) attributable to ordinary equity holders of the Company	24,336	(48,152)	(24,623)	(3,570)

Weighted average number of ordinary shares in issue during the year	31,308,653	40,720,246	40,948,082	40,948,082

Weighted average number of ordinary shares for basic earnings per share*	6,261,731	8,144,050	8,189,617	8,189,617

Earnings/(loss) per share:
Basic earnings/(loss) per share	3.89	(5.91)	(3.00)	(0.44)

*	The basic and diluted earnings/(loss) per ordinary share has been adjusted retrospectively for the Share Combination which became effective on April 3, 2023. Refer to Note 31 for further details.

The Company did not have any potential diluted shares for the year ended December 31, 2020. For the years ended December 31, 2021 and 2022, the effects of the outstanding warrants and share options were anti-dilutive and excluded from the computation of diluted loss per share. Accordingly, the diluted earnings/(loss) per share amounts are the same as the basic earnings/(loss) per share amounts for the periods presented.

10.	DIVIDEND

No dividend was paid or declared by the Company for the years ended December 31, 2020, 2021 and 2022. The Company’s subsidiary, Shenzhen Qianhai, declared a dividend amounting to CNY5,048 on June 22, 2021 to its prior shareholder, Shenzhen Qianhai Feishang Industrial Investment Co., Ltd. (“Qianhai Industrial”) and made the payment of the dividend on July 31, 2022 (Note 26 (b) (iv)).

F-50

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

11.	PROPERTY, PLANT AND EQUIPMENT

	Buildings	Machinery and equipment	Motor vehicle	Office and other equipment	Total
	CNY	CNY	CNY	CNY	CNY
Cost
As of January 1, 2021	46	1,231	2,528	700	4,505
Additions	—	—	—	28	28
Disposal	—	(28)	(42)	—	(70)
Foreign exchange difference	—	(26)	—	—	(26)
As of December 31, 2021	46	1,177	2,486	728	4,437

Accumulated depreciation
As of January 1, 2021	(9)	(1,159)	(1,613)	(521)	(3,302)
Depreciation charge	(3)	(13)	(441)	(53)	(510)
Disposal	—	24	40	—	64
Foreign exchange difference	—	26	—	—	26
As of December 31, 2021	(12)	(1,122)	(2,014)	(574)	(3,722)

Net book value
As of January 1, 2021	37	72	915	179	1,203
As of December 31, 2021	34	55	472	154	715

Cost
As of January 1, 2022	46	1,177	2,486	728	4,437
Additions	—	8	—	9	17
Disposal	—	—	(16)	(93)	(109)
As of December 31, 2022	46	1,185	2,470	644	4,345

Accumulated depreciation
As of January 1, 2022	(12)	(1,122)	(2,014)	(574)	(3,722)
Depreciation charge	(3)	(22)	(259)	(20)	(304)
Disposal	—	—	15	90	105
	(15)	(1,144)	(2,258)	(504)	(3,921)
Net book value
As of December 31, 2022	31	41	212	140	424
As of December 31, 2022 (US$)	4	6	31	20	61

There was no impairment loss on property, plant and equipment for the years ended December 31, 2020, 2021 and 2022.

F-51

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

12.	INTANGIBLE ASSETS

	Patent	Concession right	Software	Total
	CNY	CNY	CNY	CNY

Cost
As of January 1, 2021	22,878	—	274	23,152
Transfer in	—	20,430	—	20,430
As of December 31, 2021	22,878	20,430	274	43,582

Accumulated amortization and impairment
As of January 1, 2021	(22,388)	—	(121)	(22,509)
Amortization charge	(105)	(730)	(49)	(884)
As of December 31, 2021	(22,493)	(730)	(170)	(23,393)

Net carrying amount
As of January 1, 2021	490	—	153	643
As of December 31, 2021	385	19,700	104	20,189

Cost
As of January 1, 2022	22,878	20,430	274	43,582
Additions	—	—	5	5
As of December 31, 2022	22,878	20,430	279	43,587

Accumulated amortization and impairment
As of January 1, 2022	(22,493)	(730)	(170)	(23,393)
Amortization charge	(36)	(730)	(47)	(813)
As of December 31, 2022	(22,529)	(1,460)	(217)	(24,206)

Net carrying amount
As of December 31, 2022	349	18,970	62	19,381
As of December 31, 2022 (US$)	51	2,750	9	2,810

As of December 31, 2021 and 2022, the Group’s concession rights and assets associated with the environmental water projects (comprising intangible asset, contract assets and trade receivables) with aggregate gross carrying amounts of CNY129,437 and CNY139,060 (US$20,160), respectively, were pledged to secure bank loans from Bank of Communications with outstanding balances of CNY77,000 and CNY74,000 (US$10,728), respectively. Please refer to Note 21 for further details.

There was no impairment loss on intangible assets for the years ended December 31, 2020, 2021 and 2022.

F-52

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

13.	LEASES

(a) Right-of-use assets

The carrying amounts of the Group’s right-of-use assets and the movements during the years indicated are as follows:

	Motor vehicles	Offices and warehouses	Total
	CNY	CNY	CNY

As of January 1, 2021	408	3,152	3,560
Addition	—	157	157
Depreciation charge	(163)	(1,203)	(1,366)

As of December 31, 2021	245	2,106	2,351

As of January 1, 2022	245	2,106	2,351
Addition	361	1,648	2,009
Depreciation charge	(181)	(1,232)	(1,413)
Foreign currency translation difference	—	46	46

As of December 31, 2022	425	2,568	2,993
As of December 31, 2022 (US$)	62	372	434

There was no impairment loss on right-of-use assets for the years ended December 31, 2020, 2021 and 2022.

(b) Lease liabilities

The carrying amount of lease liabilities and the movements during the years are as follows:

	Motor vehicles	Offices and warehouses	Total
	CNY	CNY	CNY

As of January 1, 2021	502	3,048	3,550
Addition	—	102	102
Accretion of interest recognized during the year	17	133	150
Payments	(364)	(1,249)	(1,613)

As of December 31, 2021	155	2,034	2,189
Analyzed into:
Current portion	155	826	981
Non-current portion	—	1,208	1,208

F-53

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

13.	LEASES (CONTINUED)

(b)	Lease liabilities (continued)

	Motor vehicles	Offices and warehouses	Total
	CNY	CNY	CNY

As of January 1, 2022	155	2,034	2,189
Addition	265	1,516	1,781
Accretion of interest recognized during the year	14	119	133
Payments	(112)	(1,141)	(1,253)
Foreign currency translation difference	—	65	65

As of December 31, 2022	322	2,593	2,915
Analyzed into:
Current portion	48	1,269	1,317
Non-current portion	274	1,324	1,598

As of December 31, 2022 (US$)	47	375	422
Current portion (US$)	7	183	190
Non-current portion (US$)	40	192	232

(c)	Lease-related expenses

The amounts recognized in profit or loss in relation to leases are, as follows:

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

Depreciation expense of right-of-use assets	1,663	1,366	1,413	205
Interest on lease liabilities	80	150	133	19
Expense relating to short-term leases	496	601	490	71

Total amounts recognized in profit or loss	2,239	2,117	2,036	295

(d)	The total cash outflow for leases is disclosed in Note 29(c) to the financial statements.

F-54

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

14.	TRADE RECEIVABLES

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Non-current
Trade receivables from construction contracts	17,033	13,128	1,904
Less: Impairment allowance	(7,532)	(2,608)	(379)
Total of Non-current trade receivables	9,501	10,520	1,525

Current
Trade receivables from service concession agreement	11,252	22,927	3,324
Trade receivables from construction contracts	40,356	34,850	5,052
Less: Impairment allowance	(10,082)	(11,017)	(1,597)
Total of current trade receivables	41,526	46,760	6,779

Total	51,027	57,280	8,304

The Group’s trade receivables arise from the provision of construction services for wastewater treatment projects, sale of wastewater treatment equipment, and operation service of the service concession arrangement. The majority of the Group’s customers are town/village government entities or main contractors of the governmental infrastructure projects whose time of payment for the service or goods received from the Group depend on the appropriation and approval of the fiscal funds. Accordingly, the Group granted various credit terms to different customers, depending on the nature and background of the customers and projects. The Group generally granted customers a credit period of one month to three months, except for some of the customers for construction services, sales of wastewater treatment equipment and maintenance services who will generally settle the amounts owed to the Group in a number of specified installments covering periods ranging from one year to five years. Apart from the trade receivables related to the service concession arrangement which bear no interest, the trade receivables of construction services, operation and maintenance services and sale of wastewater treatment equipment bear an imputed interest rate of 4.75% per annum.

An aging analysis of the trade receivables as of the end of the reporting period, based on the invoice date and net of loss allowance, is as follows:

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Within 1 year	19,026	18,401	2,667
Between 1-2 years	5,106	13,896	2,015
Between 2-3 years	12,796	4,518	655
Over 3 years	14,099	20,465	2,967

Total	51,027	57,280	8,304

F-55

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

14.	TRADE RECEIVABLES (CONTINUED)

The movement in the loss allowance for trade receivables during the years indicated are as follows:

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Beginning of the year	13,774	17,614	2,554
(Reversal)/provision for expected credit losses, net	3,840	(3,989)	(578)

End of the year	17,614	13,625	1,976

A decrease in the loss allowance of CNY3,992 (US$579) (2021: increase CNY3,839) was the result of a net decrease (2021: a net increase) in the gross carrying amount after the settlement of trade receivables of construction contracts and origination of new trade receivables of construction contracts.

The Group elected to apply the simplified approach for providing impairment for ECLs prescribed by IFRS 9, which permits the use of the lifetime expected loss provision for all trade receivables. To measure the ECLs, trade receivables were grouped based on the shared credit risk characteristics and the days past due. The ECLs below also incorporate forward-looking information. The impairment as of December 31, 2021 and 2022 was determined as follows:

	Past due
	Current	Within 1 year	1-2 years	2-3 years	Over 3 years		Total
As of December 31, 2021:
Expected credit loss rate:		6%	26%	13%	48%		26%
Gross carrying amount (CNY)	3,670	16,311	6,865	14,712	27,083		68,641
Impairment allowances (CNY)		955	1,759	1,916 (i)	12,984	(ii)	17,614

As of December 31, 2022:
Expected credit loss rate:		0%	9%	29%	34%		19%
Gross carrying amount (CNY)	—	18,406	15,195	6,399	30,905		70,905
Impairment allowances (CNY)		5	1,299	1,881	10,440	(ii)	13,625
Impairment allowances (US$)		1	188	273	1,514		1,976

(i)	The impairment allowances included CNY221 as of December 31, 2021, for specific trade receivables which were considered to be in default due to conditions which indicated that the Group was unlikely to receive the outstanding contractual amounts in full.

(ii)	The impairment allowances included an amount of CNY4,646 and CNY4,600 (US$667) as of December 31, 2021 and 2022, respectively, for specific trade receivables which were considered to be in default due to conditions which indicated that the Group was unlikely to receive the outstanding contractual amounts in full.

F-56

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

15.	CONTRACT ASSETS

		December 31,
		2021	2022	2022
		CNY	CNY	US$

Non-current
Service concession assets	(a)	91,062	89,740	13,010
Less: impairment allowance		(27)	(27)	(4)
		91,035	89,713	13,006

Current
Service concession assets	(a)	7,423	7,423	1,076
Other contract assets	(b)	8,443	14,930	2,164
Less: impairment allowance		(535)	(706)	(102)
		15,331	21,647	3,138

Total		106,366	111,360	16,144

(a)	Service concession assets bearing an imputed interest of 7% arose from the Group's revenue from construction service under a BOT arrangement rendered by the Group's subsidiary, Shaoguan Angrui. The facilities that the service concession arrangement relate to were under construction phases from June 2018 to January 2021 and commenced operation in January 2021.

The amounts for the service concession arrangement are not yet due for payment and will be settled by revenue to be generated during the operating periods of the service concession arrangement. Amounts billed will be transferred to trade receivables.

As of December 31, 2021 and 2022, the Group’s concession rights and assets associated with the environmental water projects (comprising intangible asset, contract assets and trade receivables) with aggregate gross carrying amounts of CNY129,437 and CNY139,060 (US$20,160), respectively, were pledged to secure bank loans from Bank of Communications with outstanding balances of CNY77,000 and CNY74,000 (US$10,728), respectively. Please refer to Note 21 for further details.

(b)	The balances as of December 31, 2021 and 2022 comprised contract assets arising from performance under a water treatment plant construction service contract. Such contracts include payment schedules that require progress payments over the service periods when milestones are reached.

F-57

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

15.	CONTRACT ASSETS (CONTINUED)

The movements in the provision for impairment of contract assets are as follows:

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Beginning of the year	205	562	81
Provision for expected credit losses, net	357	171	25

End of the year	562	733	106

An impairment analysis is performed at each reporting date using the probability-of-default approach to measure ECL. The probability of default rates are estimated based on comparable entities with published credit ratings. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions and forward-looking credit risk information. As of December 31, 2021 and 2022, the assumed default rate ranged from 0.03% to 55.93% and from 0.03% to 43.51%, respectively.

16.	OTHER RECEIVABLES

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Financial assets
Loans to unrelated companies (i)	83,600	83,600	12,120
Deposits	863	790	114
Others	1,000	1,000	145
Financials asset	85,463	85,390	12,379

Staff advance	697	237	34
Others	280	90	13
Total amount	977	327	47

Impairment allowance	(239)	(2,984)	(433)

Total	86,201	82,733	11,993

(i)	The balance as of December 31, 2022 consisted of a loan in the amount of CNY80,000 (US$11,599) and the corresponding interest receivable amounted to CNY3,600 (US$521) from Shenzhen Qianhai, a subsidiary of the Company, to an unrelated company, Shenzhen Chaopeng Investment Co., Ltd. The loan was originally provided on June 30, 2021, and will mature in one year. On June 30, 2022, the loan was extended for another year to June 30, 2023. The loan is interest-bearing at a rate of 9% per annum and guaranteed by Shenzhen Feishang Investment Co., Limited, a company unrelated to the Group.

F-58

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

16.	OTHER RECEIVABLES (CONTINUED)

The movements in the loss allowance for other receivables during the years indicated are as follows:

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Beginning of the year	—	239	36
Provision for expected credit losses, net	239	2,745	397

End of the year	239	2,984	433

For the financial assets included above, an impairment analysis is performed at each reporting date using the probability-of-default approach to measure ECL. The probability of default rates are estimated based on comparable companies with published credit ratings. The calculation reflects the probability weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions, and forward-looking credit risk information. As of December 31, 2022, the probability of default applied was 5.51% (0.45% as of December 31, 2021), and the loss given default was 62.26% (61.6% as of December 31, 2021).

F-59

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

17.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents are set out below as of December 31, 2021 and 2022:

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Cash and cash equivalents
- Cash on hand	74	71	10
- Cash at bank	58,285	31,154	4,514
- Short-term deposits	—	470	71

Total Cash and cash equivalent	58,359	31,695	4,595

The carrying amounts of the Group’s cash and cash equivalents are denominated in the following currencies:

	December 31,
	2021	2022	2022
	CNY	CNY	US$

CNY	37,333	24,709	3,582
US$	20,011	6,255	907
HK$	1,015	731	106

	58,359	31,695	4,595

Cash at banks earns interest at floating rates based on daily bank deposit rates. The bank balances and time deposits are deposited with creditworthy banks with no recent history of default.

As of December 31, 2022, the Group has pledged its short-term deposits to fulfil collateral requirements of a bank guarantee related to a new bidding associated with a potential business opportunity of construction projects.

F-60

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

18.	TRADE PAYABLES

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Trade payables	21,118	20,326	2,946

The aging analysis of trade payables as of December 31, 2021 and 2022 is as follows:

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Within 1 year	8,326	4,139	600
Between 1 and 2 years	10,030	5,438	788
Over 2 years	2,762	10,749	1,558

Total	21,118	20,326	2,946

Trade payables are mainly due to subcontractors of construction services and the vendors of labor service. The trade payables are non-interest-bearing and are normally settled within one year.

19.	OTHER PAYABLES AND ACCRUALS

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Financial liabilities
Accrued expenses	5,398	6,444	934
Deposits from customers	505	305	44
Other payables (financial liabilities)	5,903	6,749	978

Accrued payroll	2,878	3,108	451
Penalties related to income tax	3,025	4,611	668
Taxes other than income tax payable (a)	285	1,885	274
Others	7	371	54
Others payables (non-financial liabilities)	6,195	9,975	1,447

Total	12,098	16,724	2,425

(a)	Taxes other than income taxes payable mainly comprise accruals for output value-added tax, city construction tax and education surcharge.

F-61

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

20.	PROVISIONS

Post-flood repair
CNY

As of January 1, 2022	—
Additional provision	808
Amounts utilized during the year	(314)

As of December 31, 2022	494
Current portion	494

As of December 31, 2022 (US$)	72
Current portion (US$)	72

In June 2022, the wastewater treatment infrastructure of the service concession arrangement operated by the Company’s subsidiary, Shaoguan Angrui was partially destroyed due to flooding. Shaoguan Angrui has committed to repair the infrastructure to restore the original production capacity of the infrastructure in the next year. A provision has been recognized for the expected expenditures associated with the repair.

21.	INTEREST-BEARING LOANS AND BORROWINGS

			December 31,
			2021	2022	2022
			CNY	CNY	US$
	Interest rate	Maturity

Non-current interest-bearing loans
Bank loan-secured and guaranteed	5.05%	2023 to 2038	74,000	71,000	10,293

Current interest-bearing loans
Bank loan-secured and guaranteed	5.05%	2022 to 2023	3,000	3,000	435

Total			77,000	74,000	10,728

The bank loan is due to the Bank of Communications and denominated in CNY.

The loan is secured by collection right (including contract assets, intangible assets and trade receivables) in connection with the Group's service concession arrangement (Note 12, 14 and 15) and 80% equity interest of the Company's subsidiary, Shaoguan Angrui. The loan is also guaranteed by Shanghai Onway, the Company's subsidiary, and Feishang Enterprise Group Co., Ltd. (“Feishang Enterprise”), a related company of the Group.

The outstanding balance as of December 31, 2022 is repayable in equal annual installments of CNY3,000 until December of 2023; CNY4,000 from 2024 to 2028; CNY5,000 from 2029 to 2034; CNY6,000 in 2035; and CNY5,000 from 2036 to 2038.

F-62

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

22.	FINANCIAL INSTRUMENTS

(a) Financial assets

Set out below is an overview of financial assets, other than cash and short-term deposits, held by the Group as of December 31, 2021 and 2022:

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Debt instruments at amortized cost:
Trade receivables: current	41,526	46,760	6,779
Trade receivables: non-current	9,501	10,520	1,525
Financial assets included in other receivables	85,224	82,406	11,946
Financial assets at fair value through other comprehensive income：
Bills receivable	—	8,500	1,232

Total	136,251	148,186	21,482

Total current	126,750	137,666	19,957
Total non-current	9,501	10,520	1,525

F-63

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

22.	FINANCIAL INSTRUMENTS (CONTINUED)

(b) Financial liabilities

Set out below is an overview of financial liabilities of the Group as of December 31, 2021 and 2022：

	December 31,	December 31,	December 31,
	2021	2022	2022
	CNY	CNY	US$

Derivatives not designated as hedging instruments：
Derivative financial liabilities (i)	1,710	824	119
Financial liabilities at amortized cost:
Trade payables	21,118	20,326	2,946
Financial liabilities in other payables and accruals	5,903	6,749	978
Dividends payable	5,048	—	—
Lease liabilities	2,189	2,915	422
Due to related companies	5,710	3,408	494
Due to the Shareholder	14,050	7,153	1,037
Interest-bearing loans and borrowings	77,000	74,000	10,729

Total	132,728	115,375	16,725

Total current	57,520	42,777	6,200
Total non-current	75,208	72,598	10,525

(i)	On January 20, 2021, the Company entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company issued and sold on January 22, 2021, (i) in a registered direct offering, an aggregate of 3,960,000 of its common shares at a price of US$1.85 per share, and (ii) in a concurrent private placement, warrants initially exercisable for the purchase of an aggregate of 1,584,000 of its common shares with an initial exercise price of US$2.35 per share.

The Company recognized the warrants issued to the investors as derivative financial liabilities (not designated as hedging instruments) with a fair value of CNY9,246 (US$1,427)* on the issue date as the investors have the right to exercise their warrants on a cashless basis. In accordance with IAS 32, a contract settled by a single net payment (generally referred to as net cash-settled or net equity-settled as the case may be) is a financial liability and not an equity instrument. The fair value gain of derivative financial liabilities for the years ended December 31, 2021 and 2022 was CNY7,467 and CNY1,007 (US$146), respectively.

*	As the changes in equity from this private placement transaction are denominated in US$, the amount in US$ is the actual transaction amount and the corresponding amount in CNY was translated from US$ at the applicable exchange rate of the transaction date, January 22, 2021.

F-64

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

22.	FINANCIAL INSTRUMENTS (CONTINUED)

(c) Fair value

Set out below is a comparison, by class, of the carrying amounts and fair values of the Group’s financial instruments, other than those with carrying amounts that are reasonable approximations of fair values:

	December 31,
	2021		2022		2022
	CNY		CNY		US$
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value

Financial liabilities
Interest-bearing loans and borrowings	77,000	79,003	74,000	77,636	10,728	11,255

The following table provides the fair value measurement hierarchy of the Group’s financial assets and financial liabilities as of December 31, 2021 and 2022:

As of December 31, 2021	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	CNY	CNY	CNY	CNY
Recurring fair value measurement:
Financial liabilities
Derivative financial liabilities	—	1,710	—	1,710

As of December 31, 2022	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	CNY	CNY	CNY	CNY
Recurring fair value measurement:
Financial assets
Bills receivable	—	8,500	—	8,500
Financial liabilities
Derivative financial liabilities	—	824	—	824

F-65

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

22.	FINANCIAL INSTRUMENTS (CONTINUED)

(c) Fair value (continued)

As of December 31, 2022	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	US$	US$	US$	US$
Recurring fair value measurement:
Financial assets
Bills receivable	—	1,232	—	1,232
Financial liabilities
Derivative financial liabilities	—	119	—	119

Level 2:

Bills receivable

The fair value valuation of bills receivable is based on directly or indirectly observable inputs (such as recent bill discount rate) through valuation techniques.

Derivative financial liabilities

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. These valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs. If all significant inputs required to fair value an instrument are observable, the instrument is included in Level 2.

There is no established public trading market for the warrants issued to investors on January 22, 2021. As of December 31, 2022, the Group measured the fair value of those warrants on a recurring basis using a binomial lattice pricing model with significant inputs including, among other relevant observable inputs, the underlying spot price of the Company’s common shares, exercise price, time to expiration, risk-free rate and equity volatility.

During the years ended 2021 and 2022, there were no transfers of fair value measurements between Level 1 and Level 2 and no transfers into or out of Level 3 for both financial assets and liabilities.

F-66

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

23.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The financial instruments of the Group primarily include cash and cash equivalents, trade receivables, bills receivable at fair value through other comprehensive income, other receivables, contract assets, trade payables, other payables, amounts due to related companies, amounts due to the Shareholder, derivative financial liabilities, and interest-bearing loans and borrowings.

The Group is exposed to credit risk, foreign currency risk, business and economic risk and liquidity risk. The Group has not used any derivatives and other instruments for hedging purposes. The Group does not hold or issue derivative financial liabilities for trading purposes. The Group reviews and agrees policies for managing each of these risks and they are summarized below.

(a)	Credit risk

Management has a credit policy in place and the exposures to credit risk are monitored on an ongoing basis. Debts are usually due within 30 to 90 days from the date of billing.

Trade receivables of the Group mainly represent receivables with respect to revenue from construction services for wastewater treatment plant and sales of wastewater treatment equipment, which are settled through progress billing, and operation services of service concession arrangement, which are settled on a quarterly basis. In addition, the Group has contract assets relating to the service concession arrangement and construction service.

As of December 31, 2021, and 2022, “Trade receivables” and “Contract assets” before allowances in the aggregate amounted to CNY175,569 and CNY182,998 (US$26,530), respectively, of which CNY109,737 and CNY120,090 (US$17,410) were due from the largest customer and CNY127,415 and CNY134,930 ($19,561) were due from the five largest customers in the aggregate of the Group, respectively. The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the consolidated statements of financial position. Since the counterparty to the BOT arrangement is a local government authority in the PRC, the Group considers credit risk is low as of December 31, 2021 and 2022. The Group does not hold any collateral over these balances.

Management groups financial instruments based on shared credit risk characteristics, such as instrument type and credit risk ratings for the purpose of determining significant increase in credit risk and calculation of impairment. The carrying amount of each financial asset in the consolidated statements of financial position represents the Group’s maximum exposure to credit risk in relation to its financial assets.

F-67

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

23.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (CONTINUED)

(a)	Credit risk (continued)

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

- significant financial difficulty of the debtor;

- a breach of contract such as a default or past due event;

- it is probable that the debtor will enter bankruptcy or other financial reorganization

To manage credit risk arising from trade receivables and contract assets, the Group assesses the credit quality of the debtors, taking into account their financial position, historical settlement records, past experience and other factors. The Group applies the simplified approach to provide for ECLs prescribed by IFRS 9, which permits the use of lifetime expected loss provision for all trade receivables. The ECLs also incorporated forward-looking information

For financial assets assessed for impairment under the general approach, the Group established a policy to perform an assessment at the end of each reporting period of whether a financial instrument’s credit risk has increased significantly since initial recognition, by considering the change in the risk of default occurring over the remaining life of the financial instrument. The Group groups its other receivables into Stage 1, Stage 2 and Stage 3, as described below:

Stage 1 – When other receivables are first recognized, the Group recognized an allowance based on 12 months’ ECLs.

Stage 2 – When other receivables have shown a significant increase in credit risk since origination, the Group records an allowance for the lifetime ECLs.

Stage 3 – Other receivables are considered credit-impaired. The Group records an allowance for the lifetime ECLs.

Management also makes periodic collective assessments for other receivables and amounts due from related companies as well as individual assessments of the recoverability of other receivables based on historical settlement records, past experience and other factors. The Group classified other receivables and amounts due from related companies in Stage 1 and continuously monitored their credit risk. Management believes that there is no material credit risk inherent in the Group’s outstanding balance of other receivables as of December 31, 2021 and 2022.

The Group does not provide any guarantees that would expose the Group to credit risk. Further quantitative disclosures with respect to the Group’s exposure to credit risk arising from financial assets are set out in Notes 14, 15 and 16 to the financial statements.

Cash and cash equivalents

The Group maintains its cash and cash equivalents primarily with various PRC state-owned banks and Hong Kong based financial institutions, which management believes are of high credit quality. The Group performs periodic evaluations of the relative credit standing of those financial institutions.

F-68

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

23.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (CONTINUED)

(b)	Foreign currency risk

Foreign currency risk primarily arises from certain significant foreign currency deposits denominated in US$ and HK$ and related exposures are disclosed in Note 17. The Group treasury closely monitors the change of exchange rates on the international foreign currency market and takes these into consideration when investing in foreign currency deposits and borrowing loans.

The CNY is not freely convertible into foreign currencies. The State Administration for Foreign Exchange, under the authority of the People's Bank of China, controls the conversion of the CNY into foreign currencies. The value of the CNY is subject to changes in PRC government policies and to international economic and political developments affecting the supply and demand in the China Foreign Exchange Trading System market. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China.

As of December 31, 2022, the Group only had significant exposure to US$. If CNY had strengthened/weakened by 5% against US$ with all other variables held constant, the loss for the year would have been approximately CNY313 higher/lower (CNY1,001 higher/lower for the year ended December 31, 2021), mainly as a result of foreign exchange gains and losses arising from translation of US$-denominated deposits. Profit was less sensitive to the fluctuation in the CNY/US$ exchange rates in 2022 than in 2021, mainly due to the decrease in the US$ denominated cash deposits.

(c)	Interest rate risk

The fair value interest rate risk of the Group mainly arises from long-term loans at fixed rates (see Note 21). As fluctuation of the comparable interest rate (Loan Prime Rate of PRC market) with similar terms was relatively low, the Directors are of the opinion that the Group is not exposed to any significant fair value interest rate risk for its fixed interest rate borrowings held as of December 31, 2021 and 2022.

(d)	Business and economic risk

The Group's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 40 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the political, economic and social conditions in the PRC. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

F-69

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

23.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (CONTINUED)

(e)	Liquidity risk

The Group manages its liquidity risk by regularly monitoring its liquidity requirements and its compliance with debt covenants to ensure that it maintains sufficient cash and cash equivalents, as well as adequate time deposits, to meet its liquidity requirements in the short and long term.

The table below summarizes the maturity profile of the Group’s financial liabilities and lease liabilities based on contractual undiscounted payments:

December 31, 2021	On demand	Less than 1 year	1 to 5 years	More than 5 years	Total
	CNY	CNY	CNY	CNY	CNY

Derivative financial liabilities	1,710	—	—	—	1,710
Trade payables	—	21,118	—	—	21,118
Financial liabilities in other payables and accruals	—	5,903	—	—	5,903
Due to related companies	—	5,710	—	—	5,710
Due to the Shareholder	—	14,050	—	—	14,050
Lease liabilities	—	1,047	1,354	—	2,401
Interest-bearing loans and borrowings	—	6,882	28,792	78,139	113,813

Trade and other payables	1,710	54,710	30,146	78,139	164,705

F-70

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

23.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (CONTINUED)

(e)	Liquidity risk (continued)

December 31, 2022	On demand	Less than 1 year	1 to 5 years	More than 5 years	Total
	CNY	CNY	CNY	CNY	CNY

Derivative financial liabilities	824	—	—	—	824
Trade payables	—	20,326	—	—	20,326
Financial liabilities in other payables and accruals	—	6,749	—	—	6,749
Due to related companies	—	3,408	—	—	3,408
Due to the Shareholder	—	7,153	—	—	7,153
Lease liabilities	—	1,387	1,691	243	3,321
Interest-bearing loans and borrowings	—	6,729	29,005	71,197	106,931

Trade and other payables	824	45,752	30,696	71,440	148,712

December 31, 2022	On demand	Less than 1 year	1 to 5 years	More than 5 years	Total
	US$	US$	US$	US$	US$

Derivative financial liabilities	119	—	—	—	119
Trade payables	—	2,946	—	—	2,946
Financial liabilities in other payables and accruals	—	978	—	—	978
Due to related companies	—	494	—	—	494
Due to the Shareholder	—	1,037	—	—	1,037
Lease liabilities	—	201	245	35	481
Interest-bearing loans and borrowings	—	976	4,205	10,322	15,503

	119	6,632	4,450	10,357	21,558

(f)	Capital management

The Group monitors capital on the basis of the debt to capital ratio (gearing ratio), which is calculated as interest-bearing debt divided by total capital. Interest-bearing debt mainly includes lease liabilities and interest-bearing loans and borrowings. Capital includes total equity and interest-bearing debt. The gearing ratio was 30.31% as of December 31, 2021 and 30.24% as of December 31, 2022, respectively.

F-71

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

24.	DEFERRED TAX ASSETS AND LIABILITIES

(a)	Deferred tax balance

Net deferred tax assets and liabilities recognized in the consolidated statements of financial position are as follows:

	As of
	December 31,
	2021	2022	2022
	CNY	CNY	US$

Deferred tax assets	3,291	488	71
Offset amount	(3,225)	(488)	(71)
Deferred tax assets after offsetting	66	—	—

Deferred tax liabilities before offsetting	5,769	5,764	836
Offset amount	(3,225)	(488)	(71)

Deferred tax liabilities after offsetting	2,544	5,276	765

(b)	Gross movement on the deferred tax account

The gross movement on the deferred income tax accounts is as follows:

	2021	2022	2022
	CNY	CNY	US$

As of January 1	7,506	2,478	360
Credited to other capital reserve	(4,463)	—	—
(Credited)/charged to the consolidated statements of profit or loss during the year (Note 8)	(159)	2,798	405
Currency translation differences	(406)	—	—

As of December 31	2,478	5,276	765

F-72

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

24.	DEFERRED TAX ASSETS AND LIABILITIES (CONTINUED)

(c)	Deferred tax assets

The components of deferred tax assets and their movements during the years indicated, without taking into consideration the offsetting of balances within the same tax jurisdictions, are as follows:

	Provision for loss allowance	Significant financing component of the contract with customers	Lease liabilities	Losses available for offsetting against future taxable profits	Total
	CNY	CNY	CNY		CNY

As of January 1, 2021	3,772	1,238	614	—	5,624
(Charged)/credited to the consolidated statements of profit or loss during the year	(1,629)	(698)	(160)	154	(2,333)
As of December 31, 2021	2,143	540	454	154	3,291
As of January 1, 2022	2,143	540	454	154	3,291
Charged to the consolidated statements of profit or loss during the year	(2,136)	(478)	(35)	(154)	(2,803)
As of December 31, 2022	7	62	419	—	488
As of December 31, 2022 US$	1	9	61	—	71

(d)	Deferred tax liabilities

The components of deferred tax liabilities and their movements during the years indicated, without taking into consideration the offsetting of balances within the same tax jurisdictions, are as follows:

	Financial asset at fair value through profit or loss	Temporary difference on assets recognized under IFRIC 12	Right-of-use assets	Total
	CNY	CNY	CNY	CNY

As of January 1, 2021	9,964	2,546	620	13,130
(Credited)/charged to the consolidated statements of profit or loss during the year	(5,095)	2,724	(121)	(2,492)
Credit to other capital reserves	(4,463)	—	—	(4,463)
Foreign exchange difference	(406)	—	—	(406)
As of December 31, 2021	—	5,270	499	5,769
As of January 1, 2022	—	5,270	499	5,769
Credited to the consolidated statements of profit or loss during the year	—	—	(5)	(5)
As of December 31, 2022	—	5,270	494	5,764
As of December 31, 2022 US$	—	764	72	836

F-73

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

24.	DEFERRED TAX ASSETS AND LIABILITIES (CONTINUED)

(e)	Deferred tax not recognized

As of December 31, 2021 and 2022, the total amounts of deductible temporary differences and unused tax losses for which no deferred tax assets were recognized with respect to certain deductible temporary differences and accumulated tax losses of the Company’s subsidiaries established in Mainland China and Hong Kong that can be carried forward against future taxable income are as follows

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Deductible temporary differences with no deferred tax assets recognized	13,148	21,929	3,179
Tax losses with no deferred tax assets recognized	16,536	16,073	2,330

Total	29,684	38,002	5,509

(f)	Expiration dates of the tax losses

The tax losses in Mainland China can be carried forward for five years to offset future taxable profit. The expiration dates of the unused tax losses of the subsidiaries established in Mainland China for which no deferred tax assets were recognized are summarized as follows:

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Year of expiration
2022	1,065	—	—
2023	2,318	2,318	336
2024	1,835	1,835	266
2025	4,237	2,476	359
2026	7,040	7,040	1,021
2027	—	2,302	333

Total	16,495	15,971	2,315

F-74

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

25.	EQUITY

(a)	Issued capital

	December 31,
	2021	2022	2022
	CNY	CNY	US$

Authorized:
10,000,000 preferred shares, no par value	—	—	—
200,000,000 common shares, no par value	—	—	—

Common shares issued and fully paid:
December 31, 2022: 40,948,082* (December 31, 2021: 40,948,082) common shares, no par value	450,782	450,782	65,351

*	The numbers of common shares above are before giving effect to the Share Combination which became effective on April 3, 2023. Refer to Note 31 for further details.

(b)	Other capital reserves

	Other capital reserves
	CNY	US$

As of January 1, 2021	787,987	114,236

Deemed distribution to the controlling shareholder	(75,651)	(10,967)
Equity-settled share-based payment	2,311	335
Others	4,463	647

As of December 31, 2021	719,110	104,251

As of January 1, 2022	719,110	104,251

Equity inventive share-based payment (Note 27)	16,209	2,342

As of December 31, 2022	735,319	106,600

Other capital reserves of the Company are mainly for equity-settled share-based compensation, the exercise of stock options, the exercise of warrants, the business combination and the deemed contribution from the Shareholder and related companies.

(c)	Dividend restrictions and reserves

Due to the Group's structure, the payment of dividends is subject to numerous controls imposed under PRC law, including foreign exchange control on the conversion of the local currency into U.S. dollars and other currencies.

In accordance with the relevant PRC regulations, appropriations of net income as reflected in its PRC statutory financial statements are to be allocated to each of the general reserve and enterprise expansion reserve, respectively, as determined by the resolution of the Board of Directors annually.

F-75

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

26.	RELATED PARTY BALANCES AND TRANSACTIONS

In addition to the transactions detailed elsewhere in the consolidated financial statements, the Group had the following transactions and balances with related companies:

(a)	Commercial transactions with related companies

		Year Ended December 31,
		2020	2021	2022	2022
		CNY	CNY	CNY	US$

Interest income received from Feishang Enterprise(a)	(i)	6,792	3,396	—	—

CHNR’s share of office rental, rates and others to Anka Consultants Limited (“Anka”)(b)	(ii)	1,368	1,343	1,175	170
Feishang Management's share of office rental to Feishang Enterprise(a)	(iii)	166	166	166	24
Shenzhen New PST’s share of office rental to Feishang Enterprise(a)	(iv)	90	90	90	13

(i)	The Company's subsidiary, Shanghai Onway, entered into a series of contracts to provide a loan amounting to CNY80,000 at an interest rate of 9% per annum to Feishang Enterprise from March 2, 2018 to June 30, 2021.

(ii)

The Company signed a contract with Anka to lease 184 square meters of office premises for two years, from July, 2018 to June 30, 2020, and extended it to June 30, 2024. The agreement also provides that the Company shares certain costs and expenses in connection with its use of the office, in addition to some of the accounting and secretarial services and day-to-day office administration services provided by Anka.

(iii)	On January 1, 2018, Feishang Management signed an office-sharing agreement with Feishang Enterprise. Pursuant to the agreement, Feishang Management shares 40 square meters of office premises for 33 months. Feishang Management signed a new contract with Feishang Enterprise in October 2022, which will expire on September 30, 2023.

(iv)	Shenzhen New PST signed a contract with Feishang Enterprise to lease 96 meters of office premises for 12-month period, from March 14, 2021 to March 13, 2022 and renewed the contract with same terms for another 12-month period from March 14, 2022 to March 13, 2023.

(a)	Feishang Enterprise is controlled by Mr. Li Feilie, who is the controlling shareholder of the Company.

(b)	Anka is jointly owned by Mr. Wong Wah On Edward and Mr. Tam Cheuk Ho, who are officers of the Company.

F-76

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

26.	RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)
(b)	Balances with related companies

The Group’s balances with related companies are unsecured and non-interest bearing. Feishang Enterprise and the Shareholder have provided letters stating their continuous financial support to the Group and that they will not recall any amounts due to them until the Group has sufficient liquidity to finance its operations. The balances are summarized as follows:

		December 31,
		2021	2022	2022
		CNY	CNY	US$

Current:
Payable to related companies:
Feishang Enterprise(a)	(i)	3,019	495	72
Anka Capital Limited (“Anka Capital”)(b)	(iii)	2,691	2,913	422
		5,710	3,408	494

Payable to the Shareholder:
Feishang Group(a)	(ii)	14,050	7,153	1,037
		14,050	7,153	1,037

Dividend payables to related companies:
Qianhai Industrial(c)	(iv)	5,048	—	—
		5,048	—	—

Lease liabilities to related parties:
Anka(b)		372	1,022	148
		372	1,022	148

(i)	The payable to Feishang Enterprise by Feishang Management represents the net amount of advances from Feishang Enterprise. The balance is unsecured and interest-free. The balance is repayable when the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.

(ii)	The payable to Feishang Group represents the net amount of advances from Feishang Group. The balance is unsecured and interest-free. The balance is repayable when the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.

(iii)	The payable to Anka Capital represents the net amount of advances from Anka Capital. The balance is unsecured and interest-free. The balance is repayable when the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.

(iv)	The dividend payable to Qianhai Industrial represents the declared dividend that was approved at the shareholder meeting of Shenzhen Qianhai on June 22, 2021 prior to the acquisition of PST Technology and its subsidiaries by the Group. It was paid by Shenzhen Qianhai as of December 31, 2022.

(a)	Feishang Enterprise and Feishang Group are controlled by Mr. Li Feilie, who is the controlling shareholder of the Company.

(b)	Anka Capital and Anka are each jointly owned by Mr. Wong Wah On Edward and Mr. Tam Cheuk Ho, who are officers of the Company.

(c)	Qianhai Industrial is controlled by Mr. Li Feilie, who is the controlling shareholder of the Company.

F-77

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

26.	RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)

(c)	Compensation of key management personnel of the Group

	Year Ended December 31,
	2021	2022	2022
	CNY	CNY	US$
Wages, salaries and allowances	1,154	1,171	170
Housing funds	17	16	2
Contribution to pension plans	68	65	9

	1,239	1,252	181

The amounts disclosed in the table are the amounts recognized as expenses during the respective period related to key management personnel.

27.     SHARE-BASED PAYMENTS

Warrants to the placement agent

The Company issued and sold an aggregate of 3,960,000 of its common shares at a price of US$1.85 per share to certain institutional investors on January 22, 2021 through a private placement. In a concurrent private placement, the Company issued the warrants:

(i)	to the institutional investors (the “investor warrants”), which gave the right to purchase an aggregate of 1,584,000 common shares of the Company with an exercise price of US$2.35 per share. The investor warrants are exercisable up to three years after January 22, 2021. The Company recognized the investor warrants issued as derivative financial liabilities as the investors have the right to exercise their warrants on a cashless basis according to the agreement clause, please refer to Note 22(b) for further details.

(ii)	to the placement agent (the “agent warrants”) as part of placement service fees, which gave the right to purchase an aggregate of 396,000 common shares with an exercise price of US$2.35 per share. The agent warrants are exercisable up to three years after July 21, 2021. There are no cash settlement alternatives. The Group does not have a past practice of cash settlement for the warrants. The Group accounts for the warrants as equity-settled share-based payment.

The fair value of the agent warrants is estimated at the grant date using a binomial option pricing model. The amount was allocated to the issuance of the common shares and the investor warrants according to their fair value at the date of issuance, and CNY1,862 (US$287*) and CNY449 (US$70*) were charged to share capital and administrative expenses respectively.

*	As the changes in equity from this private placement transaction are denominated in US$, all the amounts in US$ in this disclosure paragraph are actual transaction amounts and the corresponding amounts in CNY were translated from US$ at the applicable exchange rate on the transaction date, January 22, 2021.

F-78

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

27.	SHARE-BASED PAYMENT (CONTINUED)

Share options

On July 14, 2022, the Board of Directors of the Company approved to grant option awards for an aggregate of 8,100,000 common shares, without par value, of the Company (the “share options”) to certain individuals under the China Natural Resources, Inc. 2014 Equity Compensation Plan for certain strategic consultant services. The share options vested immediately upon grant and are exercisable up to three years from July 19, 2022. The exercise price for the options is $0.623 per share.

The fair value of the share options is estimated at the grant date using a binomial option pricing model, taking into account the terms and conditions on which the share options were granted. There are no cash settlement alternatives. The Group does not have a past practice of cash settlement for these share options. The Group accounts for share options 2022 as an equity-settled share-based payment and recognize administrative expenses associated with the consultant service reward with a corresponding increase in equity.

(a)	Expense arising from share-based payment transactions

The expense recognized during the year for above share-based payments is shown in the following table:

	Year Ended December 31,
	2021	2022	2022
	CNY	CNY	US$

Issuance expense related to agent warrants	447	—	—
Consultants share option expense (Note 6)	—	16,152	2,342
Total	447	16,152	2,342

(b)	Movements during the year

The following table illustrates the number of, and movements in, agent warrants during the year:

	Number of shares	Exercise price per share
		US$

Outstanding at January, 2021	—	—
Granted during the year	396,000	2.35
Outstanding as of December 31, 2021	396,000	2.35
	—	—
Outstanding as of December 31, 2022	396,000	0.623	*

The remaining contractual life for the agent warrants as of December 31, 2022 and 2021, were 1.06 years and 2.06 years, respectively.

*	The exercise price was revised to $0.623 per share in July, 2022.

F-79

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

27.	SHARE-BASED PAYMENT (CONTINUED)

(b)	Movements during the year (continued)

The following table illustrates the number of, and movements in share options during the year:

	Number of shares	Exercise price per share
		US$

Outstanding at January, 2022	—	—
Granted during the year	8,100,000	0.623
Outstanding as of December 31, 2022	8,100,000	0.623

The remaining contractual life for the share option as of December 31, 2022 was 2.53 years.

*	The share option numbers above are before giving effect to the Share Combination which became effective on April 3, 2023. Refer to Note 31 for further details.

(c)	Inputs to the models

The following tables list the inputs to the models used for agent warrants and share options for the years ended December 31, 2021 and 2022, respectively:

	Agent warrants	Share options
	2021	2022

Fair value at the measurement date (US$)	70	2,400
Fair value at the measurement date (CNY)	449	16,209
Expected volatility (%)	93.67	93.50
Risk-free interest rate (%)	0.19	3.16
Expected life (years)	2.50	3
Share price (US$)	0.901	0.623

The expected life of the agent warrants and share options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

F-80

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

28.	PARTLY OWNED SUBSIDIARY WITH MATERIAL NON-CONTROLLING INTERESTS

On July 27, 2021, the Company acquired 100% of the equity interests of PST Technology which held 51% equity interests in Shanghai Onway and its subsidiaries (“Shanghai Onway Group”), and Shanghai Onway Group became partly owned subsidiary with material non-controlling interests.

Financial information of Shanghai Onway Group which that has material non-controlling interests is provided below:

Proportion of equity interest held by non-controlling interests:

Name	Country of incorporation and operation	2021	2022

Shanghai Onway Group	PRC/Mainland China	49%	49%

	2020	2021	2022	2022
	CNY	CNY	CNY	US$

Profit/(loss) for the year allocated to non-controlling interests:

Shanghai Onway Group	(1,415)	(6,819)	2,327	337

Dividends paid to non-controlling interests:

Shanghai Onway Group	—	4,900	—	—

Accumulated balances of non-controlling interest:

Shanghai Onway Group	119,072	107,353	109,680	15,900

F-81

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

28.	PARTLY OWNED SUBSIDIARY WITH MATERIAL NON-CONTROLLING INTERESTS (CONTINUED)

The summarized financial information of the Shanghai Onway Group is provided below. This information is based on amounts before inter-company eliminations.

2020	Shanghai Onway Group
	CNY	US$
Revenue	35,631	5,606
Other (income)/losses	(38,362)	(6,036)
Loss for the year	(2,731)	(430)
Total comprehensive income loss for year	(2,731)	(430)

Current assets	192,437	30,277
Non-current assets	153,073	24,084
Current liabilities	(47,445)	(7,465)
Non-current liabilities	(34,542)	(5,435)

Net cash flows used in operating activities	(44,883)	(7,062)
Net cash flows from investing activities	(5,608)	(882)
Net cash flows used in financing activities	48,688	7,660

Net decrease in cash and cash equivalents	(1,803)	(284)

2021	Shanghai Onway Group
	CNY	US$

Revenue	18,735	2,948
Other (income)/losses	(32,312)	(5,084)
Loss for the year	(13,577)	(2,136)
Total comprehensive income loss for year	(13,577)	(2,136)

Current assets	187,619	29,519
Non-current assets	126,573	19,914
Current liabilities	(40,716)	(6,406)
Non-current liabilities	(40,259)	(6,334)

Net cash flows used in operating activities	(8,758)	(1,378)
Net cash flows from investing activities	(1,509)	(237)
Net cash flows used in financing activities	(3,972)	(625)

Net decrease in cash and cash equivalents	(14,239)	(2,240)

F-82

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

28.	PARTLY OWNED SUBSIDIARY WITH MATERIAL NON-CONTROLLING INTERESTS (CONTINUED)

2022	Shanghai Onway Group
	CNY	US$

Revenue	20,306	2,944
Other (income)/losses	(15,504)	(2,248)
Profit for the year	4,802	696
Total comprehensive income loss for year	4,802	696

Current assets	197,468	28,625
Non-current assets	121,961	17,681
Current liabilities	(44,602)	(6,466)
Non-current liabilities	(77,524)	(11,239)

Net cash flows used in operating activities	(6,588)	(956)
Net cash flows from investing activities	157	23
Net cash flows used in financing activities	(7,743)	(1,122)

Net decrease in cash and cash equivalents	(14,174)	(2,055)

F-83

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

29.	NOTES TO THE CONSOLIDATED STATEMENTS OF CASH FLOWS

(a)	Major non-cash transactions

During the year, the Group had non-cash additions to right-of-use assets and lease liabilities of CNY1,781 (US$258) (2021: CNY102) and CNY1,781 (US$258) (2021: CNY102), respectively, with respect to lease arrangements for motor vehicles, offices and warehouses.

(b)	Changes in liabilities arising from financing activities

Year Ended December 31, 2021	Interest-bearing loans and borrowings	Dividends payable	Due to related companies	Due to the Shareholder	Lease liabilities
	CNY	CNY	CNY	CNY	CNY

As of January 1, 2021	80,000	—	79,459	7,149	3,550
Changes from financing cash flows	(7,035)	(4,900)	49,788	(7,149)	(1,613)
New leases	—	—	—	—	102
Interest expenses	4,035	9,948	—	—	150
Other changes	—	—	(123,537)	14,050	—

As of December 31, 2021	77,000	5,048	5,710	14,050	2,189

Year Ended December 31, 2022	Interest-bearing loans and borrowings	Dividends payable	Due to related companies	Due to the Shareholder	Lease liabilities
	CNY	CNY	CNY	CNY	CNY

As of January 1, 2022	77,000	5,048	5,710	14,050	2,189
Changes from financing cash flows	(6,882)	(5,048)	(2,765)	(6,885)	(1,253)
New leases	—	—	—	—	1,781
Interest expenses	3,882	—	—	—	133
Other changes	—	—	463	(12)	65

As of December 31, 2022	74,000	—	3,408	7,153	2,915

Year Ended December 31, 2022	Interest-bearing loans and borrowings	Dividends payable	Due to related companies	Due to the Shareholder	Lease liabilities
	US$	US$	US$	US$	US$

As of January 1, 2022	11,163	732	828	2,037	317
Changes from financing cash flows	(998)	(732)	(401)	(998)	(181)
New leases	—	—	—	—	258
Interest expenses	563	—	—	—	19
Other changes	—	—	67	(2)	9

As of December 31, 2022	10,728	—	494	1,037	422

F-84

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

29.	NOTES TO THE CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(c)	Total cash outflow for leases

	2021	2022	2022
	CNY	CNY	US$

Within operating activities	(511)	(250)	(36)
Within financing activities	(1,613)	(1,253)	(181)
Total cash outflow for leases	(2,124)	(1,503)	(217)

30.	COMMITMENTS

There were no capital commitments as of December 31, 2021 and 2022.

31.	SUBSEQUENT EVENTS

Entry into a Material Definitive Agreement

On February 27, 2023, the Company entered into a sale and purchase agreement (the “SPA”) with Feishang Group and Top Pacific (China) Limited (together, the “Sellers”), and the respective beneficial owner of the sellers, Mr. Li Feilie and Mr. Yao Yuguang, to acquire 100% equity interests of Greatfame Investments Limited, which owns 100% equity interest in Williams Minerals (Pvt) Ltd (“Williams Minerals”) (the “Acquisition”). Williams Minerals owns the mining permit for the Zimbabwean lithium mine. The consideration to be paid by the Company for the Acquisition will be calculated by multiplying the qualified measured, indicated and inferred resources quantity of lithium oxide proven to be in the mine by independent technical reports by a unit price of US$500 per ton, less certain due diligence costs and expenses incurred by the Company for the issuance of the independent technical reports. At this time, the maximum consideration contemplated for the Acquisition is around US$1.75 billion, based on an estimate of around 3.5 million tons inferred resource of lithium oxide in the Zimbabwean mine by a Zimbabwean geological and geophysical report. On April 14, 2023, the Company issued a US$35 million promissory note to the Seller as a commitment to proceed with the Acquisition.

Completion of the transaction as contemplated by the SPA is contingent upon the satisfaction of a number of conditions, including, among other things, the issuance of independent technical reports, the actual quantity of qualified lithium oxide metal resources proven or estimated to exist in each mining area covered by the relevant report, and the Company’s full settlement of the purchase consideration. There is no guarantee that the Acquisition will close or be completed at the anticipated valuation and terms, or at all.

The Five-to-One Share Combination

On March 31, 2023, the Board of Directors of the Company approved a five-to-one share combination of issued and outstanding common shares of the Company. The share combination was effective at the market opening on April 3, 2023, at which time the Company’s common shares began trading on the Nasdaq Capital Market on a combination-adjusted basis. The Company’s common shares continued to trade under the symbol “CHNR” but with a new CUSIP number, G2110U117. All outstanding options, warrants and other rights to purchase the Company’s common shares were adjusted proportionately as a result of the share combination. Therefore, the number of shares under the Company’s outstanding share options and warrants are adjusted to 1,620,000 and 396,000, and the exercise prices of all the outstanding options and warrants were adjusted to US$3.115 accordingly on April 3, 2023.

F-85

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

32.	CONDENSED FINANCIAL INFORMATION OF THE COMPANY

The following is the condensed financial information of the Company on a non-consolidated basis:

(a)	Condensed statements of financial position

	December 31,
	2021	2022	2022
	CNY	CNY	US$

ASSETS

NON-CURRENT ASSETS
Right-of-use assets	360	1,012	147

TOTAL NON-CURRENT ASSETS	360	1,012	147

CURRENT ASSETS
Amounts due from subsidiaries	136,120	151,138	21,911
Cash and cash equivalents	17,017	5,447	790

TOTAL CURRENT ASSETS	153,137	156,585	22,701

TOTAL ASSETS	153,497	157,597	22,848

F-86

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

32.	CONDENSED FINANCIAL INFORMATION OF THE COMPANY (CONTINUED)

(a)	Condensed statements of financial position (continued)

	December 31,
	2021	2022	2022
	CNY	CNY	US$

LIABILITIES AND EQUITY
NON-CURRENT LIABILITIES
Lease liabilities	—	351	51

TOTAL NON-CURRENT LIABILITIES	—	351	51

CURRENT LIABILITIES
Other payables and accruals	4,335	5,543	804
Due to related companies	2,690	2,913	422
Lease liabilities	373	671	97
Derivative financial liabilities	1,710	824	119

TOTAL CURRENT LIABILITIES	9,108	9,951	1,442

TOTAL LIABILITIES	9,108	10,302	1,493

EQUITY
Issued capital	428,882	428,882	62,176
Other capital reserves	860,168	876,377	127,050
Accumulated losses	(1,118,038)	(1,140,934)	(165,403)
Other comprehensive loss	(26,623)	(17,030)	(2,468)

TOTAL EQUITY	144,389	147,295	21,355

TOTAL LIABILITIES AND EQUITY	153,497	157,597	22,848

F-87

CHINA NATURAL RESOURCES, INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2020, 2021 AND 2022 (Amounts in thousands, except share and per share data)

32.	CONDENSED FINANCIAL INFORMATION OF THE COMPANY (CONTINUED)

(b)	Condensed statements of profit or loss

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

Administrative expenses	(5,243)	(10,059)	(24,123)	(3,497)
Finance costs	(38)	(162)	215	31
Interest income	—	—	5	1
Fair value gain/(loss) on financial instruments, net	31,334	(38,349)	1,007	146
Profit/(loss) before income tax	26,053	(48,570)	(22,896)	(3,319)
Income tax (expense)/benefit	(5,170)	5,095	—	—
Profit/(loss) for the year	20,883	(43,475)	(22,896)	(3,319)

(c)	Condensed statements of cash flows

	Year Ended December 31,
	2020	2021	2022	2022
	CNY	CNY	CNY	US$

Net cash flows used in operating activities	(3,269)	(6,076)	(5,469)	(793)
Net cash flows used in investing activities	(216)	(10,297)	(59)	(9)
Net cash flows from/(used in) financing activities	1,982	34,089	(7,581)	(1,099)
NET (DECREASE)/INCREASE IN CASH	(1,503)	17,716	(13,109)	(1,901)
CASH AT BEGINNING OF THE YEAR	811	58	17,017	2,467
Net foreign exchange differences	750	(757)	1,539	223
CASH AT END OF THE YEAR	58	17,017	5,447	789

The above financial statements have been provided pursuant to the requirements of Rules 12-04(a) and 4-08(e)(3) of Regulation S-X, which require the presentation of condensed financial information as to the financial position, results of operations and cash flows of a parent company as of the same dates and for the same periods for which audited consolidated financial statements have been presented when the restricted net assets of the consolidated and unconsolidated subsidiaries and the parent's equity in the undistributed earnings of 50% or less owned persons, accounted for by the equity method, together exceed 25% of the consolidated net assets as of the end of the most recently completed fiscal year. As of December 31, 2022, CNY176,808 (US$25,632) of the restricted capital and reserves were not available for distribution, and therefore, the condensed financial information of the Company has been presented for the years ended December 31, 2020, 2021 and 2022.

In the parent-company-only financial statements, the Company’s investments in subsidiaries are stated at cost less accumulated impairment. The carrying amount of the investment in subsidiaries as of December 31, 2021 and 2022 was nil. The parent-company-only financial statements should be read in conjunction with the Company's consolidated financial statements.

The Company does not have any significant commitments or long-term obligations as of any of the years presented, except for those disclosed in the consolidated financial statements.

During the years ended December 31, 2020, 2021 and 2022, no cash dividends were declared and paid by the Company.

F-88

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Amounts in thousands, except share and per share data)

		Six Months Ended June 30,
		2022	2023	2023
		CNY	CNY	US$
	Notes	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	4	16,072	12,216	1,684
Cost of sales		(8,771)	(5,376)	(741)
GROSS PROFIT		7,301	6,840	943

Selling and distribution expenses		(410)	(420)	(58)
Administrative expenses		(8,733)	(10,018)	(1,381)
Other income		731	642	89
Fair value gain/(loss) on financial instruments	6	559	(86)	(12)
Impairment losses on financial assets	6	(2,972)	(10,763)	(1,484)
Finance costs	5	(1,822)	(1,930)	(266)
Finance income	5	9,376	8,101	1,117

PROFIT/(LOSS) BEFORE INCOME TAX	6	4,030	(7,634)	(1,052)

Income tax expense	7	(357)	(1,827)	(252)

PROFIT /(LOSS) FOR THE PERIOD		3,673	(9,461)	(1,304)

ATTRIBUTABLE TO:
Owners of the Company		1,949	(10,742)	(1,481)
Non-controlling interests		1,724	1,281	177

		3,673	(9,461)	(1,304)

EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY:
Basic and diluted
- Earnings/(loss) per share	8	0.24	(1.31)	(0.18)

F-89

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Amounts in thousands)

	Six Months Ended June 30
	2022	2023	2023
	CNY	CNY	US$
	(Unaudited)	(Unaudited)	(Unaudited)

PROFIT/(LOSS) FOR THE PERIOD	3,673	(9,461)	(1,304)

Other comprehensive losses that will be reclassified to profit or loss in subsequent periods:
Foreign currency translation adjustments of the subsidiaries	(4,616)	(5,129)	(706)
Other comprehensive income that will not be reclassified to profit or loss in subsequent periods:
Foreign currency translation adjustments of the Company	5,361	4,747	654

Total other comprehensive income/(loss) for the period, net of tax	745	(382)	(52)

TOTAL COMPREHENSIVE INCOME/(LOSS) FOR THE PERIOD	4,418	(9,843)	(1,356)

Attributable to:
Owners of the Company	2,694	(11,124)	(1,533)
Non-controlling interests	1,724	1,281	177

	4,418	(9,843)	(1,356)

F-90

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2023 (UNAUDITED) AND DECEMBER 31, 2022

(Amounts in thousands)

		December 31,	June 30,
		2022	2023	2023
		CNY	CNY	US$
	Notes	(Audited)	(Unaudited)	(Unaudited)

ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	9	424	324	45
Intangible assets		19,381	18,987	2,618
Right-of-use assets		2,993	2,329	321
Trade receivables	10	10,520	4,714	650
Contract assets	11	89,713	89,085	12,282
Other non-current assets	12	4	252,738	34,844

TOTAL NON-CURRENT ASSETS		123,035	368,177	50,760

CURRENT ASSETS
Inventories		729	912	126
Trade receivables	10	46,760	56,274	7,758
Bills receivable	10	8,500	9,200	1,268
Contract assets	11	21,647	17,842	2,460
Prepayments		1,732	1,795	247
Other receivables	13	82,733	79,279	10,930
Other current assets		3,160	3,165	436
Cash and cash equivalents	14	31,695	32,209	4,440

TOTAL CURRENT ASSETS		196,956	200,676	27,665

TOTAL ASSETS		319,991	568,853	78,425

F-91

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (CONTINUED)

AS OF JUNE 30, 2023 (UNAUDITED) AND DECEMBER 31, 2022

(Amounts in thousands)

		December 31,	June 30,
		2022	2023	2023
		CNY	CNY	US$
	Notes	(Audited)	(Unaudited)	(Unaudited)

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade payables		20,326	21,529	2,968
Contract liabilities		690	690	95
Other payables and accruals	15	16,724	96,022	13,239
Income tax payable		10,732	11,729	1,617
Provision		494	—	—
Derivative financial liabilities	16	824	958	132
Interest-bearing loans and borrowings	18	3,000	3,500	483
Lease liabilities		1,317	1,309	182
Due to related companies	20	3,408	6,117	843
Due to the Shareholder	20	7,153	184,054	25,375

TOTAL CURRENT LIABILITIES		64,668	325,908	44,934

NON-CURRENT LIABILITIES
Deferred tax liabilities		5,276	5,266	726
Lease liabilities		1,598	1,073	148
Interest-bearing loans and borrowings	18	71,000	69,000	9,513

TOTAL NON-CURRENT LIABILITIES		77,874	75,339	10,387

TOTAL LIABILITIES		142,542	401,247	55,321

EQUITY
Issued capital	19	450,782	450,782	62,146
Other capital reserves	19	735,319	735,319	101,374
Accumulated losses		(1,109,010)	(1,119,752)	(154,374)
Other comprehensive losses		(9,322)	(9,704)	(1,340)

EQUITY ATTRIBUTABLE TO OWNERS OF THE COMPANY		67,769	56,645	7,806
NON-CONTROLLING INTERESTS		109,680	110,961	15,298

TOTAL EQUITY		177,449	167,606	23,104

TOTAL LIABILITIES AND EQUITY		319,991	568,853	78,425

F-92

CHINA NATURAL RESOURCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Amounts in thousands)

Attributable to Owners of the Company

	Issued capital	Other capital reserves	Accumulated losses	Other comprehensive (loss)/income	Total	Non-controlling interests	Total Equity
	CNY	CNY	CNY	CNY	CNY	CNY	CNY
As of January 1, 2022	450,782	719,110	(1,084,387)	(10,821)	74,684	107,353	182,037
Profit for the period	—	—	1,949	—	1,949	1,724	3,673
Foreign currency translation adjustments	—	—	—	745	745	—	745
Total comprehensive income	—	—	1,949	745	2,694	1,724	4,418
As of June 30, 2022	450,782	719,110	(1,082,438)	(10,076)	77,378	109,077	186,455

As of January 1, 2023	450,782	735,319	(1,109,010)	(9,322)	67,769	109,680	177,449
(Loss)/Profit for the period	—	—	(10,742)	—	(10,742)	1,281	(9,461)
Foreign currency translation adjustments	—	—	—	(382)	(382)	—	(382)
Total comprehensive (loss)/income	—	—	(10,742)	(382)	(11,124)	1,281	(9,843)
As of June 30, 2023	450,782	735,319	(1,119,752)	(9,704)	56,645	110,961	167,606
As of June 30, 2023 (US$)	62,146	101,374	(154,374)	(1,340)	7,806	15,298	23,104

F-93

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(Amounts in thousands)

		Six Months Ended June 30
		2022	2023	2023
		CNY	CNY	US$
	Notes	(Unaudited)	(Unaudited)	(Unaudited)

OPERATING ACTIVITIES		(4,482)	3,047	420

INVESTING ACTIVITIES
Purchase of property, plant and equipment		(6)	(6)	(1)
Disposal of property, plant and equipment		3	—	—
Expenditures on mine development		—	(1,042)	(144)

Net cash flows used in investing activities		(3)	(1,048)	(145)

FINANCING ACTIVITIES
Repayments of bank loans		(1,500)	(1,500)	(207)
Advances from related companies		149	2,440	336
Payment of principal portion of lease liabilities		(543)	(583)	(80)
Payment of interest expenses of lease liabilities		(53)	(81)	(11)
Interest paid		(1,954)	(1,878)	(259)

Net cash flows used in financing activities		(3,901)	(1,602)	(221)

NET (DECREASE)/ INCREASE IN CASH AND CASH EQUIVALENTS		(8,386)	397	54

NET FOREIGN EXCHANGE DIFFERENCE		942	117	16

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		58,359	31,695	4,595

CASH AND CASH EQUIVALENTS AT END OF PERIOD	13	50,915	32,209	4,665

F-94

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(Amounts in thousands, except share and per share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

China Natural Resources, Inc. (“CHNR” or the “Company”) is a British Virgin Islands (“BVI”) holding company incorporated in 1993. The address of the principal executive office is Room 2205, 22/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong. The Company’s principal activity is investment holding. The Company’s subsidiaries (collectively with CHNR, the “Group”) are primarily involved in the exploration and mining and wastewater treatment businesses in the People’s Republic of China (“PRC”).

CHNR’s principal shareholder is Feishang Group Limited (“Feishang Group” or the “Shareholder”), a BVI corporation. Mr. Li Feilie is the controlling shareholder of Feishang Group. In the opinion of the directors of the Company (the “Directors”), the ultimate parent of CHNR is Laitan Investment Limited, a BVI corporation.

2.1	BASIS OF PRESENTATION

The interim condensed consolidated financial statements for the six months ended June 30, 2023 have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting.

The Group has prepared the financial statements on the basis that it will continue to operate as a going concern. As of June 30, 2023, the Group had net current liabilities of CNY125,232 (US$17,269). In view of the circumstance, the directors have given consideration to the future liquidity and performance of the Group and its available sources of financing in assessing whether the Group will have sufficient financial resources to continue as a going concern. The Group has obtained letters from each of Feishang Group Limited (“Feishang Group” or the “Shareholder”) and Feishang Enterprise Group Company Limited (“Feishang Enterprise”), entities controlled by Mr. Li Feilie, the principal beneficial shareholder of the Company, which state that Feishang Group and Feishang Enterprise will provide continuous financial support to the Group in relation to the going concern of its operations, and will not recall any amounts due to them until the Group has sufficient liquidity to finance its operations. Feishang Enterprise’s letter also states that it will pay debts on behalf of the Group when needed. Accordingly, in the opinion of the directors, it is appropriate for the financial statements to be prepared on a going concern basis, and not less than 12 months from the end of the reporting period.

The interim condensed consolidated financial statements do not include all the information and footnotes required by International Financial Reporting Standards (“IFRS”) for complete financial statements, and should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Group’s annual report on Form 20-F for the year ended December 31, 2022 (the “2022 Annual Report”).

The condensed consolidated financial statements include the accounts of CHNR and those subsidiaries in which CHNR has direct or indirect controlling interests. The Company’s subsidiaries as of June 30, 2023 are as described in the 2022 Annual Report.

For the convenience of readers, amounts in Renminbi, the Chinese currency (“CNY”), have been translated into United States dollars (“US$”) at the applicable rate of US$1.00 = CNY7.2535 as quoted by www.ofx.com as of June 30, 2023, except as otherwise disclosed. No representation is made that the CNY amounts could have been, or could be, converted into US$ at that rate, or at all.

F-95

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

2.2	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES

The accounting policies adopted in the preparation of the interim condensed consolidated financial information are consistent with those applied in the preparation of the Group’s annual consolidated financial statements for the year ended December 31, 2022, except for the adoption of the following new and revised IFRS for the first time for the current period’s financial information.

Amendments to IAS 1 and IFRS Practice Statement 2	Disclosure of Accounting Policies
Amendments to IAS 8	Definition of Accounting Estimates
Amendments to IAS 12	Deferred Tax related to Assets and Liabilities arising from a Single Transaction
Amendments to IAS 12	International Tax Reform – Pillar Two Model Rules

The nature and impact of the revised IFRSs that are applicable to the Group are described below:

(a)	Amendments to IAS 1 require entities to disclose their material accounting policy information rather than their significant accounting policies. Accounting policy information is material if, when considered together with other information included in an entity’s financial statements, it can reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. Amendments to IFRS Practice Statement 2 provide non-mandatory guidance on how to apply the concept of materiality to accounting policy disclosures. The Group has applied the amendments since 1 January 2023. The amendments did not have any impact on the Group’s interim condensed consolidated financial information but are expected to affect the accounting policy disclosures in the Group’s annual consolidated financial statements.

(b)	Amendments to IAS 8 clarify the distinction between changes in accounting estimates and changes in accounting policies. Accounting estimates are defined as monetary amounts in financial statements that are subject to measurement uncertainty. The amendments also clarify how entities use measurement techniques and inputs to develop accounting estimates. The Group has applied the amendments to changes in accounting policies and changes in accounting estimates that occur on or after 1 January 2023. Since the Group’s policy of determining accounting estimates aligns with the amendments, the amendments did not have any impact on the financial position or performance of the Group.

(c)	Amendments to IAS 12 Deferred Tax related to Assets and Liabilities arising from a Single Transaction narrow the scope of the initial recognition exception in IAS 12 so that it no longer applies to transactions that give rise to equal taxable and deductible temporary differences, such as leases and decommissioning obligations. Therefore, entities are required to recognize a deferred tax asset (provided that sufficient taxable profit is available) and a deferred tax liability for temporary differences arising from these transactions. The Group did not apply the initial recognition exception and recognized a deferred tax asset and a deferred tax liability for temporary differences for transactions related to leases before the initial application of these amendments. The amendments don’t have any significant impact on the Group’s financial statements.

F-96

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

2.2	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES (CONTINUED)

(d)	Amendments to IAS 12 International Tax Reform – Pillar Two Model Rules introduce a mandatory temporary exception from the recognition and disclosure of deferred taxes arising from the implementation of the Pillar Two model rules published by the Organisation for Economic Co-operation and Development. The amendments also introduce disclosure requirements for the affected entities to help users of the financial statements better understand the entities’ exposure to Pillar Two income taxes, including the disclosure of current tax related to Pillar Two income taxes separately in the periods when Pillar Two legislation is effective and the disclosure of known or reasonably estimable information of their exposure to Pillar Two income taxes in periods in which the legislation is enacted or substantively enacted but not yet in effect. Entities are required to disclose the information relating to their exposure to Pillar Two income taxes in annual periods beginning on or after 1 January 2023, but are not required to disclose such information for any interim periods ending on or before 31 December 2023. Since the Group did not fall within the scope of the Pillar Two model rules, the amendments did not have any impact to the Group.

F-97

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION

Operating segments are identified on the basis of internal reports about components of the Group that are regularly reviewed by the Group’s management and the Company’s Board of Directors for the purpose of resource allocation and performance assessment.

Management assesses the performance of operating segments based on profit or loss before income tax in related periods. The manner of assessment is consistent with that applied in these financial statements.

As of June 30, 2023, the Group’s two reportable operating segments are summarized below:

- Wastewater treatment segment, which consists of sales of assembled equipment, provision of construction services and participating in PPP projects as operator;

- Exploration and mining segment, which consists of the exploration for lead, silver, lithium and other metals;

Deferred tax assets, income tax payable and deferred tax liabilities are excluded from segment assets and segment liabilities. The Group had neither sale of products nor provisions of services between the operating segments.

For the six months ended June 30, 2022, the segment results were as follows:

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	CNY	CNY	CNY	CNY
Six months ended June 30, 2022 (Unaudited)
Revenues from external customers	16,072	—	—	16,072

Segment profit before income tax	3,784	245	1	4,030

Income tax expenses				(357)

Profit for the period				3,673

Other items
Depreciation of property, plant and equipment	(114)	(26)	(1)	(141)
Depreciation of right of use assets	(347)	—	(360)	(707)
Amortization of intangible assets	(404)	—	—	(404)
Impairment (losses)/reversal on financial assets
- Trade receivables	(1,936)	—	—	(1,936)
- Contract assets	41	—	—	41
- Other receivables	—	—	(1,077)	(1,077)
Other income	30	700	1	731
Fair value gain on financial instruments	—	—	559	559
Finance costs	(1,799)	(1)	(22)	(1,822)
Finance income	7,857	—	1,519	9,376

F-98

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION (CONTINUED)

For the six months ended June 30, 2023, the segment results were as follows:

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	CNY	CNY	CNY	CNY
Six months ended June 30, 2023 (Unaudited)
Revenues from external customers	12,216	—	—	12,216

Segment profit (loss) before income tax	353	(73)	(7,914)	(7,634)

Income tax expenses				(1,827)

Loss for the period				(9,461)

Other items
Depreciation of property, plant and equipment	(103)	(2)	(1)	(106)
Depreciation of right of use assets	(359)	—	(354)	(713)
Amortization of intangible assets	(395)	—	—	(395)
Impairment (losses)/reversal on financial assets
- Trade receivables	(388)	—	—	(388)
- Contract assets	(3,546)	—	—	(3,546)
- Other receivables	—	—	(6,829)	(6,829)
Other income	142	500	—	642
Fair value loss on financial instruments	—	—	(86)	(86)
Finance costs	(1,884)	(1)	(45)	(1,930)
Finance income	4,702	—	3,399	8,101

F-99

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION (CONTINUED)

For the six months ended June 30, 2023, the segment results were as follows (continued):

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	US$	US$	US$	US$
Six months ended June 30, 2023 (Unaudited)
Revenues from external customers	1,684	—	—	1,684

Segment profit(loss) before income tax	49	(10)	(1,091)	(1,052)

Income tax expenses				(252)

Loss for the period				(1,304)

Other items
Depreciation of property, plant and equipment	(14)	—	—	(14)
Depreciation of right of use assets	(49)	—	(49)	(98)
Amortization of intangible assets	(54)	—	—	(54)
Impairment (losses)/reversal on financial assets
- Trade receivables	(53)	—	—	(53)
- Contract assets	(489)	—	—	(489)
- Other receivables	—	—	(942)	(942)
Other income	20	69	—	89
Fair value loss on financial instruments	—	—	(12)	(12)
Finance costs	(260)	—	(6)	(266)
Finance income	648	—	469	1,117

F-100

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION (CONTINUED)

The following table presents the asset and liability information of the Group’s operating segments as of December 31, 2022, and June 30, 2023:

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	CNY	CNY	CNY	CNY
As of December 31, 2022 (Audited)

Segment assets	312,229	286	87,476	399,991

Reconciliation:
Elimination of inter-segment receivables				(80,000)

Total assets				319,991

Segment liabilities	107,096	3,298	96,140	206,534

Reconciliation:
Elimination of inter-segment payables				(80,000)

Unallocated liabilities:
Deferred tax liabilities				5,276
Income tax payable				10,732

Total liabilities				142,542

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	CNY	CNY	CNY	CNY
As of June 30, 2023 (Unaudited)

Segment assets	313,098	255,233	80,522	648,853

Reconciliation:
Elimination of inter-segment receivables				(80,000)

Total assets				568,853

Segment liabilities	113,448	258,436	92,368	464,252

Reconciliation:
Elimination of inter-segment payables				(80,000)

Unallocated liabilities:
Deferred tax liabilities				5,266
Income tax payable				11,729

Total liabilities				401,247

F-101

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

3.	SEGMENT INFORMATION (CONTINUED)

The following table presents the asset and liability information of the Group’s operating segments as of December 31, 2022, and June 30, 2023(continued):

	Wastewater treatment	Exploration and mining	Corporate activities	Total
	US$	US$	US$	US$
As of June 30, 2023 (Unaudited)

Segment assets	43,165	35,188	11,101	89,454

Reconciliation:
Elimination of inter-segment receivables				(11,029)

Total assets				78,425

Segment liabilities	15,640	35,633	12,734	64,007

Reconciliation:
Elimination of inter-segment payables				(11,029)

Unallocated liabilities:
Deferred tax liabilities				726
Income tax payable				1,617

Total liabilities				55,321

4.	REVENUE FROM CONTRACT WITH CUSTOMERS

Set out below is the disaggregation of the Group’s revenue from contracts with customers:

	Six months ended June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Unaudited)	(Unaudited)	(Unaudited)

Type of goods or services
Construction contract revenue	12,639	8,690	1,198
Operation and maintenance services	—	405	56
Operation services of service concession arrangement	3,433	3,121	430
Total revenue from contracts with customers	16,072	12,216	1,684

Geographic market
Mainland China	16,072	12,216	1,684

Timing of revenue recognition
Over time	16,072	12,216	1,684
Total revenue from contracts with customers	16,072	12,216	1,684

F-102

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

4. REVENUE FROM CONTRACT WITH CUSTOMERS (CONTINUED)

(i)	The Group had neither revenue from the exploration and mining segment, nor inter-segment revenue for six months ended June 30, 2022 and 2023. No revenue was recognized in the current reporting period that was included in the contract liabilities at the beginning of the reporting period and recognized from performance obligations satisfied in previous periods.

(ii) Performance obligation

Construction services

The Group’s performance in respect of construction services creates or enhances an asset or work in progress that the customer controls as the asset is created or enhanced. The Group satisfies the performance obligation and recognizes revenue over time, by reference to completion of the specific transaction assessed on the basis of the surveyors’ assessment of work performed for each contract.

Operation and maintenance services

Revenue from maintenance services is recognized over the period of time that the services are rendered, and the benefits are received and consumed simultaneously by the customers.

Operation services of service concession arrangements

The operation revenue from service concession arrangements is recognized over the period of time that the services are rendered, and the benefits are received and consumed simultaneously by the customers.

(iii) Significant financing components

The majority of the Group’s customers are town/village government entities or main contractors of governmental infrastructure projects whose time of payment for the service or goods received from the Group depends on the appropriation and approval of funds. Certain customers for construction services, sales of wastewater treatment equipment, and maintenance services will generally settle the amounts owed to the Group in a number of specified instalments covering periods ranging from one year to five years. Therefore, the Group’s management considers the contracts with customers which are town/village government entities or main contractors of the governmental infrastructure projects as containing a significant financing component. For each of the six months ended June 30, 2022 and 2023, the respective revenue considerations were adjusted for this financing component based on an imputed interest rate of 4.75% per annum and the Group’s revenue was adjusted to CNY771 and CNY597 (US$82), respectively. The interest income related to the significant financing components is disclosed in Note 5 to the financial statements.

F-103

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

5.	FINANCE INCOME AND COSTS

	Six months ended June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Unaudited)	(Unaudited)	(Unaudited)

Finance income
Interest income on loans to a third party	3,396	3,396	469
Interest income on revenue contracts with significant financing component	2,547	1,331	183
Interest income from service concession arrangement	3,389	3,343	461
Interest income on bank deposit	44	31	4
	9,376	8,101	1,117

Finance costs
Interest expenses on loans	1,954	1,878	259
Interest expense on lease liabilities	53	81	11
Other finance costs	(185)	(29)	(4)
	1,822	1,930	266

F-104

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

6.	PROFIT/(LOSS) BEFORE INCOME TAX

The Group’s profit/(loss) before tax is arrived at after (crediting)/charging:

	Six months ended June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Unaudited)	(Unaudited)	(Unaudited)

Crediting:
Finance income (Note 5)	(9,376)	(8,101)	(1,117)

Charging:
Cost of sales
- Construction service	5,107	2,423	334
- Operation and maintenance services	—	256	35
- Operation services related to service concession arrangement	3,664	2,697	372
Total	8,771	5,376	741

Depreciation
- Property, plant and equipment	141	106	14
- Right-of-use assets	707	713	98
Amortization of intangible assets	404	395	54
Expense relating to short-term leases	174	209	29
Impairment losses/(reversal) on financial assets:
- Trade receivables	1,936	388	53
- Contract assets	(41)	3,546	489
- Other receivables	1,077	6,829	942
Fair value (gain)/loss on financial instruments:
- Derivative financial liabilities (Note 16(b))	(559)	86	12
Other income	(731)	(642)	(89)
Finance costs (Note 5)	1,822	1,930	266

F-105

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

7.	INCOME TAX EXPENSE

The Company is incorporated in the BVI and conducts its primary business operations through its subsidiaries in mainland China. It also has intermediate holding companies in the BVI and Hong Kong. Under the current laws of the BVI, the Company and its subsidiaries incorporated in the BVI are not subject to tax on income or capital gains. The Hong Kong Profits Tax rate is 16.50%. The Company’s Hong Kong subsidiaries have both Hong Kong–sourced and non-Hong Kong–sourced income. The latter is not subject to Hong Kong Profits Tax and the related expenses are non-tax-deductible. For the Hong Kong–sourced income, no provision for Hong Kong Profits Tax was made as such operations sustained tax losses during the six months ended June 30, 2022 and 2023. Furthermore, there are no withholding taxes in Hong Kong on the remittance of dividends.

China

Under the Law of the PRC on corporate income tax and the Implementation Regulation of the Corporate Income Tax Law (collectively, the “CIT Law”), the Company’s PRC subsidiaries are generally subject to PRC corporate income tax at the statutory rate of 25% on their respective estimated assessable profits for the six months ended June 30, 2022 and 2023. Certain PRC subsidiaries of the Company engaged in environmental protection projects were subject to tax at a preferential tax rate of 12.5% or fully exempted from income tax according to the preferential policy of CIT law for the six months ended June 30, 2022 and 2023.

Under the prevailing CIT Law and its relevant regulations, any dividends paid by the Company’s mainland China subsidiaries from their earnings derived after January 1, 2008 to the Company’s Hong Kong subsidiaries are subject to PRC dividend withholding tax of 5% or 10%, depending on the applicability of the Sino-Hong Kong tax treaty.

The current and deferred components of income tax expense are as follows:

	Six months ended June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Unaudited)	(Unaudited)	(Unaudited)

Current income tax expense	1,548	1,837	254
Deferred income tax benefit	(1,191)	(10)	(2)

Total	357	1,827	252

F-106

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

8.	EARNINGS/(LOSS) PER SHARE

Basic earnings/(loss) per share is calculated by dividing the earnings/(loss) for the period attributable to ordinary equity holders of the Company by the weighted average number of common shares outstanding during the period.

Diluted earnings/(loss) per share is calculated by dividing the earnings/(loss) attributable to ordinary equity holders of the Company by the weighted average number of common shares outstanding during the period plus the weighted average number of common shares that would be issued on conversion of all outstanding dilutive securities into common shares.

Basic and diluted net earnings/(loss) per share for the six months ended June 30, 2022 and 2023 are as follows:

	Six months ended June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Profit/(loss):
Profit/(loss) attributable to ordinary equity holders of the Company	1,949	(10,742)	(1,481)

Weighted average number of ordinary shares in issue during the period	40,948,082	40,948,082	40,948,082

Weighted average number of ordinary shares for basic and diluted earnings/(loss) per share*	8,197,897	8,197,897	8,197,897

Earnings/(loss) per share:
Basic and diluted*	0.24	(1.31)	(0.18)

*	The basic and diluted earnings/(loss) per ordinary share has been adjusted retrospectively for the share combination which became effective on April 3, 2023.

The Company did not have any potential diluted shares for the six months ended June 30, 2022 and 2023. For the period ended June 30, 2022 and 2023, the effects of the outstanding warrants and share options were anti-dilutive and excluded from the computation of diluted earnings/(loss) per share. Accordingly, the diluted earnings/(loss) per share amounts are the same as the basic earnings/(loss) per share amounts for all periods presented.

9.	PROPERTY, PLANT AND EQUIPMENT

During the six months ended 30 June 2023, the Group acquired assets at a cost of CNY6 (US$1) (six months ended 30 June 2022: CNY6).

None of assets were disposed by the Group during the six months ended 30 June 2023 (six months ended 30 June 2022: CNY3).

No impairment loss was recognized for the six months ended 30 June 2023 and 2022.

F-107

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

10.	TRADE RECEIVABLE

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Non-current
Trade receivables from third parties	13,128	8,460	1,166
Less: Impairment allowance	(2,608)	(3,746)	(516)
	10,520	4,714	650

Current
Trade receivables from service concession agreement	22,927	29,276	4,036
Trade receivables from construction contracts	34,850	37,265	5,137
Less: Impairment allowance	(11,017)	(10,267)	(1,415)
	46,760	56,274	7,758

Total	57,280	60,988	8,408

An aging analysis of the trade receivables as of the end of the reporting period, based on the invoice date and net of loss allowance, is as follows:

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Within 1 year	18,401	14,577	2,010
Between 1-2 years	13,896	13,058	1,800
Between 2-3 years	4,518	11,860	1,635
Over 3 years	20,465	21,493	2,963

Total	57,280	60,988	8,408

F-108

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

10.	TRADE RECEIVABLE (CONTINUED)

Movements of loss allowance during the year/period are analyzed as follows:

	Year Ended December 31,	Six Months Ended June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Beginning of the year/period	17,614	13,625	1,878
Provision for expected credit losses (“ECLs”)	(3,989)	388	53

End of the year/period	13,625	14,013	1,931

The Group elected to apply the simplified approach for providing impairment for ECLs prescribed by IFRS 9, which permits the use of the lifetime expected loss provision for all trade receivables. To measure ECLs, trade receivables were classified according to the characteristics of shared credit risk and days past due. The ECLs below also incorporate forward looking information. The impairment as of December 31, 2022 and June 30, 2023 was determined as follows:

		Past Due
	Current	within 1 years	1-2 years	2-3 years	over 3 years		Total

As of December 31, 2022:
Expected credit loss rate		0%	9%	29%	34%		19%
Gross carrying amount (CNY)	—	18,406	15,195	6,399	30,905		70,905
Impairment allowances (CNY)	—	5	1,299	1,881	10,440	(i)	13,625

As of June 30, 2023:
Expected credit loss rate		0%	0%	12%	36%		19%
Gross carrying amount (CNY)	335	14,291	13,062	13,474	33,839		75,001
Impairment allowances (CNY)	—	49	4	1,614	12,346	(i)	14,013
Impairment allowances (US$)	—	7	1	222	1,701		1,931

(i)	The impairment allowances included an amount of CNY4,600 and CNY4,619 (US$637) as of December 31, 2022 and June 30, 2023, respectively, for specific trade receivables which were considered to be in default due to conditions which indicated that the Group was unlikely to receive the outstanding contractual amounts in full.

F-109

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

11.	CONTRACT ASSETS

		December 31,	June 30,
		2022	2023	2023
		CNY	CNY	US$
		(Audited)	(Unaudited)	(Unaudited)

Non-current
Service concession assets	(a)	89,740	89,112	12,286
Less: impairment allowance		(27)	(27)	(4)
		89,713	89,085	12,282

Current
Service concession assets	(a)	7,423	7,423	1,023
Other contract assets	(b)	14,930	14,671	2,023
Less: impairment allowance		(706)	(4,252)	(586)
		21,647	17,842	2,460

Total		111,360	106,927	14,742

(a)	Service concession assets bearing an imputed interest of 7% arose from the Group's revenue from construction service under a build-own-transfer ("BOT") arrangement rendered by the Group's subsidiary, Shaoguan Angrui Environmental Technology Development Co., Limited ("Shaoguan Angrui"). The facilities that the service concession arrangement relate to were under construction phases from June 2018 to December 2020 and commenced operation in January 2021.

The amounts for the service concession arrangement are not yet due for payment and will be settled by revenue to be generated during the operating periods of the service concession arrangement. Amounts billed will be transferred to trade receivables.

As of December 31, 2022, and June 30, 2023, the Group’s concession rights associated with the environmental water projects (comprising intangible assets, contract assets and trade receivables) with aggregate gross carrying amounts of CNY139,060 and CNY144,415, respectively, were pledged to secure bank loans from the Bank of Communications with outstanding balances of CNY74,000 and CNY72,500, respectively. Please refer to Note 18 for further details.

(b)	The balances as of December 31, 2022 and June 30, 2023 comprised contract assets arising from performance under certain water treatment plant construction service contracts. Such contracts include payment schedules that require progress payments over the service periods when milestones are reached.

F-110

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

11.  CONTRACT ASSETS (CONTINUED)

The movements in the provision for impairment of contract assets are as follows:

	Year Ended December 31,	Six Months Ended June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Beginning of the year/period	562	733	106
Provision for expected credit loss, net	171	3,546	484

End of the year/period	733	4,279	590

An impairment analysis is performed at each reporting date using the probability-of-default approach to measure expected credit losses. The probability of default rates is estimated based on comparable entities with published credit ratings. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions, and forward-looking credit risk information. As of December 31, 2022 and June 30, 2023, assumed the default rate ranged from 0.03% to 43.51% and from 0.03% to 76.00%, respectively.

12.	OTHER NON-CURRENT ASSETS

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Zimbabwe lithium deposits (i)	—	252,716	34,841
Others	4	22	3

Total	4	252,738	34,844

(i)	Please refer to Note 20 (b) for more details.

F-111

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

13.	OTHER RECEIVABLES

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Financial assets
Loans to an unrelated company (i)	83,600	87,200	12,022
Deposits	790	556	76
Others	1,000	1,000	138
	85,390	88,756	12,236

Staff advance	237	249	35
Others	90	87	12
	327	336	47

Impairment allowance	(2,984)	(9,813)	(1,353)

Total	82,733	79,279	10,930

(i)	The balance as of June 30, 2023 consisted of a loan in the amount of CNY80,000 (US$11,029) and the corresponding interest receivable amounted to CNY7,200 (US$993) from an unrelated company, Shenzhen Chaopeng Investment Co., Ltd. The loan was extended for another year to June 30, 2024 when it was due to mature on June 30, 2023. The loan is interest-bearing at a rate of 9% per annum and guaranteed by Shenzhen Feishang Investment Co., Limited, a company unrelated to the Group.

F-112

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

14.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents are set out below as of December 31, 2022 and June 30, 2023:

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Cash and cash equivalents
- Cash on hand	71	5	1
- Cash at bank	31,154	32,204	4,439
- Short-term deposits	470	—	—

	31,695	32,209	4,440

The carrying amounts of the Group’s cash and cash equivalents are denominated in the following currencies:

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

CNY	24,709	27,398	3,777
US$	6,255	4,426	610
HK$	731	385	53

	31,695	32,209	4,440

Cash at banks earns interest at floating rates based on daily bank deposit rates. The bank balances and time deposits are deposited with creditworthy banks with no recent history of default.

F-113

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

15.	OTHER PAYABLES AND ACCRUALS

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Financial liabilities
Transaction deposit of mining right acquisition (Note 20 (b))	—	75,815	10,452
Accrued expenses	6,444	7,689	1,061
Deposits from customers	305	305	42
	6,749	83,809	11,555

Penalties related to income tax	4,611	5,450	751
Taxes other than income tax payable (a)	1,885	3,268	451
Accrued payroll	3,108	2,697	372
Others	371	798	110
	9,975	12,213	1,684

Total	16,724	96,022	13,239

(a)	Taxes other than income taxes payable mainly comprise accruals for output value-added tax, city construction tax and education surcharge.

F-114

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

16.	FINANCIAL INSTRUMENTS

(a) Financial assets

Set out below is an overview of financial assets, other than cash and short-term deposits, held by the Group as of December 31, 2022 and June 30, 2023:

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Debt instruments at amortized cost:
Trade receivables: current	46,760	56,274	7,758
Trade receivables: non-current	10,520	4,714	650
Financial assets included in other receivables	82,406	78,943	10,883
Financial assets at fair value through other comprehensive income:
Bills receivable	8,500	9,200	1,268

Total	148,186	149,131	20,559

Total Current	137,666	144,417	19,909
Total Non-current	10,520	4,714	650

(b) Financial liabilities

Set out below, is an overview of financial liabilities of the Group as of December 31, 2022 and June 30, 2023:

	December 31,	June 30,	June 30
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Derivatives not designated as hedging instruments：
Derivative financial liabilities (i)	824	958	132
Financial liabilities at amortized cost:
Trade payables	20,326	21,529	2,968
Financial liabilities in other payables and accruals	6,749	83,809	11,555
Lease liabilities	2,915	2,382	330
Due to related companies	3,408	6,117	843
Due to the Shareholder	7,153	184,054	25,375
Interest-bearing loans and borrowings	74,000	72,500	9,996

Total	115,375	371,349	51,199

Total current	42,777	301,276	41,538
Total non-current	72,598	70,073	9,661

F-115

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

16. FINANCIAL INSTRUMENTS (CONTINUED)

(b) Financial liabilities (continued)

(i)	On January 20, 2021, the Company entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company issued and sold on January 22, 2021, (i) in a registered direct offering, an aggregate of 3,960,000 of its common shares at a price of US$1.85 per share, and (ii) in a concurrent private placement, warrants initially exercisable for an aggregate of 1,584,000* of the Company's common shares with an initial exercise price of US$2.35* per share.

The Company recognized the warrants issued to the investors as derivative financial liabilities (not designated as hedging instruments) with a fair value of CNY9,246 (US$1,427)** on the issue date as the investors have the right to exercise their warrants on a cashless basis. Per IAS 32, a contract settled by a single net payment (generally referred to as net cash-settled or net equity-settled as the case may be) is a financial liability and not an equity instrument. The fair value gain of CNY559 and fair value loss of CNY86 (US$12) (Note 6) were recognized according to fair value changes for the six months ended June 30, 2022 and 2023, respectively.

* On July 14, 2022, the exercise price for the Company’s outstanding warrants was reduced to the amount, 0.623$* per share, equal to the new issuance price of options granted under the China Natural Resources, Inc. 2014 Equity Compensation Plan pursuant to the terms of the warrants. On April 3, 2023, the number of shares under these warrants were adjusted to 316,800 and the exercise prices of these warrants were adjusted to US$3.115 per share due to the Company effected a share combination in which all of the Company's issued and outstanding ordinary shares were combined on a 5-to-1 basis.

** As the changes in equity from this private placement transaction are denominated in US$, the amount in US$ is the actual transaction amount and the corresponding amount in CNY was translated from US$ at the applicable exchange rate of the transaction date, January 22, 2021.

(c) Fair value

Set out below is a comparison, by class, of the carrying amounts and fair values of the Group’s financial instruments, other than those with carrying amounts that are reasonable approximations of fair values:

	December 31,		June 30,
	2022		2023		2023
	CNY		CNY		US$
	(Audited)		(Unaudited)		(Unaudited)
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value

Financial liabilities
Interest-bearing loans and borrowings	74,000	77,636	72,500	76,396	9,996	10,532

Total	74,000	77,636	72,500	76,396	9,996	10,532

F-116

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

16. FINANCIAL INSTRUMENTS (CONTINUED)

(c) Fair value (continued)

The following table provides the fair value measurement hierarchy of the Group’s financial assets and financial liabilities as of December 31, 2022 and June 30, 2023:

As of December 31, 2022	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	CNY	CNY	CNY	CNY
Recurring fair value measurement:
Financial assets
Bills receivable	—	8,500	—	8,500
Financial liabilities
Derivative financial liabilities	—	824	—	824

As of June 30, 2023 (Unaudited)	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	CNY	CNY	CNY	CNY

Recurring fair value measurement:

Financial assets
Bills receivables	—	9,200	—	9,200
Financial liabilities
Derivative financial liabilities	—	958	—	958

As of June 30, 2023 (Unaudited)	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
	US$	US$	US$	US$

Recurring fair value measurement:

Financial assets
Bills receivables	—	1,268	—	1,268
Financial liabilities
Derivative financial liabilities	—	132	—	132

F-117

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

16. FINANCIAL INSTRUMENTS (CONTINUED)

(c) Fair value (continued)

Level 2:

Bills receivable

The fair value valuation of bills receivable is based on directly or indirectly observable inputs (such as recent bill discount rates) through valuation techniques. The fair value of the bills receivable approximate their book value due to the short-term maturity.

Derivative financial liabilities

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. These valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs. If all significant inputs required to fair value an instrument are observable, the instrument is included in Level 2.

There is no established public trading market for the warrants issued to investors on January 22, 2021. As of June 30, 2023, the Group measured the fair value of those warrants on a recurring basis using a binomial lattice pricing model with significant inputs including the underlying spot price of the Company’s ordinary shares, exercise price, time to expiration, risk-free rate, and equity volatility, etc., which are all relevant observable inputs.

F-118

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

17.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The financial instruments of the Group primarily include cash and cash equivalents, trade and bills receivable, other receivables, contract assets, derivative financial liabilities, trade payables, other payables, dividends payable, amounts due to related companies, amounts due to the Shareholder, lease liabilities and interest-bearing loans and borrowings.

The Group is exposed to credit risk, foreign currency risk, business and economic risk and liquidity risk. The Group has not used any derivatives or other instruments for hedging purposes. The Group does not hold or issue derivative financial liabilities for trading purposes. The Group reviews and agrees policies for managing each of these risks and they are summarized below.

(a)       Credit risk

Management has a credit policy in place and the exposures to credit risk are monitored on an ongoing basis. Debts are usually due within 30 to 90 days from the date of billing.

Trade receivables of the Group mainly represent receivables in respect of revenue from construction services for wastewater treatment plant construction and sales of wastewater treatment equipment which are settled through progress billing and the operation services of the service concession arrangement which are settled on a quarterly basis. In addition, the Group has contract assets relating to the service concession arrangement and construction services.

As of December 31, 2022, and June 30 2023, “Trade and bills receivables” and “Contract assets” in the aggregate amounted to CNY182,998 and CNY186,207 (US$25,671), respectively, of which CNY120,090 and CNY125,811 (US$17,345) were due from the largest customer and CNY134,930 and CNY142,687 (US$19,671) were due from the five largest customers in the aggregate of the Group, respectively. The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the consolidated statements of financial position. Since the largest customer, the grantor of the PPP project under the BOT arrangement is a local government authority in the PRC which has high credit rating, the Group considers credit risk to be low as of December 31, 2022 and June 30, 2023. The Group does not hold any collateral over these balances.

Management groups financial instruments based on shared credit risk characteristics, such as instrument type and credit risk ratings for the purpose of determining significant increase in credit risk and calculation of impairment. The carrying amount of each financial asset in the condensed interim consolidated statement of financial position represents the Group’s maximum exposure to credit risk in relation to its financial assets.

F-119

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

17.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (CONTINUED)

(a)       Credit risk (continued)

A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of that financial asset have occurred. Evidence that a financial asset is credit-impaired includes observable data about the following events:

- significant financial difficulty of the debtor;

- a breach of contract such as a default or past due event; or

- it is probable that the debtor will enter bankruptcy or other financial reorganization.

To manage credit risk arising from trade receivables and contract assets, the credit quality of the debtors is assessed, taking into account their historical settlement records, past experience and other factors. The Group applies the simplified approach to provide for ECLs prescribed by IFRS 9, which permits the use of lifetime expected loss provision for all trade receivables. The ECLs also incorporated forward-looking information.

For financial assets assessed for impairment under the general approach, the Group established a policy to perform an assessment at the end of each reporting period of whether a financial instrument’s credit risk has increased significantly since initial recognition, by considering the change in the risk of default occurring over the remaining life of the financial instrument. The Group groups its other receivables into Stage 1, Stage 2 and Stage 3, as described below:

Stage 1 – When other receivables are first recognized, the Group recognized an allowance based on 12 months’ ECLs.

Stage 2 – When other receivables have shown a significant increase in credit risk since origination, the Group records an allowance for the lifetime ECLs.

Stage 3 – Other receivables are considered credit-impaired. The Group records an allowance for the lifetime ECLs.

Management also makes periodic collective assessments for other receivables and amounts due from related companies as well as individual assessments of the recoverability of other receivables based on historical settlement records, past experience and other factors. The Group classified other receivables and amounts due from related companies in Stage 1 and continuously monitored their credit risk. Management believes that there is no material credit risk inherent in the Group’s outstanding balance of other receivables as of December 31, 2022 and June 30, 2023.

The Group does not provide any guarantees that would expose the Group to credit risk. Further quantitative disclosures in respect of the Group’s exposure to credit risk arising from financial assets are set out in Notes 10, 11, 13 to the financial statements.

Cash and cash equivalents

The Group maintains its cash and cash equivalents primarily with various PRC state-owned banks and Hong Kong based financial institutions, which management believes are of high credit quality. The Group performs periodic evaluations of the relative credit standing of those financial institutions.

F-120

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

17.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (CONTINUED)

(b)       Foreign currency risk

Foreign currency risk primarily arises from certain significant foreign currency deposits denominated in US$ and HK$ and related exposures are disclosed in Note 14. The Group Treasury closely monitors the international foreign currency market on the change of exchange rates and takes these into consideration when investing in foreign currency deposits and borrowing loans.

CNY is not freely convertible into foreign currencies. The State Administration for Foreign Exchange, under the authority of the People's Bank of China, controls the conversion of CNY into foreign currencies. The value of CNY is subject to changes in PRC government policies and to international economic and political developments affecting the supply and demand in the China Foreign Exchange Trading System market. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China.

As of June 30, 2023 the Group only had significant exposure to US$. If CNY had strengthened/weakened by 5% against US$ with all other variables held constant, the Loss (profit) for the period ended June 30, 2023 would have been approximately CNY12,472 higher/lower (the income for the period ended June 30, 2022 would have been approximately CNY951 lower/higher), mainly as a result of foreign exchange losses and gains arising from translation of US$-denominated liabilities and deposits. Loss (profit) was more sensitive to the fluctuation in CNY/US$ exchange rates in the period ended June 30, 2023 than in the period ended June 30, 2022, mainly due to the increase in the US$ denominated liabilities.

(c) Interest rate risk

The fair value interest rate risk of the Group mainly arises from long-term loans at fixed rates (see Note 18). As the fluctuation of comparable interest rate (Loan Prime Rate of PRC market) with similar term was relatively low, the Directors are of the opinion that the Group is not exposed to any significant fair value interest rate risk for its fixed interest rate borrowings held as of December 31, 2022 and June 30, 2023.

(d) Business and economic risk

The Group's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 40 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the political, economic and social conditions in the PRC. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

F-121

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

17.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (CONTINUED)

(e) Liquidity risk

The Group manages its liquidity risk by regularly monitoring its liquidity requirements and its compliance with debt covenants to ensure that it maintains sufficient cash and cash equivalents, as well as adequate time deposits to meet its liquidity requirements in the short and long term.

The table below summarizes the maturity profile of the Group’s financial liabilities and lease liabilities based on contractual undiscounted payments:

December 31, 2022 (Audited)	On demand	Less than 1 year	1 to 5 years	More than 5 years	Total
	CNY	CNY	CNY	CNY	CNY

Derivative financial liabilities	824	—	—	—	824
Trade payables	—	20,326	—	—	20,326
Financial liabilities in other payables and accruals	—	6,749	—	—	6,749
Due to related companies	—	3,408	—	—	3,408
Due to the Shareholder	—	7,153	—	—	7,153
Lease liabilities	—	1,387	1,691	243	3,321
Interest-bearing loans and borrowings	—	6,729	29,005	71,197	106,931

	824	45,752	30,696	71,440	148,712

F-122

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

17.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (CONTINUED)

(e) Liquidity risk (continued)

June 30, 2023 (Unaudited)	On demand	Less than 1 year	1 to 5 years	More than 5 years	Total
	CNY	CNY	CNY	CNY	CNY

Derivative financial liabilities	958	—	—	—	958
Trade payables	—	21,529	—	—	21,529
Financial liabilities in other payables and accruals	—	83,809	—	—	83,809
Due to related companies	—	6,117	—	—	6,117
Due to the Shareholder	—	184,054	—	—	184,054
Lease liabilities	—	1,482	1,051	194	2,727
Interest-bearing loans and borrowings	—	7,159	28,597	67,807	103,563

	958	304,150	29,648	68,001	402,757

June 30, 2023 (Unaudited)	On demand	Less than 1 year	1 to 5 years	More than 5 years	Total
	USD	USD	USD	USD	USD

Derivative financial liabilities	132	—	—	—	132
Trade payables	—	2,968	—	—	2,968
Financial liabilities in other payables and accruals	—	11,555	—	—	11,555
Due to related companies	—	843	—	—	843
Due to the Shareholder	—	25,375	—	—	25,375
Lease liabilities	—	204	145	27	376
Interest-bearing loans and borrowings	—	987	3,943	9,348	14,278

	132	41,932	4,088	9,375	55,527

(f) Capital management

The Group monitors capital on the basis of the debt to capital ratio, which is calculated as interest-bearing debt divided by total capitalization. Interest-bearing debt mainly includes lease liabilities and interest-bearing loans and borrowings. Total capitalization includes total equity and interest-bearing debt. The debt to capital ratio was 30.24% and 30.88% as of December 31, 2022 and June 30, 2023, respectively.

F-123

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

18.	INTEREST-BEARING LOANS AND BORROWINGS

			December 31,	June 30,
			2022	2023	2023
			CNY	CNY	US$
	Interest rate	Maturity	(Audited)	(Unaudited)	(Unaudited)
Non-current interest-bearing loans
Bank loan-secured and guaranteed	5.05%	2024 to 2038	71,000	69,000	9,513

Current interest-bearing loans
Bank loan-secured and guaranteed	5.05%	2023 to 2024	3,000	3,500	483

Total			74,000	72,500	9,996

The bank loan is due to the Bank of Communications and denominated in CNY.

The loan is secured by collection rights, contract assets, intangible assets and trade receivables in connection with the Group's service concession arrangement and 80% equity interest of the Company's subsidiary, Shaoguan Angrui. The loan is also guaranteed by Shanghai Onway Environmental Development Co., Limited (“Shanghai Onway”), the Company’s subsidiary, and Feishang Enterprise, a related company of the Group.

The outstanding balance as of June 30, 2023 is due in annual instalments of CNY1,500 due as of December 31, 2023; CNY4,000 due annually from 2024 to 2028; CNY5,000 due annually from 2029 to 2034; CNY6,000 due in 2035; and CNY5,000 due annually from 2036 to 2038.

F-124

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

19.	EQUITY

(a)	Issued capital

	December 31,	June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Audited)	(Unaudited)	(Unaudited)

Authorized:
10,000,000 preferred shares, no par value	—	—	—
200,000,000 common shares, no par value	—	—	—

Common shares issued and fully paid:
June 30, 2023: 8,197,897*, (December 31, 2022: 40,948,082) common shares, no par value	450,782	450,782	62,146

	Number of shares	Share capital
		CNY	US$

As of January 1, 2022	40,948,082	450,782	62,146

Common shares issued through private placement	—	—	—

As of December 31, 2022 and January 1, 2023	40,948,082	450,782	62,146

Effect of Five-to-One Share Combination*	(32,750,185)	—	—

As of June 30, 2023	8,197,897	450,782	62,146

*	On April 3, 2023, the Company effected a share combination in which all of the Company's issued and outstanding ordinary shares were combined on a 5-to-1 basis. The basic and diluted earnings/(loss) per ordinary share has been retrospectively adjusted to reflect the impact of the share combination. All outstanding options, warrants and other rights to purchase the Company's common shares were adjusted proportionately as a result of the share combination.

(b)	Other capital reserves

Other capital reserves of the Company are mainly for equity-settled share-based compensation, the exercise of stock options, the exercise of warrants, the business combination and the deemed contribution from the Shareholder of the Company and related companies.

F-125

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

20.  RELATED PARTY BALANCES AND TRANSACTIONS

In addition to the transactions detailed elsewhere in the consolidated financial statements, the Group had the following transactions with related parties during the period:

(a)	Rental of offices as lessee

		Six months ended June 30,
		2022	2023	2023
		CNY	CNY	US$
	Notes	(Unaudited)	(Unaudited)	(Unaudited)

CHNR's share of office rental, rates and others to Anka Consultants Limited (“Anka”) (a)	i	217	218	30
Feishang Management's share of office rental to Feishang Enterprise(b)	ii	84	84	12
Shenzhen New Precise Space-Time Technology Co., Limited (“Shenzhen New PST”)’s share of office rental to Feishang Enterprise(b)	iii	15	45	6

(i)	The Company signed a contract with Anka to lease 184 square meters of office premises for two years, from July 1, 2022 to June 30, 2024. The agreement also provides that the Company shares certain costs and expenses in connection with its use of the office, in addition to some of the accounting and secretarial services and day-to-day office administration services provided by Anka.

(ii)	On October 1, 2021, Feishang Management signed an office-sharing agreement with Feishang Enterprise, which will expire on September 30, 2023. Pursuant to the agreement, Feishang Management shares 40 square meters of office premises for 2 years.

(iii)	Shenzhen New PST signed a contract with Feishang Enterprise to lease 96 square meters of office premises annually. The latest contract is from March 14, 2023 to March 13, 2024.

(b)	Other transactions with related parties

On February 27, 2023, the Company entered into a sale and purchase agreement (the “SPA”) with Feishang Group and Top Pacific (China) Limited (together, the “Sellers”), and the respective beneficial owner of the sellers, Mr. Li Feilie and Mr. Yao Yuguang, to acquire 100% equity interests of Greatfame Investments Limited, which owns 100% equity interest in Williams Minerals (Pvt) Ltd (“Williams Minerals”) (the “Acquisition”). Williams Minerals owns the mining permit for the Zimbabwean lithium mine. The consideration to be paid by the Company for the Acquisition will be calculated by multiplying the qualified measured, indicated and inferred resources quantity of lithium oxide proven to be in the mine by independent technical reports by a unit price of US$500 per ton, less certain due diligence costs and expenses incurred by the Company for the issuance of the independent technical reports.

According to the SPA, the Company issued a US$24,500 promissory note and a US$10,500 promissory note to Feishang Group and Top Pacific (China) Limited respectively on April 14, 2023 to proceed with the acquisition. The Company recognized a liability due to shareholders amounted to US$24,500 (CNY176,901, Note20(c))* and other payable amounted to US$10,500 (CNY75,815, Note 15)* respectively for the present obligations of these two promissory notes with corresponding non-current assets amounted to US$35,000 (CNY252,716, Note 12)*.

* As the transaction is denominated in US$ per SPA, the corresponding transaction amount was translated into Hong Kong dollars, the functional currency of the Company and reported as CNY at June 30, 2023.

(a)	Anka is jointly owned by Mr. Wong Wah On Edward and Mr. Tam Cheuk Ho, who are officers of the Company.

(b)	Feishang Enterprise is controlled by Mr. Li Feilie, who is the controlling shareholder of the Company.

F-126

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

20.  RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)

(b) Other transactions with related parties (Continued)

Completion of the transaction as contemplated by the SPA is contingent upon the satisfaction of a number of conditions, including, among other things, the issuance of independent technical reports, the actual quantity of qualified lithium oxide metal resources proven or estimated to exist in each mining area covered by the relevant report, and the Company’s full settlement of the purchase consideration.

(c) Balances with related companies

The Company’s balances with related companies are unsecured and non-interest bearing. Feishang Enterprise and the Shareholder have provided letters stating their continuous financial support to the Group and that they will not recall any amounts due to them until the Group has sufficient liquidity to finance its operations. The balances are summarized as follows:

		December 31,	June 30,
		2022	2023	2023
		CNY	CNY	US$
	Notes	(Audited)	(Unaudited)	(Unaudited)

Current:
Payable to related companies:
Feishang Enterprise(a)	i	495	2,262	312
Guizhou Feishang Energy Co., Ltd (“Guizhou Feishang”) (a)	ii	—	800	110
Anka Capital(b)		2,913	3,055	421
		3,408	6,117	843

Payable to the Shareholder:
Feishang Group(a)	iii	7,153	7,153	987
Feishang Group(a)	iv	—	176,901	24,388
		7,153	184,054	25,375

Lease liabilities to related parties
Anka(b)		1,022	725	100
		1,022	725	100

(i)	The payable to Feishang Enterprise by Feishang Management represents the net amount of advances from Feishang Enterprise. The balance is unsecured and interest-free. The balance is repayable when the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.

(ii)	The payable to Guizhou Feishang represents the net amount of advances from Guizhou Feishang. The balance is unsecured and interest-free. The balance is repayable when the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.

(iii)	The payable to Feishang Group represents the net amount of advances from Feishang Group. The balance is unsecured and interest-free. The balance is repayable when the Group is in a position to settle the amounts due without having a detrimental impact on the financial resources of the Group.

(iv)	The payable to Feishang Group represents the net amount of acquisition of mining rights in Zimbabwe. For more details, please refer to Note 20 (b).

(a)	Feishang Enterprise, Feishang Group and Guizhou Feishang are controlled by Mr. Li Feilie, who is the controlling shareholder of the Company.

(b)	Anka Capital and Anka are each jointly owned by Wong Wah On Edward and Tam Cheuk Ho, who are officers of the Company.

F-127

CHINA NATURAL RESOURCES, INC. AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Amounts in thousands, except share and per share data)

20.	RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)

(d) Compensation of key management personnel of the Group

	Six months ended June 30,
	2022	2023	2023
	CNY	CNY	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Wages, salaries and allowances	618	575	79
Housing subsidies	11	7	1
Contribution to pension plans	43	28	4

	672	610	84

The amounts disclosed in the table are the amounts recognized as expenses during the respective period related to key management personnel.

21.  COMMITMENTS

At June 30 2023, the Company had capital commitments of CNY2,432 (December 31 2022: Nil) associated with mineral exploration for the Zimbabwean lithium mine. The corresponding capital expenditures will be paid along with the progress of the exploration works once the mine formally enters into the exploration phase.

22.  SUBSEQUENT EVENTS

On July 28, 2023, the Company entered into a Sale and Purchase Agreement (“SPA”) with Feishang Group. Pursuant to the SPA, the Company agreed to sell 100% equity interest of Precise Space-Time Technology Limited (“PSTT”) to Feishang Group, together with PSTT’s outstanding payable owed to the Company, for consideration of approximately CNY95,761 comprising: (i) CNY-34,197, the fair value of 100% equity interest of PSTT as determined by the independent valuation report dated July 28, 2023. (ii) CNY129,958, the book value of PSTT’s outstanding payable owed to the Company.

PSTT, through its wholly owned subsidiaries, owns a 51% equity interest in Shanghai Onway and Shanghai Onway’s subsidiaries which are principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking EPC and PPP projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. After PSTT’s disposition, the Company discontinued the operation in wastewater treatment segment and continue engaging in the exploration and mining business.

23.  APPROVAL OF THE INTERIM FINANCIAL STATEMENTS

These interim condensed consolidated financial statements were approved by the Board of Directors on December 22, 2023.

F-128

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except that a company may not indemnify a director unless the director acted honestly and in good faith and in what he or she believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. Our Amended and Restated Articles of Association provide as follows:

“Subject to the provisions of the Act, every director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer of the Company (each an "Indemnified Person") shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such Indemnified Person. No person shall be found to have committed actual fraud or willful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

The directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons (within the meaning of the Exchange Act) pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities	Date of Issuance	No. of Common Shares		Consideration
Common Shares
Feishang Group	July 27, 2021	3,000,000		US$4,446,000
Jian Ke	October 25, 2023	130,000		N/A
Yuanxiang LI	October 25, 2023	50,000		N/A
Warrants
Sabby Volatility Warrant Master Fund, Ltd.	February 21, 2024	557,951	*	N/A
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B	February 21, 2024	557,951	*	N/A
Jian Ke	February 21, 2024	59,394	*	N/A
Fuad Alec Orujey	February 21, 2024	15,000	*	N/A

*Numbers of Common Shares indicate the maximum number of Common Shares to be issued assuming exercise of all of the Warrants by cash and without adjustment.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-2

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(ii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-3

CHINA NATURAL RESOURCES INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Placement Agency Agreement dated February 15, 2024 by and between the Company and FT Global Capital, Inc. (incorporated by reference to Exhibit 4.2 to our Form 6-K filed on February 21, 2024)
2.1†	Sale and Purchase Agreement dated July 28, 2023 by and between the Company and Feishang Group Limited (incorporated by reference to Exhibit 99.1 to our Form 6-K filed on July 28, 2023)
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 of our annual report on Form 20-F filed with the Commission on May 15, 2023)
4.1	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to our Form F-3 filed on November 18, 2022)
4.2	Form of Investor Warrant (incorporated by reference to Exhibit 2.1 to our Form 6-K filed on February 21, 2024)
4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 2.2 to our Form 6-K filed on February 21, 2024)
5.1	Opinion of Maples and Calder (Hong Kong) LLP
10.1	2014 Equity Compensation Plan (included as Annex A of Exhibit 99.1 to the Current Report on Form 6-K furnished August 13, 2014, and incorporated herein by reference)
10.2	Service Agreement dated as of April 2, 2015, by and between the Company and Tam Cheuk Ho (incorporated by reference to Exhibit 4.2 to our annual report on Form 20-F filed with the Commission on May 15, 2023)
10.3	Service Agreement dated as of April 2, 2015, by and between the Company and Wong Wah On Edward incorporated by reference to Exhibit 4.3 to our annual report on Form 20-F filed with the Commission on May 15, 2023)
10.4	Form of Securities Purchase Agreement by and between the Company and the Investors (incorporated by reference to Exhibit 4.1 to our Form 6-K filed on February 21, 2024)
10.5	License Agreement dated April 1, 2017, by and between Anka Consultants Limited and China Natural Resources, Inc. (incorporated by reference to Exhibit 4.4 of our annual report on Form 20-F filed with the Commission on May 15, 2023)
10.6	Inner Mongolia Wulatehouqi Moruogu Tong Mine Cooperation Agreement on Mineral Exploration dated August 20, 2017, by and between Bayannaoer City Feishang Mining Company Limited and Bayannaoer Jijincheng Mining Co., Ltd. (incorporated by reference to Exhibit 4.5 of our annual report on Form 20-F filed with the Commission on May 15, 2023)
10.7	Guarantee Contract, between Bank of Communications Co., Ltd. and Feishang Enterprise Group Co., Ltd., dated August 29, 2019 (incorporated by reference to Exhibit 4.11 to the Annual Report on Form 20-F filed May 15, 2023).
10.8	Guarantee Contract, between Bank of Communications Co., Ltd. and Shanghai Onway Environmental Development Co., Ltd., dated August 29, 2019 (incorporated by reference to Exhibit 4.12 to the Annual Report on Form 20-F filed May 15, 2023)
10.9	Accounts Receivable Pledge Contract, between Bank of Communications Co., Ltd. and Shaoguan Angrui Environmental Technology Development Co., Ltd., dated August 29, 2019 (incorporated by reference to Exhibit 4.13 to the Annual Report on Form 20-F filed May 15, 2023)
10.10	Equity Pledge Contract, between Bank of Communications Co., Ltd. and Shanghai Onway Environmental Development Co., Ltd., dated August 29, 2019 (incorporated by reference to Exhibit 4.14 to the Annual Report on Form 20-F filed May 15, 2023)

II-4

10.11	Loan Agreement, between Shenzhen Qianhai Feishang Environmental Investment Co., Ltd and Shenzhen Chaopeng Investment Co., Ltd, dated June 30, 2021 (incorporated by reference to Exhibit 4.15 to the Annual Report on Form 20-F filed May 15, 2023)
10.12	Irrevocable Letter of Guarantee for Joint and Several Liability, dated June 30, 2021, from Shenzhen Feishang Investment Co., Ltd. (incorporated by reference to Exhibit 4.16 to the Annual Report on Form 20-F filed May 15, 2023)
10.13	Confirmation of Financial Support to China Natural Resources, Inc., dated May 15, 2023, from Feishang Group Ltd. (incorporated by reference to Exhibit 4.7 of our annual report on Form 20-F filed with the Commission on May 15, 2023)
10.14	Confirmation of Financial Support to China Natural Resources, Inc., dated May 15 2023, from Feishang Enterprise Group Co., Ltd. (incorporated by reference to Exhibit 4.8 of our annual report on Form 20-F filed with the Commission on May 15, 2023)
10.15	Sale and Purchase Agreement dated February 27, 2023, by and among the Company, Feishang Group Limited, Top Pacific (China) Limited, Li Feilie and Yao Yuguang (included as Exhibit 99.2 to our Form 6-K filed on February 28, 2023)
10.16	Amendment Agreement dated as of December 22, 2023 to Sale and Purchase Agreement dated as of February 27, 2023 by and among the Company, Feishang Group and Top Pacific (China) Limited, Li Feilie and Yao Yuguang (incorporated by reference to Exhibit 99.1 to our Form 6-K filed on December 22, 2023)
20.1	Subsidiaries of Registrant
23.1	Consent of Ernst & Young Hua Ming LLP
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3	Consent of Commerce & Finance Law Offices (included in Exhibit 99.2)
24.1	Power of Attorney (included on signature page of this registration statement)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 11 of our annual report on Form 20-F filed with the Commission on March 15, 2023)
99.2	Opinion of Commerce & Finance Law Offices regarding certain PRC law matters
107	Filing Fee Table

† Portions of this exhibit have been omitted pursuant to Rule 406 under the Securities Act.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, on March 15, 2024.

CHINA NATURAL RESOURCES, INC.

By:	/s/ Wong Wah On Edward
	Name:	Wong Wah On Edward
	Title:	Chairman, Chief Executive Officer and Principal Executive Officer

By:	/s/ Zhu Youyi
	Name:	Zhu Youyi
	Title:	Chief Financial Officer and Principal Accounting Officer

II-6

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wong Wah On Edward and Zhu Youyi, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-1 registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Wong Wah On Edward	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)	March 15, 2024
Wong Wah On Edward

/s/ Zhu Youyi	Chief Financial Officer (Principal Accounting Officer)	March 15, 2024
Zhu Youyi

/s/ Tam Cheuk Ho	Director	March 15, 2024
Tam Cheuk Ho

/s/ Ng Kin Sing	Director	March 15, 2024
Ng Kin Sing

/s/ Lam Kwan Sing	Director	March 15, 2024
Lam Kwan Sing

/s/ Yip Wing Hang	Director	March 15, 2024
Yip Wing Hang

II-7

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto on March 18, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

II-8